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As filed with the Securities and Exchange Commission on July 17, 2003

Registration No. 333-88352

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 6
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WHITE MOUNTAINS INSURANCE GROUP, LTD. (Exact Name of Registrant as Specified in its Charter)	FUND AMERICAN COMPANIES, INC. (Exact Name of Registrant as Specified in its Charter)
Bermuda (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)
94-2708455 (I.R.S. Employer Identification Number)	52-2272489 (I.R.S. Employer Identification Number)
80 South Main Street Hanover, New Hampshire 03755-2053 (603) 640-2200 (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)	One Beacon Street Boston, Massachusetts 02108-3100 (617) 725-6000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

FUND AMERICAN TRUST I
FUND AMERICAN TRUST II
FUND AMERICAN TRUST III
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

04-6954892
04-6954893
04-6954894
(I.R.S. Employer Identification Number)

One Beacon Street
Boston, Massachusetts 02108-3100
(617) 725-6000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

J. Brian Palmer
White Mountains Insurance Group, Ltd.
80 South Main Street
Hanover, New Hampshire 03755-2053
(603) 640-2200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

William J. Whelan, III, Esq.
Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019-7475
(212) 474-1000

Approximate date of commencement of proposed sale to public:
From time to time after the Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section (8)(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 17, 2003

$2,000,000,000

WHITE MOUNTAINS INSURANCE GROUP, LTD.

DEBT SECURITIES, PREFERENCE SHARES AND COMMON SHARES

FUND AMERICAN COMPANIES, INC.
DEBT SECURITIES, JUNIOR SUBORDINATED DEBT SECURITIES
(IRREVOCABLY AND UNCONDITIONALLY GUARANTEED
TO THE EXTENT PROVIDED IN THIS PROSPECTUS
AND IN ANY PROSPECTUS SUPPLEMENT BY
WHITE MOUNTAINS INSURANCE GROUP, LTD.)
PREFERRED STOCK

FUND AMERICAN TRUST I
FUND AMERICAN TRUST II
FUND AMERICAN TRUST III
PREFERRED SECURITIES
(IRREVOCABLY AND UNCONDITIONALLY GUARANTEED
TO THE EXTENT PROVIDED IN THIS PROSPECTUS
AND IN ANY PROSPECTUS SUPPLEMENT
BY WHITE MOUNTAINS INSURANCE GROUP, LTD.
AND FUND AMERICAN COMPANIES, INC.)

762,711 COMMON SHARES OF WHITE MOUNTAINS INSURANCE GROUP, LTD. OFFERED BY SELLING SHAREHOLDERS

        We may offer these securities in one or more offerings having an aggregate initial public offering price of up to $2,000,000,000. In addition, the selling shareholders named in this prospectus may sell up to 762,711 of our common shares. We will not receive any of the proceeds from the sale of our commmon shares by selling shareholders. When we decide to sell a particular series of securities, we will prepare a prospectus supplement describing those securities and our plan of distribution. If we decide to sell our common shares, a prospectus supplement will identify any of our shareholders that may also offer common shares for sale in such an offering. You should read this prospectus and any prospectus supplement carefully.

        White Mountains Insurance Group, Ltd.'s common shares are listed on the New York Stock Exchange under the symbol "WTM". On July 16, 2003, the reported last sale price of our common shares on the New York Stock Exchange was $382.00 per share.

        See "Risk Factors" beginning on page 3 of this prospectus and in any prospectus supplement to read about factors you should consider before investing in the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS             , 2003

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that White Mountains Insurance Group, Ltd. ("White Mountains"), Fund American Companies, Inc. ("Fund American") and Fund American Trusts I, II and III (each a "Fund American Trust") filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Each of White Mountains, Fund American and each Fund American Trust is an issuer under the shelf. Under this shelf process, White Mountains, Fund American, each Fund American Trust and, in the case of an offering of our common shares, any selling shareholder (a "Selling Shareholder") may, from time to time sell any combination of the securities described in this prospectus in one or more offerings up to $2,000,000,000 or the equivalent of this amount in foreign currencies or foreign currency units plus up to 762,711 common shares registered by the Selling Shareholders.

        This prospectus provides you with a general description of the securities that White Mountains, Fund American, each Fund American Trust or a Selling Shareholders may offer. Each time White Mountains, Fund American, a Fund American Trust or a Selling Shareholder sells securities registered under the registration statement to which this prospectus is part, the issuer will provide a prospectus supplement that will contain specific information about the terms of that offering. The issuer will file each prospectus supplement with the SEC. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information". Neither White Mountains, Fund American, the Fund American Trusts nor any Selling Shareholder has authorized anyone to provide you with different information.

        This prospectus does not contain separate financial statements for the Fund American Trusts. We believe these financial statements would be unnecessary pursuant to Rule 3-10(b) of Regulation S-X ("Rule 3-10(b)") since each trust is an indirect wholly-owned subsidiary of White Mountains, and we file consolidated financial information under the Exchange Act. The Fund American Trusts will be "finance subsidiaries" under Rule 3-10(b) with no independent function other than to issue common and trust preferred securities and to purchase junior subordinated debt securities of Fund American. White Mountains will provide a full, unconditional guarantee of each trust's obligations under their respective common and trust preferred securities and no other subsidiary of White Mountains guarantees these obligations.

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        Neither White Mountains, Fund American, the Fund American Trusts nor any Selling Shareholder is offering the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

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PROSPECTUS SUMMARY

        This summary highlights selected information about White Mountains, Fund American and the Fund American Trusts and may not contain all the information that may be important to you. You should read the entire prospectus, our consolidated financial statements and the related notes and other information included in or incorporated by reference in this prospectus. You should also carefully read the prospectus supplement relating to the securities that you propose to buy before making an investment decision. Unless otherwise indicated or the context otherwise requires, references in this prospectus to "White Mountains," "we," "our," "us" or the "company" refer to White Mountains Insurance Group, Ltd. and its direct and indirect subsidiaries, including Fund American Companies, Inc., and references to "common shares" refers to common shares of White Mountains Insurance Group, Ltd., par value $1.00 per share.

        Unless otherwise indicated, references to share ownership of White Mountains (a) treat as outstanding the 677,966 common shares issuable upon the conversion of convertible preference shares held by Franklin Mutual Advisers and (b) do not treat as outstanding the shares issuable upon the exercise of warrants held by Berkshire Hathaway.

White Mountains Insurance Group, Ltd.

        White Mountains was originally formed as a Delaware corporation in 1980 and became a Bermuda limited liability company during 1999. The company is a holding company for its property and casualty insurance and reinsurance operations.

Fund American Companies, Inc.

        Fund American is a Delaware corporation and an intermediate holding company for all of White Mountains' property and casualty insurance and reinsurance operations. OneBeacon Insurance Group LLC ("OneBeacon"), a wholly-owned subsidiary of Fund American, owns and controls several property and casualty insurance companies and Folksamerica Holding Company, Inc. ("Folksamerica"), a wholly-owned subsidiary of OneBeacon, owns and controls several property and casualty insurance and reinsurance companies.

        White Mountains indirectly owns all the outstanding shares of Fund American common stock.

The Fund American Trusts

        Each of Fund American Trusts I, II and III is a Delaware statutory trust that will offer and sell trust preferred securities from time to time in one or more offerings. Each Fund American Trust will use all of the proceeds from the sale of its trust preferred securities to buy junior subordinated debt securities of Fund American. The Fund American Trusts will receive cash payments from the junior subordinated debt securities, and will distribute these payments to the holders of their respective trust preferred and common securities.

        Fund American will own all of the common securities of the Fund American Trusts.

THE OFFERING

        The following securities may be offered from time to time:

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  common shares of White Mountains (including common shares offered by a Selling Shareholder);

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  preference shares of White Mountains;

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  preferred stock of Fund American;

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  debt securities of White Mountains or Fund American;

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  guarantees of White Mountains; and/or

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  trust preferred securities.

        This prospectus describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

OUR EXECUTIVE OFFICES

        The principal executive offices of White Mountains is located at 80 South Main Street, Hanover, New Hampshire 03755-2053, and our telephone number is (603) 640-2200. Our headquarters are located at Crawford House, 23 Church Street, Hamilton, Bermuda HM 11 and our registered office is located at Clarendon House, 2 Church Street, Hamilton, Bermuda HM 11.

        The principal executive office of Fund American and the Fund American Trusts is located at One Beacon Street, Boston, Massachusetts 02108-3100, and the telephone number is (617) 725-6000. The registered office for Fund American and the Fund American Trusts is located in Delaware at 1209 Orange Street, Wilmington, Delaware 19801.

RISK FACTORS

        You should carefully consider each of the following risks and all of the other information set forth in this prospectus and in any prospectus supplement before deciding to invest in an offering. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected and this may have an adverse affect on the value of your investment.

Risks Relating to Our Business

  Unpredictable catastrophic events could adversely affect our financial condition or results of operations.

        We write insurance and reinsurance policies that cover catastrophic events. Our policies cover unpredictable natural and other disasters, such as hurricanes, windstorms, earthquakes, floods, fires, terrorist attacks and explosions. Claims from catastrophic events, particularly those occurring in the Northeastern United States, could reduce our earnings and cause substantial volatility in our financial results for any fiscal quarter or year and adversely affect our financial condition or results of operations. For example, as of March 31, 2003, our pretax gross losses associated with the September 11 terrorist attacks were approximately $370 million, $113 million net of reinsurance. Our ability to write new insurance and reinsurance policies could also be impacted. We believe that increases in the value of insured property and the effects of inflation may increase the severity of claims from catastrophic events in the future.

  Our loss reserves may be inadequate to cover our ultimate liability for losses and as a result our financial results could be adversely affected.

        We maintain reserves to cover our estimated ultimate liabilities for loss and loss adjustment expenses. These reserves are estimates based on actuarial and statistical projections of what we believe the settlement and administration of claims will cost based on facts and circumstances then known to us. Because of the uncertainties that surround estimating loss reserves, we cannot be certain that our reserves are adequate and actual claims and claim expenses paid might exceed our reserves. If our reserves are insufficient to cover our actual loss and loss adjustment expenses, we would have to strengthen our reserves and incur charges to our earnings. These charges could be material.

        Following our acquisition of OneBeacon, we took significant actions to strengthen OneBeacon's balance sheet. An important part of those actions was to strengthen OneBeacon's loss reserves by acquiring full risk transfer coverage from National Indemnity Company for old asbestos and environmental claims, under which National Indemnity Company assumes substantially all liability for losses up to $2.5 billion (net of reinsurance). As of March 31, 2003, OneBeacon has used approximately $1.8 billion of this coverage on an incurred basis. Our reserves for asbestos and environmental losses as of March 31, 2003 represent management's best estimate of our ultimate liability based on information available as of such date. However, as case law expands, medical and clean-up costs increase and industry settlement practices change, OneBeacon may be subject to asbestos and environmental losses beyond currently estimated amounts. We cannot reasonably estimate at the present time loss reserve additions arising from any such future unfavorable developments and we cannot be sure that our allocated loss reserves, plus our remaining capacity under the National Indemnity cover, will be sufficient to cover additional liability arising from any such unfavorable developments.

  We may not be successful in achieving the intended benefits of the OneBeacon acquisition.

        The acquisition of OneBeacon significantly changed the operations of our company. Risks associated with this acquisition include the following:

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  We may have difficulty in further improving the acquired operations.  The process of continuing to improve the acquired operations may require significant management attention and additional resources.

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  We may fail to achieve our targeted returns.  We cannot be sure that our expected returns will be achieved and such failure may adversely affect our business, financial condition, results of operations and cash flows.

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  We are working to improve OneBeacon's information systems.  At the time of the acquisition, OneBeacon's management information systems were weak. This weakness limited the usefulness of certain important analyses and tools used to manage and operate the business. We need to further improve OneBeacon's management information systems and, until this work is satisfactorily completed, OneBeacon's ability to successfully manage its business may be limited.

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  OneBeacon's existing book of business is shrinking, and we may incur significant expenses associated with further business rationalization.  Substantial lines of business, accounts and agents have been eliminated at OneBeacon and we continue to evaluate remaining specific accounts and agency relationships.

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  We have replaced OneBeacon's senior management team.  OneBeacon's future operating performance is heavily dependent on its new senior management team. The new senior managers at OneBeacon have not previously worked together as a group and it is possible that it will take some time for them to develop an efficient working relationship. Our overall operating and financial results will be adversely affected if they fail to develop such relationships.

  Our significant debt and debt service obligations could adversely affect our business.

        We have significant amounts of outstanding indebtedness. As of the date of this prospectus, we had approximately $740 million of indebtedness outstanding, none of which is due within the next two years.

        Our ability to meet our expenses and debt obligations will depend on our future performance, which will be affected by financial, business, economic and other factors. We will not be able to control many of these factors, such as economic conditions and governmental regulation. We cannot be certain that our earnings will be sufficient to allow us to pay the principal and interest on our debt and meet our other obligations. If we do not have enough cash, we may be required to refinance all or part of our existing debt, sell assets, borrow more cash or sell equity. We cannot assure you that we will be able to accomplish any of these alternatives on terms acceptable to us, if at all. Our obligations under our primary credit facility are secured by a pledge of all of the assets of OneBeacon and Fund American Companies, Inc., including the capital stock of their direct insurance company subsidiaries and of their non-insurance company subsidiaries (other than A.W.G. Dewar).

        We and our subsidiaries will be able to incur substantial additional indebtedness in the future. To the extent new debt and other obligations are added to our and our subsidiaries' currently anticipated debt levels, the substantial risks described in this paragraph would increase.

  Because White Mountains and Fund American are holding companies, they are dependent on dividends and payments from their respective subsidiaries to make payments on their debt.

        As holding companies with no direct operations and whose only significant assets are the capital stock of their respective subsidiaries, each of White Mountains and Fund American principally relies on investment income and cash dividends and other permitted payments from its subsidiaries to make principal and interest payments on its debt. The respective subsidiaries of White Mountains and Fund American are not obligated to pay amounts due pursuant to any debt securities of White Mountains and Fund American or make funds available to White Mountains or Fund American, respectively, for such payments, except as required by the credit facility, under which certain subsidiaries guarantee Fund American's obligations. The respective subsidiaries of White Mountains and Fund American may not be able to generate cash flow sufficient to pay a dividend or distribute funds to White Mountains or Fund American. In addition, jurisdictions that regulate the payment of dividends by their insurance subsidiaries and certain contractual restrictions, including restrictions in the debt instruments and preferred stock of White Mountains' and Fund American's subsidiaries, could prohibit such dividends or distributions. Under the insurance laws of the jurisdictions in which White Mountains' and Fund American's insurance subsidiaries are domiciled, an insurer is restricted with respect to the timing or the amount of dividends it may pay without prior approval by regulatory authorities. In a given calendar year, our insurance subsidiaries can generally dividend without prior regulatory approval up to the greater of 10% of their statutory surplus at the beginning of the year or the prior year's statutory net income, subject to the availability of unassigned funds (the statutory accounting equivalent of retained earnings). Larger dividends can be paid only upon regulatory approval. If the respective subsidiaries of White Mountains and Fund American cannot pay dividends, White Mountains and Fund American may be unable to make payments with respect to their indebtedness.

        We believe we have sufficient cash and expected dividends from our subsidiaries to service our debt. As of March 31, 2003, we had approximately $364 million of cash and short-term investments outside of our insurance subsidiaries. At December 31, 2002, OneBeacon's first tier insurance subsidiaries had the ability to pay dividends of approximately $262 million in 2003 without prior approval of regulatory authorities. During the first quarter of 2003, such subsidiaries paid cash dividends of $37.5 million to Fund American.

  We may not be able to successfully alleviate risk through reinsurance and retrocessional arrangements.

        We attempt to limit our risk of loss through reinsurance and retrocessional arrangements. Retrocessional arrangements refer to reinsurance purchased by a reinsurer to cover its own risks assumed from primary ceding companies. The availability and cost of reinsurance and retrocessional protection is subject to market conditions, which are outside of our control. As a result, we may not be able to successfully alleviate risk through these arrangements. In particular, the recent hardening of the reinsurance market has led to increased prices or less favorable terms and, in some cases, both, during the renewal of some of our existing reinsurance arrangements. In addition, we are subject to credit risk with respect to our reinsurance and retrocessions because the ceding of risk to other insurance enterprises and reinsurers does not relieve us of our liability to our policyholders or ceding companies. We also may experience difficulties in the future in recovering material reinsurance receivables under our reinsurance and retrocessional arrangements if one or more of our reinsurers suffers financial deterioration. A number of reinsurers in the industry experienced such deterioration in the aftermath of the September 11 attacks. It is possible that one or more of our reinsurers will be significantly adversely affected by future significant loss events.

  The property and casualty insurance and reinsurance industry is highly competitive and we may not be able to compete effectively in the future.

        The property and casualty insurance industry is highly competitive and has experienced severe price competition over the last several years. OneBeacon competes with numerous international and domestic insurance companies in our core regions including Travelers Insurance Group, Zurich Insurance Group, Selective Insurance Group, The Hartford Financial Services Group, Acadia Insurance Company and Liberty Mutual Insurance Group. Some of these competitors have greater financial resources than we do. As of December 31, 2001, the most recent year for which market share statistics are available, OneBeacon's market share in its core 8 states was 3% for each of its personal and commercial lines of business. During this period, OneBeacon's competitors identified above had a combined market share of 15% and 21% in personal and commercial lines of business, respectively. For the year ended December 31, 2002, OneBeacon's re-underwriting and pricing initiatives limited its rate of growth in its core 8 states to 1%, which reduced our market share. If we are unable to maintain our competitive position, our business may be adversely affected and we may not be able to compete effectively in the future.

        The property and casualty reinsurance industry is also highly competitive. In addition, substantial new capital and competitors have entered the market recently, and we expect to face further competition in the future. There are 20 U.S.-based broker-market reinsurance companies that report operating data to the Reinsurance Association of America. Based on statutory surplus size as of December 31, 2002, Folksamerica is the fifth largest of these companies. Additionally, there are reinsurance divisions or departments of four U.S.-based insurers that, while not separate reinsurance companies, participate in the U.S. broker reinsurance market.

        Across all lines of business, Folksamerica competes with all of the larger broker-market reinsurance companies. The companies or divisions with the largest portion of gross premiums in the year ended December 31, 2002 were: XL Reinsurance America (16.4%); Transatlantic Reinsurance Company (13.1%); and Everest Reinsurance Company (12.5%). Folksamerica wrote approximately 4.6% of gross premiums written by all broker-market reinsurance companies and reinsurance divisions of insurance companies for the year ended December 31, 2002.

  Inadequate premium rates for property and casualty insurance and reinsurance could adversely affect our results.

        Premium rates for property and casualty insurance and reinsurance are influenced by factors that are outside of our control, including market and competitive conditions, regulatory issues and claims inflation. Any significant decrease in the rates we can charge for property and casualty insurance or reinsurance would adversely affect our results. Until recently, the property and casualty insurance and reinsurance industry had experienced a prolonged period of downward pressure on prices caused by excess underwriting capacity and intense competition.

        By 1998 and 1999, competitive factors had resulted in inadequate premiums, which caused disappointing underwriting performance as evidenced by combined ratios for the U.S. property and casualty industry of 106% and 108% for 1998 and 1999, respectively, and combined ratios for the U.S. reinsurance industry of 104% and 114% for 1998 and 1999, respectively, according to A.M. Best Company with respect to property and casualty and the Reinsurance Association of America with respect to reinsurance. During 2000, OneBeacon and Folksamerica were able to achieve modest rate increases although such increases, particularly with respect to OneBeacon, were not sufficient to adequately improve unsatisfactory underwriting performance to any significant extent. During 2000, OneBeacon's operations in eight core states achieved aggregate rate increases of approximately 8%, 2% and 1% in its commercial, personal auto and personal homeowners lines, respectively, while Folksamerica's reinsurance operations experienced overall rate increases of approximately 8%.

        During 2001, OneBeacon's operations in eight core states achieved aggregate rate increases of approximately 16%, 4% and 7% in its commercial, personal automobile and personal homeowners lines, respectively, while Folksamerica's reinsurance operations achieved overall rate increases of approximately 15%. During 2002, OneBeacon's operations in eight core states achieved aggregate rate increases of approximately 21% for commercial lines and approximately 6% and 7% in its personal automobile and personal homeowners lines, respectively, and Folksamerica's reinsurance operations achieved aggregate rate increases of approximately 35%.

        Despite the fact that the premium rates we achieved during 2001 and 2002 are significantly improved over those achieved in prior years, an increase in competitive factors resulting from additional capital entering into the property and casualty insurance and reinsurance markets may cause current favorable pricing trends to reverse. Any resulting increase in competition could affect our ability to attract or retain business or to write business at premium rates sufficient to cover costs. Further, we believe that a number of large market segments are still priced below adequate rate levels and we cannot assure you that adequate rate increases can be achieved in those segments.

  We may not maintain favorable financial strength ratings which could adversely affect our ability to conduct business.

        Third party rating agencies assess and rate the claims-paying ability of insurers and reinsurers. These financial strength ratings are used by insurers and reinsurers and insurance and reinsurance intermediaries as an important means of assessing the financial strength and quality of insurers and reinsurers. In addition, the rating of a company purchasing reinsurance may be adversely affected by an unfavorable rating or the lack of a rating of its reinsurer. These ratings are based upon criteria established by the rating agencies. Some of the criteria relate to general economic conditions and other circumstances outside the rated company's control. Periodically the rating agencies evaluate us to confirm that we continue to meet the criteria of the ratings previously assigned to us. The financial strength ratings assigned by rating agencies to insurance or reinsurance companies are based upon factors relevant to policyholders and are not directed toward the protection of investors. Financial strength ratings by rating agencies are not ratings of securities or recommendations to buy, hold, or sell any security and may be withdrawn or revised at any time at the discretion of the assigning agency. OneBeacon and Folksamerica are both rated "A" (Excellent, which is the third highest of fifteen ratings) for financial strength by A.M. Best Company and have not been rated below "A-" (Excellent, which is the fourth highest of fifteen ratings) in the past five years. A downgrade or withdrawal of either of our ratings could severely limit or prevent us from writing any new insurance or reinsurance policies.

  Our financial results may be adversely affected by Liberty Mutual's performance with respect to the transferred and renewed policies resulting from the Liberty Mutual transaction.

        The operating results and cash flows of policies renewed from November 1, 2001 through October 31, 2003 pursuant to the Liberty Mutual transaction will be shared between Liberty Mutual and OneBeacon. Reinsurance agreements pro-rate results so that OneBeacon assumes approximately two-thirds of the operating results from renewals through October 31, 2002, one-third from renewals from November 1, 2002 through October 31, 2003 and zero from renewals thereafter. Liberty Mutual will perform all re-underwriting and claims processing with respect to the transferred and renewed policies. OneBeacon has established procedures to monitor the sufficiency of these activities. Upon review of claims information with respect to the transferred and renewed policies during the third and fourth quarters of 2002, OneBeacon's management determined that average paid claims for this business were higher than expected. As a result, management has begun a process to directly handle more of the claims related to policies written prior to the renewal rights agreement with Liberty Mutual and expects that substantially all claims will be handled directly by OneBeacon by the end of 2003.

  Regulation may restrict our ability to operate.

        The insurance and reinsurance industries are subject to extensive regulation under U.S. federal, state and foreign laws. Governmental agencies have broad administrative power to regulate many aspects of the insurance business, which include premium rates, marketing practices, advertising, the ability of an insurer to freely enter or exit a market, policy forms and capital adequacy. These agencies are concerned primarily with the protection of policyholders rather than shareholders. Insurance laws and regulations impose restrictions on the amount and type of investments, prescribe solvency standards that must be met and maintained and require the maintenance of reserves. In addition, state insurance holding company statutes generally require prior approval of changes of control of an insurer or its holding company.

  Mandated market mechanisms may require us to underwrite policies with a higher risk of loss.

        Our insurance and reinsurance operations are often required to directly or indirectly participate in mandatory shared market mechanisms as a condition of their licenses to do business in certain states. These markets, which are commonly referred to as "residual" or "involuntary" markets, generally consist of risks considered to be undesirable from a standard or routine underwriting perspective. For the year ended December 31, 2002, approximately 7% of OneBeacon's net written premium related to its participation in mandatory shared market mechanisms. Underwriting performance related to assigned risk plans are typically adverse and, as a result, we underwrite some policies with a higher risk of loss than we would normally accept.

        Each state dictates the levels of insurance coverage that is mandatorily assigned to participating insurers within these markets. The total amount of such business an insurer must accept in a particular state is generally based on that insurer's market share of voluntary business written within that state. For OneBeacon, participation in mandatory shared market mechanisms is principally in the states of Massachusetts, New Jersey and New York. In certain cases, such as in New York, OneBeacon is obligated to write business from shared market mechanisms at a future date based on its historical market share of all voluntary policies written within that state. As further described under "Business", the share of involuntary written premium for policies assigned by the New York Automobile Insurance Plan, a residual insurance market that obtains personal automobile insurance for those individuals who cannot otherwise obtain insurance in the voluntary insurance market, to a particular insurer in a given year is based on the proportion of the total voluntary writings in New York two years prior. OneBeacon has estimated the cost of discharging its obligation for its New York Automobile Insurance Plan assignments as of March 31, 2003 to be $90.9 million and has recorded this estimate as a liability in its financial statements. Our participation in assigned risk plans may result in greater liabilities than we anticipate and could materially affect our results.

  Our investment portfolio may suffer reduced returns or losses which could adversely affect our results.

        Investment returns are an important part of our overall profitability, and fluctuations in the fixed income or equity markets could impair our profitability, financial condition or cash flows. A significant period of time normally elapses between the receipt of insurance premiums and the disbursement of insurance claims. During this time, we generate investment income, consisting primarily of interest earned on fixed maturity investments and dividends earned on equity securities, by investing our capital as well as insurance premiums allocated to support unpaid loss and loss adjustment expense reserves. We also generate investment gains and losses from sales of securities from our investment portfolio. The investment income and fair market value of our investment portfolio are affected by general economic and market conditions, including fluctuations in interest rates and volatility in the stock market. These conditions are outside of our control and could adversely affect the value of our investments and our results.

  We depend on our key personnel to manage our business effectively and they may be difficult to replace.

        Our performance substantially depends on the efforts and abilities of our management team and other executive officers and key employees. Furthermore, much of our competitive advantage is based on the expertise, experience and know-how of our key management personnel, which includes Jack Byrne, Ray Barrette, John Gillespie, David Foy, John Cavoores, Chuck Chokel and Steve Fass. We do

not have fixed term employment agreements with any of these key employees and the loss of one or more of these key employees could have a negative effect on our business, revenues, results of operations and financial condition. Our success also depends on the ability to hire and retain additional personnel. Difficulty in hiring or retaining personnel could adversely affect our future operating performance.

  Potential U.S. federal tax law changes could increase our effective tax rate or could have other adverse effects on our business.

        Legislation has been introduced in the U.S. Congress that, if enacted, would reduce or eliminate the tax advantages of "corporate inversion" transactions, which typically involve a U.S. corporation changing its legal structure so that it becomes organized in a low-tax jurisdiction, such as Bermuda. The legislation, if enacted, could cause Bermuda-based foreign corporations to be taxed as U.S. corporations or could have other adverse tax effects intended to deter these transactions. In October 1999, we completed a corporate reorganization that changed our domicile from Delaware to Bermuda. The legislation, if enacted, could be applicable to us and could result in an increase in our effective tax rate, the imposition of U.S. withholding taxes on any dividend distribution by us to our non-U.S. shareholders or other adverse tax effects.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

        This prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words "believe," "intend," "expect," "anticipate," "project," "estimate," "predict" and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to our:

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  growth in book value per share or return on equity;

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  business strategy;

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  financial and operating targets or plans;

  •
  the adequacy of our loss and loss adjustment expense reserves;

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  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

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  expansion and growth of our business and operations; and

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  future capital expenditures.

        These statements are based on certain assumptions and analyses made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from our expectations, including:

  •
  the risk factors discussed in any prospectus supplement and in the documents we incorporate by reference;

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  the continued availability of capital and financing;

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  general economic, market or business conditions;

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  business opportunities (or lack thereof) that may be presented to and pursued by us;

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  competitive forces, including the conduct of other property and casualty insurers and reinsurers;

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  changes in domestic or foreign laws or regulations applicable to us, our competitors or our clients;

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  an economic downturn or other economic conditions adversely affecting our financial position;

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  loss reserves established by us subsequently proving to have been inadequate; and

  •
  other factors, most of which are beyond our control.

        Consequently, all of the forward-looking statements made in this prospectus, in any accompanying prospectus supplement and in any document we incorporate by reference are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for White Mountains for the periods indicated.

	Year Ended December 31,						Three Months Ended March 31,
	1998	1999	2000	2001		2002	2002	2003
Ratio of earnings to fixed charges(1)	5.4	9.6	21.8	—	(2)	2.5	0.6	10.3
Ratio of earnings to combined fixed charges and preferred stock dividends	5.4	9.6	21.8	—	(3)	1.8	0.4	6.0

(1)
For purposes of this computation, earnings are defined as earnings from continuing operations before income taxes plus fixed charges excluding capitalized interest. Fixed charges are the sum of interest expense and interest expense inherent in lease obligations.

(2)
Fixed charges exceeded earnings by $427.5 million in 2001. This included $130 million of pre-tax charges in connection with the terrorist attacks of September 11, 2001.

(3)
Combined fixed charges and preferred stock dividends exceeded earnings by $445.6 million in 2001. This included $130 million of pre-tax charges in connection with the terrorist attacks of September 11, 2001.

USE OF PROCEEDS

        Unless indicated otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, including repayment of borrowings, working capital, capital expenditures, share repurchase programs and acquisitions. Unless otherwise specified in the accompanying prospectus supplement, the Fund American Trusts will use all proceeds received from the sale of their trust preferred securities to purchase junior subordinated debt securities of Fund American.

        If we offer common shares, we will not receive any proceeds from the sale of our common shares by a Selling Shareholder in such an offering.

BUSINESS

General

        We were originally formed as a Delaware corporation in 1980. In October 1999, we completed a corporate reorganization that changed our domicile from Delaware to Bermuda (the "Redomestication"). Our principal businesses are conducted through our subsidiaries and affiliates in the businesses of property and casualty insurance and reinsurance. Our headquarters are located at Crawford House, 23 Church Street, Hamilton, Bermuda HM 11, its principal executive office is located at 80 South Main Street, Hanover, New Hampshire 03755-2053 and our registered office is located at Clarendon House, 2 Church Street, Hamilton, Bermuda HM 11.

        Our reportable segments are OneBeacon, Reinsurance and Other Operations. The OneBeacon Insurance Group LLC family of companies are U.S.-based property and casualty insurance writers including, among several others, OneBeacon Insurance Company, Pennsylvania General Insurance Company and Camden Fire Insurance Association (collectively "OneBeacon"). OneBeacon was acquired by White Mountains from Aviva plc ("Aviva", formerly CGNU plc) on June 1, 2001 (the "Acquisition").

        Our reinsurance operations are conducted primarily through Folksamerica Holding Company Inc. (together with its reinsurance subsidiary, Folksamerica Reinsurance Company, "Folksamerica"). In connection with the Acquisition, Folksamerica was contributed by us to OneBeacon. OneBeacon and Folksamerica are run as separate entities, with distinct operations, management and business strategies. Our reinsurance operations also include our wholly owned subsidiaries, Fund American Reinsurance Company Ltd. ("Fund American Re") and White Mountains Underwriting Limited ("WMU"), as well as its investment in Montpelier Re Holdings Ltd. ("Montpelier"), a Bermuda-domiciled reinsurance holding company. Fund American Re is commercially domiciled in Bermuda but maintains its executive office and an operating branch in Stockholm, Sweden, and operates through an additional branch in Singapore. WMU is an Ireland-domiciled consulting services provider specializing in international property excess reinsurance.

        Our other operations consist of the International American Group, Esurance Inc. ("Esurance"), White Mountains and our intermediate holding companies. The International American Group consists of Peninsula Insurance Company ("Peninsula"), American Centennial Insurance Company ("American Centennial") and British Insurance Company of Cayman ("British Insurance Company"), which we purchased in 1999. In connection with the Acquisition, we contributed Peninsula, American Centennial and British Insurance Company to Folksamerica.

White Mountains' Operating Principles

        We strive to operate within the spirit of four operating principles. These are:

        Underwriting Comes First.    We must respect the fundamentals of insurance. There must be a realistic expectation of underwriting profit on all business written, and demonstrated fulfillment of that expectation over time, with focused attention to the loss ratio and to the professional insurance disciplines of pricing, underwriting and claims management.

        Maintain a Disciplined Balance Sheet.    Insurance liabilities must always be fully recognized. Loss reserves must be solid before any other aspect of the business can be solid. Pricing, marketing and underwriting all depend on informed judgment of ultimate loss costs and can be managed effectively only with a disciplined balance sheet.

        Invest for Total Return.    We invest for the best growth in after-tax value over time whether reported as income or not and without regard to any need to report a smooth earnings stream. In addition to investing our bond portfolios for total after-tax return, that will also mean prudent investment in equities consistent with leverage and insurance risk considerations.

        Think Like Owners.    By taking accountability for one's actions and behaving with a sense of urgency, all employees demonstrate their stake in the business by working smarter and understanding that actions influence results. Thinking like an owner embraces all that without losing the touchstone of a capitalist enterprise.

OneBeacon

        Headquartered in Boston, Massachusetts, OneBeacon is one of the oldest property and casualty insurers in the United States, tracing its roots to 1831 and the Potomac Fire Insurance Company. OneBeacon's legacy includes being among the first to issue automobile policies, honoring claims arising from the great San Francisco earthquake and the sinking of the Titanic and insuring several U.S. presidents. During 1998, Commercial Union plc and General Accident plc, both U.K. corporations, were merged to form CGU plc. The U.S. operations of these companies, General Accident Corporation of America ("General Accident") and Commercial Union Corporation ("Commercial Union"), were merged to form CGU Corporation (the "Merger"). We agreed to purchase CGU Corporation in September of 2000, with the transaction closing on June 1, 2001. The name OneBeacon was introduced at the time of the Acquisition. OneBeacon's principal operating insurance subsidiaries are rated "A" (Excellent, the third highest of fifteen ratings) by A.M. Best, a rating agency which specializes in the insurance and reinsurance industry.

        In connection with the Acquisition, Aviva caused OneBeacon to purchase reinsurance contracts with two reinsurance companies rated "AAA" (Extremely Strong, which is the highest of twenty-one ratings) by Standard & Poor's and "A++" (Superior, which is the highest of fifteen ratings) by A.M. Best: a full risk-transfer cover from National Indemnity Company ("National Indemnity") for up to $2.5 billion in old asbestos and environmental claims (the "National Indemnity Cover") and an adverse development cover from General Reinsurance Corporation ("General Reinsurance") for up to $400.0 million on additional losses occurring in accident years 2000 and prior (the "General Reinsurance Cover").

        On November 1, 2001, OneBeacon transferred its regional agency business, agents and operations in 42 states and the District of Columbia to Liberty Mutual Insurance Group ("Liberty Mutual") pursuant to a renewal rights agreement (the "Renewal Rights Agreement"). This transfer amounted to approximately 45% of OneBeacon's total business. The operating results and cash flows of policies renewed from November 1, 2001 through October 31, 2003 pursuant to the Renewal Rights Agreement are shared between Liberty Mutual and OneBeacon. A reinsurance agreement pro-rates results so that OneBeacon assumed approximately two-thirds of the operating results from renewals through October 31, 2002 and assumes approximately one-third of the operating results from renewals from November 1, 2002 to October 31, 2003. Additionally, OneBeacon has the option of assuming 10% of Liberty Mutual's regional agency markets business for the years 2004 to 2006 on a pari passu basis with Liberty Mutual. Since entering the Renewal Rights Agreement, OneBeacon has been focused on becoming a profitable independent agency property and casualty insurance company in the Northeast and for select specialty business on a national basis.

        OneBeacon conducts its primary personal and commercial business through independent agents in two regional operations (New England and the New York/New Jersey area), a New York limited assigned distribution servicing carrier (AutoOne Insurance) and one reciprocal exchange (New Jersey Skylands Management Corporation). Agents provide value to their customers through personal attention, coverage expertise and an understanding of local market conditions. The regional operations target personal and commercial customers, focusing on the family account and small to mid-sized businesses. OneBeacon's objective is to underwrite only profitable business without regard to market share, premium volume or growth. In addition to these regional operations, OneBeacon is also committed to nurturing its select specialty businesses that focus on providing custom coverages to certain niche markets, including ocean marine, agricultural, professional liability and tuition reimbursement. Each specialty business has its own operations and appointed agents that target specific customer groups.

        At December 31, 2002 and 2001, OneBeacon had $15.8 billion and $16.5 billion of total assets, respectively, and shareholder's equity of $3.1 billion and $3.0 billion, respectively. OneBeacon's total assets and shareholder's equity include Folksamerica and its subsidiaries and OneBeacon's investment in Montpelier, which are covered elsewhere in this prospectus.

Property and Casualty Insurance Overview

        As a property and casualty insurance company, OneBeacon writes insurance policies in exchange for premiums paid by its customers (the insured). An insurance policy is a contract between OneBeacon and the insured where OneBeacon agrees to pay for losses suffered by the insured that are covered under the contract. Such contracts often are subject to subsequent legal interpretation by courts, legislative action and arbitration. Property insurance generally covers the financial consequences of accidental losses to the insured's property, such as a home and the personal property in it, or a business' building, inventory and equipment. Casualty insurance (often referred to as liability insurance) generally covers the financial consequences of a legal liability of an individual or an organization resulting from negligent acts and omissions causing bodily injury and/or property damage to a third party. Claims on property coverage generally are reported and settled in a relatively short period of time, whereas those on casualty coverage can take years, even decades, to settle.

        OneBeacon provides a variety of property and casualty insurance products to individuals (personal lines) and to businesses (commercial lines), including the following:

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  Automobile: consists of physical damage and liability coverage. Automobile physical damage insurance covers loss or damage to vehicles from collision, vandalism, fire, theft or other causes. Automobile liability insurance covers bodily injury of others, damage to their property and costs of legal defense resulting from a collision caused by the insured.

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  Commercial property: covers losses to a business' premises, inventory and equipment as a result of weather, fire, theft and other causes.

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  Homeowners: covers losses to an insured's home, including its contents, as a result of weather, fire, theft and other causes, and losses resulting from liability for acts of negligence by the insured or the insured's immediate family.

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  General liability: covers businesses for any liability resulting from bodily injury and property damage arising from its general business operations, accidents on its premises and its products manufactured or sold.

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  Umbrella: supplements existing insurance policies by covering losses from a broad range of insurance risks in excess of coverage provided by the primary insurance policy up to a specified limit.

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  Workers compensation: covers an employer's liability for injuries, disability or death of employees, without regard to fault, as prescribed by state workers compensation law and other statutes.

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  Multiple peril: a package policy sold to small to mid-sized insureds or to members of trade associations or other groups that includes general liability insurance and commercial property insurance.

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  Inland marine: covers property that may be in transit or held by a bailee at a fixed location, movable goods that are often stored at different locations or property with an unusual antique or collector's value.

        OneBeacon also provides various specialty insurance products, including the following:

  •
  Ocean marine: covers losses to an insured's vessel and/or its cargo as a result of collision, fire, piracy and other perils. Ocean marine coverages include cargo, hull, protection and indemnity, primary and excess liability, marina package, comprehensive marina liability package and yacht products.

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  Agricultural: a package policy providing property, liability, automobile and/or umbrella coverages for the farm and ranch marketplace.

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  Directors and Officers ("D&O") and professional liability: covers liability that may arise as a result of omissions, misstatements, negligence or misconduct related to business operations. OneBeacon offers D&O and professional liability products to small and middle market businesses.

  •
  Tuition reimbursement: covers tuition payments due to schools and colleges when a student is unable to complete a semester as a result of an illness, accident or certain other causes.

        OneBeacon derives substantially all of its revenues from earned premiums, investment income and net gains and losses from sales of investment securities. Earned premiums represent premiums received from insureds, which are recognized as revenue over the period of time during which insurance coverage is provided (i.e., ratably over the life of the policy). A significant period of time normally elapses between the receipt of insurance premiums and the payment of insurance claims. During this time, investment income is generated, consisting primarily of interest earned on fixed maturity investments and dividends earned on equity securities. Net realized investment gains and losses result from sales of securities from OneBeacon's investment portfolio.

        OneBeacon incurs a significant amount of its total expenses from policyholder losses, which are commonly referred to as "claims". In settling policyholder losses, various loss adjustment expenses ("LAE") are incurred, such as insurance adjusters' fees and litigation expenses. In addition, OneBeacon incurs policy acquisition expenses such as commissions paid to agents and premium taxes, and other expenses related to the underwriting process, including compensation and benefits for professional and clerical staff.

        A key measure of relative underwriting performance for an insurance company is the combined ratio. An insurance company's combined ratio under accounting principles generally accepted in the United States ("GAAP") is calculated by adding the ratio of incurred loss and LAE to earned premiums (the "loss ratio") and the ratio of commissions, premium taxes and other underwriting expenses, including general and administrative expenses, to earned premiums (the "expense ratio"). When considering investment income and investment gains or losses, insurance companies operating at a combined ratio of greater than 100% can be profitable.

Lines of Business

        OneBeacon writes three "core" lines of business consisting of personal and commercial lines in the Northeast and certain specialty lines on a national basis. "Non-core" lines of business include business assumed from Liberty Mutual in connection with the Renewal Rights Agreement and certain other non-core and run-off operations.

        For the twelve months ended December 31, 2002 and 2001, OneBeacon's net written premiums by line of business were as follows:

	Year Ended December 31,
Net written premiums by line of business ($ in millions)
	2001		2002
Personal	$856.9	25%	$1,092.1	43%
Commercial	678.4	20	454.6	18
Specialty	221.6	6	284.1	11
Non-core lines	1,710.0	49	692.0	28

Total	$3,466.9	100%	$2,522.8	100%

  Core Operations

  Personal Lines

        OneBeacon's personal lines include, among others, automobile, homeowners and Custom-Pac products (Custom-Pac products are combination policies offering home and automobile coverage with optional umbrella, boatowners and other coverages), which represented 62%, 18% and 15% of personal lines net written premium for the twelve months ended December 31, 2002. Personal lines automobile includes AutoOne Insurance and New Jersey Skylands Management Corporation.

  Commercial Lines

        OneBeacon's commercial lines products include, among others, multiple peril, commercial automobile and workers compensation, which represented 52%, 29% and 14% of commercial lines net written premium for the twelve months ended December 31, 2002. Nearly 90% of OneBeacon's commercial accounts are comprised of policies with an annual premium of less than $50,000 and consist primarily of small, non-manufacturing accounts.

  Specialty Lines

        OneBeacon's specialty business focuses on providing custom coverages to certain niche markets, including ocean marine (offered through International Marine Underwriters), agricultural ("Agri"), professional liability (offered through OneBeacon Professional Partners) and other specialty products, such as tuition reimbursement. Each specialty business has its own operations and distribution channel that target specific customer groups. For the twelve months ended December 31, 2002, International Marine Underwriters, Agri, OneBeacon Professional Partners and other specialty products represented 38%, 36%, 10% and 16%, respectively, of specialty lines net written premium.

        OneBeacon's International Marine Underwriters unit offers insurance products which specialize in the ocean marine marketplace. International Marine Underwriters' products include coverage for cargo, hull, yacht, marina and primary and excess liability.

        OneBeacon's Agri unit offers insurance products which focus on the farm and ranch marketplace. Agri's products include coverage for property and liability related claims, excluding crop damage claims, on dairy farms, equine farms, farm equipment dealers, orchard and garden farms. Additionally, since most farm and ranch businesses are proprietor-owned, Agri also offers personal and umbrella coverages for the farm or ranch owner as a package with its farm and ranch property and liability coverage.

        OneBeacon offers D&O and professional liability insurance under the name OneBeacon Professional Partners. OneBeacon entered the D&O and professional liability market in order to capitalize on a lack of available capacity within the marketplace. Due to the potential volatility of D&O and professional liability insurance, OneBeacon selectively underwrites each policy and does not write

Fortune 1000 accounts, foreign businesses or large hospitals or groups. Further, OneBeacon does not write primary coverage. Most policies attach coverage in excess of $20 million of existing insurance and/or a deductible and have small limits of coverage, usually less than $5 million. OneBeacon Professional Partners' liability coverages are issued on a "claims made" basis, which means insurance that covers losses reported to OneBeacon Professional Partners during the time period when a liability policy is in effect, regardless of when the event causing the claim actually occurred. As a result, the ability of an insured to report claims outside of the policy term is limited, thereby limiting the claims tail.

        OneBeacon offers tuition reimbursement insurance through its subsidiary, A.W.G. Dewar, Inc. ("Dewar"). Dewar has offered tuition reimbursement insurance since 1930.

  Non-Core Operations

        Non-core operations are primarily from business assumed from Liberty Mutual in connection with the Renewal Rights Agreement ($496.7 million in net written premiums for 2002). Premiums from non-core operations decreased from 49% of total premiums in 2001 to 28% of total premiums in 2002. Premiums from non-core lines will continue to diminish over the next year as OneBeacon's obligations under the Renewal Rights Agreement decrease and policies in run-off expire.

Geographic Concentration

        OneBeacon's gross written premiums are derived solely from business produced in the United States. The various specialty businesses within core operations generate premiums from risks written in markets across the country. Personal and commercial lines business from core operations was produced in the following states:

	Year Ended December 31,
Personal and commercial written premiums by state
	2001	2002
New York(1)	39%	48%
Massachusetts	24	24
New Jersey	13	10
Maine	10	9
Connecticut	5	5
Other(2)	9	4

Total	100%	100%

(1)
Growth in written premiums in New York State from 2001 to 2002 is primarily from AutoOne Insurance. See separate discussion of AutoOne Insurance below.

(2)
Vermont, New Hampshire and Rhode Island.

Marketing

        OneBeacon sells its personal and commercial lines products through select independent insurance agents. OneBeacon believes that independent agents provide complete assessments of their clients' needs, which results in appropriate coverages and prudent risk management. OneBeacon believes that independent agents will continue to be a significant force in overall industry premium production.

        OneBeacon conducts its business through 11 branch offices and approximately 1,000 appointed agencies. OneBeacon's operations are located close to its agent partners and customers throughout New England, New York and New Jersey.

        OneBeacon's specialty businesses are located in separate locations, logistically appropriate to their target markets. International Marine Underwriters is headquartered in New York City and has nine branch locations located throughout the United States. Its products are distributed through a network of select agents that specialize in the ocean marine business. Agri has centralized operations in Lenexa, Kansas and distributes its products through independent agencies. OneBeacon Professional Partners, which is located in Avon, Connecticut, distributes its products nationally through excess and surplus lines brokers. Through these specialty businesses, OneBeacon leverages its knowledge about these markets to provide products and services that are tailored to meet customer needs.

Underwriting and Pricing

        OneBeacon believes that there must be a realistic expectation of underwriting profit on all business written and a demonstrated fulfillment of that expectation over time. Pricing pressures can be caused by many factors such as: (1) insurance companies selling their products at less than adequate rates, because they either underestimate ultimate claim costs or overestimate the amount of investment income and investment gains they will earn on premiums before the claims are paid; (2) lower distribution costs for insurance companies utilizing direct-response marketing methods versus marketing their products through independent agents; (3) insurance companies seeking to increase revenues and market share by reducing the price of their products beneath levels acceptable to OneBeacon; and (4) mutual insurance companies and other insurance companies who are willing to accept a lower return on equity on their insurance operations than our management and our shareholders. Pricing levels can also be influenced by state regulation, legislation and judicial decisions.

        Following the Merger, the integration of underwriting and claims adjudication, settlement, administration, reporting and processing functions, which focused on expense savings, brought about numerous changes in business practices and philosophy, as well as in processes and systems. The operational integration of General Accident and Commercial Union (collectively, the "legacy companies") presented a challenge to OneBeacon in managing its business. It was necessary to combine the underwriting, pricing and claims recording practices of many organizations that had over time adopted differing operational methods, systems and means of coding and processing information. The integration of key data needed for financial reporting and regulatory compliance was given top priority; however, compromises were made in the integration of some additional information which limited the usefulness of certain analyses and tools used to manage and operate the business. This additional information, which included certain information relating to claim counts, insured values, exposure descriptors, risk classifications and pricing data, was often not captured fully or at all into the combined records of the legacy companies. As a result, it was difficult for OneBeacon's underwriters, claims managers and actuaries to localize sources of and causes for changes in price adequacy, underwriting quality and claims experience. As a consequence, in hindsight, prior management was slow to respond to external factors caused by market conditions and emerging claims trends in managing the business. However, the operational challenges described above did not affect in any material respect OneBeacon's ability to estimate reserves for losses and LAE in accordance with GAAP.

        Subsequent to the Acquisition, we brought a new management team to OneBeacon to improve operating results in the short-term and establish practices for sustaining acceptable underwriting performance going forward. We have taken significant actions with respect to OneBeacon since it completed the Acquisition including (1) shedding non-core businesses through the Liberty Mutual transaction (as described herein), (2) increasing prices, (3) reevaluating the risks, terms and conditions associated with renewing certain policies (and in appropriate cases declining to issue a renewal policy), (4) eliminating unprofitable products, accounts and agents, such as National Accounts and National Programs business, (5) improving the claims adjudication, settlement, administration and processing functions and (6) improving management information systems and deploying new technology to contribute to process improvement and overall results.

        Further, as a result of the Renewal Rights Agreement, OneBeacon has focused its efforts on improving the ongoing operations in the Northeast, where it believes its agency relationships are the strongest and its historical results have been closer to profit targets. Under the terms of the Renewal Rights Agreement, Liberty Mutual assumed control over the underwriting and pricing of business subject to this agreement. The operating results and cash flows of policies renewed from November 1, 2001 through October 31, 2003 pursuant to the Renewal Rights Agreement are shared between Liberty Mutual and OneBeacon. A reinsurance agreement pro-rates results so that OneBeacon assumed approximately two-thirds of the operating results from renewals through October 31, 2002 and assumes approximately one-third of the operating results from renewals from November 1, 2002 to October 31, 2003. Liberty Mutual has control over a variety of factors which could impact the underwriting performance of Renewal Rights Agreement business, such as pricing adequacy, actual renewal premium volume, claims management, catastrophe exposures and other considerations. Management believes Liberty Mutual has done an acceptable job in each of these areas except for the handling of pre-November 1, 2001 claims. See "Claims" below for a further discussion.

Competition

        Property and casualty insurance is highly competitive and extensively regulated by state insurance departments. OneBeacon competes in the United States with numerous regional and national insurance companies, most notably Travelers Insurance Group, Liberty Mutual, Selective Insurance Group, Zurich Insurance Group, Hanover Insurance Company and the Hartford Financial Services Group. It is often difficult for insurance companies to differentiate their products to consumers. The more significant competitive factors for most insurance products offered by OneBeacon are price, product terms and claims service. OneBeacon's underwriting principles and dedication to agency distribution are unlikely to make OneBeacon the "low cost" provider in most markets. However, as a property and casualty insurer that writes predominantly through independent agents, OneBeacon believes that most property and casualty insurance customers value the counsel of a professional independent agent and that OneBeacon's use of independent agents is a competitive advantage over direct-response writers.

Claims

        Effective claims management is a critical factor in achieving satisfactory underwriting performance. Claims service is the most important product differentiation that OneBeacon brings to its agents and insureds. OneBeacon's near-term staffing and systems plans have caused and will continue to cause it to spend more on administrative claims costs in order to improve the efficiency of OneBeacon's claims function and ultimately to reduce overall loss costs. Additionally, in 2002, OneBeacon implemented a new claims workstation which is expected to provide management and claims adjusters with substantially more analysis and information to facilitate decision making and reduce overall claims costs in the future.

        Claims handling is located in various regional and local branch offices under the supervision of the Chief Claims Officer. OneBeacon maintains an experienced staff of appraisers, medical specialists, managers, attorneys and field adjusters strategically located throughout its operating territories. OneBeacon also maintains a special investigative unit designed to detect insurance fraud and abuse, and supports efforts by regulatory bodies and trade associations to curtail the cost of fraud.

        Pursuant to the Renewal Rights Agreement, Liberty Mutual assumed control of OneBeacon's claims offices in the regions subject to the Renewal Rights Agreement and is responsible for servicing claims from the OneBeacon policies written prior to November 1, 2001, as well as policies which have renewed in those regions since that date. Service agreements were put in place in connection with the Renewal Rights Agreement, through which Liberty Mutual became a third party administrator for those claims. Upon review of claims information during the third and fourth quarters of 2002, OneBeacon's management determined that average paid claims in offices where Liberty was acting as a third party administrator were higher than expected. As a result, management has begun a process to directly handle more of those claims related to policies written prior to the Renewal Rights Agreement and expects that substantially all such claims will be handled directly by OneBeacon by the end of 2003.

        OneBeacon also uses third party administrators for certain other claims, especially for National Accounts and National Programs business which is in run-off. Additionally, National Idemnity is handling the claims processing for claims ceded under the National Indemnity Cover under a third party administrator agreement. OneBeacon's claims staff performs on-site claim audits of its third party administrator's to ensure the propriety of the controls and processes over claims serviced by the third party administrator on behalf of OneBeacon.

Loss and Loss Adjustment Expense Reserves

  Non-Asbestos and Environmental Reserves

        Summary

        OneBeacon establishes loss and loss adjustment expense reserves ("reserves") that are estimates of amounts needed to pay claims and related expenses in the future for insured events that have already occurred. The process of estimating reserves and related reinsurance recoverables involves a considerable degree of judgment by management and, as of any given date, is inherently uncertain.

        Reserve estimates at OneBeacon are subject to additional uncertainty as a consequence of a number of factors that occurred prior to the Acquisition. OneBeacon is the result of the Merger of the U.S. operations of General Accident and Commercial Union. While relatively the same size, the legacy companies had different underwriting and claims management practices, which produced different business and underwriting results. The operational integration of the two companies was complex and included changes in underwriting and claims operations.

        Beginning in the mid-1990s, and continuing through the Merger, the subsequent operational integration of the legacy companies and the Acquisition, OneBeacon experienced an environment of significant change, both in its business and operations, as further described under "Changes in Business & Operations—Mix of Business, the Merger and the Acquisition" below. Generally accepted actuarial techniques used to estimate reserves rely in large degree on projecting historical trends (such as patterns of claim development (i.e., reported claims and paid losses)) into the future. Accordingly, estimating reserves becomes more uncertain if business mix, case reserve adequacy, claims payment rates, coverage limits and other factors change over time. The breadth and depth of the business and operational changes that occurred at OneBeacon (1) led to a wider range in the reserve estimates produced by a variety of actuarial loss reserving techniques, especially those that rely upon consistent claim development patterns, and (2) introduced greater complexity to the judgments required to be made by management in determining the impact of the business and operational changes on the development patterns used to estimate reserves.

        OneBeacon increased net reserves for prior accident years by $818 million during the fourth quarter of 2000 (primarily for accident years 1998 and prior) and $65 million ($426 million before recoveries of approximately $361 million under the General Reinsurance Cover) during the fourth quarter of 2001 (primarily for accident years 1998 through 2000). These increases in net reserves reflected the impact of external factors, such as the emergence of construction defect losses, medical inflation, a general deterioration in market pricing, terms and conditions, adverse judicial rulings and higher-than-anticipated legal costs. These external factors were also experienced throughout the property and casualty insurance industry as evidenced by adverse loss development reported since 2000 by other property and casualty insurers. In addition, as further described below under "Changes in Business & Operations—Mix of Business, the Merger and the Acquisition", during the mid-1990s, there was a significant change in the mix of business written by General Accident and, to a lesser extent, Commercial Union. A significant portion of the reserve increases recorded in 2000 and 2001 is attributable to this business which, along with being adversely impacted by external factors, in hindsight, was poorly underwritten and priced.

        Reserves recorded in the years prior to the Acquisition reflect prior management's estimate of ultimate losses using all available information considered relevant at that time. Reserves for years prior to the Merger that are reflected in OneBeacon's ten-year loss development table (which follows under the heading "Additional Loss and Loss Adjustment Expense Information") are the sum of the reserves estimated separately by each of the legacy companies. Following the Merger, (1) accident years 1998 and prior claims data continued to be maintained separately for the two legacy companies, providing consistency in establishing and revising reserves for the separate businesses and (2) as part of the integration of the two businesses, claims data for 1999 and subsequent accident years were recorded on a combined basis.

        Beginning in 1999, post-Merger initiatives led to changes in case reserving philosophy and the speed of claim payments, especially for business written by General Accident. These changes impacted the loss development patterns of OneBeacon causing reported and paid losses to be higher than that which would have been predicted from historical experience. By affecting development patterns, these internal operational factors made it more difficult than usual for management, its actuaries and independent actuaries to estimate reserves at the end of 1999. After reviewing the then current claims data and performing additional tests to evaluate the impact of the internal operational changes, prior management concluded that the apparent increase in claim development activity (i.e., the dollar amounts of reported claims and paid losses) in 1999 was largely the result of the post-Merger operational initiatives and accordingly an increase in reserves for prior accident years was not warranted. Further, industry information available at the time, in general, did not provide strong evidence of deteriorating results. In 2000 and 2001, as more claim development information became available with respect to the emergence of external factors, changes in business mix and the impact of internal operational changes in OneBeacon's business, management increased reserves on prior accident years.

        Prior to June 1, 2001 we did not own OneBeacon and therefore did not establish OneBeacon's reserves. In addition, because there has been nearly complete turnover of senior management at OneBeacon since the Acquisition, we primarily relied on reviews of prior actuarial studies, discussions with in-house actuaries and accountants who were with OneBeacon prior to the Acquisition and OneBeacon's independent auditors to determine the factors, described herein, that led to and caused the adverse development related to prior accident years that was recorded in 2000.

        We have taken significant actions with respect to OneBeacon since it completed the Acquisition including (1) shedding non-core businesses through the Liberty Mutual transaction (as described herein), (2) increasing prices, (3) reevaluating the risks, terms and conditions associated with renewing certain policies (and in appropriate cases declining to issue a renewal policy), (4) eliminating unprofitable products, accounts and agents, (5) improving the claims adjudication, settlement, administration and processing functions and (6) improving management information systems. Management believes that OneBeacon's reserves as of March 31, 2003 are reasonably stated; however, ultimate loss and loss adjustment expenses for past accident years may deviate, perhaps materially, from the amounts currently reflected in the reserve balance. Further adverse development, if any, would impact OneBeacon's future results of operations.

        Estimating Loss Reserves

        Reserves are typically comprised of (1) case reserves for claims reported and (2) reserves for losses that have occurred but for which claims have not yet been reported, so-called incurred but not reported reserves ("IBNR"), which include a provision for expected future development on case reserves. Case reserves are estimated based on the experience and knowledge of the claims staff regarding the nature and potential cost of each claim and are adjusted as additional information becomes known or payments are made. IBNR reserves are regarded as the most uncertain reserve segment and are derived by subtracting paid loss and loss adjustment expenses and case reserves from estimates of ultimate loss and loss adjustment expenses. Actuaries estimate ultimate loss and loss adjustment expenses using various generally accepted actuarial methods applied to known losses and other relevant information. Like case reserves, IBNR reserves are adjusted as additional information becomes known or payments are made.

        Ultimate loss and loss adjustment expenses are generally obtained by extrapolation of claim emergence and settlement patterns observed in the past that can reasonably be expected to persist into the future. In forecasting ultimate loss and loss adjustment expenses with respect to any line of business, past experience with respect to that line of business is the primary resource, but cannot be relied upon in isolation. OneBeacon's own experience, particularly claims development experience, such as trends in case reserves, payments on and closings of claims, as well as changes in business mix and coverage limits, is the most important information for estimating its reserves. When examining its claims experience, OneBeacon segments the data to the extent possible into homogeneous categories, consisting of claims likely to exhibit similar development patterns. External data, available from organizations such as statistical bureaus, consulting firms and reinsurance companies, are sometimes used to supplement or corroborate OneBeacon's own experience, and are especially useful for estimating costs of new business. For some lines of business, such as "long-tail" coverages discussed below, claims data reported in the early development of an accident year are often too limited to provide a meaningful basis for analysis due to the typical delay in reporting of claims. For this type of business, OneBeacon uses a selected loss ratio for the initial accident year or years. This is a standard and accepted actuarial reserve estimation method in these circumstances in which the loss ratio is selected based upon information used in pricing policies for that line of business, as well as any publicly available industry data, such as industry pricing, experience and trends, for that line of business.

        In determining ultimate loss and loss adjustment expenses, the cost to indemnify claimants, provide needed legal defense and other services for insureds and administer the investigation and adjustment of claims are considered. These claim costs are influenced by many factors that change over time, such as expanded coverage definitions as a result of new court decisions, inflation in costs to repair or replace damaged property, inflation in the cost of medical services and legislated changes in statutory benefits, as well as by the particular, unique facts that pertain to each claim. As a result, the rate at which claims arose in the past and the costs to settle them may not always be representative of what will occur in the future. Often the factors influencing changes in claim costs are difficult to isolate or quantify and developments in paid and incurred losses from historical trends are frequently subject to multiple and conflicting interpretations. Changes in coverage terms or claims handling practices may also cause future experience and/or development patterns to vary from past. A key objective of actuaries in developing estimates of ultimate loss and loss adjustment expenses, and resulting IBNR reserves, is to identify aberrations and systemic changes occurring within historical experience and accurately adjust for them so that the future can be projected reliably. Because of the factors previously discussed, this process requires the use of informed judgment.

        Uncertainties in estimating ultimate loss and loss adjustment expenses are magnified by the time lag between when a claim actually occurs and when it is reported and settled. This time lag is sometimes referred to as the "claim-tail". The claim-tail for most property coverages is typically short (usually a few days up to a few months). The claim-tail for liability/casualty coverages, such as automobile liability, general liability, products liability, directors' and officers' liability, multiple peril coverage, medical malpractice and workers compensation, can be especially long as claims are often reported and ultimately paid or settled years after the related loss events occur. The $818 million and $65 million ($426 million before recoveries of approximately $361 million under the General Reinsurance Cover) of development recorded in 2000 and 2001, respectively, related to long-tailed lines.

        During the long claims reporting and settlement period, additional facts regarding coverages written in prior accident years, as well as about actual claims and trends may become known and, as a result, OneBeacon may adjust its reserves. If management determines that an adjustment to a prior accident year is appropriate, the adjustment is booked in the accounting period in which such determination is made in accordance with GAAP. Accordingly, should reserves need to be increased or decreased in the future from amounts currently established, future results of operations would be negatively or positively impacted, respectively.

        Changes in Business & Operations—Mix of Business, the Merger and the Acquisition

        Beginning in the mid-1990s, and continuing through the Merger, the subsequent operational integration of the legacy companies and the Acquisition, OneBeacon experienced an environment of significant change. The timeline below identifies events that occurred during this period that were significant or have led to more uncertainty in the estimation of reserves at OneBeacon:

  •
  Mid-to-late 1990s: Changing mix of business, deterioration in underwriting/pricing and increased complexity of exposures at General Accident impacted consistency of historical claim development patterns and resulting loss ratios

  •
  1998: Merger of Commercial Union and General Accident (separate claim operations and data maintained for each company)

  •
  1999: Integration of claim operations; Changes in claim settlement practices implemented (company-wide adoption of Commercial Union case reserving philosophy and acceleration of claim payments); 1999 accident year claims data captured on a combined basis; Accident year 1998 and prior claims data continued to be maintained separately for each legacy company; Closed claim and average paid loss studies performed to determine the impact on claims development activity of changes in claim settlement practices

  •
  2000: OneBeacon put up for sale; White Mountains due diligence performed; Definitive sale agreement signed; Actuarial consulting firm conducted non-asbestos and environmental reserve study

  •
  June 1, 2001: OneBeacon purchased by White Mountains; Reserve guarantees provided by Seller through reinsurance

        Changing Mix of Business / Deterioration in Underwriting and Pricing.    Changes in the mix of business and complexity of exposures written by General Accident beginning in the mid-1990s created greater uncertainty than usual in the reserve estimation process. This period was a soft market (i.e., a highly competitive environment with inadequate pricing and poor terms and conditions) and during this period General Accident and, to a lesser extent, Commercial Union increasingly wrote business in territories and of types where they had little expertise. Of particular significance was new National Accounts and National Programs business initiated in this period by General Accident. National Accounts business primarily involved the provision of workers compensation, general liability and commercial automobile coverages to large clients with complicated risks. National Programs business primarily involved the provision of multiple peril, workers compensation and commercial automobile and some general liability coverages to trade associations and groups. Those groups included national wholesalers, regional railroads, building contractors, travel agents and tour operators, transporters, towing companies, automobile and truck auctions, automobile dealerships and New York livery (limousines).

        Prior management set initial reserves for these new programs and lines of business after considering the information used in pricing the policies and available industry pricing data, as well as assuming that, after considering potential lower and higher risks of this new business compared with those of the existing book of business, claim emergence patterns for the new business would not materially depart from historical experience. The new business subsequently proved to have higher risk characteristics than the existing book of business, with much higher loss ratios and more susceptibility to large losses than prior products written by General Accident. This new business was responsible for a significant portion of the loss reserve development taken in 2000 and 2001. White Mountains has since discontinued these new businesses.

        As further described under "Reserve Activity" below, existing lines also produced worsening results, implying deterioration in the quality of the book of business. In hindsight, pricing was inadequate and terms, conditions and underwriting selection were poorer with exposures to claims growing much faster than premiums. White Mountains has since re-underwritten and re-priced these underperforming lines.

        The Merger.    The Merger was effected December 31, 1998. Separate historical case reserve and claim payment records continued to be maintained for each legacy company. Accordingly, each company had separate case reserving philosophies and claim settlement speeds. Reserves for the year ended 1998 were estimated separately for Commercial Union and General Accident, then totaled to estimate reserves for OneBeacon as a whole.

        During 1999, as part of Merger-related claims initiatives, the merged company consolidated the formerly separate General Accident and Commercial Union into a unified operation and the 1999 accident year data for General Accident and Commercial Union were recorded on a combined basis. Separate records continued to be maintained for each company for 1998 and prior accident years.

        In 1999, senior management became increasingly aware that the two former claims organizations had different claims handling and case reserving approaches. The Commercial Union case reserving guidelines encouraged field adjusters to reserve cases to ultimate exposure (i.e., what they expected the case to ultimately settle for). On the other hand, the General Accident reserving practice was to reserve each case to the damages that were known and proven. The General Accident approach, as compared to the Commercial Union approach, had the effect of making case reserves slower to reflect the full exposure of the claims. Former General Accident management adopted this approach under the belief that lower case reserves encouraged better case management. In both cases, IBNR reserves reflected the difference between management's estimates of ultimate losses and amounts reserved for known cases. After evaluating the situation, OneBeacon claims officers decided in 1999 to adopt the Commercial Union case reserving approach for all parts of the merged companies. As a result, case reserve activity (i.e., the amounts of case reserve increases that field claims adjusters processed on hundreds of thousands of working claims) increased significantly through 1999. These actions also contributed to an acceleration of payments in 1999 across all business lines, but particularly for large losses for General Accident business.

        Although separate historical claim payments and case reserves records continued to be maintained for each legacy company for 1998 and prior accident years, management recognized that the post-Merger operational initiatives (most importantly, the adoption of the Commercial Union case reserving philosophy) introduced changes to claim development patterns for the business written by General Accident prior to the Merger. For example, the dollar amounts of reported and paid losses recorded in 1999 with respect to business written by General Accident were greater than what would have been expected based on historical claim development activity for business written by General Accident because of the previously described changes in case reserving and claims processing. While these changes did not impact the sufficiency and reliability of the underlying data available for establishing reserves, the changes required management and the actuaries to exercise judgment to determine how much of the apparent increase in claims development activity was the result of these changes and how much, if any, was the result of inadequate pricing, poorer terms and conditions and external factors that would indicate a true increase in ultimate losses. To assist in exercising this judgment, management supplemented its normal reserving analysis by conducting closed claim and average paid loss studies. These studies were used to measure the impact of changes in claim settlement practices. Based on all available information considered relevant at the time, prior management concluded that no significant reserve changes were needed for prior accident years.

        The Acquisition    In February 2000, CGNU plc, the parent company in London, announced that, as part of its merger agreement with Norwich Union, it would dispose of its U.S. property and casualty operations. We formed a team of staff and consultants to perform due diligence on OneBeacon. The due diligence took place in the April-July 2000 period. As part of our due diligence, two actuarial consulting firms performed independent but coordinated analyses of non-asbestos and environmental reserves under the direction of experienced White Mountains staff. Our due diligence team performed extensive file reviews of large claims and paid special attention to the adequacy of case reserves based on the experience of the reviewers. The reviewers noted that claim cost pressures due to external factors, such as construction defect claims in the western United States and labor law claims in the state of New York, were having an increasing impact on OneBeacon. As a result of this file review, the actuarial reserve projections produced an unusually wide range of estimates of overall reserve adequacy. After reviewing the actuarial studies, we structured the Acquisition and its financing under the assumption that a reserve deficiency of $500 million to $700 million could emerge on non-asbestos and environmental reserves.

        During the fourth quarter of 2000, a third actuarial consulting firm that had been retained by OneBeacon's prior management completed its review of non-asbestos and environmental reserves as of June 30, 2000. The actuarial consulting firm estimated that reserves for 1999 and prior accident years were inadequate by approximately $800 million. The review by the outside actuaries, whose conclusions were studied and concurred with by OneBeacon's internal actuaries and independent auditors, revealed that: (1) the frequency and severity of claims was higher than management had expected at the time the business was underwritten and the related reserves were initially established; (2) the integration of the claims organization was producing poorer claims settlements than prior management had anticipated; and (3) recent claim payments and case reserve trends were indicating higher loss ratios than those used when the business was underwritten. Following this review, OneBeacon increased reserves in 2000 for 1999 and prior accident years by $818 million.

        Using the actuarial report commissioned by OneBeacon and its own due diligence activities, we determined that the reasonable range of estimates was a deficiency of $800 million to $1.2 billion (before consideration of the $818 million development recorded in 2000). As a result, we required the Seller to purchase a $400 million reserve guarantee, which obligation was fulfilled through the Seller's purchase of the General Reinsurance Cover immediately prior to the closing of the Acquisition.

        In 2001, based on payment projection methods and additional actuarial studies undertaken at the direction of current management to review trends in historical claim development, such as the adequacy level of case reserves, the speed of claim payments and claim closings reflected in incurred and paid claims through 2001, management increased reserves for 2000 and prior accident years by $426 million gross of the General Reinsurance Cover. After application of approximately $361 million of recoveries under the General Reinsurance Cover, this action resulted in a net reserve increase of $65 million. While the recording of $426 million of development in 2001, in addition to the $818 million recorded by prior management in 2000, exceeded management's earlier best estimate of reserves recorded in the Acquisition balance sheet by approximately $44 million, or 3.7%, this subsequent increase in reserves was generally consistent with the possible outcomes considered in securing the coverage provided by the General Reinsurance Cover.

        Reserve Activity

        OneBeacon increased reserves for prior accident years by $818 million during 2000 and $65 million during 2001 ($426 million before recoveries of approximately $361 million under the General Reinsurance Cover). The reserve increases recorded in 2000 and 2001 were for long-tail lines of business as illustrated in the following table and discussed in more detail below. The table below also includes December 31, 1999 reserve balances (net of reinsurance) which consist of reserves for accident years 1999 and prior and December 31, 2000 reserve balances (net of reinsurance) which consist of reserves for accident years 2000 and prior.

(dollars in millions)	Reserves as of December 31, 1999	Reserve Increases Recorded in 2000	Reserves as of December 31, 2000	Reserve Increases Recorded in 2001
Workers compensation	$846	$176	$998	$205
General liability	1,081	318	1,238	34
Multiple peril	1,110	152	1,287	152
Commercial automobile liability	548	111	676	59

Other lines	1,498	61	1,507	(24)

	$5,083	$818	$5,706	$426

General Reinsurance Cover recoveries	N/A	N/A	N/A	(361)

Total reserves	$5,083	$818	$5,706	$65

Less: asbestos and environmental reserves	(956)		(787)

Non-asbestos and environmental reserves	$4,127		$4,919

        Workers Compensation.    Workers compensation provides coverage for an employer's obligations for injuries, disability or death of employees. The cost of settling claims in this line is significantly influenced by the cost of providing medical and rehabilitation care to injured workers and is impacted by inflation of the costs of medical services, as well as the introduction of new, and often more expensive, medical procedures. Loss reserve projections attempt to incorporate the effects of these items, as well as the impact of cost-containment efforts, such as managed care. From a reserving standpoint, it is particularly challenging to estimate the rate at which cases may become severe and achieve life pension status. Such claims, while few in number relative to total claims, account for a significant portion of the line's ultimate cost.

        In the early- to mid-1990s, managed care, safety programs and return to work initiatives had helped the industry and OneBeacon to reduce the overall frequency and severity of claims, as well as reduce the number and cost of claims reaching litigation. These factors mitigated the cost of inflation, which was relatively modest in that period. Both the industry and OneBeacon expected these trends to continue and aggressively pursued growth. As described below, market conditions subsequently deteriorated and, in hindsight, reserve projections were too low.

        For workers compensation through 2001, the 1997 to 2000 accident years for the industry have developed adversely. The 1998 and 1999 accident years, for example, had deteriorated with industry loss ratios increasing by 6.3% and 8.6%, respectively. Both the industry and OneBeacon's recorded reserves reflected the trend toward increasing losses, but they did not initially reflect the magnitude of the worsening loss ratios that had actually occurred. In fact industry rating bureaus were filing rate decreases with state insurance departments with an average annual rate decrease of approximately 5% filed from 1994 to 1999, reflecting the industry's misperception of the actual status of this line of business.

        Stability in indemnity and medical costs through the mid-1990s contributed to consistency in workers compensation combined ratios during that period. However, as the rate of change in indemnity and medical costs began to increase, so did combined ratios. Increases in the rate of change of costs resulted from the exhaustion of the beneficial effects of substantial cost-containment efforts within the industry, such as managed care. To illustrate, the average annual change in indemnity claims costs had been relatively stable, averaging a decrease of 0.2% from 1991 to 1995. However, it then rose to an annual increase of 6.6% from 1996 to 2001, with increases of 9.9% and 6.0% in 2000 and 2001, respectively. The average annual increase in medical costs increased from 3.2% for 1991 to 1995 to 7.5% for 1996 to 2001, with increases of 8.1% and 11% in 2000 and 2001, respectively. In the late 1990s, prior management expected increases in medical costs to continue to be relatively modest, and consistent with general inflation, due to continuing cost-containment efforts, such as managed care. However, as described above, in the late 1990s, the beneficial effects of cost-containment efforts had been exhausted and the increase in medical costs greatly exceeded management's expectations.

        OneBeacon's legal costs are substantial for its workers compensation line, as well as other long-tailed lines, which in many cases do not limit defense costs. As a consequence, defense costs can sometimes substantially exceed the indemnity exposure. Industry studies indicate that the increasingly litigious legal environment has inflated the severity of workers compensation claims in recent years.

        In addition, as previously discussed, company-specific business and operational changes impacted the claims development patterns and made it more difficult than usual for management, its actuaries and independent actuaries to estimate reserves. The impact of the operational changes is described under "Changes in Business & Operations—Mix of Business, the Merger and the Acquisition". The impact of the business changes, specifically General Accident's expansion into National Accounts and National Programs business is described below for each of the lines of business in this Section.

        In the mid-1990s, OneBeacon actively expanded into National Accounts and National Programs, including workers compensation. Prior management set initial reserves for these programs using a selected loss ratio after considering the information used in the pricing of the policies and available industry data. As discussed above in "Estimating Loss Reserves", the pricing of policies is the key element in the determination of appropriate selected loss ratios to estimate loss reserves early in the development of an accident year for long-tailed business like workers compensation. Several factors contributed to pricing of these programs that was, with the benefit of hindsight, clearly too low. Primary among these is that the mid-1990s was a soft market (i.e., a highly competitive environment). General Accident had commenced a strategy of pursuing premium growth, and the competition for these large accounts was keen. While the pricing ultimately proved to be inadequate, prior management used competitors's pricing and terms as a point of reference in concluding at the time that pricing was adequate. In addition, because these large programs and accounts were new to OneBeacon, prior management had to make many new assumptions regarding the impact of potentially offsetting factors on the ultimate development of this business. On the one hand, employers who participated in these National Accounts and National Programs were generally regarded as more sophisticated, more safety conscious, with full-time risk management personnel. All this suggested a lower risk profile. On the other hand, these policies were often written with higher deductibles (and therefore lower aggregate dollar premiums), the covered employees might be viewed as more likely to make claims, and some of the underwriting and claims handling responsibilities were outsourced, all suggesting a higher risk profile. Finally, the statutory benefit rates and medical treatments under workers compensation coverage would generally be expected to be the same whether the injured employee was employed by an employer that is a large national enterprise or a small local enterprise. In the end, prior management did not expect that the loss experience for the workers compensation portion of these new programs would be materially different than the rest of the workers compensation business. As it turned out, the frequency and the severity of the claims in these programs were significantly higher than initially expected. Moreover, because claims in this long-tailed business were reported over an extended period of time, it took time for management to recognize the significant adverse development in this business. Also, because management assumed that this business would have similar loss experience as its existing business, claims data for National Accounts and National Programs business were not segregated, for purposes of establishing aggregate reserves, from data for the existing book of business, further masking the adverse development. Beginning with the 2001 reserving process, management was able to segment claims data for National Accounts and National Programs and estimate reserves by respective account or program and line of business.

        For each of the lines of business written by General Accident described in this section, National Accounts produced loss ratios ranging from 72% for accident year 1994 to 188% for accident year 2000 with deteriorating results for each accident year from 1996 to 2000. National Programs produced loss ratios of 104% to 137% for the 1996 through 2000 accident years with loss ratios deteriorating in every accident year from 1997 to 2000. Together, for accident years 1994 through 2000, National Accounts and National Programs added 2 to 20 percentage points of additional loss ratio to the individual lines of business for each accident year. For workers compensation, National Accounts and National Programs added between 2 and 10 percentage points per year to 1995-2001 accident year loss ratios. Initial loss ratios were recorded at levels in line with the workers compensation line as results for these programs were expected to have similar loss experience as the rest of the book of workers compensation business. In hindsight, the results produced by these programs were far worse than prior management's expectations as evidenced by accident year loss ratios up to 80 percentage points higher than the rest of the line by accident year 2000.

        An additional impact of the Merger was that the aggregate book of business was highly influenced by General Accident risks written in New York, particularly general liability and workers compensation coverages. New York was and is a difficult legal environment due to higher rates of litigation by claimants and much longer-tail claims due to protracted resolution of cases in the legal system. In summary, the claim settlement patterns are more extended than in other states and the loss experience is typically much worse.

        Based on the industry's reported results through 2001, there was a strong correlation between OneBeacon's loss emergence and deterioration in results and that of the industry during accident years 1996 through 2000. The industry did not begin to recognize, report or respond to the worsening loss cost trends until 2000 and 2001. Therefore, industry actions prior to 2000 did not provide warning signals for OneBeacon's actuaries that external factors, such as medical cost inflation and increased legal defense costs, were leading to deficiencies in reserves. The deterioration in the quality and mix of business, particularly due to National Accounts and National Programs and a heavy concentration of risks in New York, as well as changes in claim settlement practices discussed above in "Changes in Business & Operations—Mix of Business, the Merger and the Acquisition", each contributed to the reserve additions recorded in 2000 and 2001.

        General Liability.    General liability covers businesses for any liability resulting from bodily injury and property damage arising from its general business operations and accidents on its premises. The costs of claims for this line are influenced by the ultimate cost of providing medical care to third parties, general inflation, litigation and the impact of legal and social trends (legal and social trends include changes in attitudes toward litigation, changes in jury attitudes, new theories of liability and a push towards larger punitive damages). This line has also been influenced by latent exposures, such as an increasing number of claims for construction defect, and the impact of New York labor laws, none of which was anticipated when the policies were written.

        As mentioned above, the general liability line of business has been significantly impacted by an increasing number of construction defect claims. Construction defect is a liability allegation relating to defective work performed in the construction of structures such as apartments, condominiums, single family dwellings or other housing. Such claims seek recovery due to damage caused by alleged deficient construction techniques or workmanship. Much of the increased claims activity has been generated by plaintiffs' lawyers who approach disgruntled homeowners, and in many cases homeowner associations with large numbers of homeowners in multi-residential complexes, about defects or other flaws in their homes. The increasing number of claims for construction defects has been experienced industry-wide beginning with increased claims relating to exposures in California. Then, as plaintiffs' lawyers organized suits in other states with high levels of multi-residential construction, construction defect claims were reported in nearby western states, such as Colorado and Nevada, and eventually throughout the country. The reporting of such claims can be quite delayed as the statute of limitations can be up to ten years. Court decisions have expanded insurers' exposure to construction defect claims as well. For example, in 1995, California courts adopted a "continuous trigger" theory in which all insurers during the period in which the damage occurs (i.e., the entire construction period through remediation of the damage) must respond. As a result, claims may be reported more than ten years after a project has been completed as litigation can proceed for several years before an insurance company is identified as a potential contributor. Recently, claims have also emerged from parties claiming additional insured status on policies issued to other parties (e.g., such as contractors seeking coverage on a sub-contractor's policy). Although management has undertaken actions to mitigate future risks related to construction defect claims, management believes that the number of reported construction defect claims relating to coverages written in the past will continue to increase. In addition, in reserving for these claims, there is additional uncertainty due to the potential for further unfavorable judicial rulings and regulatory actions.

        OneBeacon, through the commercial general liability and multiple peril coverages provided to residential and commercial construction companies and sub-contractors, had significant exposure to these new construction defect claims, particularly in the western United States. At the time of the Merger, a large number of construction defect claims were identified relating to coverages that OneBeacon had written in the past through Commercial Union and General Accident and their subsidiaries in California, Colorado, Nevada, Washington and Oregon. During 1999 and, to a greater extent, 2000, management sought to mitigate future construction defect risks in all states by no longer providing insurance to certain residential general contractors and sub-contractors involved in multi-habitational projects. Mitigating actions also included initiating the withdrawal from problematic sub-segments within OneBeacon's construction book of business, such as street and road construction, water, sewer and pipeline construction, and dam, waterway, railroad and subway construction.

        Prior to 2001, management did not separately segment construction defect claims in its records, although they had been tracking these claims from coverages written in certain states. As claims for construction defect exposure spread to other states and losses emerged, management determined that all construction defect claim data should be separately tracked and segmented for reserve analysis. Prior to that time, case reserves and IBNR reserves that related to construction defect claims were established within the respective lines of business to which the coverages related rather than on a separate basis. Additionally, due to long reported tails and long paid loss tails associated with construction defect claims, little historical claim data for those claims were available. As latent construction defect exposures further emerged, management used new information provided by reported and paid losses, as well as industry information, to obtain better insight and to improve its judgment regarding construction defect losses.

        The emergence of claims resulting from changes in New York labor laws has also impacted the general liability line of business. Unlike other states where workers compensation is the exclusive remedy for work related injuries, New York labor laws, collectively referred to as "Safe Place to Work Laws", impose additional liability on owners and general contractors for practically all accidents occurring on construction sites regardless of supervision or control. These laws, as refined in 1997, created an unintended exposure under general liability policies to workers' injuries occurring in New York.

        These New York labor law claims began to be reported in late 1999 on policies written in years 1997 through 1999. OneBeacon revised its underwriting criteria in 2000 relating to construction business in New York to: (1) withdraw business from classes of contractors primarily engaged in work that exposed their own employees to falls from heights, (2) establish higher underwriting and pricing standards for all construction business, (3) verify acceptable risk transfer mechanisms on all general contractors, and (4) cease to be a market for any new construction business beginning in early 2001.

        Further, industry studies note that increased medical costs and a more litigious environment impacted general liability coverages in the late 1990s. As with workers compensation, increases in the U.S. claim cost indices for physician services, hospital services and legal costs exceeded the increase in the Consumer Price Index and led to higher general liability claim costs in the period from 1995 to 2001. OneBeacon experienced the most significant development in general liability lines in these accident years. As described under the workers compensation line above, the beneficial effects of cost-containment efforts in medical costs that management had expected to continue in the late 1990s had been exhausted, and the increase in medical costs greatly exceeded management's expectations.

        In addition, new business, particularly National Accounts, and deterioration in the quality of the existing book of business, changed the historical exposure mix, loss development trends and profitability of the general liability line. While with hindsight National Accounts experience contributed an additional 8 to 20 percentage points of loss to the line for accident years 1996 to 2000, at the time this new business was written, prior management did not expect a meaningful divergence in loss development between the new business and the existing business. For reasons similar to those described above for the workers compensation business in the National Accounts policies, initial reserves were established in an environment of extremely competitive pricing pressures and were based upon perceptions about the relative risk characteristics of the new business compared to the existing business. Specifically, the types of participants in the National Accounts program suggested a lower risk profile because the severity of claims were expected to be lower than that of claims in the existing business, although perhaps with a higher frequency. For example, a number of participants in these programs were apartment buildings and complexes where injuries resulting in liability would be expected to be less severe than in industrial or commercial settings. However, management also considered potentially higher risk aspects of these new policies, such as OneBeacon's inexperience in writing certain accounts and its resulting heavier than usual reliance on available industry data. When prior management evaluated the relevant factors, and viewed them in the context of industry pricing for similar products, they expected that the new business would not exhibit loss development trends materially different from that of the existing business and that therefore pricing for these new coverages was adequate. As it turned out, the frequency and severity of the claims made under the National Accounts policies were significantly worse than for the existing business.

        As described above, following the Merger, the aggregate book of business was also highly influenced by General Accident risks written in New York. The general liability line was impacted in particular by claims relating to New York Labor Laws which greatly expanded employers' liability for workers' injuries.

        Based on the industry's reported results through 2001, there was some correlation between OneBeacon's loss emergence and loss trends and that of the industry for accident years 1992 through 1994, with both the industry and OneBeacon experiencing reserve decreases. However, beginning in 1995, OneBeacon's experience deteriorated badly as compared to only a modest worsening for the industry. OneBeacon's deterioration, in hindsight, was due in part to National Accounts business which was reporting losses faster and paying claims sooner than other general liability products. External factors, such as construction defects and the impact of New York Labor Laws described above also contributed to OneBeacon's experience. The industry ultimately reported favorable development on accident years 1995 through 1997, while OneBeacon ultimately recognized double digit percentage increases in loss ratios. For accident years 1998 through 2000, the industry initially reported improving loss ratios, although in hindsight results actually were deteriorating. During this time, OneBeacon's experience continued to worsen with loss ratios exceeding that of the industry. The industry generally did not begin to report the worsening losses until 2000 and 2001.

        Multiple Peril.    Multiple peril is a package policy sold to small-to mid-sized insureds or to members of trade associations or other groups. The coverage includes general liability insurance and commercial property insurance, which covers loss to a business' premises, inventory and equipment as a result of any peril or perils specific to the policy. The line is influenced by many of the same external factors noted above for general liability; however, the impact of these external factors on actual experience (i.e., incurred losses and loss adjustment expenses) on these two business lines varies depending on the particular risks underwritten, the specific insureds, the normal randomness of loss events and the terms and coverage limits applicable to specific policies.

        The emergence of new exposures, such as construction defect and claims resulting from changes in New York labor laws, as well as rising medical costs associated with commercial liability coverages and an increasing propensity to litigate have impacted the severity of multiple peril claims and have contributed to the circumstances leading to reserve increases being recorded for multiple peril in 2000 and 2001.

        Similar to the general liability line of business, the multiple peril line of business has been significantly impacted by an increasing number of construction defect claims, the reporting of which can be quite delayed. As described above, prior to 2001 management did not separately segment construction defect claims in its records. Case reserves and IBNR reserves that related to construction defect claims were established within the respective lines of business to which the coverages related rather than on a separate basis. As latent construction defect exposures further emerged, management used new information provided by reported and paid losses, as well as industry information, to obtain better insight and to improve its judgment regarding construction defect losses. Based on review of segmented construction defect data, the multiple peril line has experienced a greater proportion of construction defect losses than that experienced in the general liability line.

        Changes in New York labor laws also impacted general liability coverages under multiple peril policies by creating an unintended exposure to workers' injuries occurring in New York. As in the general liability line, these types of claims began to be reported in late 1999. The dollar amount of loss development in the multiple peril line as a result of these claims was greater than the amount in general liability.

        Further, as described above for general liability, increases in the U.S. claim cost indices for physician services, hospital services and legal costs exceeded the increase in the Consumer Price Index and led to higher claim costs in general liability coverages provided under multiple peril policies in the period from 1995 to 2001.

        The emergence of new exposures, such as construction defect, rising medical costs associated with commercial liability coverages and an increasing propensity to litigate have impacted the severity of multiple peril claims. Inflation in the costs of physician services, hospital services and legal costs significantly exceeded the general rate of inflation from 1990 to 2000, which has also led to more severe multiple peril claims. Changes in mix of business have also impacted this line. National Programs added up to 4 percentage points to the accident year loss ratios for the line from 1996 to 2001. When OneBeacon wrote these new multiple peril coverages in expansion into National Programs, prior management did not expect the loss development experience to depart in any material manner from the historical loss experience for other multiple peril coverages. Multiple peril policies were not written for National Accounts. As noted above for similar new National Accounts and National Programs coverages for workers compensation and for general liability, prior management evaluated aspects of these new coverages that suggested both higher risks (such as the relatively high volume of business written in California, a state in which litigation was more frequent) and lower risks (such as the access to high quality historical loss information made available by some of the trade associations for which large policies were written) than those in the existing multiple peril coverages. When evaluated against available industry pricing data and coverage terms that indicated competitors were not pricing these coverages on a basis suggesting an overall higher risk profile, management determined that reserves based on historical loss experience for other multiple peril policies would be appropriate. Ultimately, this assumption proved incorrect, as the severity and frequency of claims in the National Programs coverages were significantly higher than that for the existing multiple peril business.

        Commercial Automobile Liability.    Commercial automobile liability insurance covers bodily injury of others, damage to their property and costs of legal defense resulting from a collision caused by the insured. The bodily injury aspect of this line is long-tailed and is significantly influenced by medical costs and legal and social trends.

        With hindsight, inflation and legal costs have impacted the adequacy of reserving for commercial automobile liability coverage. The industry experienced increased medical costs inflation, far in excess of the rate of change in general inflation, for the period 1990 to 2000. In addition, as described under the workers compensation line above, the beneficial effects of cost-containment efforts in medical costs that management had expected to continue in the late 1990s had been exhausted, and the increase in medical costs greatly exceeded management's expectations. Also, the propensity for insureds to litigate claims has been increasing. Industry studies indicate that medical costs continued to increase 14% into 2002 and that the average dollar amount of settlements of personal and commercial automobile liabilities increased 236% from 1993 to 1999. Increases in medical costs, combined with more frequent litigation, have led to escalating severity of bodily injury losses.

        National Accounts experience for commercial automobile coverage was poor, with losses ranging from 83% for accident year 1997 to approximately 200% for accident year 2000. A larger impact came from National Programs. These programs produced losses in excess of what would have been anticipated by historical trends. These programs had loss ratios of 116-185%, while OneBeacon's aggregate loss ratios were in the mid-70% to mid-80% range. For commercial automobile, National Accounts and National Programs added 2 to 8 points to accident year loss ratios for each year 1996 through 2001. At the time these policies were written, prior management did not expect that the loss experience would depart materially from that of existing commercial automobile coverages. While some aspects of these programs suggested a lower risk profile, such as larger, more sophisticated companies that were likely to place a greater emphasis on safety training, other aspects, such as the outsourcing of certain claims handling responsibilities and the potential higher severity of long-haul trucking accidents, suggested a higher risk profile. This assumption was supported by the pricing of other carriers in this very competitive market, which suggested that competitors were not underwriting these coverages as having higher risk characteristics than existing coverages. As it turned out, the severity and frequency of claims in the National Account and National Programs were significantly higher than those for existing commercial automobile policies.

        Based on the industry's reported results through 2001, there was a strong correlation between OneBeacon's loss emergence and deteriorating results and industry results during the accident years 1994 through 1999. The industry initially reported relatively stable loss ratios for 1994-1999 while actual losses were deteriorating significantly beginning with accident year 1996. The industry had recognized some degree of adverse development through 1999 on 1996-1998 accident years. However, significant development emerged for 1998-2000 accident years that, consistent with OneBeacon, was not recorded until 2000 and 2001. Additional worsening within the industry was recorded for accident years 1996-1997 in 2000 and 2001 as well. Estimating reserves for commercial automobile was also influenced by the changes in mix of business described under "Changes in Business & Operations—Mix of Business, the Merger and the Acquisition" above.

  Asbestos and Environmental Reserves

        OneBeacon's reserves include provisions made for claims that assert damages from A&E related exposures. Asbestos claims relate primarily to injuries asserted by those who came in contact with asbestos or products containing asbestos. Environmental claims relate primarily to pollution and related clean-up costs obligations, particularly as mandated by federal and state environmental protection agencies. In addition to the factors described above under "Non-Asbestos and Environmental Reserves" regarding the reserving process, OneBeacon estimates its asbestos and environmental reserves based upon, among other factors, facts surrounding reported cases and exposures to claims, such as policy limits and deductibles, current law, past and projected claim activity and past settlement values for similar claims, as well as analysis of industry studies and events, such as recent settlements and asbestos-related bankruptcies.

        OneBeacon's asbestos and environmental losses resulted primarily from the operations of the Employers Group, an entity acquired by one of the legacy companies in 1971. These operations, including business of Employers Surplus Lines Insurance Company and Employers Liability Assurance Corporation, provided primary and excess liability insurance for commercial insureds, including Fortune 500-sized accounts, some of whom subsequently experienced claims for asbestos and environmental losses. Employers Group stopped writing such coverage in 1984.

        OneBeacon's liabilities for asbestos and environmental losses from business underwritten in the recent past are substantially limited by the application of exclusionary clauses in the policy language that eliminated coverage of such claims. After 1987 for pollution and 1992 for asbestos, most liability policies contained industry-standard absolute exclusions of such claims. In earlier years, various exclusions were also applied, but the wording of those exclusions was less strict and subsequent court rulings have reduced their effectiveness.

        OneBeacon also incurred asbestos and environmental losses via its participation in industry pools and associations. The most significant of these pools was the Excess Casualty Reinsurance Association ("ECRA"), which provided excess liability reinsurance to U.S. insurers from 1950 until the early 1980s. ECRA incurred significant liabilities for asbestos and environmental, of which OneBeacon bears approximately a 4.7% share, or $68 million at year end 2002.

        More recently, since the 1990s, OneBeacon has experienced an influx of claims from commercial insureds, including many non-Fortune 500-sized accounts written during the 1970s and 1980s, who are named as defendants in asbestos lawsuits. As a number of large well-known manufacturers of asbestos and asbestos-containing products have gone into bankruptcy, plaintiffs have sought recoveries from peripheral defendants, such as installers, transporters or sellers of such products, or from owners of premises on which exposure to asbestos allegedly occurred. At December 31, 2002, 602 policyholders had asbestos related claims against OneBeacon. In 2002, 38 new insureds with such peripheral involvement presented asbestos claims under prior OneBeacon policies.

        Historically, most asbestos claims have been asserted as product liability claims. Recently, insureds who have exhausted the available products liability limits of their insurance policies have sought payment for asbestos claims under the premises and operations coverage of their liability policies. It is more difficult for plaintiffs to establish losses as stemming from premises and operations exposures, which requires proof of the defendant's negligence, rather than products liability under which strict legal liability applies. Hence, there are fewer of such claims and settlements are generally for smaller amounts. There are currently 79 active claims against OneBeacon without product liability coverage asserting operations or premises coverage.

        Immediately prior to the Acquisition, Aviva caused OneBeacon to purchase a reinsurance contract with National Indemnity for a premium of $1.3 billion under which OneBeacon is entitled to recover from National Indemnity up to $2.5 billion in the future for asbestos claims arising from business written by OneBeacon in 1992 and prior, environmental claims arising from business written by OneBeacon in 1987 and prior, and certain other exposures. Under the terms of the National Indemnity Cover, National Indemnity receives the economic benefit of reinsurance recoverables from certain of OneBeacon's third party reinsurers in existence at the time the National Indemnity Cover was executed. As a result, the Third Party Recoverables serve to protect the $2.5 billion limit of National Indemnity coverage for the benefit of OneBeacon. Third Party Recoverables are typically for the amount of loss in excess of a stated level each year. Of claim payments in the past 11 years, approximately 58% of asbestos losses and 40% of environmental losses have been recovered under the historical third party reinsurance.

        For purposes of determining available reinsurance, product liability asbestos claims typically are aggregated as a single loss within each policy period. As a result, losses often exceed the threshold level under the reinsurance agreement and reinsurance recoveries are obtained. However, for claims being asserted under premises and operations coverage, the losses are generally not aggregated for purposes of determining reinsurance recoveries, so OneBeacon expects that in the future a smaller percentage of these losses will be covered as Third Party Recoverables than has been true historically of products liability asbestos losses.

        The large majority of OneBeacon's third party reinsurance has been obtained from top-rated, financially strong companies. Of the Third Party Recoverables presented for recovery to date, approximately 3% has been determined to be unrecoverable due either to inability of a reinsurer to pay or to disputes with the reinsurer over the amounts due. For asbestos losses, this unrecoverable percentage has been 3.8% and for environmental losses 2.0%. Amounts uncollectible from third party reinsurers due to dispute or the reinsurers' financial inability to pay are covered by National Indemnity under its agreement with OneBeacon.

        OneBeacon estimates that on an incurred basis it has exhausted approximately $1,771 million of the coverage provided by National Indemnity at December 31, 2002. Approximately $419 million of the estimated $1,771 million of incurred losses have been paid by National Indemnity through December 31, 2002, with $106.3 million paid in 2002. To the extent that actual experience differs from OneBeacon's estimate of ultimate asbestos and environmental losses and Third Party Recoverables, the remaining protection under the National Indemnity Cover may be more or less than the approximate $729 million that OneBeacon estimates remained at December 31, 2002.

        OneBeacon's reserves for asbestos and environmental losses, net of Third Party Recoverables but prior to National Indemnity recoveries, are $1.2 billion at December 31, 2002. An industry benchmark of reserve adequacy is the "survival ratio", computed as a company's reserves divided by its historical average yearly loss payments. This ratio indicates approximately how many more years of payments the reserves can support, assuming future yearly payments are equal to historical levels. OneBeacon's survival ratio was approximately 15.7 at December 31, 2002, which was computed as the ratio of asbestos and environmental reserves, net of Third Party Recoverables, of $1.2 billion plus the remaining unused portion of the National Indemnity Cover of $729 million, to the average loss payments in the past three years. We believe that as a result of the National Indemnity Cover and its historical third party reinsurance programs, OneBeacon should not experience material financial loss from old asbestos and environmental exposures under current coverage interpretations and that its survival ratio compares favorably to industry survival ratios. See Note 3 to the financial statements for more information regarding our asbestos and environmental reserves.

        OneBeacon's reserves for asbestos and environmental losses at December 31, 2002 represent management's best estimate of its ultimate liability based on information currently available. OneBeacon believes the National Indemnity Cover will be adequate to cover all of its asbestos and environmental obligations. However, as case law expands, medical and clean-up costs increase and industry settlement practices change, OneBeacon may be subject to asbestos and environmental losses beyond currently estimated amounts. Therefore, OneBeacon cannot guarantee that its asbestos and environmental loss reserves, plus the remaining coverage under the National Indemnity Cover, will be sufficient to cover additional liability arising from any such unfavorable developments.

Construction Defect Claims

        OneBeacon's general liability and multiple peril lines of business have been significantly impacted by an increasing number of construction defect claims. Construction defect is a liability allegation relating to defective work performed in the construction of structures such as apartments, condominiums, single family dwellings or other housing. Such claims seek recovery due to damage caused by alleged deficient construction techniques or workmanship. Much of the increase in claims activity has been generated by plaintiffs' lawyers who approach disgruntled homeowners, and in many cases homeowner associations with large numbers of homeowners in multi-residential complexes, about defects or other flaws in their homes. The increasing number of claims for construction defects has been experienced industry-wide beginning with increased claims relating to exposures in California. Then, as plaintiffs' lawyers organized suits in other states with high levels of multi-residential construction, construction defect claims were reported in nearby western states, such as Colorado and Nevada, and eventually throughout the country. The reporting of such claims can be quite delayed as the statute of limitations can be up to ten years. Court decisions have expanded insurers' exposure to construction defect claims as well. For example, in 1995, California courts adopted a "continuous trigger" theory in which all insurers during the period in which the damage occurs (i.e., the entire construction period through remediation of the damage) must respond. As a result, claims may be reported more than ten years after a project has been completed as litigation can proceed for several years before an insurance company is identified as a potential contributor. Recently, claims have also emerged from parties claiming additional insured status on policies issued to other parties (e.g., such as contractors seeking coverage on a sub-contractor's policy).

        A large number of construction defect claims were identified relating to coverages that OneBeacon had written in the past through Commercial Union and General Accident and their subsidiaries in California, Colorado, Nevada, Washington and Oregon. Management has sought to mitigate future construction defect risks in all states by no longer providing insurance to certain residential general contractors and sub-contractors involved in multi-habitational projects. Mitigating actions also included initiating the withdrawal from problematic sub-segments within OneBeacon's construction book of business, such as street and road construction, water, sewer and pipeline construction, and dam, waterway, railroad and subway construction. Although management has undertaken actions to mitigate future risks related to construction defect claims, management believes that the number of reported construction defect claims relating to coverages written in the past will continue to increase. In addition, in reserving for these claims, there is additional uncertainty due to the potential for further unfavorable judicial rulings and regulatory actions.

Additional Loss and Loss Adjustment Expense Information

        The following information presents (1) OneBeacon's reserve development over the preceding ten years and (2) a reconciliation of reserves in accordance with accounting principles and practices prescribed or permitted by insurance authorities ("Statutory" basis) to such reserves determined in accordance with GAAP, each as prescribed by Securities Act Industry Guide No. 6.

        Section I of the ten year table shows the estimated liability that was recorded at the end of each of the indicated years for all current and prior accident year unpaid losses and LAE. The liability represents the estimated amount of losses and LAE for claims that were unpaid at the balance sheet date, including IBNR reserves. In accordance with GAAP, the liability for unpaid losses and LAE is recorded in the balance sheet gross of the effects of reinsurance with an estimate of reinsurance recoverables arising from reinsurance contracts reported separately as an asset. The net balance represents the estimated amount of unpaid losses and LAE outstanding as of the balance sheet date, reduced by estimates of amounts recoverable under reinsurance contracts.

        Section II shows the re-estimated amount of the previously recorded net liability as of the end of each succeeding year. Estimates of the liability for unpaid losses and LAE are increased or decreased as payments are made and more information regarding individual claims and trends, such as overall frequency and severity patterns, becomes known. Section III shows the cumulative net (deficiency)/redundancy representing the aggregate change in the liability from original balance sheet dates and the re-estimated liability through December 31, 2002. Section IV shows the re-estimated gross liability and re-estimated reinsurance recoverables through December 31, 2002. Section V shows the cumulative amount of net losses and LAE paid relating to recorded liabilities as of the end of each succeeding year.

	OneBeacon Loss and LAE(1), (3) Years Ended December 31,
($ in millions)
	1992	1993	1994	1995	1996	1997	1998(2)	1999	2000	2001	2002
I. Liability for unpaid losses and LAE:	$5,652.8	$5,562.5	$5,535.4	$5,844.4	$5,804.4	$5,655.9	$6,944.0	$6,368.8	$6,982.7	$8,425.2	$7,630.5
Less: reins. recoverables on unpaid losses and LAE	(1,392.6)	(1,191.6)	(1,069.8)	(1,307.4)	(1,260.4)	(1,159.2)	(1,651.9)	(1,285.6)	(1,276.4)	(3,609.7)	(3,560.6)

Net balance	$4,260.2	$4,370.9	$4,465.6	$4,537.0	$4,544.0	$4,496.7	$5,292.1	$5,083.2	$5,706.3	$4,815.5	$4,069.9

II. Net liability re-estimated as of:
1 year later	4,365.9	4,411.5	4,494.1	4,584.7	4,627.8	5,370.1	5,305.3	5,901.2	4,815.8	4,872.9
2 years later	4,413.4	4,450.3	4,552.1	4,667.1	5,476.0	5,424.7	5,985.4	5,013.5	4,913.7
3 years later	4,510.5	4,501.0	4,642.8	5,460.6	5,549.0	5,965.0	5,002.8	5,025.5
4 years later	4,610.3	4,602.8	5,406.5	5,510.6	5,924.8	4,980.5	5,073.5
5 years later	4,705.8	5,353.2	5,431.8	5,779.5	4,948.0	5,049.2
6 years later	5,446.4	5,353.5	5,632.0	4,794.7	4,995.6
7 years later	5,439.2	5,523.8	4,658.7	4,840.0
8 years later	5,587.1	4,569.2	4,691.8
9 years later	4,638.5	4,595.6
10 years later	4,660.5

III. Cumulative net (deficiency)/redundancy	$(400.3)	$(224.7)	$(226.2)	$(303.0)	$(451.6)	$(552.5)	$218.6	$57.7	$792.6	$(57.4)	$—
Percent (deficient)/redundant	(9.4)%	(5.1)%	(5.1)%	(6.7)%	(9.9)%	(12.3)%	4.1%	1.1%	13.9%	(1.2)%	—%

IV. Reconciliation of net liability re-estimated as of the end of the latest re-estimation period (see II. above):
Gross re-estimated liability	11,334.1	11,024.5	10,981.8	10,861.1	10,871.8	10,807.3	10,849.8	10,632.6	10,538.9	10,057.4
Less: gross re-estimated reinsurance recoverable	(6,673.6)	(6,428.9)	(6,290.0)	(6,021.1)	(5,876.2)	(5,758.1)	(5,776.3)	(5,607.1)	(5,625.2)	(5,184.5)

Net re-estimated liability	$4,660.5	$4,595.6	$4,691.8	$4,840.0	$4,995.6	$5,049.2	$5,073.5	$5,025.5	$4,913.7	$4,872.9

V. Cumulative net amount of liability paid through:
1 year later	1,461.0	1,367.3	1,390.1	1,476.6	1,591.9	1,687.3	1,815.2	1,966.5	2,007.9	1,819.7
2 years later	2,254.8	2,152.5	2,240.8	2,372.6	2,621.3	2,735.4	2,954.8	3,136.2	3,133.3
3 years later	2,761.5	2,711.5	2,821.9	3,083.3	3,331.1	3,518.0	3,709.2	3,794.0
4 years later	3,135.8	3,089.5	3,328.3	3,571.3	3,872.2	4,044.0	4,029.0
5 years later	3,394.6	3,464.3	3,672.7	3,961.5	4,233.4	4,234.7
6 years later	3,693.0	3,720.2	3,978.3	4,225.4	4,363.0
7 years later	3,882.1	3,979.3	4,186.9	4,312.6
8 years later	4,122.9	4,159.7	4,265.6
9 years later	4,283.2	4,218.9
10 years later	4,330.0

(1)
In 1998, OneBeacon was formed as a result of a pooling of interests between Commercial Union and General Accident. All historical balances have been restated as though the companies had been merged throughout the periods presented.

(2)
In 1998, OneBeacon acquired Houston General Insurance Company and National Farmers Union Property and Casualty Company. All liabilities related to these entities have been shown from the acquisition date forward in this table.

(3)
This table reflects the effects of the National Indemnity Cover and the General Reinsurance Cover as if they had been in effect for all periods presented.

        The cumulative net (deficiency)/redundancy in the table above reflects reinsurance recoverables recorded in connection with the Acquisition under the National Indemnity Cover. This cover applies to losses incurred in 2000 and prior years. As a result, it has the effect of significantly increasing OneBeacon's reinsurance recoverables in 2001 and 2002 and reducing its reserve deficiency for each of the years presented prior to the Acquisition, by the amount of the reserves ceded at the time their cover was purchased. See "Asbestos and Environmental Reserves" for a discussion of the impact of this reinsurance contract on OneBeacon's net loss and LAE reserve position. The table presented below represents OneBeacon's cumulative net deficiency without regard to the National Indemnity Cover.

	Years Ended December 31,
($ in millions)
	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
Cumulative net deficiency adjusted for the NICO Cover	(1,355.4)	(1,179.8)	(1,181.3)	(1,258.1)	(1,406.7)	(1,507.6)	(736.5)	(897.4)	(162.4)	(57.4)	—
Percent deficient	(31.8)%	(27.0)%	(26.5)%	(27.7)%	(31.0)%	(33.5)%	(13.9)%	(17.7)%	(2.8)%	(1.2)%	—

        The following table reconciles loss and LAE reserves determined on a Statutory basis to loss and LAE reserves determined in accordance with GAAP at December 31, as follows:

	Year Ended December 31,
($ in millions)
	2000		2001	2002
Statutory reserves	$5,730.1		$6,795.8	$6,029.0
Reinsurance recoverable on unpaid losses and LAE(1)	1,276.4		1,606.5	1,650.9
Purchase accounting adjustments(2)	—		(567.8)	(481.0)
Other	(23.8	)(3)	22.9(4)	(49.4	)(3)

GAAP reserves	$6,982.7		$7,857.4	$7,149.5

(1)
Represents adjustments made to add back reinsurance recoverables included with the presentation of reserves under Statutory accounting.

(2)
Represents fair value adjustment to reserves recorded in purchase accounting. See Note 3 to the Financial Statements.

(3)
Represents long-term workers compensation loss and LAE reserve discount recorded of $42.2 million in 2002 and $42.1 million in 2000, partially offset by incremental guaranty fund assessments required to be recorded under GAAP.

(4)
Represents incremental guaranty fund assessments required to be recorded under GAAP, partially offset by long-term workers compensation loss and LAE reserve discount of $42.2 million.

Terrorism

        As a result of the terrorist attacks of September 11, 2001 (the "Attacks"), OneBeacon incurred approximately $75.0 million of pretax loss and LAE net of reinsurance, or approximately $248.0 million gross of reinsurance. The Attacks have had a profound impact on the U.S. property and casualty insurance marketplace. Prior to the Attacks, most U.S. insurance companies had not contemplated the risk of terrorist attacks when underwriting their policies. In light of the Attacks, OneBeacon and other property and casualty insurance companies have sought to mitigate the risk associated with any future terrorist attacks by seeking to exclude coverage for such losses from their policies.

        On November 26, 2002, President Bush signed the Terrorism Risk Insurance Act (the "Terrorism Act") establishing a federal "backstop" for commercial property and casualty losses, including workers compensation, resulting from acts of terrorism by or on behalf of any foreign person or foreign interest. The Terrorism Act requires primary commercial insurers to make terrorism coverage available immediately and provides Federal protection above individual company retention and aggregate industry retention levels. OneBeacon estimates its individual retention level for commercial policies subject to the Terrorism Act to be approximately $100 million in 2003. Aggregate industry retention levels are $10.0 billion from the date the Terrorism Act was enacted through December 31, 2003, $12.5 billion for 2004 and $15.0 billion for 2005. The Federal government will pay 90% of covered terrorism losses that exceed either OneBeacon's or the industry's retention levels up to $100.0 billion. The Terrorism Act is in effect until December 31, 2004, at which time certain members of the U.S. government have the authority to renew it for another year. Should the Terrorism Act be renewed on December 31, 2004, it will expire on December 31, 2005. OneBeacon's current property and casualty catastrophe reinsurance programs provide coverage for "non-certified" events as defined under the Terrorism Act, provided such losses are not the result of a nuclear, biological or chemical attack. See the discussion in the "Reinsurance Protection" section below for a further description of OneBeacon's catastrophe program and see "Regulation" for a further description of the Terrorism Act.

        OneBeacon closely monitors its concentration of risk by geographic area and primarily writes small commercial and personal lines business, under which the insureds are unlikely to be direct targets of terrorism. During 2002, OneBeacon aggressively reduced its terrorism exposure in its commercial lines business in the largest metropolitan areas in which OneBeacon writes insurance. In the workers compensation line, total covered lives in the ten largest metropolitan areas were reduced 60% from May 31, 2002 (the first date for which OneBeacon accumulated such data) to December 31, 2002, and total insured property values were reduced 52% from December 31, 2001 to December 31, 2002. Total insured property values in New York City were reduced 84% from May 31, 2002 to December 31, 2002. As a result, OneBeacon believes its exposure to losses from future terrorist attacks has been reduced. Nonetheless, risks insured by OneBeacon, and those contemplated by the enacted Terrorism Act, remain exposed to future terrorist attacks and the possibility remains that any future terrorist losses could prove to be material to our financial position and/or its cash flows.

Reinsurance Protection

        In the ordinary course of its business, OneBeacon purchases reinsurance from high-quality, highly rated third party reinsurers in order to provide diversification of its business and minimize loss from large risks or catastrophic events. OneBeacon uses probable maximum loss ("PML") forecasting to quantify its exposure to catastrophic losses. PML is a statistical modeling technique that measures a company's catastrophic exposure as the maximum probable loss in a given time period.

        The timing and size of catastrophe losses are unpredictable and the level of losses experienced in any year could be material to OneBeacon's operating results and financial position. Examples of catastrophes include losses caused by earthquakes, wildfires, hurricanes and other types of storms and terrorist acts. The extent of losses caused by catastrophes is both a function of the amount and type of insured exposure in an area affected by the event and the severity of the event. OneBeacon continually assesses and implements programs to manage its exposure to catastrophe losses through individual risk selection and by limiting its concentration of insurance written in catastrophe-prone areas, such as coastal regions. OneBeacon's largest single natural catastrophe risk is Northeast windstorm. During 2002, OneBeacon reduced its total insured property values in coastal regions that could be affected by Northeast windstorms by 14%.

        OneBeacon seeks to further reduce its exposure to catastrophe losses through the purchase of catastrophe reinsurance. OneBeacon's 2002 catastrophe reinsurance program was through a group of reinsurers, with a $125.0 million retention for losses resulting from any single catastrophe. Property catastrophe losses from a single event in excess of $125.0 million and up to $200.0 million were reinsured for 75% of the loss. Property catastrophe losses from a single event in excess of $200.0 million and up to $750.0 million were reinsured for 95% of the loss. The 2002 catastrophe program was developed based on OneBeacon's exposure to a one-in-250 year Northeast windstorm.

        Effective May 1, 2003, OneBeacon entered into a property catastrophe cover under which (1) the first $200.0 million of losses resulting from any single catastrophe are retained by OneBeacon and (2) property catastrophe losses from a single event in excess of $200.0 million and up to $850.0 million are reinsured for 100% of the loss.

        OneBeacon's property catastrophe reinsurance program does not cover personal or commercial property losses resulting from nuclear, biological or chemical terrorist attacks or from "certified" events as defined under the Terrorism Act. The program covers personal property losses resulting from other types of terrorist attacks and commercial property losses from other types of domestic terrorist attacks. As a result, OneBeacon does not have reinsurance protection under either the Terrorism Act or its catastrophe reinsurance program for personal property losses resulting from a nuclear, biological or chemical attack. In the event of a catastrophe, OneBeacon can reinstate its property catastrophe reinsurance program for the remainder of the original contract term by paying a reinstatement premium which is based on the product of the percentage of coverage reinstated and its original property catastrophe coverage premium. OneBeacon also maintains a casualty reinsurance program which provides protection for catastrophe losses involving worker's compensation, general liability or automobile liability in excess of $5.0 million up to $60.0 million. This program provides one full $55.0 million limit for either "certified" or "non-certified" terrorism losses but does not provide for losses resulting from nuclear, biological or chemical attacks. OneBeacon also purchases reinsurance coverage for certain risks at levels below $125.0 million, on either a facultative or treaty basis, where it deems appropriate.

        In connection with the Acquisition, OneBeacon obtained the National Indemnity Cover under which OneBeacon is entitled to recover up to $2.5 billion in ultimate losses and LAE incurred related to asbestos claims arising from business written by OneBeacon prior to 1992, environmental claims arising from business written by OneBeacon prior to 1987 and certain other exposures. See the "Asbestos and Environmental Reserves" section above for a description of the National Indemnity Cover.

        Also in connection with the Acquisition, OneBeacon obtained the General Reinsurance Cover which provided up to $570.0 million of reinsurance protection, consisting of $400.0 million of adverse development coverage on losses occurring in years 2000 and prior, in addition to $170.0 million of reserves ceded as of the date of the Acquisition. Pursuant to the General Reinsurance Cover, OneBeacon is not entitled to recover losses to the full contract limit if such losses are reimbursed by General Reinsurance more quickly than anticipated at the time the contract was signed. OneBeacon has recorded $531.7 million in recoverables due from General Reinsurance at December 31, 2002 and December 31, 2001. OneBeacon will only seek reimbursement from General Reinsurance for claims which result in payment patterns similar to those supporting its recoverables recorded pursuant to the General Reinsurance Cover. The economic cost of not submitting certain other eligible claims to General Reinsurance is primarily the investment spread between the rate credited by General Reinsurance and the rate achieved by OneBeacon on its own investments. This cost, if any, is expected to be small.

        At December 31, 2002, OneBeacon had $77.9 million of reinsurance currently recoverable on paid losses and $3,560.6 million that will become recoverable if claims are paid in accordance with current reserve estimates. Because reinsurance contracts do not relieve OneBeacon of its primary obligation to its policyholders, the financial position and solvency of OneBeacon's reinsurers is critical to the collectibility of its reinsurance coverages. OneBeacon is selective with regard to its reinsurers, placing reinsurance with only those reinsurers having strong financial strength ratings. OneBeacon monitors the financial strength of its reinsurers on an ongoing basis. As a result, uncollectible amounts have not historically been significant. Excluding industry pools and associations of $376.2 million, which are not rated by A.M. Best, 96% of OneBeacon's total reinsurance recoverables at December 31, 2002 were with reinsurers that had an A.M. Best rating of "A-" (Excellent, the fourth highest of fifteen ratings) or better. The following table provides a listing of OneBeacon's top reinsurers, excluding industry pools and associations, based upon recoverable amounts, the percentage of total reinsurance recoverables and the reinsurer's A.M. Best rating.

Top Reinsurers ($ in millions)	Balance at December 31, 2002	% of Total	A.M. Best Rating(3)
Subsidiaries of Berkshire Hathaway Inc. (NICO and GRC)	$2,585.1	71%	A++
Liberty Mutual and subsidiaries(1)	273.8	8	A
Tokio Fire and Marine Insurance Company	67.1	2	A++
American Re-Insurance Company	47.0	1	A+
Aviva plc and its affiliates(2)	34.9	1	not rated

(1)
At December 31, 2002, OneBeacon had assumed balances payable and expenses payable of approximately $266.9 million under the Renewal Rights Agreement. In the event of Liberty Mutual's insolvency, OneBeacon has the right to offset these balances against its reinsurance recoverable due from Liberty Mutual.

(2)
Represents non-U.S. insurance entities whose balance is fully collateralized through funds held, letters of credit and/or trust agreements.

(3)
A.M. Best ratings as detailed above are: A++ (Superior, which is the highest of fifteen ratings), A+ (Superior, which is the second highest of fifteen ratings) and A (Excellent, which is the third highest of fifteen ratings).

New York Assigned Risk Market

        OneBeacon writes voluntary personal automobile insurance in the State of New York. As a condition to its license to write automobile business within that state, OneBeacon is obligated by statute to accept future assignments from the New York Automobile Insurance Plan ("NY Auto Plan"), a residual insurance market that obtains personal automobile insurance for those individuals who cannot otherwise obtain it in the voluntary insurance market. The share of involuntary written premium for policies assigned by the NY Auto Plan to a particular insurer in a given year is based, in general, on the proportion of the total voluntary writings in New York two years prior. Therefore, by voluntarily writing automobile policies in New York, an insurer has an obligation under New York State insurance laws to provide insurance two years later to individuals assigned to it from the NY Auto Plan. Alternatively, an insurance company can contractually transfer its NY Auto Plan obligation to another insurance company for a fee in satisfaction of its NY Auto Plan obligation. This process is called Limited Assigned Distribution, and the companies that assume this obligation are called limited assigned distribution servicing carriers. Limited assigned distribution servicing carriers are paid fees (referred to as buy-out fees) to assume the insurance risk of NY Auto Plan obligations in addition to the premiums it receives for writing the involuntary policy. The fees are typically a percentage of the total premiums the limited assigned distribution servicing carrier must write to fulfill the NY Auto Plan obligation of the transferor company. In return, the limited assigned distribution servicing carrier is contractually obligated to pay all loss and loss adjustment and other underwriting expenses related to the NY Auto Plan assigned premiums of the transferor company, with no recourse to the transferor. At December 31, 2002, we estimated liability for discharging our obligations associated with NY Auto Plan assignments resulting from voluntary business written by OneBeacon in the preceding two-year period was $103.0 million.

  AutoOne Insurance

        In the last few years, NY Auto Plan assignments and limited assigned distribution fees have both increased significantly. During October of 2001, OneBeacon licensed one of its insurance companies, General Assurance Company, to act as a limited assigned distribution servicing carrier in order to mitigate OneBeacon's exposure to the cost of future NY Auto Plan assignments and to take advantage of rapidly rising limited assigned distribution servicing fees. This company, which does business as "AutoOne Insurance", wrote 18 limited assigned distribution contracts with third parties that resulted in approximately $203 million of assigned personal automobile written premium and limited assigned distribution fees for unaffiliated companies in 2002. Additionally, AutoOne Insurance performed limited assigned distribution services relating to OneBeacon's obligation to write $53 million in assigned premium in 2002, thereby fulfilling the obligation that arose from voluntary premium written by OneBeacon in 2000. OneBeacon believes that AutoOne Insurance's current business strategy will enable it to capitalize on continued demand for limited assigned distribution services and improve the results of OneBeacon's overall New York automobile business by reducing its cost of obtaining limited assigned distribution services. AutoOne Insurance is operated as a separate division of OneBeacon. AutoOne Insurance's primary competitors are Robert Plan and Clarendon Insurance Group, a subsidiary of Hannover Re.

        Limited assigned distribution servicing contracts between AutoOne Insurance and other insurers are for a period of one year. Once an assigned risk policy has been written, AutoOne Insurance is obligated to provide insurance for two more years unless the insured departs from the NY Auto Plan, regardless of whether the limited assigned distribution contract is renewed. This risk can be mitigated in whole or in part through (i) renewal of the limited assigned distribution contract in the subsequent year; (ii) through "disengagement" fees due to AutoOne Insurance from the transferor company upon non-renewal of the limited assigned distribution servicing contract; and (iii) through utilization of various credits offered by New York to those insurers who voluntarily provide coverage to individuals in the NY Auto Plan, the largest of which are referred to as "take-out credits". In recent years, insurers and limited assigned distribution servicing carriers have not utilized credits to a large extent as the costs to generate these credits did not outweigh the benefits. Under the credit programs in effect for NY Auto Plan assignments written in 2002, an insurer could generally reduce its future NY Auto Plan assignments by one dollar for every dollar of NY Auto Plan premium voluntarily written by the insurer. These credits often could not be used to reduce NY Auto Plan assignments for two years. The NY Auto Plan has revised the structure of its credit programs effective for NY Auto Plan assignments written in 2003 to increase the economic benefits of these credit programs. Under the revised structure, writing a NY Auto Plan assignment on a voluntary basis generates two dollars of credit for each dollar of applicable premium. Takeout credits may be applied to reduce NY Auto Plan assignments in the quarter after the takeout policy is written. OneBeacon believes that AutoOne Insurance will be able to voluntarily write policies currently in the NY Auto Plan thereby generating takeout credits which can be used to reduce its own assignment obligations or sold to other insurance companies to reduce their NY Auto Plan assignments.

New Jersey Skylands

        As part of a restructuring of its New Jersey personal lines, OneBeacon formed New Jersey Skylands Management Corporation and the New Jersey Insurance Department approved the formation of New Jersey Skylands Insurance Association and its wholly owned subsidiary New Jersey Skylands Insurance Company (together, the "Association") during the third quarter of 2002. The lead company of the Association, New Jersey Skylands Insurance Association, is a not-for-profit, policyholder-owned reciprocal insurance carrier. The Association was capitalized by OneBeacon with a $31.3 million surplus note. Principal and interest on the surplus note are repayable upon regulatory approval. OneBeacon has no ownership interest in the Association. As a result, OneBeacon's future operating income derived from the New Jersey automobile insurance market will consist of management and service fees charged by New Jersey Skylands Management Corporation to the Association and interest on the surplus note. The Association began writing personal automobile coverage for new customers in August and, beginning with policies renewing on or after October 23, 2002, is offering all of OneBeacon's current New Jersey personal automobile policyholders coverage upon renewal.

Main Street America Holdings, Inc. ("Main Street America")

        Main Street America is a subsidiary of National Grange Mutual Insurance Company ("NGM"), a New Hampshire-domiciled property and casualty insurance company, which insures risks located primarily in New York, Massachusetts, Connecticut, Pennsylvania, New Hampshire, Virginia and Florida. OneBeacon owns 50% of the outstanding common stock of Main Street America and accounts for this investment using the equity method. OneBeacon's investment in Main Street America was $128.1 million and $133.7 million at December 31, 2002 and December 31, 2001. Main Street America's net written premiums totalled $357.3 million, $306.8 million and $265.4 million and its net income (loss) was ($13.5) million, $6.8 million and $3.8 million in 2002, 2001 and 2000. Main Street America's total assets as of December 31, 2002 and 2001 were $704.5 million and $653.8 million and its shareholders' equity was $253.7 million and $262.3 million. The principal insurance operating subsidiaries of NGM and Main Street America are rated "A" (Excellent, the third highest of fifteen ratings) by A.M. Best.

Reinsurance

Reinsurance Overview

        Reinsurance is an arrangement in which a reinsurance company (the "reinsurer") agrees to indemnify an insurance company (the "ceding company") for all or a portion of the insurance risks underwritten by the ceding company under one or more insurance policies. Reinsurance can benefit a ceding company in a number of ways, including reducing net liability exposure on individual risks, providing catastrophe protections from large or multiple losses, stabilizing financial results and assisting in maintaining acceptable operating leverage ratios. Reinsurance can also provide a ceding company with additional underwriting capacity by permitting it to accept larger risks and underwrite a greater number of risks without a corresponding increase in its capital or surplus. Reinsurers may also purchase reinsurance, known as retrocessional reinsurance, to cover their own risks assumed from primary ceding companies. Reinsurance companies often enter into retrocessional agreements for many of the same reasons that ceding companies enter into reinsurance agreements.

        Treaty reinsurance is an agreement whereby the reinsurer assumes a specified portion or category of risk under all qualifying policies issued by the ceding company during the term of the agreement, usually one year. In the underwriting of treaty reinsurance, the reinsurer does not evaluate each individual risk and generally accepts the original underwriting decisions made by the ceding insurer. Facultative reinsurance, on the other hand, is underwritten on a risk-by-risk basis, which allows the reinsurer to assess pricing on an individual exposure. Facultative reinsurance is normally purchased by insurance companies for individual risks not covered under reinsurance treaties or for amounts in excess of limits on risks covered under reinsurance treaties.

        A significant period of time normally elapses between the receipt of reinsurance premiums and the payment of reinsurance claims. The claims process generally begins upon the occurrence of an event causing an insured loss followed by: (1) the reporting of the loss by the insured to the ceding company; (2) the reporting of the loss by the ceding company to the reinsurer; (3) the ceding company's adjustment and payment of the loss; and (4) the payment to the ceding company by the reinsurer. During this time, reinsurance companies generate investment income, consisting primarily of interest earned on fixed maturity investments and dividends earned on equity securities. The period of time between the receipt of premiums and the payment of claims is typically longer for a reinsurer than for a primary insurer.

Folksamerica

        Folksamerica, through its wholly owned subsidiary, Folksamerica Reinsurance Company (a New York-domiciled reinsurance company), is a multi-line, broker-market reinsurer which provides reinsurance to insurers of property, casualty, accident and health and marine risks primarily in the United States, Canada, Continental Europe, Latin America, the Caribbean and Japan. Folksamerica became a wholly- owned subsidiary of White Mountains during 1998. Folksamerica Reinsurance Company is rated "A" (Excellent, the third highest of fifteen ratings) by A.M. Best. At December 31, 2002 and December 31, 2001, Folksamerica had $3.4 billion and $3.2 billion of total assets and $976.4 million and $901.7 million of shareholder's equity, respectively. Folksamerica's total assets and shareholder's equity include the International American Group and Esurance, which are covered elsewhere in this prospectus.

        Folksamerica writes both treaty and facultative reinsurance. The majority of Folksamerica's premiums are derived from treaty reinsurance contracts both on an excess of loss and quota share basis, which in 2002 amounted to 39.0% and 54.7% of its total gross earned premiums, respectively. A quota share reinsurance treaty is an arrangement whereby a reinsurer assumes a predetermined proportional share of the premiums and losses generated on specified business. An excess of loss treaty is an arrangement whereby a reinsurer assumes losses that exceed the retention of loss by the ceding company, as provided by the contract.

        Folksamerica derives its business from a broad spectrum of ceding insurers including national, regional, specialty and excess and surplus lines writers. Folksamerica determines which risks it accepts based on the anticipated underwriting performance of the transaction, which are evaluated on a variety of factors including the quality of the reinsured, the attractiveness of the reinsured's insurance rates and policy conditions and the adequacy of the proposed reinsurance terms.

        Folksamerica commenced writing reinsurance coverage in 1980 as one of a host of newly formed, foreign-owned reinsurers capitalized with minimal surplus. In 1991, recognizing that surplus size would become an increasingly important business issue, Folksamerica launched an aggressive strategy to increase its resources and capacity through the acquisition of select broker-market reinsurance and property and casualty insurance companies. Since 1991, Folksamerica has acquired eight other reinsurers. These acquisitions have served to raise Folksamerica's surplus and asset base, broaden its skill set and contribute a number of important business relationships. Folksamerica's acquisition strategy is to seek fundamentally sound companies whose owners are no longer committed to the business. In these cases, the owner's lack of interest in its specific operations which are available for sale have had more to do with difficulties experienced by the owner in its core business rather than problems with the operations being sold. Folksamerica's more recent acquisitions included USF Re Insurance Co. ("USF Re") in 1999, PCA Property & Casualty Insurance Company ("PCA Property & Casualty") in 2000, substantially all the reinsurance operations of Risk Capital Reinsurance Company ("Risk Capital") in 2000, C-F Insurance Company ("C-F Insurance") in 2001 and Imperial Casualty and Indemnity Insurance Company ("Imperial") in 2002. Folksamerica will continue to seek additional insurance and reinsurance acquisitions in the future.

        In December 2001, Folksamerica received a $400.0 million cash capital contribution from OneBeacon that was provided to increase Folksamerica's capacity to capitalize on improved pricing trends which accelerated after the Attacks. As a result, Folksamerica is now among the largest U.S.-domiciled property and casualty reinsurers as measured by statutory surplus.

  Classes of Business

        Folksamerica writes three main classes of reinsurance: liability reinsurance, property reinsurance and accident and health reinsurance. Folksamerica's net written premiums by class of business for the years ended December 31, 2002, 2001 and 2000 were as follows:

	Year Ended December 31,
Business class (Millions)
	2000	2001	2002
Liability	$208.4	$310.6	$381.6
Property	91.6	93.5	205.3
Accident and Health	26.4	25.1	68.1
Other	6.2	29.7	23.7

Total	$332.6	$458.9	$678.7

  Geographic Concentration

        Folksamerica's net written premiums by geographic region for the years ended December 31, 2002, 2001 and 2000 were as follows:

	Year Ended December 31,
Geographic region (Millions)
	2000	2001	2002
United States	$296.7	$408.3	$579.9
Canada	21.6	26.6	28.3
Latin America, the Caribbean and Europe	14.3	24.0	70.5

Total	$332.6	$458.9	$678.7

  Marketing

        Folksamerica obtains most of its reinsurance business either directly through brokers and reinsurance intermediaries that represent the ceding company or indirectly through placements recommended by WMU. Folksamerica considers both the intermediary and the ceding company its clients in any placement. Much of Folksamerica's business is conducted with ceding companies and their management, with whom Folksamerica has developed strong business relationships over a long period of time. The process of placing a brokered reinsurance program typically begins when a ceding company enlists the aid of a reinsurance broker in structuring a reinsurance program. Often the ceding company and the broker will consult with one or more lead reinsurers as to the pricing and contract terms for the reinsurance protection being sought. Once the ceding company has approved the terms quoted by the lead reinsurer, the broker will offer participation to qualified reinsurers until the program is fully subscribed by reinsurers at terms agreed to by all parties. Folksamerica was a lead or co-lead reinsurer on approximately 80% of its reinsurance arrangements in 2002.

        Folksamerica pays ceding companies a ceding commission under most quota share reinsurance treaties and some excess of loss reinsurance treaties. The ceding commission is generally based on the ceding company's cost of acquiring the business being reinsured (commissions, premium taxes and certain miscellaneous expenses). During the years ended December 31, 2002 and 2001, Folksamerica received no more than 10% of its gross reinsurance premiums from any individual ceding company. Additionally, Folksamerica pays reinsurance brokers commissions based on negotiated percentages of the premium it writes. These commissions, which average approximately 5% of premium, constitute a significant portion of Folksamerica's total acquisition costs and are included in its underwriting expenses. During the years ended December 31, 2002 and 2001, Folksamerica received approximately 57.0% and 54.4%, respectively, of its gross reinsurance written premiums from three major reinsurance brokers as follows: (1) AON Re, Inc.—28.2% and 21.3%, respectively; (2) Benfield Blanch -13.5% and 17.2%, respectively; and (3) Guy Carpenter -15.3% and 15.9%, respectively.

  Underwriting and Pricing

        Folksamerica's underwriters and pricing actuaries perform a comprehensive review of the underwriting, pricing, claims handling and general business controls of potential clients before quoting a price for its reinsurance products. Folksamerica prices its products by assessing the desired return on the capital determined to be needed to write a given contract and by estimating future loss and LAE costs and investment income to be earned on net cash flow from the contract. Folksamerica will only accept contracts with a high likelihood of generating acceptable returns on equity. Folksamerica's pricing indications are based on a number of underwriting factors including historical results, analysis of exposure and estimates of future loss costs, a review of other programs displaying similar exposure characteristics, the primary insurer's underwriting and claims experience and the primary insurer's financial condition. Folksamerica's underwriters perform regular underwriting audits to monitor the ceding company's pricing discipline. Additionally, Folksamerica's finance staff reviews the financial stability and creditworthiness of current ceding companies. Such reviews provide important input to support renewal discussions.

        Folksamerica and other reinsurance companies have sought to mitigate the risk associated with future terrorist attacks in a similar manner as primary insurers. Since the Attacks, reinsurers have attained significant price increases across all lines of reinsurance in response to greater perceived policy exposures. Regulations regarding permitted policy exclusions applicable to reinsurance contracts are often less stringent than those imposed upon primary insurers. For example, the Terrorism Act is not applicable to reinsurers. As a result, exclusions are more often dictated by the marketplace than by regulation. Folksamerica's reinsurance contracts on commercial risks written subsequent to the Attacks contain clauses which exclude terrorist exposure. Reinsurance contracts on personal risks written subsequent to the Attacks generally contain exclusions related to nuclear, biological and chemical attacks.

  Competition

        There are 20 U.S.-based reinsurance companies with broker-market operations which Folksamerica views as its direct competition. These companies report operating data to the Reinsurance Association of America. Based on surplus size as of December 31, 2002, Folksamerica is the fifth largest of these companies. Additionally, there are reinsurance divisions or departments of four U.S.-based insurers that, while not separate reinsurance companies, participate in the U.S. broker reinsurance market.

        Across all lines of business, Folksamerica competes with all of the larger broker-market reinsurance companies and reinsurance departments or divisions of primary insurance companies. As reported by the Reinsurance Association of America, Folksamerica wrote approximately 4.6% of gross written premiums of all broker-market reinsurance companies and reinsurance divisions of insurance companies in 2002. The broker-market companies or divisions writing the largest portion of gross premiums in 2002 were: XL Reinsurance America (16.4%),Transatlantic Reinsurance Company (13.1%) and Everest Reinsurance Company (12.5%).

        Folksamerica has a 20-year history of close relationships with ceding companies and maintains a disciplined underwriting strategy which, among other things, focuses on writing more business when market terms and conditions are favorable and reducing business volume during soft markets when terms and conditions become less favorable. Folksamerica also employs a multi-line approach, offering clients a wide range of reinsurance products to satisfy their risk management needs. Additionally, during soft markets, Folksamerica utilizes an acquisition-based growth strategy by seeking to acquire fundamentally sound competitors whose ownership structure or other factors limit their ability to compete effectively.

        In general, poor market conditions for primary companies in recent years have caused insurers to reduce their own premium writings or restructure their reinsurance programs, thereby reducing the amount of reinsurance they purchase. As a result of consolidation within the industry, many ceding companies are now larger and financially stronger, thereby enabling them to retain more risk. In addition, increasingly intense competition in the reinsurance markets, primarily as a result of excess industry capital, has historically driven reinsurance prices on many programs below levels that Folksamerica will accept. The significant insured losses resulting from the Attacks, as well as other factors, have reduced the capacity of several reinsurers resulting in marked improvements in reinsurance pricing, terms and conditions. However, due to recent capital raising activities by several Bermuda-based and other reinsurers, there is no assurance that such improved conditions will continue over an extended period. Folksamerica's management believes that the reinsurance industry, including the intermediary market, will continue to undergo further consolidation. Management further believes that size and financial strength will become increasingly important factors in selecting reliable reinsurance partners, particularly in light of the weakening of several reinsurers in the wake of the Attacks.

  Claims

        Folksamerica maintains a staff of experienced reinsurance claim specialists that work closely with reinsurance intermediaries to obtain specific claims information from its customers. Folksamerica's claims staff also regularly perform on-site claim reviews to assess and improve the reinsured's claim-handling ability and reserving techniques. In addition, Folksamerica's claim specialists review loss information provided by the reinsured for adequacy. The results of Folksamerica's on-site claim reviews are shared with its actuaries and underwriters to ensure that they are making the correct assumptions in pricing its products and that all relevant information is used in establishing loss reserves.

  Loss and Loss Adjustment Expense Reserves

        Folksamerica establishes reserves that are estimates of future amounts needed to pay claims and related expenses for insured events that have already occurred. The process of estimating reserves for Folksamerica is similar to the process described in "Loss and Loss Adjustment Expense Reserves" in the "OneBeacon" discussion and, as of any given date, is inherently uncertain. For Folksamerica, reserve estimates reflect the judgment of both the ceding company and Folksamerica, based on the experience and knowledge of their respective claims personnel, regarding the nature and value of the claim. The ceding company may periodically adjust the amount of the case reserves as additional information becomes known or partial payments are made. Upon notification of a loss from a ceding company, Folksamerica establishes case reserves, including LAE reserves, based upon Folksamerica's share of the amount of reserves established by the ceding company and Folksamerica's independent evaluation of the loss. In cases where available information indicates that reserves established by the ceding company are inadequate, Folksamerica establishes case reserves in excess of its share of the reserves established by the ceding company.

        Folksamerica uses a combination of actuarial methods to determine its IBNR reserves. These methods fall into two general categories: (1) methods by which ultimate claims are estimated based upon historical patterns of paid and reported claim development experienced by Folksamerica, as supplemented by reported industry patterns, and (2) methods in which the level of Folksamerica's IBNR reserves are established based upon the application of expected loss ratios relative to earned premium by accident year, line of business and type of reinsurance written by Folksamerica.

        As described previously, uncertainties in projecting estimates of ultimate loss and LAE are magnified by the time lag between when a claim actually occurs and when it is reported and settled, i.e., the "claim-tail". During the long claims reporting and settlement period, additional facts regarding coverages written in prior accident years, as well as about claims and trends may become known and, as a result, Folksamerica may adjust its loss and LAE reserves. If management determines that an adjustment is appropriate, the adjustment is booked in the accounting period in which such determination is made in accordance with GAAP. We believe that Folksamerica's loss and LAE reserves as of December 31, 2002 are reasonably stated; however, ultimate loss and LAE may deviate, perhaps materially, from the amounts currently reflected in the reserve balance. Adverse development, if any, would impact our future results of operations.

  Reinsurance Protection

        Folksamerica has exposure to losses caused by hurricanes, earthquakes, winter storms, windstorms, terrorist acts and other catastrophic events. In the normal course of business, Folksamerica seeks to reduce the risk of loss that may arise from catastrophes or other events that cause unfavorable underwriting performance by reinsuring certain levels of risk in various areas of exposure with other insurance and reinsurance enterprises and by closely monitoring aggregate property exposures and related PMLs. To manage and analyze aggregate exposures and PML, Folksamerica utilizes a variety of tools and analyses, including catastrophe modeling software packages. Folksamerica regularly assesses its concentration of underwriting exposures in catastrophe prone areas and develops strategies to manage this exposure, primarily through limiting accumulation of exposure to acceptable levels and the purchase of catastrophe reinsurance. Folksamerica's current catastrophe protection program includes $35.0 million of protection in excess of a $60.0 million retention for a second loss. The current program also includes coverage of $15.0 million in excess of a $5.0 million retention for Folksamerica's proportional property portfolio. Each of the above contracts are 100% placed with a single, top quality reinsurer and have reinstatement provisions whereby, in the event of one covered loss, the coverage is reinstated for additional premium. Folksamerica's reinsurance program also includes annual aggregate stop loss protection from London Life and General Reinsurance Company, Ltd. ("London Life") which protects our accident year loss ratio from the effect of a very large catastrophic event or a number of smaller events. Folksamerica's limit of coverage under its accident year 2002 contract with London Life was $50.0 million, attaching at a 78% loss ratio.

        In 2000, Folksamerica purchased a reinsurance contract from Imagine Re (the "Imagine Cover") to reduce its statutory operating leverage and protect its surplus from adverse development relating to asbestos and environmental exposures as well as the reserves assumed in several recent acquisitions. Specifically, the Imagine Cover provided an aggregate of $115.0 million in reinsurance protection on:

  •
  adverse development on loss and LAE reserves as of December 31, 2000 from the USF Re acquisition and as of September 30, 2000 from the Risk Capital acquisition;

  •
  adverse development on Folksamerica's asbestos and environmental reserves as of December 31, 2000; and

  •
  losses, LAE and acquisition expenses incurred in excess of premiums earned after September 30, 2000 on underwriting year 2000 and prior Risk Capital contracts.

        In connection with the Imagine Cover, Folksamerica transferred loss and LAE reserves of $250.0 million and unearned premium reserves of $65.0 million to Imagine Re for consideration of $315.0 million. As of December 31, 2002, there was approximately $9.9 million of coverage remaining under the Imagine Cover.

        Folksamerica has a quota share retrocessional arrangement with Olympus Reinsurance Ltd. ("Olympus") which is designed to increase Folksamerica's capacity to capitalize on the improved pricing trends which accelerated after the Attacks and to reduce its potential loss exposure to any large, or series of smaller, property catastrophe events. Olympus is a Bermuda-domiciled insurance and reinsurance company that was formed in December 2001 with an initial capitalization of more than $500.0 million to respond to the favorable underwriting and pricing environment in the reinsurance market. Olympus is rated "A-" (Excellent, the fourth highest of fifteen ratings) by A.M. Best. Under the quota share treaty with Olympus, Folksamerica cedes 75% of its short-tailed excess of loss business, mainly property and marine, to Olympus and receives an override commission on the premiums ceded to Olympus. During 2002, Folksamerica received $17.1 million in override and profit commissions from Olympus.

        We do not have an ownership stake in Olympus, however, certain of our directors, officers and affiliates own approximately 5% of the common shares of Olympus Re Holdings, Ltd. ("Olympus Holdings"), Olympus's parent. Mr. Joseph S. Steinberg, one of our directors, is Chairman of Olympus Holdings.

        At December 31, 2002, Folksamerica had $67.9 million of reinsurance currently recoverable on paid losses and $807.1 million that will become recoverable if claims are paid in accordance with current reserve estimates. Because reinsurance contracts do not relieve Folksamerica of its obligation to its ceding companies, the financial position and solvency of Folksamerica's reinsurers is critical to the collectibility of its reinsurance coverages. Folksamerica is selective with regard to its reinsurers, placing reinsurance with only those reinsurers having strong financial strength ratings. Folksamerica monitors the financial strength of its reinsurers on an ongoing basis. The following table provides a listing of Folksamerica's top reinsurers based upon recoverable amounts, the percentage of total recoverables and the reinsurer's A.M. Best Rating.

Top Reinsurers ($ in millions)	Balance at December 31, 2002	% of Total	A.M. Best Rating(2)
Imagine Re(1)	$381.2	42%	A-
London Life(1)	135.4	15	A
Olympus(1)	45.5	5	A-
General Reinsurance and affiliates	34.9	4	A++
Federal Insurance Company	34.6	4	A++

(1)
Represents non-U.S. insurance entities whose balances are fully collateralized through funds held, letters of credit and/or trust agreements.

(2)
A.M. Best ratings as detailed above are: A++ (Superior, which is the highest of fifteen ratings), A (Excellent, which is the third highest of fifteen ratings) and A- (Excellent, which is the fourth highest of fifteen ratings).

Montpelier

        In December 2001, White Mountains, the Benfield Group plc and several other private investors established Montpelier and its wholly owned subsidiary Montpelier Reinsurance Ltd. ("Montpelier Re"). Montpelier Re is a Bermuda-domiciled insurance and reinsurance company that was formed with approximately $1.0 billion in capital to respond to the then favorable underwriting and pricing environment in the reinsurance industry. Montpelier Re has initially focused on property reinsurance business. Montpelier Re is rated "A-" (Excellent, the fourth highest of fifteen ratings) by A.M. Best. On October 15, 2002, Montpelier successfully completed an initial public offering and its common shares are listed on the New York Stock Exchange. Through holdings of common shares and warrants, we own approximately 21% of Montpelier on a fully converted basis. As of December 31, 2002, our investment in Montpelier consisted of 10,800,000 common shares valued at $16.67 per share and warrants to acquire an additional 4,781,572 common shares at $16.67 per share that are exercisable until December, 2011.

        Montpelier's net written premiums totalled $565.9 million and its net income was $152.0 million in 2002, its first full year of operations. Montpelier's total assets as of December 31, 2002 and 2001 were $1.8 billion and $1.0 billion and its shareholders' equity was $1.3 billion and $860.7 million.

White Mountains Underwriting Limited

        In December 2001, we formed WMU, an underwriting advisement company domiciled in Ireland. WMU, a wholly-owned subsidiary of White Mountains, has expanded Folksamerica's access to international property and marine excess of loss reinsurance business in Continental Europe and Japan and provides professional insurance services to both Folksamerica and Olympus. WMU receives management fees and a profit commission on business placed with Folksamerica and Olympus. During 2002, WMU placed $120.2 million and $40.4 million of written premiums and recorded $35.7 million and $8.2 million of management fees and profit commissions from Olympus and Folksamerica, respectively.

Fund American Re

        On December 20, 2001, Fund American Re acquired substantially all of the international reinsurance operations of the Folksam Group ("Folksam") of Stockholm, Sweden. A $64.0 million purchase price was paid in a combination of cash, a note and common shares. Fund American Re is commercially domiciled in Bermuda but maintains its executive office and an operating branch in Stockholm, Sweden, and operates through an additional branch in Singapore. Fund American Re principally writes property, liability, transportation and hail and crop reinsurance for insurance companies based in the United States and in Europe. At December 31, 2002 and 2001, Fund American Re had $149.9 million and $126.3 million of total assets, respectively, and $58.1 million and $63.9 million of shareholder's equity, respectively. Fund American Re wrote $62.5 million in net premiums during the year ended December 31, 2002. Fund American Re is rated "A-" (Excellent, the fourth highest of fifteen ratings) by A.M. Best.

Additional Loss and Loss Adjustment Expense Information

        The following information presents (1) our reinsurance segment's reserve development over the preceding ten years and (2) a reconciliation of reserves on a Statutory basis to reserves determined in accordance with GAAP, each as prescribed by Securities Act Industry Guide No. 6.

        Section I of the ten year table shows the estimated liability that was recorded at the end of each of the indicated years for all current and prior accident year unpaid losses and LAE. The liability represents the estimated amount of losses and LAE for claims that were unpaid at the balance sheet date, including IBNR reserves. In accordance with GAAP, the liability for unpaid losses and LAE is recorded in the balance sheet gross of the effects of reinsurance with an estimate of reinsurance recoverables arising from reinsurance contracts reported separately as an asset. The net balance represents the estimated amount of unpaid losses and LAE outstanding as of the balance sheet date, reduced by estimates of amounts recoverable under reinsurance contracts.

        Section II shows the re-estimated amount of the previously recorded net liability as of the end of each succeeding year. Estimates of the liability for unpaid losses and LAE are increased or decreased as payments are made and more information regarding individual claims and trends, such as overall frequency and severity patterns, becomes known. Section III shows the cumulative net (deficiency)/redundancy representing the aggregate change in the liability from original balance sheet dates and the re-estimated liability through December 31, 2002. Section IV shows the re-estimated gross liability and re-estimated reinsurance recoverables through December 31, 2002. Section V shows the cumulative amount of net losses and LAE paid relating to recorded liabilities as of the end of each succeeding year.

	Reinsurance Loss and LAE(1), (2), (3) Years Ended December 31,
($ in millions)
	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
I. Liability for unpaid losses and LAE:
Gross balance	$758.3	$798.4	$856.2	$981.5	$1,578.7	$1,461.3	$1,437.6	$1,210.6	$1,500.7	$1,610.6	$1,664.3
Less: reins. recoverables on unpaid losses and LAE	(172.0)	(154.4)	(182.4)	(201.0)	(390.2)	(352.0)	(398.0)	(324.0)	(702.8)	(879.5)	(815.0)

Net balance	$586.3	$644.0	$673.8	$780.5	$1,188.5	$1,109.3	1,039.6	$886.6	$797.9	$731.1	$849.3

II. Net liability re-estimated as of:
1 year later	601.5	672.5	701.8	834.1	1,222.6	1,125.5	1,036.0	914.4	803.5	743.8	—
2 years later	626.0	706.0	748.6	855.4	1,224.6	1,108.5	1,047.8	917.4	788.5
3 years later	653.2	746.3	763.7	862.7	1,206.4	1,114.5	1,032.3	919.3
4 years later	680.7	761.3	767.0	874.9	1,214.2	1,088.7	1,027.9
5 years later	694.8	764.1	778.8	874.2	1,188.9	1,071.6
6 years later	699.6	772.8	779.2	844.9	1,164.9
7 years later	706.5	774.2	755.8	817.6
8 years later	709.1	756.4	736.5
9 years later	696.8	747.4
10 years later	708.0

III. Cumulative net (deficiency)/redundancy	$(121.7)	$(103.4)	$(62.7)	$(37.1)	$23.6	$37.7	$11.7	$(32.7)	$9.4	$(12.7)	$—
Percent (deficient)/redundant	(20.8)%	(16.1)%	(9.3)%	(4.8)%	2.0%	3.4%	1.1%	(3.7)%	1.2%	(1.7)%	—%

IV. Reconciliation of net liability re-estimated as of the end of the latest re-estimation period (see II. above):
Gross re-estimated liability	954.9	964.2	973.2	1,029.8	1,589.9	1,470.7	1,433.6	1,330.9	1,616.0	1,702.2
Less: gross re-estimated reinsurance recoverable	(246.9)	(216.8)	(236.7)	(212.2)	(425.0)	(399.1)	(405.7)	(411.6)	(827.5)	(958.4)

Net re-estimated liability	$708.0	$747.4	$736.5	$817.6	$1,164.9	$1,071.6	$1,027.9	$919.3	$788.5	$743.8

V. Cumulative net amount of liability paid through:
1 year later	165.1	219.8	201.9	225.5	322.6	277.5	291.4	102.3	370.8	250.9
2 years later	289.8	337.3	323.4	363.6	506.7	472.0	390.6	348.9	512.9
3 years later	366.2	418.2	412.8	457.0	656.6	582.4	552.9	452.8
4 years later	423.9	481.2	474.3	542.8	774.0	680.9	626.9
5 years later	467.9	521.4	530.8	608.2	843.1	733.3
6 years later	495.2	565.8	572.7	644.1	883.1
7 years later	530.6	596.3	598.3	672.8
8 years later	554.6	618.2	616.8
9 years later	572.2	636.0
10 years later	590.4

(1)
The table consists of reserve information for Folksamerica and for Fund American Re.

(2)
The table includes the complete loss development history for all periods presented for all companies acquired by Folksamerica through an instrument of transfer and assumption approved by the appropriate insurance regulators. Under the instrument, insurance regulators require that Folksamerica report reserve development as if the companies had been combined from their inception.

(3)
Folksamerica became a wholly owned subsidiary of White Mountains during 1998. Reserve development for the years ended 1991 through 1997 reflects development on reserves established before White Mountains consolidated Folksamerica's results.

        The following table reconciles loss and LAE reserves determined on a Statutory basis to loss and LAE reserves determined in accordance with GAAP at December 31, as follows:

	Year Ended December 31,
(Millions)
	2000	2001	2002
Statutory reserves	$776.7	$1,002.7	$1,148.8
Reinsurance recoverable on unpaid losses and LAE(1)	702.8	586.7	513.2
Other(2)	21.2	21.2	2.3

GAAP reserves	$1,500.7	$1,610.6	$1,664.3

(1)
Represents adjustments made to add back reinsurance recoverables included with the presentation of reserves under Statutory accounting.

(2)
Primarily represents purchase accounting adjustments made in connection with Folksamerica acquisition of PCA Property and Casualty Insurance Company.

Other Operations

        Our other operations consist of the International American Group, Esurance, White Mountains and our intermediate holding companies.

International American Group

        In October 1999, we completed its acquisition of International American Group, a collection of insurance and reinsurance companies, for $86.7 million in cash. We acquired Peninsula, American Centennial and British Insurance Company through our acquisition of International American Group.

        Peninsula, which was established in 1960, is a Maryland-domiciled property and casualty insurer which writes both personal and commercial lines, primarily private passenger automobile, homeowners, commercial automobile and commercial multi-peril. Most of Peninsula's insurance products are sold in Maryland, Delaware and Virginia. Peninsula is rated "A" (Excellent, the third highest of fifteen ratings) by A.M. Best. Peninsula markets insurance products principally through independent agents. Peninsula's primary business focus is to establish strong long-term relationships with its agents and insured customers by focusing on providing quality insurance products to families and small private businesses. At December 31, 2002 and 2001, Peninsula had $57.1 million and $55.9 million of total assets and $21.2 million and $22.5 million of shareholder's equity, respectively. For the years ended December 31, 2002, 2001 and 2000, Peninsula had $29.5 million, $28.3 million and $22.7 million in net written premiums.

        American Centennial and British Insurance Company are Delaware-domiciled and Cayman Island-domiciled, respectively, property and casualty insurance and reinsurance companies in run-off. At December 31, 2002 and 2001, American Centennial had $60.9 million and $66.2 million of total assets and $26.7 million and $37.0 million of shareholder's equity, respectively. At December 31, 2002 and 2001, British Insurance Company had $24.7 million and $22.4 million of total assets and $4.3 million and $4.4 million of shareholder's equity, respectively.

Esurance

        Esurance is an online insurance provider that has been writing personal automobile insurance since 2000. Esurance attempts to leverage technology to reduce costs in order to offer its products at competitive prices. The company markets its products through a multi-channel approach, with the majority of its policies sold directly to consumers. Most customer interaction with the company takes place through Esurance's website, www.esurance.com, where customers can get real-time online quotes and purchase their policies. Esurance also offers policyholders 24-hour customer service and claims handling, along with online account management.

        By predominantly interacting with customers through the internet, Esurance is able to collect detailed underwriting information in real-time. This real-time access to customer information has allowed Esurance to develop its own highly segmented, tiered pricing model.

        During 2002, substantially all of the business generated by Esurance was directly written or assumed by our subsidiaries. Results of this business are included in the underwriting unit that ultimately retains the risk under the policies written through Esurance. Esurance increased its direct written premium volume from $17.4 million in 2001 to $52.6 million in 2002.

        Esurance is headquartered in San Francisco and has operated as an independent subsidiary of Folksamerica since October 2000, when Folksamerica purchased 80% of the company for $9.0 million. During the fourth quarter of 2001, Folksamerica purchased the remaining outstanding stock for $1.4 million. As of December 31, 2002, Folksamerica owned 99.1% of Esurance's outstanding stock. For the years ended December 31, 2002 and 2001, Esurance had total assets of $38.2 million and $16.9 million, total revenues of $10.9 million and $3.1 million and an accumulated shareholder's deficit of $24.9 million and $8.9 million.

White Mountains and its Intermediate Holding Companies

        Our intermediate holding companies include Fund American Companies, Inc. ("Fund American") and Fund American Enterprises Holdings, Inc. ("FAEH"), both U.S.-domiciled companies, as well as various intermediate holding companies domiciled in Barbados.

        Fund American acquired OneBeacon on June 1, 2001. In connection with the Acquisition, Fund American and FAEH entered into the following financing arrangements:

  •
  Fund American borrowed $825.0 million in June 2001 from a banking syndicate arranged by Lehman Brothers, Inc. (the "Bank Facility"). Fund American subsequently entered into a series of interest rate swaps with large financial institutions that were undertaken to achieve a fixed interest rate on $700.0 million of the borrowings under the Bank Facility. In May of 2003, Fund American repaid the Bank Facility using proceeds from the issuance of senior notes (see page 78 for more information).

  •
  Fund American issued $300.0 million in face value of cumulative non-voting preferred stock to Berkshire Hathaway, Inc. ("Berkshire") (the "Berkshire Preferred Stock") for $225.0 million.

  •
  FAEH issued a $260.0 million seller note to Aviva (the "Seller Note"). The Seller Note was repaid on November 29, 2002.

  •
  FAEH issued $20.0 million in face value of cumulative non-voting preferred stock to Zenith Insurance Company ("Zenith") (the "Zenith Preferred Stock").

Investments

        The investment portfolios of our insurance and reinsurance operations consist primarily of fixed maturity investments but also consist, in part, of short-term investments, common equity securities and other investments. We believe that prudent levels of investments in common equity securities and other investments within our investment portfolio are likely to enhance after-tax total returns without significantly increasing the risk profile of the portfolio when considered over long periods of time and balanced with leverage and insurance risk considerations.

        Our fixed maturity portfolios are comprised primarily of investment grade corporate debt securities, U.S. government and agency securities and mortgage-backed securities (greater than 99% of such securities received a rating from the National Association of Insurance Commissioners ("NAIC") of 1 or 2). Nearly all the fixed maturity securities currently held by us are publicly traded. We expect to continue to invest primarily in high quality, fixed maturity investments.

        At December 31, 2002, our consolidated investment portfolio consisted of $6,669.1 million (75%) of fixed maturity investments, $1,790.6 million (20%) of short-term investments and $439.7 million (5%) of common equity securities and other investments. Our fixed maturity portfolio at December 31, 2002 consisted principally of corporate debt securities (49%), U.S. government and agency securities (32%), mortgage-backed securities (14%) and preferred equity securities, foreign government obligations and municipal bonds (5%).

        Our investment philosophy is to invest all assets with a view towards maximizing its after-tax total return over extended periods of time. Under this approach, each dollar of after-tax investment income, realized and unrealized gains and losses is valued equally. Our overall fixed maturity investment strategy is to purchase securities that are attractively priced in relation to perceived credit risks. We generally manage the interest rate risk associated with holding fixed maturity investments by actively monitoring and maintaining the average duration of the portfolio with a view towards achieving an adequate after-tax total return without subjecting the portfolio to an unreasonable level of interest rate risk. At December 31, 2002, the duration of our fixed maturity portfolio and short-term investments was approximately 3.4 years.

Regulation

        Our insurance and reinsurance operations are subject to regulation and supervision in each of the jurisdictions where they are domiciled and licensed to conduct business. Generally, regulatory authorities have broad supervisory and administrative powers over such matters as licenses, standards of solvency, premium rates, policy forms, investments, security deposits, methods of accounting, form and content of financial statements, reserves for unpaid loss and LAE, reinsurance, minimum capital and surplus requirements, dividends and other distributions to shareholders, periodic examinations and annual and other report filings. In general, such regulation is for the protection of policyholders rather than shareholders. We believe that we are in compliance with all applicable laws and regulations pertaining to our business that would have a material effect on our financial position in the event of non-compliance.

        Over the last several years most states have implemented laws that establish standards for current, as well as continued, state accreditation. In addition, the NAIC has adopted risk-based capital standards for property and casualty companies as a means of monitoring certain aspects affecting the overall financial condition of insurance companies. The current risk-based capital ratios of our active insurance and reinsurance subsidiaries are satisfactory and such ratios are not expected to result in any adverse regulatory action. We are not aware of any current recommendations by regulatory authorities that would be expected to have a material effect on our results of operations or liquidity.

        As a condition of its license to do business in certain states, our insurance operations are required to participate in mandatory shared market mechanisms. Each state dictates the types of insurance and the level of coverage that must be provided. The most common type of shared market mechanism in which we are required to participate is an assigned risk plan. Many states operate assigned risk plans. The NY Auto Plan and New Jersey commercial automobile insurance plans are two such shared market mechanisms in which OneBeacon is required to participate. These plans require insurers licensed within the applicable state to accept the applications for insurance policies of individuals who are unable to obtain insurance in the voluntary market. The total number of such policies an insurer is required to accept is based on its market share of voluntary business in the state. Underwriting performance related to assigned risk plans are typically adverse. Accordingly, OneBeacon may be required to underwrite policies with a higher risk of loss than it would otherwise accept.

        Reinsurance facilities are another type of shared market mechanism. Reinsurance facilities require an insurance company to accept all applications submitted by certain state designated agents. The reinsurance facility then allows the insurer to cede some of its business to the reinsurance facility so that the facility will reimburse the insurer for claims paid on ceded business. Typically, however, reinsurance facilities operate at a deficit, which is funded through assessments against the same insurers. The Massachusetts Commonwealth Automobile Reinsurers ("MassCAR") is one such reinsurance facility in which OneBeacon is compelled to participate. As a result, OneBeacon could be required to underwrite policies with a higher risk of loss than it would otherwise accept.

        The insurance laws of many states generally provide that property and casualty insurers doing business in those states belong to a statutory property and casualty guaranty association. The purpose of these guaranty associations is to protect policyholders by requiring that solvent property and casualty insurers pay certain insurance claims of insolvent insurers. These guaranty associations generally pay these claims by assessing solvent insurers proportionately based on the insurer's share of voluntary written premiums in the state. While most guaranty associations provide for recovery of assessments through rate increases, surcharges or premium tax credits, there is no assurance that insurers will ultimately recover these assessments. At December 31, 2002, the reserve for such assessments at OneBeacon totalled $24.7 million, of which $7.7 million related to the insolvency of Reliance Insurance Company.

        Many states have laws and regulations that limit an insurer's ability to exit a market. For example, certain states limit a private passenger automobile insurer's ability to cancel and non-renew policies. Furthermore, certain states prohibit an insurer from withdrawing from one or more lines of insurance business in the state, unless the state regulators approve the company's withdrawal plans. State regulators may refuse to approve such plans on the grounds that they could lead to market disruption. Such laws and regulations may restrict our ability to exit unprofitable markets.

        Nearly all states have insurance laws requiring personal property and casualty insurers to file price schedules, policy or coverage forms, and other information with the state's regulatory authority. In most cases, such price schedules and/or policy forms must be approved prior to use. While pricing laws vary from state to state, their objectives are generally to ensure that prices are adequate, not excessive and not discriminatory. For example, Massachusetts, a state where OneBeacon has a sizable presence, sets virtually all aspects of automobile insurance rates, including agent commissions. Such regulations often challenge an insurers ability to adequately price its product, which often leads to unsatisfactory underwriting performance.

        Our U.S. insurance subsidiaries are subject to state laws and regulations that require investment portfolio diversification and that limit the amount of investment in certain categories. Non-compliance may cause non-conforming investments to be non-admitted in measuring statutory surplus and, in some instances, may require divestiture. Our investment portfolio at December 31, 2002 complied with such laws and regulations in all material respects.

        One of the primary sources of cash inflows for White Mountains and certain of its intermediary holding companies is dividends received from its operating subsidiaries. Under the insurance laws of the jurisdictions under which our insurance subsidiaries are domiciled, an insurer is restricted with respect to the timing or the amount of dividends it may pay without prior approval by regulatory authorities. In a given calendar year, the insurance subsidiaries can generally dividend up to the greater of 10% of their statutory surplus at the beginning of the year or the prior year's statutory net income without prior regulatory approval, subject to the availability of unassigned funds (the statutory accounting equivalent of retained earnings). Larger dividends generally can be paid only upon regulatory approval. Accordingly, there is no assurance regarding the amount of such dividends that may be paid by such subsidiaries in the future. During 2002, our first-tier insurance subsidiaries declared and paid $172.6 million in dividends to Fund American. Our first tier insurance subsidiaries have the ability to pay dividends of approximately $261.5 million to Fund American in 2003 without approval of regulatory authorities.

        We are subject to regulation under certain state insurance holding company acts. These regulations contain reporting requirements relating to the capital structure, ownership, financial condition and general business operations of our insurance and reinsurance subsidiaries. These regulations also contain special reporting and prior approval requirements with respect to certain transactions among affiliates. Since we are an insurance holding company, the domiciliary states of its insurance subsidiaries impose regulatory application and approval requirements on acquisitions of common shares which may be deemed to confer control over those subsidiaries, as that concept is defined under the applicable state laws. Acquisition of as little as 10% of our common shares may be deemed to confer control under the insurance laws of some jurisdictions, and the application process for approval can be extensive and time consuming.

        While the federal government does not directly regulate the insurance business, federal legislation and administrative policies affect the insurance industry. In addition, legislation has been introduced from time to time in recent years that, if enacted, could result in the federal government assuming a more direct role in the regulation of the insurance industry. A recently enacted federal law, the Terrorism Act, provides a "back-stop" to property and casualty insurers in the event of future terrorist acts perpetrated by foreign agents or interests. The law limits the industry's aggregate liability by requiring the federal government to share 90 percent of certified losses once a company meets a specific retention or deductible as determined by its prior year's direct written premiums and limits the aggregate liability to be paid by the government and industry without further action by Congress at $100 billion. In exchange for this "back-stop", primary insurers are required to make coverage available to commercial insureds for losses from acts of non-domestic terrorism as specified in the Terrorism Act. OneBeacon is actively complying with the requirements of the Terrorism Act in order to ensure its ability to be reimbursed by the federal government for any losses it may incur as a result of future terrorist acts. A number of additional enacted and pending legislative measures could lead to increased consolidation and increased competition for business and for capital in the financial services industry. We cannot predict whether any state or federal measures will be adopted to change the nature or scope of the regulation of the insurance business or what effect such measures may have on its insurance and reinsurance operations.

        Environmental cleanup of polluted waste sites is subject to both federal and state regulation. The Comprehensive Environmental Response Compensation and Liability Act of 1980 ("Superfund") and comparable state statutes govern the cleanup and restoration of waste sites by potentially responsible parties. These laws can impose liability for the entire cost of clean-up upon any responsible party, regardless of fault. The insurance industry in general is involved in extensive litigation regarding coverage issues arising out of the cleanup of waste sites by insured potentially responsible parties and as a result has disputed many such claims. From time to time, comprehensive Superfund reform proposals are introduced in Congress, but none has yet been enacted. At this time, it remains unclear as to whether Superfund reform legislation will be enacted or that any such legislation will provide for a fair, effective and cost-efficient system for settlement of Superfund related claims. The National Idemnity Cover includes coverage for such exposures; however, there can be no assurance that the coverage provided under the National Indemnity Cover will ultimately prove to be adequate.

Ratings

        Insurance and reinsurance companies are evaluated by various rating agencies in order to measure each company's financial strength. Higher ratings generally indicate financial stability and a stronger ability to pay claims. A.M. Best currently rates OneBeacon's principal operating insurance subsidiaries

"A" (Excellent, the third highest of fifteen ratings), Folksamerica's principal reinsurance operating subsidiary "A" (Excellent, the third highest of fifteen ratings) and Fund American Re "A-" (Excellent, the fourth highest of fifteen ratings). We believe that strong ratings are important factors in the marketing of insurance and reinsurance products to agents and consumers.

Employees

        As of December 31, 2002, we employed 5,115 persons (consisting of 12 persons at the Company and its intermediate holding companies, 10 persons at WMU, 70 persons at Fund American Re and 5,023 persons at OneBeacon and its subsidiaries, including Folksamerica and its subsidiaries). We believe that we have satisfactory relations with our employees.

Properties

        We maintain two professional offices in Hamilton, Bermuda which serve as our headquarters and our registered office. Fund American Re maintains branch offices in Stockholm, Sweden and in Singapore. The home offices of OneBeacon and Folksamerica are located in Boston, Massachusetts and New York, New York, respectively, with branch offices in various cities throughout the United States. In addition, we maintain a professional office in Hanover, New Hampshire which serves as its principal executive office and an additional professional office in White River Junction, Vermont.

        Our headquarters, registered office and principal executive offices are leased. Fund American Re's branch offices in Sweden and Singapore are leased. The home offices of OneBeacon and Folksamerica and most of its branch offices are leased with the exception of branch offices located in New Jersey and New York which are owned by OneBeacon. Additionally, OneBeacon owns office facilities in Illinois, Pennsylvania and Oregon. Certain leased and owned OneBeacon office locations have been leased or subleased to Liberty Mutual in connection with the Renewal Rights Agreement for a period of no more than three years. Management considers its office facilities suitable and adequate for its current level of operations.

Legal Proceedings

        White Mountains, and the insurance and reinsurance industry in general, are subject to litigation and arbitration in the normal course of business. Other than those items listed below, we were not a party to any material litigation or arbitration other than as routinely encountered in claims activity, none of which is expected by management to have a material adverse effect on its financial condition and/or cash flows.

        On December 20, 2002, a jury in Federal District Court in Arkansas returned a verdict against OneBeacon in a case involving a claim by an insurance agent that its agency agreement had been improperly terminated in 1999. The award against OneBeacon consisted of $1.2 million in compensatory damages and $32.6 million in punitive damages. OneBeacon strongly believes there are meritorious grounds for setting aside the verdict and intends to vigorously pursue those matters with the District Court. If necessary, OneBeacon will appeal to the U.S. Court of Appeals for the Eighth Circuit.

        On May 15, 2002, The Robert Plan Corporation and several of its subsidiaries filed a lawsuit against White Mountains, certain of our subsidiaries and several individuals employed by the subsidiaries. The suit alleges that the defendants misappropriated confidential information of the plaintiffs and used such information to enter into the New York automobile assigned risk business in direct competition with the plaintiffs. The plaintiffs seek approximately $120 million in damages which they allege represents three years of their lost profits in the subject business. White Mountains, its named subsidiaries and employees do not believe they engaged in any improper or actionable conduct. At present, White Mountains and its subsidiaries have no reason to believe they have any liability to

The Robert Plan Corporation and intend to vigorously defend the lawsuit. In addition, OneBeacon has brought a counterclaim against the plaintiffs that it believes to be meritorious. OneBeacon is seeking compensatory damages of $8.8 million as a result of the breach by the plaintiffs of the limited assigned distribution servicing contract that OneBeacon had entered into with them.

        In December 2001, American Centennial filed for arbitration against Gerling Global International Reinsurance Company ("Gerling"), a reinsurer of American Centennial, based on Gerling's failure to pay American Centennial amounts due under a reinsurance contract. At December 31, 2002, American Centennial had recorded $22.6 million in recoverables from Gerling under this reinsurance contract, of which $10.2 million is currently due. Approximately $16.7 million of this obligation is collateralized. Gerling may owe American Centennial significantly greater amounts in the future should additional losses which are covered by the reinsurance contract emerge. Gerling has requested the arbitration panel to rescind the contract as of December 31, 2000 based upon, among other things, White Mountains' acquisition of American Centennial in 1999. White Mountains, American Centennial and their counsel believe that Gerling's claims are meritless and intend to pursue collection of any and all amounts due under the Gerling reinsurance contract.

        In August 2000, Aramarine Brokerage, Inc. ("Aramarine"), a former insurance broker of OneBeacon's, filed a lawsuit alleging that OneBeacon had wrongfully terminated its business relationship with Aramarine. The suit claims $410 million in compensatory damages for lost commissions. OneBeacon does not believe it has engaged in any actionable conduct, has filed a motion for summary judgment and intends to vigorously defend the lawsuit.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        The following financial discussion should be read in conjunction with our consolidated financial statements and notes thereto which are contained elsewhere in this prospectus. Our business underwent significant changes during 2001, therefore, particular attention should be given to the description of our current business included in this prospectus.

        Within the following discussion, references made to OneBeacon's operations relating to periods prior to the Acquisition have been made solely to illustrate significant trends and changes in OneBeacon's business that have occurred post-Acquisition. White Mountains' results for periods prior to June 1, 2001 did not include the financial results of OneBeacon. Accordingly, references to White Mountains' results for the year ended December 31, 2001, incorporate OneBeacon's financial results for only seven months.

        The following discussion contains forward looking statements. We intend statements which are not historical in nature to be, and are hereby identified as "forward-looking statements" to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This safe harbor requires that we specify important factors that could cause actual results to differ materially from those contained in forward-looking statements made by or on behalf of us. We cannot promise that our expectations in such forward-looking statements will turn out to be correct. Our actual results could be materially different from and worse than our expectations. See "Special Note on Forward-Looking Statements" for specific important factors that could cause actual results to differ materially from those contained in forward-looking statements.

Three Months Ended March 31, 2003 and 2002

Results of Operations

        We believe that the annualized percentage change in our fully converted tangible book value per share represents a better measure of the increase in shareholder value than book value per share because fully converted tangible book value more closely reflects our intrinsic value. Book value per share is derived by dividing our total GAAP shareholders' equity as of a given date by the number of common shares outstanding as of that date, including the dilutive effects of outstanding options and warrants to acquire common shares, as well as the unamortized accretion of subsidiary preferred stock. Fully converted tangible book value per share is derived by expanding the book value per share calculation to include (i) the effects of assumed conversion of all convertible securities and (ii) any remaining unamortized goodwill or deferred credits as of the applicable date. A table showing the details of our fully converted tangible book value per share follows:

	December 31, 2001	March 31, 2002	December 31, 2002	March 31, 2003
Book value per share numerators (in millions):
Common shareholders' equity	$1,444.6	$2,066.6	$2,407.9	$2,485.2
Proceeds from assumed exercise of outstanding Warrants	300.0	300.0	300.0	300.0
Benefits to be received from share obligations under employee benefit plans	16.5	12.6	8.8	7.6
Remaining accretion of subsidiary preferred stock to face value	(149.7)	(147.3)	(139.1)	(136.0)

Book value per share numerator	1,611.4	2,231.9	2,577.6	2,656.8
Assumed conversion of convertible preference shares to Common Shares	—	—	219.0	230.5
Unamortized deferred credits and goodwill	657.7	—	—	—

Fully converted tangible book value per common and equivalent share numerator	$2,269.1	$2,231.9	$2,796.6	$2,887.3

Book Value per share denominators (in thousands):
Common Shares outstanding	8,264.7	8,284.2	8,351.4	8,357.1
Common Shares issuable upon exercise of outstanding Warrants	1,714.3	1,714.3	1,714.3	1,724.2
Share obligations under employee benefit plans	69.2	64.2	61.9	56.2

Book value per share denominator	10,048.2	10,062.7	10,127.6	10,137.5
Assumed conversion of convertible preference shares to common shares	—	—	678.0	678.0

Fully converted tangible book value per common and equivalent share denominator	10,048.2	10,062.7	10,805.6	10,815.5

Book value per share	$160.36	$221.80	$254.52	$262.08
Fully converted tangible book value per common and equivalent share	225.81	221.80	258.82	266.96

        We ended the first quarter of 2003 with a fully converted tangible book value per common share of $266.96, which represents an annualized increase of 15% (including dividends) over the fully converted tangible book value per common share of $258.82 as of December 31, 2002. Results of operations, including net realized gains from our insurance and reinsurance subsidiaries contributed to our increase in book value and in fully converted tangible book value during the first quarter of 2003. On a comparative basis, our fully converted tangible book value decreased by an annualized rate of 6% (including dividends) during the first quarter of 2002, which resulted primarily from unrealized losses in our fixed income portfolios.

Review of Consolidated Results

        A tabular summary of our consolidated financial results for the three months ended March 31, 2003 and 2002 follows:

	Three Months Ended March 31,
	2002	2003
	Millions
Earned insurance and reinsurance premiums	$959.4	$803.0
Net investment income	86.7	78.6
Net realized gains (losses)	(.1)	58.2
Other revenue	40.0	24.5

Total revenues	1,086.0	964.3

Loss and LAE	706.4	522.6
Insurance and reinsurance acquisition expenses	190.7	157.9
General and administrative expenses	155.8	110.0
Accretion of fair value adjustment to loss and LAE reserves	24.0	14.2
Interest expense	18.2	13.6

Total expenses	1,095.1	818.3

Pretax income (loss)	(9.1)	146.0
Income tax (provision) benefit	13.0	(46.1)
Accretion and dividends on mandatorily redeemable preferred stock of subsidiaries	(10.0)	(10.7)
Equity in earnings of unconsolidated affiliates	1.0	12.9

Net income (loss) from continuing operations	(5.1)	102.1
Cumulative effect of changes in accounting principles	660.2	—

Net income	655.1	102.1
Other comprehensive loss	(35.5)	(10.2)

Comprehensive net income	$619.6	$91.9

        Earned insurance and reinsurance premiums totalled $803.0 million for first quarter of 2003 versus $959.4 million for the comparable 2002 period. The decrease in earned premiums from the 2002 period to the 2003 period resulted primarily from the effect of the Renewal Rights Agreement on OneBeacon's operations. See "Summary of Operations by Segment" for a further discussion of earned insurance and reinsurance premiums by our segments and lines of business.

        Net investment income totalled $78.6 million for first quarter of 2003 versus $86.7 million for the comparable 2002 period. The decrease in net investment income from the 2002 period to the 2003 period resulted primarily from lower average net invested assets in OneBeacon's investment portfolio as it gradually shrunk with the run-off of OneBeacon's non-core book. Our net investment income is comprised primarily of interest income associated with the fixed maturity investments of our operating subsidiaries and dividend income from our equity investments. We manage all of our investments through our wholly owned subsidiary, White Mountains Advisors LLC ("WM Advisors"), therefore, a discussion of our consolidated investment operations is provided below after the discussion of operations by segment.

        Net realized gains (losses) totalled $58.2 million and $(.1) million for the three months ended March 31, 2003 and 2002, respectively, which resulted principally from sales of fixed maturity investments during both periods. See the "Summary of Investment Operations" below for a discussion of realized investment gains (losses).

        Other revenues totalled $24.5 million and $40.0 million for the 2003 and 2002 first quarters, respectively. Other revenues recorded in the 2003 first quarter includes $18.0 million in fees and commissions generated by WMU, a $2.9 million gain from the sale of real estate and $1.5 million in fees generated by Fund American Re. Other revenue recorded for 2002 consisted primarily of $25.3 million in interest receivable on amounts due resulting from Internal Revenue Service examinations which were finalized during the period, $7.9 million in fees and commissions generated by WMU and a $5.5 million gain on the sale of real estate.

        Losses and LAE totalled $522.6 million for first quarter of 2003 versus $706.4 million for the comparable 2002 period. The decrease in losses and LAE from the 2002 period to the 2003 period resulted primarily from the effect of the Renewal Rights Agreement on OneBeacon's operations. See "Summary of Operations by Segment" for a further discussion of losses and LAE.

        Insurance and reinsurance acquisition expenses, which consist primarily of insurance and reinsurance brokerage and commission expenses, totalled $157.9 million for the first quarter of 2003 versus $190.7 million for the comparable 2002 period. The decrease in these insurance expenses from the 2002 period to the 2003 period is primarily attributable to the effect of the Renewal Rights Agreement on OneBeacon's operations. See "Summary of Operations by Segment" for a further discussion of insurance and reinsurance acquisition expenses.

        General and administrative expenses totalled $110.0 million for the first quarter of 2003 versus $155.8 million for the 2002 comparable period. A majority of this decrease from the 2002 period to the 2003 period is due to a reduction in work force at OneBeacon as a result of the Renewal Rights Agreement. See "Summary of Operations by Segment" for a further discussion of general and administrative expenses.

        General and administrative expenses includes amounts recognized under White Mountains' share-based compensation plans. These plans, consisting primarily of performance shares are designed to maximize shareholder value over long periods of time by aligning the financial interests of our management with those of our owners. Our Board of Directors (the "Board") believes that share-based compensation for its key employees should be payable in full only if the Company achieves superior returns for its owners. Performance shares are payable upon achievement of pre-defined business goals and are valued based on the market value of common shares at the time awards are earned. Performance shares are typically paid in cash, though they may be paid in common shares at the election of the Board. The target of White Mountains' performance share programs is linked to achievement of an overall annualized return of at least equal to the market yield available from a ten-year U.S. Treasury note plus 700 basis points at the time of grant (11% for the 2003 grant). Our policy is to expense all our share-based compensation, including our outstanding options. As a result, our calculation of return includes the full expense of all outstanding share-based compensation awards. During the first three months of 2003 and 2002, we recorded compensation charges of $16.2 million and $20.0 million, respectively, for outstanding performance shares. In addition, we issued 94,500 restricted shares in 2001 and issued a one-time award of 81,000 options during 2000. During the first three months of 2003 and 2002, we recorded compensation charges relating to options of $1.3 million and $1.8 million, respectively, and recorded compensation expense charges relating to restricted shares of $3.2 million and $4.1 million, respectively.

        In connection with purchase accounting for the Acquisition, we were required to adjust OneBeacon's loss and LAE reserves and the related reinsurance recoverables to fair value which resulted in a reduction of $646.9 million and $346.9 million, respectively, on OneBeacon's balance sheet at June 1, 2001. This net reduction to loss and LAE reserves of $300.0 million is being accreted through an income statement charge ratably with and over the period that the claims are expected to be settled. As a result, we recognized $14.2 million and $24.0 million of accretion to loss and LAE reserves during the first three months of 2003 and 2002, respectively. We will accrete the remaining

$150.0 million over the future periods in which the claims are settled, which is expected to be seven or eight years from the Acquisition.

        Interest expense totalled $13.6 million for the first quarter of 2003 versus $18.2 million for the first quarter of 2002. The decrease in interest expense from 2002 to 2003 primarily resulted from the repayment of the Seller Note in November, 2002. See "Summary of Operations by Segment" for a further discussion of interest expense by our segments and lines of business.

        We recorded a provision for income taxes of $46.1 million for the first quarter of 2003 versus a benefit from income taxes of $13.0 million for the first quarter of 2002. We are domiciled in Bermuda and have subsidiaries domiciled in several countries. The majority of our worldwide operations are taxed in the United States. Income earned or losses incurred by non-U.S. companies will generally be subject to an overall effective tax rate lower than that imposed by the United States.

        The income tax provision (benefit) related to pretax earnings for the first three months of 2003 and 2002 represents an effective tax rate of 31.6% and (142.9%), respectively. Our effective tax rate for 2003 was lower than the U.S. statutory rate of 35% primarily from income generated in jurisdictions other than the United States. Our effective tax rate for the 2002 period (resulting from a net loss reported during the period) was greater than the U.S. statutory rate of 35% primarily as a result of the reversal of an allowance for doubtful reinsurance recoveries in connection with Folksamerica's 2000 acquisition of PCA Property & Casualty.

        We recorded accretion and dividends on subsidiary preferred stock of $3.1 million and $7.6 million, respectively, for the 2003 first quarter versus $2.4 million and $7.6 million for the first quarter of 2002. The accretion of preferred stock represents a charge to the income statement to accrete the carrying value of preferred stock issued to Berkshire Hathaway Inc. (the "Berkshire Preferred Stock") on June 1, 2001 from its recorded value (currently $164.0 million) to its face value of $300.0 million using the interest method of amortization over the instrument's seven-year term. This charge has no impact on our computation of book value per common share. The preferred stock dividends represent dividends declared and paid on the Berkshire Preferred Stock as well as $20.0 million in preferred stock issued by a subsidiary of ours in connection with the Acquisition.

        Equity in earnings of unconsolidated affiliates increased from $1.0 million in the first quarter of 2002 to $12.9 million in the first quarter of 2003. Our investment in Montpelier contributed $11.5 million and $1.9 million during the 2003 and 2002 periods, respectively, and OneBeacon's investment in Main Street America contributed $1.4 million and $(.9) million during the 2003 and 2002 periods, respectively. See "Summary of Operations by Segment" for a further discussion of results from our investment in Montpelier.

        On January 1, 2002, in accordance with SFAS No. 141, we recognized all our unamortized deferred credits of $682.5 million, which amounted to $641.4 million at our holding companies, primarily related to our acquisition of OneBeacon, and $41.1 million from acquisition activities at Folksamerica. We also recognized a $22.3 million transitional impairment loss in accordance with SFAS No. 142, primarily related to goodwill associated with Folksamerica's acquisition of Risk Capital Operations. All of these items were recognized through the income statement as a cumulative effect of a change in accounting principle.

        Other comprehensive losses of $10.2 million for the three months ended March 31, 2003 was primarily the result of $39.0 million of gains realized on the sale of investments, partially offset by unrealized gains on investments held of $28.2 million, primarily due to the effect of decreasing interest rates during the period on our fixed maturity investments. Other comprehensive losses of $35.5 million for the three months ended March 31, 2002 was primarily due to the effect of increasing interest rates during the period on our fixed maturity investments.

Summary of Operations by Segment

        We conduct our operations through three segments: (i) "OneBeacon" (consisting solely of the operations of OneBeacon and its unconsolidated investment in Main Street America), (ii) "Reinsurance" (consisting of Folksamerica, Fund American Re, WMU and our investment in Montpelier) and (iii) "Other Operations" (consisting of Peninsula, American Centennial, British Insurance Company, Esurance and the operations of the Company and its intermediate subsidiary holding companies). Our segment information is presented below:

Three months ended March 31, 2003	OneBeacon	Reinsurance	Other Operations	Total
	Millions
Earned insurance and reinsurance premiums	$569.4	$225.7	$7.9	$803.0
Net investment income	64.7	13.0	.9	78.6
Net realized gains (losses)	57.8	.7	(.3)	58.2
Other revenue	.5	19.6	4.4	24.5

Total revenues	692.4	259.0	12.9	964.3

Loss and LAE	368.0	148.8	5.8	522.6
Insurance and reinsurance acquisition expenses	105.1	49.5	3.3	157.9
General and administrative expenses	80.2	14.2	15.6	110.0
Accretion of fair value adjustment to loss and LAE reserves	—	—	14.2	14.2
Interest expense	—	.5	13.1	13.6

Total expenses	553.3	213.0	52.0	818.3

Pretax income (loss)	$139.1	$46.0	$(39.1)	$146.0

Three months ended March 31, 2002
Earned insurance and reinsurance premiums	$809.2	$143.1	$7.1	$959.4
Net investment income	77.5	11.1	(1.9)	86.7
Net realized gains (losses)	2.0	(2.9)	.8	(.1)
Other revenue	—	9.0	31.0	40.0

Total revenues	888.7	160.3	37.0	1,086.0

Loss and LAE	619.5	82.3	4.6	706.4
Insurance and reinsurance acquisition expenses	157.9	32.0	.8	190.7
General and administrative expenses	103.8	16.6	35.4	155.8
Accretion of fair value adjustment to loss and LAE reserves	—	—	24.0	24.0
Interest expense	—	.5	17.7	18.2

Total expenses	881.2	131.4	82.5	1,095.1

Pretax income (loss)	$7.5	$28.9	$(45.5)	$(9.1)

OneBeacon

        The following tables provide GAAP ratios, net written premiums and earned insurance premiums for OneBeacon's four underwriting units for the three months ended March 31, 2003 and 2002:

Three Months Ended March 31, 2003	Personal	Commercial	Specialty	Total Core	Non-Core	Total
GAAP Ratios(1)
Loss and LAE	65%	63%	55%	62%	77%	65%
Expense	30%	37%	31%	32%	34%	32%

Total Combined	95%	100%	86%	94%	111%	97%

Millions
Net written premiums	$201.3	$120.5	$128.0	$449.8	$44.4	$494.2
Earned insurance premiums	$235.6	$109.1	$118.4	$463.1	$106.3	$569.4
Three Months Ended March 31, 2002	Personal	Commercial	Specialty	Total Core	Non-Core	Total
GAAP Ratios(1)
Loss and LAE	80%	70%	54%	72%	84%	77%
Expense	25%	32%	34%	28%	38%	32%

Total Combined	105%	102%	88%	100%	122%	109%

Millions
Net written premiums	$297.4	$138.7	$103.4	$539.5	$176.3	$715.8
Earned insurance premiums	$236.5	$155.1	$98.4	$490.0	$319.2	$809.2

(1)
A key measure of relative performance for an insurance company is the combined ratio. A GAAP combined ratio is calculated by adding (i) the ratio of incurred loss and LAE to earned premiums (the "loss and LAE ratio") and (ii) the ratio of acquisition and other expenses to earned premiums (the "expense ratio").

        OneBeacon's results for the three months ended March 31, 2003 improved from the first quarter of 2002. Improved pricing and other market conditions, as well as continued effects of actions taken since the Acquisition have contributed to the improvements. OneBeacon's total GAAP combined ratio, including non-core business, was 97% for the three months ended March 31, 2003 compared to 109% for the first quarter of 2002. This includes the full cost of OneBeacon's long-term incentive compensation, which amounted to 3 points on the combined ratio in the quarter. Net written premiums and earned premiums on OneBeacon's total business were down to $494.2 million and $569.4 million, respectively, for the three months ended March 31, 2003 from $715.8 million and $809.2 million, respectively, for the first quarter of 2002, primarily due to the decrease in business volume resulting from the Renewal Rights Agreement.

        OneBeacon's GAAP combined ratio for core operations was 94% for the three months ended March 31, 2003 compared to 100% for the three months ended March 31, 2002. Net written premiums and earned premiums for core operations were $449.8 million and $463.1 million for the three months ended March 31, 2003 and $539.5 million and $490.0 million for the first quarter of 2002, as price increases and new business generated by One Beacon Professional Partners were offset by reduced premium volume as a result of re-underwriting the book, including decreases in commercial lines business, and the transfer of OneBeacon's private passenger automobile business in New Jersey to a newly formed reciprocal carrier.

        Loss and LAE totalled $368.0 million for the three months ended March 31, 2003, down from $619.5 million for the first quarter of 2002, which is primarily due to the decrease in business volume resulting from the Renewal Rights Agreement.

        Insurance acquisition expenses, which consist primarily of commission expenses, totalled $105.1 million for the three months ended March 31, 2003 as compared to $157.9 million for the first quarter of 2002. The decrease is principally due to the decrease in business volume resulting from the Renewal Rights Agreement.

        General and administrative expenses totalled $80.2 million for the three months ended March 31, 2003, which is down from $103.8 million in the first quarter of 2002. Of this decrease, $15.9 million related to reductions in headcount (excluding new operations, such as AutoOne Insurance). Since the Acquisition, we have focused on taking the steps necessary to improve the underwriting, pricing and claims functions so that OneBeacon could produce acceptable loss ratios. Having accomplished this, our management has shifted its focus in 2003 toward reducing expenses to enable OneBeacon to sustain long-term profitability. Accordingly, general and administrative expenses for the remainder of 2003 should continue to reflect the effects of these expense reduction initiatives.

        Effective January 1, 2003, OneBeacon adopted an employee stock ownership plan, which is a OneBeacon-funded, qualified retirement plan to be denominated primarily in common shares. This new plan provides current and future employees alternative retirement benefits following the freeze of the OneBeacon Insurance Pension Plan at December 31, 2002. OneBeacon recorded compensation charges of $2.5 million in connection with its employee stock ownership plan during the first three months of 2003 of which $1.1 million is contingent on OneBeacon's 2003 performance.

  Core Operations

        Core operations consist of personal and commercial lines sold through agents in the Northeast, and specialty businesses underwritten in various geographic areas. Core operations do not include business transferred to Liberty Mutual through the Renewal Rights Agreement and certain other operations in run-off.

        Personal Lines.    OneBeacon's personal lines include, among others, automobile, homeowners and Custom-Pac products (Custom-Pac products are combination policies offering home and automobile coverage with optional umbrella, boatowners and other coverages). OneBeacon's mix of personal lines products for automobile, homeowners and Custom-Pac products was 64%, 16% and 16%, respectively, of personal lines net written premium during the three months ended March 31, 2003, compared with 65%, 18% and 14% for the first quarter of 2002. OneBeacon writes the majority of its personal business in New York, Massachusetts and Maine. New York and Massachusetts are states with difficult automobile regulatory environments and significant involuntary market loads. A dedicated staff with expertise in the unique regulatory aspects of each state manages each business.

        Throughout its personal lines business, OneBeacon has focused on improving its underwriting and pricing. During the three months ended March 31, 2003, OneBeacon continued to improve premium adequacy through rate increases approved by regulators, re-underwriting efforts, aggressive rate pursuit actions and continued improvement in insurance-to-value programs in its homeowners line. As a result, OneBeacon achieved average price increases of 10% and 8% in automobile and homeowners, respectively, in the three months ended March 31, 2003, including the effects of rate and rate pursuit actions in the first quarter of 2003 and throughout 2002. OneBeacon's core personal lines written premium volume for the three months ended March 31, 2003 decreased 32% as compared to the first quarter of 2002 due principally to the transfer of OneBeacon's private passenger automobile business in New Jersey to a newly formed reciprocal carrier, New Jersey Skylands Insurance Association (together with New Jersey Insurance Company, "New Jersey Skylands") and also decreased assignments from the NY Auto Plan at AutoOne Insurance. Excluding business transferred to New Jersey Skylands and decreased premium volume at AutoOne Insurance, OneBeacon's core personal lines written premium volume decreased 19% from written premium for the first quarter of 2002. This decrease is partially due to actions to reduce exposure to windstorms on its total insured property values located in coastal areas, representing a 5% decrease. The decrease was also due to the conversion of certain New York private passenger automobile policies from one year policy terms to six month policy terms, which did not have a material impact on earned premiums for the three months ended March 31, 2003.

        AutoOne Insurance, a division of OneBeacon, became a limited assignment distribution carrier in late 2001 in order to capitalize on significant market opportunities created by the growth of the NY Auto Plan in 2001 over prior periods. During the three months ended March 31, 2003, AutoOne Insurance wrote premiums and billed limited assigned distribution fees of approximately $33.0 million for policies written for third parties compared to $60.0 million for the first quarter of 2002. For 2003, AutoOne Insurance has contracted with 21 third parties committed for approximately $162 million of NY Auto Plan quota premium and limited assigned distribution fees. The Automobile Insurance Plans Service Office ("AIPSO"), a management organization and service provider for various insurance industry groups, has projected that total NY Auto Plan quota premiums for 2003 will be relatively flat compared to 2002 at between $1.1 billion and $1.2 billion for the year; although, for the three months ended March 31, 2003, NY Auto Plan assignments were lower than projected. Rate increases implemented in the NY Auto Plan program during 2002, along with overall improved loss ratios due to changes in plan mix (a higher percentage of standard risks flowing into the assigned risk pool) associated with growth in NY Auto Plan volume, have led to better pricing and resulted in a decrease in the average limited assigned distribution fee for contracts covering the 2003 year. Additionally, during the three months ended March 31, 2003, AutoOne Insurance losses developed favorably, representing a 4 percentage point reduction in the personal lines' GAAP combined ratio relating to prior accident year reserves.

        Commercial Lines.    OneBeacon's commercial lines products include, among others, multiple peril, commercial automobile and workers compensation. OneBeacon's mix of commercial lines products for multiple peril, commercial automobile and workers compensation was 48%, 29% and 12% of OneBeacon's commercial lines net written premium for the three months ended March 31, 2003, compared with 44%, 28% and 19% during the first quarter of 2002.

        Commercial lines results improved in the first three months of 2003 due to the positive impact of underwriting and pricing initiatives. However, the level of improvement was mitigated by the effects of significant decreases in OneBeacon's premium base which resulted in increased expense ratios for the first quarter of 2003 compared to the first quarter of 2002. The level of improvement was also reduced by the effects of the run-off of old workers compensation and liability business. Contributing to the improvements in commercial lines results were changes in business mix away from historically less profitable lines such as workers compensation. Additionally, OneBeacon shifted away from certain classes of risks within its business lines that have historically been less profitable, such as contractors, transportation and non-durable wholesalers, to more profitable classes of risk, such as service providers, retailers and light manufacturers. Premium written for the first three months of 2003 decreased 13% from the first quarter of 2002 primarily due to actions to reduce the concentration of risks subject to terrorism exposure, including a 24% drop in total insured values in 11 major cities, as well as continued efforts to re-underwrite the commercial book. Price increases of 15% were achieved for business written during the first three months of 2003 as compared to 21% for the first quarter of 2002. The commercial lines' expense ratio for the three months ended March 31, 2003 increased from that for the first quarter of 2002 due to the greater rate of decrease in earned premiums than in expenses.

        Specialty Lines.    OneBeacon's specialty businesses focus on providing custom coverages to certain niche markets, including ocean marine (offered through International Marine Underwriters), agricultural ("Agri"), professional liability (offered through OneBeacon Professional Partners) and other specialty products, such as tuition reimbursement. Each specialty business has its own operations and distribution channel that target specific customer groups.

        Overall results for specialty businesses were excellent with written premiums growing due to rate increases, high renewal retentions and new business and also favorable weather conditions. During the three months ended March 31, 2003, OneBeacon wrote specialty lines premiums of $128.0 million, a 24% increase as compared to $103.4 million written during the first quarter of 2002. The first quarter 2003 written premiums included $20.3 million of new written premiums from OneBeacon Professional Partners, which commenced operations in February 2002. OneBeacon Professional Partners' written premiums in the first quarter of 2003 were primarily for professional liability and medical provider excess markets coverages. OneBeacon Professional Partners focuses on providing small and middle market professional liability coverages with high attachment points and small limits of coverage. Specialty lines written premium also includes $55.4 million from National Farmers Union which provides farm insurance, representing a 8% increase in written premium compared to the first quarter of 2002. Written premiums of $23.5 million from International Marine Underwriters were relatively flat with that for the comparable 2002 period. Written premiums from Agri declined to $23.9 million, representing a 10% decrease as compared to the first quarter of 2002.

  Non-core Operations

        Results for OneBeacon's non-core operations during the first quarter of 2003 were improved from the first quarter of 2002 despite an increase of $5.6 million in prior accident year reserves on business subject to the Renewal Rights Agreement, which added 5 points to the Non-core combined ratio. Written premiums and earned insurance premiums decreased to $44.4 million and $106.3 million for the three months ended March 31, 2003, from $176.3 million and $319.2 million for the first quarter of 2002, respectively.

        Non-core operations include the results of business subject to the reinsurance provisions of the Renewal Rights Agreement. In accordance with the Renewal Rights Agreement, results are pro-rated so that OneBeacon assumed approximately two-thirds of the operating results and cash flows from renewals through October 31, 2002 and assumes approximately one-third of the operating results and cash flows from renewals from November 1, 2002 to October 31, 2003. Beyond November 1, 2003, net written premiums from business subject to the Renewal Rights Agreement will be nil, although OneBeacon has an option to assume 10% of all of Liberty Mutual's regional agency markets business for the years 2004 to 2006 on a pari passu basis with Liberty Mutual. In addition, OneBeacon will receive commissions of 3% of written premiums on policies transferred to Liberty Mutual that are renewed in the year after the Renewal Rights Agreement expires. For the first three months of 2003, written premiums on business subject to the Renewal Rights Agreement decreased to $41.0 million from $162.1 million for the first quarter of 2002. This decrease is due primarily to the change in OneBeacon's participation from two-thirds to one-third and also a decline in renewals of policies subject to the Renewal Rights Agreement.

        Liberty Mutual has control over a variety of factors which could impact the underwriting performance of Renewal Rights Agreement business, such as pricing adequacy, actual renewal premium volume, claims management, catastrophe exposures and other considerations. Management believes Liberty Mutual has done an acceptable job in each of these areas except for the handling of pre-November 1, 2001 claims. Pursuant to the Renewal Rights Agreement, Liberty Mutual assumed control of OneBeacon's claims offices in the regions subject to the Renewal Rights Agreement and is responsible for servicing claims from the OneBeacon policies written prior to November 1, 2001, as well as policies which have renewed in those regions since that date. Service agreements were put in place in connection with the Renewal Rights Agreement, through which Liberty Mutual became a third party administrator for those claims. Upon review of claims information during the second half of 2002, OneBeacon's management determined that average paid claims in offices where Liberty was acting as a TPA were higher than expected. As a result, management has begun a process to directly handle more of those claims related to policies written prior to the Renewal Rights Agreement and expects that substantially all such claims will be handled directly by OneBeacon by the end of 2003.

Reinsurance

        As described above, our Reinsurance segment consists of Folksamerica, Fund American Re, WMU and our investment in Montpelier. A tabular summary of our financial results from our Reinsurance segment for the three months ended March 31, 2003 and 2002 follows:

Three months ended March 31, 2003	Folksamerica	Fund American Re	WMU	Montpelier	Total
	millions
Earned insurance and reinsurance premiums	$208.0	$17.7	$—	$—	$225.7
Net investment income	12.6	.4	—	—	13.0
Net realized gains (losses)	.2	1.7	(.2)	(1.0)	.7
Other revenue	—	1.5	18.1	—	19.6

Total revenues	220.8	21.3	17.9	(1.0)	259.0

Loss and LAE	136.3	12.5	—	—	148.8
Insurance and reinsurance acquisition expenses	45.2	4.3	—	—	49.5
General and administrative expenses	10.1	3.1	1.0	—	14.2
Interest expense	.5	—	—	—	.5

Total expenses	192.1	19.9	1.0	—	213.0

Pretax income (loss)	$28.7	$1.4	$16.9	$(1.0)	$46.0

Three months ended March 31, 2002
Earned insurance and reinsurance premiums	$139.3	$3.8	$—	$—	$143.1
Net investment income	10.7	.4	—	—	11.1
Net realized losses	(2.9)	—	—	—	(2.9)
Other revenue	—	1.1	7.9	—	9.0

Total revenues	147.1	5.3	7.9	—	160.3

Loss and LAE	79.7	2.6	—	—	82.3
Insurance and reinsurance acquisition expenses	31.0	1.0	—	—	32.0
General and administrative expenses	15.0	1.1	.5	—	16.6
Interest expense	.5	—	—	—	.5

Total expenses	126.2	4.7	.5	—	131.4

Pretax income	$20.9	$.6	$7.4	$—	$28.9

        Folksamerica's GAAP combined ratio was 95% for the three months ended March 31, 2003 compared to 91% (103% when excluding a $17.0 million reduction in a recoverable allowance originally established in connection with the PCA Property & Casualty acquisition) for the three months ended March 31, 2002. The allowance was initially established in 2000 and relates to a recoverable resulting from PCA Property & Casualty's claims against the Second Injury Fund. We did not participate in the Second Injury Fund prior to the acquisition of PCA Property & Casualty, nor is such a recoverable allowance likely to occur in the future because the Second Injury Fund was placed into run-off in 1998. Because Folksamerica's unadjusted first quarter 2002 GAAP combined ratio includes this reinsurance recoverable adjustment, it does not accurately reflect the profitability from operations in the first quarter of 2002. Excluding this reversal, the improvement in Folksamerica's combined ratio from the first quarter of 2002 to the first quarter of 2003 resulted primarily from more favorable terms and conditions in the reinsurance marketplace. The following table provides GAAP combined ratios for Folksamerica for the three months ended March 31, 2003 and 2002:

	Three Months Ended March 31,
	2002	2003
GAAP ratios:
Loss and LAE	57%	66%
Expense	34	29

Total Combined(1)	91%	95%

Dollars in millions
Net written premiums	$146.4	$238.5
Earned reinsurance premiums	$139.3	$208.0

(1)
Folksamerica's GAAP combined ratio for the three months ended March 31, 2002 was 103% when excluding a reduction in a recoverable allowance originally established in connection with the PCA acquisition.

        Folksamerica's net written and earned premiums were $238.5 million and $208.0 million for the three months ended March 31, 2003, respectively, representing an increase of approximately 63% and 49% over the comparable period in 2002. The increase was due to more adequate price levels on renewed contracts and increased shares on renewed contracts and new contracts resulting from the increased demand of reinsurance buyers for placing reinsurance with responsible, well-capitalized reinsurers. We expect this trend to continue in 2003, particularly considering the announced withdrawal from the market of several reinsurers and the potential effect of negative rating agency actions.

        Also contributing to the increase in net written premiums was Folksamerica's new relationship with WMU, which began in 2002 and has resulted in referrals of international reinsurance placements to Folksamerica. Additionally, under new quota share agreements, Folksamerica cedes up to 75% of substantially all underwritten business referred to it by WMU and 75% of substantially all of its short-tailed, non-casualty excess of loss business as well as 50% of its property proportional business to Olympus. Folksamerica also receives an override commission on all premiums ceded to Olympus. The additional capacity provided by the quota share relationship with Olympus and the $400 million cash contribution it received from OneBeacon in December 2001 enhanced Folksamerica's ability to provide significant reinsurance capacity during recent periods of strengthening prices.

        Folksamerica's loss and LAE expenses increased to $136.3 million in the first quarter of 2003 from $79.7 million in the first quarter of 2002. The increase was primarily due to increased premium volume facilitated by Folksamerica's quota share relationship with Olympus and the $400 million cash contribution from OneBeacon at the end of 2001. Folksamerica's loss and LAE expenses include income from the amortization of deferred gains on retroactive reinsurance provided by the Imagine Cover of $2.0 million and $1.1 million for the three months ended March 31, 2003 and 2002, respectively. The reinsurance benefits for adverse development on prior years' reserves are deferred and recognized into income over the expected settlement period of the underlying claims. The amounts ceded under the retroactive portion of this contract totalled $1.1 million and $4.4 million for the three months ended March 31, 2003 and 2002, respectively and have been deferred and will be amortized into income in future periods. The adverse loss development ceded under the retroactive reinsurance agreement during the three months ended March 31, 2003 included asbestos & environmental losses of $.7 million and losses relating to the business acquired with Risk Capital Operations and USF Re of $.4 million. There is $9.7 million of coverage remaining under this contract.

        Folksamerica's reinsurance acquisition expenses increased from $31.0 million in the first quarter of 2002 to $45.2 million in the 2003 period, primarily due to the increase in Folksamerica' premium volume in 2003, as alluded to above. General and administrative expenses were $10.1 million for the first quarter of 2003, compared to $15.0 million in the 2002 period.

Fund American Re

        Fund American Re's results for the three months ended March 31, 2003 were primarily comprised of $17.7 million of earned premiums ($20.9 million written) offset by loss and LAE of $12.5 million, acquisition expenses of $4.3 million and general and administrative expenses of $3.1 million. Fund American Re's results also includes $1.5 million in service fee revenues related to contracts acquired as part of Fund American Re's purchase of the international reinsurance operations of Folksam International in December 2001.

        Fund American Re's results for the first quarter of 2002, were primarily comprised of $3.8 million of earned premiums ($14.1 million written) and $1.1 million of service fee revenues offset by loss and LAE of $2.6 million, acquisition expenses of $1.0 million and general and administrative expenses of $1.1 million.

White Mountains Underwriting

        White Mountains Underwriting ("WMU") receives advisory fees on reinsurance placements referred to Olympus and is entitled to a profit commission on net profits on referred business. During the first three months of 2003, WMU placed $59.1 million in written premiums with Olympus and recorded $7.1 million and $10.9 million of advisory fees and profit commissions from Olympus. WMU also incurred $1.0 million of general and administrative expenses for the three months ended March 31, 2003. For the first quarter of 2002, WMU recorded commissions of $7.9 million and general and administrative expenses of $.5 million. WMU's revenues exclude intra-segment commissions of $4.3 million and $1.6 million it received from Folksamerica for the three months ended March 31, 2003 and 2002, respectively.

Montpelier

        Through our holdings of common shares and warrants, we owned approximately 21% of Montpelier on a fully-converted basis as of March 31, 2003. We recorded pre-tax amounts relating to our investment in Montpelier as of and for the three months ended March 31, 2003 and 2002 follow:

For the three months ended March 31, 2003	Common shares	Warrants	Total
	Millions
White Mountains' investment in Montpelier as of December 31, 2002	$213.8	$58.0	$271.8
Realized loss from Montpelier warrants	—	(1.0)	(1.0)
Equity in earnings from Montpelier common shares(1)	17.7	—	17.7
Equity in net unrealized investment losses from Montpelier's investment portfolio	(.1)	—	(.1)

White Mountains' investment in Montpelier as of March 31, 2003	$231.4	$57.0	$288.4

	Common shares	Warrants	Total
	Millions
For the three months ended March 31, 2003
White Mountains' investment in Montpelier as of December 31, 2001	$177.4	$—	$177.4
Equity in earnings from Montpelier common shares(1)	2.9	—	2.9
Equity in net unrealized investment losses from Montpelier's investment portfolio	(2.8)	—	(2.8)

White Mountains' investment in Montpelier as of March 31, 2002	$177.5	$—	$177.5

Fair Value of White Mountains' investment in Montpelier as of March 31, 2003	$304.6	$57.0	$361.6

(1)
After-tax equity in earnings from Montpelier common shares were $11.5 million and $1.9 million for the three months ended March 31, 2003 and 2002, respectively.

        As of March 31, 2003, Montpelier's shareholders' equity totalled approximately $1.4 billion versus $1.3 billion as of December 31, 2002. Montpelier wrote net premiums of $366.6 million and had total earned premiums of $332.3 million for the first quarter of 2003. During the first three months of 2003, Montpelier reported net income of $103.8 million, with comprehensive net income of $103.0 million. Montpelier's first quarter 2003 GAAP combined ratio was 53%.

        A large portion of Montpelier's business is global specialty property reinsurance which has large aggregate exposures to natural and man-made disasters. As such, management expects that Montpelier's claim experience from this business will be the result of relatively few claims of high magnitude. The occurrence of claims from catastrophic events is likely to result in substantial volatility in, and could have a material adverse effect on, Montpelier's financial condition and results and their ability to write new business.

Other Operations

        As previously described, "Other Operations" consists of Peninsula, American Centennial, British Insurance Company and Esurance, as well as, the operations of White Mountains and our intermediate subsidiary holding companies.

Peninsula, American Centennial, British Insurance Company and Esurance

        Peninsula, a Maryland-domiciled property and casualty insurer which writes both personal and commercial lines in Maryland, Delaware and Virginia, had net written premiums and earned premiums of $8.5 million and $7.9 million, respectively, for the three months ended March 31, 2003, compared to $7.7 million and $7.1 million, respectively, for the three months ended March 31, 2002, respectively. Peninsula's loss and LAE increased to $5.8 million for the three months ended March 31, 2003 from $4.6 million for the first quarter of 2002.

        Written premiums and earned insurance and reinsurance premiums for American Centennial and British Insurance Company were not significant for the three months ended March 31, 2003 or for the three months ended March 31, 2002 as those companies are currently in run-off.

        Substantially all of the business generated by Esurance was directly written or assumed by our subsidiaries. Premium and loss and LAE are included in the underwriting unit that ultimately retains the risk under the policy written through Esurance. For the three months ended March 31, 2003, Esurance recorded insurance acquisition expenses and general and administrative expenses of $2.4 million and $7.4 million, respectively. During the first quarter of 2002, Esurance recorded general and administrative expenses of $7.4 million. Management expects that Esurance will become profitable during 2004.

Holding company and financing activities

        Our capital raising and capital allocation activities are principally conducted through White Mountains and its intermediate holding companies. In this regard, the results of its holding company and financing activities primarily relate to financing activities and purchase accounting adjustments relating to the Acquisition, gains and losses recognized from the purchase and sale of certain of our subsidiaries and other assets and general and administrative expenses incurred at the holding company level.

        Interest expense at our holding companies totalled $13.1 million for the first quarter of 2003 versus $17.7 million for the first quarter of 2002. The decrease in interest expense from 2002 to 2003 resulted from the effect of $3.3 million of interest expense from the Seller Note in the 2002 first quarter. We repaid the Seller Note in November 2002. Interest expense on the Bank Facility was $13.0 million and $14.3 million for the three months ended March 31, 2003 and 2002, respectively. This decrease is the result of a lower outstanding balance under the Bank Facility in the 2003 quarter due to normal amortization. We entered into various interest rate swap agreements that were undertaken to achieve a fixed interest rate on a portion of the Bank Facility. When including the effects of the swap program, the weighted average fixed rate on $700.0 million of its total borrowings under the Bank Facility is 7.2%.

        Holding company general and administrative expenses of $5.8 million and $25.6 million in the first quarters of 2003 and 2002, respectively, consisted primarily of share-based compensation expenses of holding company employees, including performance shares, options and restricted shares.

Summary of Investment Operations

Overview

        We manage all of our consolidated investments through our wholly-owned subsidiary, WM Advisors. Our investment philosophy is to invest its assets with a view towards maximizing our after-tax total return over extended periods of time. Under this approach, each dollar of after-tax investment income and realized and unrealized gains and losses is valued equally. Our overall fixed maturity investment strategy is to purchase securities that are attractively priced in relation to perceived credit risks. We generally manage the interest rate risk associated with holding fixed maturity investments by actively monitoring and maintaining the average duration of the portfolio with the goal of achieving an adequate after-tax total return without subjecting the portfolio to an unreasonable level of interest rate risk. Our investment portfolio mix as of March 31, 2003 was focused on capital preservation and consisted in large part of high-quality, fixed maturity investments and short-term investments.

        A breakdown of our investment portfolio as of March 31, 2003 and December 31, 2002 follows:

	December 31, 2002		March 31, 2003
	Dollars in millions
Fixed maturity investments	$6,669.1	75%	$6,494.4	73%
Short-term investments	1,790.6	20	1,937.0	22
Common equity securities	275.0	3	291.1	3
Other investments	164.7	2	147.5	2

Total investments	$8,899.4	100%	$8,870.0	100%

        Our fixed maturity portfolio avoided the significant credit problems experienced throughout the public markets in recent years. As of March 31, 2003, the duration of the fixed maturity portfolio, including short-term investments, was approximately 3.4 years. During 2002 and into the first quarter of 2003, we began to purchase a modest amount of common equity securities and convertible securities, primarily in the financial and energy industries. Recently, WM Advisors has been gradually accumulating value equities in response to a fairly valued stock market, and gradually shortening our fixed maturity portfolio in response to historically low rates.

Results

        We were pleased with our overall investment performance during the first quarter of 2003. Our fixed maturity portfolios achieved positive returns while avoiding credit problems and its investments in common equity securities generated gains for the quarter despite large losses generally experienced in the U.S. markets. Our total net pretax investment returns for the three months ended March 31, 2003 and 2002 are shown below:

	Three Months ended March 31,
	2002	2003
	Millions
Net investment income	$86.7	$78.6
Net realized gains (losses) on investments	$(.1)	$58.2

        Our net investment income is comprised primarily of interest income associated with our substantial portfolio of fixed maturity investments and dividend income from our equity investments. The decrease in investment income from $86.7 million in the first quarter of 2002 to $78.6 million in the first quarter of 2003 was due primarily to lower average net invested assets in OneBeacon's investment portfolio as it gradually shrunk with the run-off of OneBeacon's non-core book.

        We recorded $58.2 million of realized investment gains during the first quarter of 2003, compared to realized investment losses of $.1 million during the first quarter of 2002, principally from sales of fixed maturity investments during both periods. During the 2003 period, we recognized a $1.0 million loss on its Montpelier warrants and also recognized a $1.1 million loss related to its interest rate swap agreements as compared to a $1.0 million loss recorded in the first quarter of 2002.

        During the first quarter of 2003, our net decrease in after-tax unrealized investment gains was principally from the realization of realized gains on fixed maturities and common equity securities. During the first quarter of 2002, the net decrease in after-tax net unrealized gains for investments resulted principally from the realization of gains as a result of our sale of a large portion of its fixed maturity investment portfolio.

Other-than-temporary impairment

        The following table presents an analysis of the continuous periods during which we held investment positions which were carried at an unrealized loss as of March 31, 2003 (excluding short-term investments):

	March 31, 2003
	0-6 Months	6-12 Months	> 12 Months	Total
	(dollars in millions)
Fixed maturity investments:
Number of positions	100	5	18	123
Market value	$668.8	$26.9	$22.4	$718.1
Amortized cost	$691.3	$28.0	$23.4	$742.7
Unrealized loss	$(22.5)	$(1.1)	$(1.0)	$(24.6)

Common equity securities:
Number of positions	37	16	1	54
Market value	$46.2	$68.6	$.5	$115.3
Cost	$53.5	$74.2	$.6	$128.3
Unrealized loss	$(7.3)	$(5.6)	$(.1)	$(13.0)

Other investments:
Number of positions	7	4	2	13
Market value	$16.0	$11.3	$2.0	$29.3
Cost	$18.5	$12.3	$2.1	$32.9
Unrealized loss	$(2.5)	$(1.0)	$(.1)	$(3.6)

Total:
Number of positions	144	25	21	190
Market value	$731.0	$106.8	$24.9	$862.7
Amortized cost	$763.3	$114.5	$26.1	$903.9
Unrealized loss	$(32.3)	$(7.7)	$(1.2)	$(41.2)

% of total gross unrealized losses	78%	19%	3%	100%

        Temporary losses on investment securities are recorded as unrealized losses. Temporary losses do not impact net income and earnings per common share but serve to reduce comprehensive net income, shareholders' equity and tangible book value. Unrealized losses subsequently identified as other-than-temporary impairments are recorded as realized losses. Other-than-temporary impairments previously recorded as unrealized losses do not impact comprehensive net income, shareholders' equity and tangible book value but serve to reduce net income and earnings per common share.

        Our methodology of assessing other-than-temporary impairments is based on security-specific facts, circumstances and intentions as of the balance sheet date. As a result, subsequent adverse changes in an issuers' credit quality or subsequent weakening of market conditions that differ from expectations could result in additional other-than-temporary impairments. In addition, the sale of a fixed maturity security with a previously recorded unrealized loss would result in a realized loss. Either of these situations would adversely impact net income and earnings per common share but would not impact comprehensive net income, shareholders' equity or tangible book value.

        During the three months ended March 31, 2003, we experienced $17.5 million in pretax other-than-temporary impairment charges. Of the charge recorded, $8.1 million was related to our investment in the common stock of Octel Corp ("Octel"). We recorded the other-than-temporary impairment on Octel primarily due to the fact that Octel's unrealized loss position was greater than 20% of our cost over the previous six-month period and also that certain factors have been reported by

Octel which affect the likelihood that we will recover the original cost of our investment. These factors include disruptions related to political unrest in Venezuela, which is a significant geographic region in which Octel operates and the announcement that Octel will take restructuring charges in 2003. We did not experience any material impairment charges relating to any other individual investment security during the 2003 period presented.

        We believe that the gross unrealized losses relating to our fixed maturity investments at March 31, 2003 resulted primarily from increases in market interest rates from the dates that certain investments within that portfolio were acquired as opposed to fundamental changes in the credit quality of the issuers of such securities. Therefore, these decreases in value are viewed as being temporary as we have the intent and ability to retain such investments for a period of time sufficient to allow for any anticipated recovery in market value. We also believe that the gross unrealized losses recorded on our common equity securities and our other investments at March 31, 2003 resulted primarily from decreases in quoted market values from the dates that certain investments securities within that portfolio were acquired as opposed to fundamental changes in the issuer's financial performance and near-term financial prospects. Therefore, these decreases are also viewed as being temporary. As of March 31, 2003, our investment portfolio did not include any investment securities with after tax unrealized loss of more than $5.0 million.

Liquidity and Capital Resources

  Operating cash and short-term investments

        The primary sources of cash inflows for White Mountains and certain of its intermediate holding companies are investment income, sales of investment securities, dividends and tax sharing payments received from the operating subsidiaries. Under the insurance laws of the states and jurisdictions under which our insurance subsidiaries are domiciled, an insurer is restricted with respect to the timing or the amount of dividends it may pay without prior approval by regulatory authorities. Accordingly, there can be no assurance regarding the amount of such dividends that may be paid by such subsidiaries in the future. In 2003, OneBeacon's first tier insurance subsidiaries have the ability to pay dividends of approximately $261.5 million without approval of regulatory authorities and during the first quarter of 2003, paid cash dividends of $37.5 million to Fund American.

        Our consolidated sources of cash consist primarily of premium collections, net investment income, financing activities and proceeds from sales and maturities of investments. Our consolidated uses of cash are primarily claim payments, operating expenses, financing costs and the purchase of investments.

        As a result of the Renewal Rights Agreement, OneBeacon will run-off the claims on business transferred to Liberty Mutual. Therefore, OneBeacon will need to periodically liquidate invested assets to fund the payment of these claims and will manage its short-term liquidity needs accordingly.

        As of March 31, 2003, we reported $1,061.4 million in accounts payable on unsettled investment purchases and $609.6 million in accounts receivable on unsettled investment sales, of which $856.9 million and $479.5 million, respectively, are related to agreements to purchase or sell "TBA" mortgage-backed securities. A TBA trade represents a contract for the purchase or sale of mortgage-backed securities to be delivered at a future settlement date upon identification of the specific pools of mortgage loans that will collateralize the securities, which are unknown at the time of the trade. Mortgage pools (including fixed rate or variable rate mortgages) guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac are subsequently allocated to the TBA transactions. The period between the TBA contract date and the security settlement date can be as long as 180 days, though it typically is between 45 and 60 days.

        Both internal and external forces influence our financial condition, results of operations and cash flows. Claim settlements, premium levels and investment returns may be impacted by changing rates of inflation and other economic conditions. In many cases, significant periods of time, ranging up to several years or more, may lapse between the occurrence of an insured loss, the reporting of the loss to White Mountains and the settlement of the liability for that loss. Management believes that our cash balances, cash flow from operations, routine sales of investments and the liquidity provided by the Bank Facility are adequate to meet expected cash requirements for the foreseeable future.

  Financing

        The following table summarizes our capital structure as of March 31, 2003 and December 31, 2002:

	December 31, 2002	March 31, 2003
	(dollars in millions)
Bank Facility	$746.4	$739.9
Other debt	46.8	41.5
Total debt	$793.2	$781.4
Common shareholders' equity	2,407.9	2,485.2
Convertible preference shares	219.0	230.5
Mandatorily redeemable preferred stock of subsidiaries	180.9	184.0
Total capitalization	$3,601.0	$3,681.1
Debt to total capitalization	22%	21%

        Management believes that our strong financial position provides us with the flexibility and capacity to obtain funds externally as needed through debt or equity financing on both a short-term and long-term basis. We have primarily accessed the debt and equity markets in connection with acquisitions, most notably the acquisition of OneBeacon in June 2001.

Contractual Obligations and Covenants

        Below is a schedule of our material contractual obligations and commitments as of March 31, 2003:

	Due in One Year or Less	Due in Two Years	Due in Three Years	Due in Four Years	Due After Four Years	Total
	(dollars in millions)
Debt	$29.1	$32.0	$60.0	$645.3	$15.0	$781.4
Mandatorily redeemable preferred stock	—	—	—	—	320.0	320.0

Total contractual obligations (1)	$29.1	$32.0	$60.0	$645.3	$335.0	$1,101.4

(1)
Does not reflect contractual obligations and commitments under operating leases.

        During 2002, through the refinancing of the Bank Facility and the repayment of the Seller Note, we significantly reduced our near-term obligations. Our debt due in one-year or less as of March 31, 2003 of $29.1 million is comprised entirely of scheduled principal amortization under the Bank Facility.

        The Bank Facility contains various affirmative, negative and financial covenants which are customary for such borrowings and include requirements to meet certain minimum net worth and financial ratio standards. Failure to meet one or more of these covenants could result in an event of default which ultimately could accelerate required principal repayments. At March 31, 2003, we were in compliance with all of the covenants under the Bank Facility, and we anticipate that we will continue to meet the financial covenants under the Bank Facility.

        In May 2003, we repaid the $739.9 million outstanding under our Bank Facility using proceeds from the issuance of $700.0 million face value of 10-year senior notes, which were issued by Fund American and guaranteed by White Mountains, and cash on hand. The senior notes bear a fixed interest rate of 5.9%, while the interest rate on $700.0 million of the previous Bank Facility was fixed at 7.1% through a series of interest rate swap agreements. These swap agreements were unwound by Fund American for consideration of $56.4 million in cash immediately following the Bank Facility prepayment. The Bank Facility continues to provide Fund American with the ability to borrow up to $175.0 million of revolving loans, none of which was drawn as of the date of this prospectus.

        At December 31, 2002, contractual obligations and commitments under operating leases were $162.9 million. There are no provisions within our leasing agreements that would trigger acceleration of future lease payments. We do not finance our operations through the securitization of our trade receivables, through special purpose entities or through synthetic leases. Further, we have not entered into any arrangement requiring us to guarantee payment of third party debt or to fund losses of an unconsolidated special purpose entity.

        In June 1999, we sold Valley Group, Inc. to Unitrin, Inc. As part of this sale, we provided Unitrin, Inc. with adverse loss development protection of up to $50.0 million on loss reserves sold to Unitrin, Inc.. Unitrin, Inc. has made a demand for the full $50.0 million.

        Detailed information concerning our liquidity and capital resource activities during the three months ended March 31, 2003 and 2002 follows:

  For the three months ended March 31, 2003

        In March 2003, we made a scheduled principal amortization payment of $6.5 million on the Bank Facility. During the first three months of 2003, We paid a total of $12.9 million in interest under the Bank Facility including $5.2 million paid under related interest rate swap agreements.

        In March 2003, we declared and paid a total of $7.6 million in dividends to holders of preferred stock with a face value of $320.0 million.

        In March 2003, we declared and paid an annual dividend of $8.3 million to our common shareholders.

        During the first quarter of 2003, OneBeacon declared and paid a total of $37.5 million in cash dividends to Fund American, its immediate parent company.

        During the first quarter of 2003, we issued a total of 5,700 common shares to our employees through the exercise of Options during the period and, as a result, we received cash proceeds of $.7 million in connection with these Option exercises.

        During the first quarter of 2003, we paid a total of 39,500 performance shares (relating to the 2000-2002 performance period) at a 200% value, amounting to $25.7 million, to our participants in cash or by deferral into certain non-qualified compensation plans of White Mountains or our subsidiaries.

  For the three months ended March 31, 2002

        In March 2002, we made a scheduled principal amortization payment of $49.0 million on the Bank Facility. During the first three months of 2002, we paid a total of $13.6 million in interest under the Bank Facility including $4.1 million paid under related interest rate swap agreements.

        In March 2002 we declared and paid a total of $7.6 million in dividends to holders of preferred stock with a face value of $320.0 million.

        In March 2002 we declared and paid an annual dividend of $8.3 million to our common shareholders.

        During the first quarter of 2002, we issued a total of 19,500 common shares to our employees in satisfaction of obligations under our Long-Term Incentive Plan in satisfaction of 11,700 performance shares and options to acquire 7,800 common shares. We received proceeds of $.9 million as a result of the exercise of options during the period.

Years Ended December 31, 2002, 2001 and 2000

Results of Operations

        We believe that the annualized percentage change in our fully converted tangible book value per share represents a better measure of the increase in shareholder value than book value per share because fully converted tangible book value more closely reflects our intrinsic value. Book value per share is derived by dividing our total GAAP shareholders' equity as of a given date by the number of common shares outstanding as of that date, including the dilutive effects of outstanding options and warrants to acquire common shares. Fully converted tangible book value per share is derived by expanding the book value per share calculation to include (i) the effects of assumed conversion of all convertible securities and (ii) any remaining unamortized goodwill or deferred credits as of the applicable date. A table showing the details of our fully converted tangible book value per share follows:

	December 31, 2000	December 31, 2001	December 31, 2002
Book value per share numerators (in millions):
Common shareholders' equity	$1,046.5	$1,444.6	$2,407.9
Proceeds from assumed exercise of outstanding Warrants	—	300.0	300.0
Benefits to be received from share obligations under employee benefit plans	9.0	16.5	8.8
Remaining accretion of subsidiary preferred stock to face value	—	(149.7)	(139.1)

Book value per share numerator	1,055.5	1,611.4	2,577.6
Assumed conversion of convertible preference shares to Common Shares	—	—	219.0
Unamortized deferred credits and goodwill	63.1	657.7	—

Fully converted tangible book value per common and equivalent share numerator	$1,118.6	$2,269.1	$2,796.6

Book value per share denominators (in thousands):
Common Shares outstanding	5,880.1	8,264.7	8,351.4
Common Shares issuable upon exercise of outstanding Warrants	—	1,714.3	1,714.3
Share obligations under employee benefit plans	81.0	69.2	61.9

Book value per share denominator	5,961.1	10,048.2	10,127.6
Assumed conversion of convertible preference shares to Common Shares	—	—	678.0

Fully converted tangible book value per common and equivalent share denominator	5,961.1	10,048.2	10,805.6

Book value per share	$177.07	$160.36	$254.52
Fully converted tangible book value per common and equivalent share	187.65	225.81	258.82

        We ended 2002 with a fully converted tangible book value per common share of $258.82, which represents a 15% increase over the fully converted tangible book value per common share of $225.81 as of December 31, 2001 (which includes the recognition of unamortized deferred credit and goodwill balances at that time). Results of operations, including net realized investment gains from our insurance and reinsurance subsidiaries contributed to an increase in our book value and in fully converted tangible book value during 2002. Our return on equity in 2002 was 15.1% as measured by the growth in our fully converted tangible book value per share plus dividends.

Review of Consolidated Results

        A tabular summary of our consolidated financial results for the years ended December 31, 2002, 2001 and 2000 follows:

	Year Ended December 31,
Millions
	2000	2001	2002
Revenues
Earned insurance and reinsurance premiums	$334.4	$2,656.1	$3,576.4
Net investment income	85.9	284.5	352.7
Net realized gains (losses) on investments	(8.8)	173.1	156.0
Amortization of deferred credits and other benefits	41.4	91.6	—
Other revenue	398.0	29.1	100.3

Total revenues	850.9	3,234.4	4,185.4

Expenses
Losses and LAE	287.7	2,493.9	2,638.2
Insurance and reinsurance acquisition expenses	101.1	531.0	806.3
General and administrative expenses	87.9	476.5	469.9
Accretion of fair value adjustment to loss and LAE reserves	—	56.0	79.8
Interest expense	16.1	45.7	71.8
Share appreciation expense for Series B Warrants	—	58.8	—

Total expenses	492.8	3,661.9	4,066.0

Pretax earnings (loss)	358.1	(427.5)	119.4
Tax benefit (provision)	(43.1)	179.2	(11.7)
Accretion and dividends on mandatorily redeemable preferred stock of subsidiaries	—	(23.2)	(40.9)
Equity in earnings (loss) of unconsolidated affiliates	(2.1)	.4	14.0

Net income (loss) from continuing operations	312.9	(271.1)	80.8
Net income from discontinued operations	95.0	—	—
Cumulative effect of changes in accounting principles	—	—	660.2
Excess of fair value of acquired net assets over cost	—	16.6	7.1
Loss on early extinguishment of debt	—	(4.8)	—

Net income (loss)	407.9	(259.3)	748.1

Other comprehensive income (loss)	39.7	(42.5)	202.3

Comprehensive net income (loss)	$447.6	$(301.8)	$950.4

        Earned insurance and reinsurance premiums totalled $3,576.4 million for 2002 versus $2,656.1 million for 2001 and $334.4 million for 2000. The large increase in earned premiums from 2001 to 2002 and from 2000 to 2001 resulted primarily from the Acquisition of OneBeacon which contributed $2,870.9 million in earned premiums for the year ended December 31, 2002 and $2,208.2 million for the seven months ended December 31, 2001. See "Summary of Operations by

Segment" for a further discussion of earned insurance and reinsurance premiums by our segments and lines of business.

        Our net investment income is comprised primarily of interest income associated with the fixed maturity investments of our operating subsidiaries and dividend income from our equity investments. The significant increase in net investment income from 2000 to 2002 is mainly attributable to our growing portfolio of fixed maturity investments resulting from the 2000 acquisitions of PCA Property & Casualty and the Risk Capital Operations and the 2001 acquisitions of OneBeacon and C-F Insurance. We manage all of our investments through our wholly owned subsidiary, WM Advisors, therefore, a discussion of our consolidated investment operations is provided below after the discussion of operations by segment.

        Net realized gains (losses) totalled $156.0 million, $173.1 million and $(8.8) million for the years ended December 31, 2002, 2001 and 2000, respectively, which resulted principally from sales of fixed maturity investments during all periods. See the "Summary of Investment Operations" below for a discussion of realized investment gains (losses).

        Amortization of deferred credits and other benefits provided $91.6 million and $41.4 million in revenue during 2001 and 2000, respectively. The increase in deferred credit amortization from 2000 to 2001 resulted from the Acquisition. In accordance with SFAS No. 141, all unamortized deferred credits at December 31, 2001 were recognized through the income statement on January 1, 2002 as a change in accounting principle.

        Other revenues totalled $100.3 million, $29.1 million and $398.0 million during 2002, 2001 and 2000. Other revenue recorded for 2002 consisted primarily of $35.7 million in fees and commissions generated by WMU, $25.3 million in interest receivable on amounts due resulting from Internal Revenue Service examinations which were finalized during the period and $16.6 million in gains on the sale of real estate. Net gains (losses) on sales of subsidiaries and other assets provided ($17.0) million, $20.2 million and $386.2 million in revenue during 2002, 2001 and 2000, respectively. The net gains recorded during 2000 resulted principally from the FSA Sale.

        Losses and loss adjustment expenses totalled $2,638.2 million for 2002 versus $2,493.9 million for 2001 and $287.7 million for 2000. The large increase in loss and loss adjustment expenses from 2000 to 2002 resulted from the Acquisition. During 2001, we incurred $130.0 million in net losses at OneBeacon and Folksamerica resulting from the Attacks. See "Summary of Operations by Segment" for a further discussion of losses and loss adjustment expenses by our segments and lines of business.

        Insurance and reinsurance acquisition expenses, which consist primarily of insurance and reinsurance brokerage and commission expenses, totalled $806.3 million for 2002 versus $531.0 million for 2001 and $101.1 million for 2000. The increase in these insurance expenses from 2000 to 2002 is primarily attributable to the Acquisition. See "Summary of Operations by Segment" for a further discussion of insurance and reinsurance acquisition expenses by our segments and lines of business.

        General and administrative expenses totalled $469.9 million for 2002 versus $476.5 million for 2001 and $87.9 million for 2000. During 2002, 2001 and 2000, we recorded compensation charges of $63.5 million, $31.6 million and $25.8 million, respectively, for outstanding performance shares. In addition, we issued 94,500 restricted common shares ("Restricted Shares") in 2001 and issued a one-time award of 81,000 options to acquire common shares ("Options") during 2000. During 2002 and 2001, we recorded compensation charges relating to Options of $.7 million and $9.5 million, respectively, and recorded compensation expense charges relating to Restricted Shares of $16.2 million and $10.4 million, respectively. Our share-based compensation plans, consisting primarily of performance shares, are designed to maximize shareholder value over long periods of time by aligning the financial interests of our management with those of our owners. The Board of Directors (the "Board") believes that share-based compensation for our key employees should be payable in full only if we achieve superior returns for our owners. Performance shares are payable upon achievement of pre-defined business goals and are valued based on the market value of common shares at the time awards are earned. Performance shares are typically paid in cash, though they may be paid in common shares at the election of the Board. The target of our performance share programs is linked to achievement of an overall annualized return of at least equal to the market yield available from a ten-year U.S. Treasury note plus 700 basis points at the time of grant (11% for the 2003 grant). Our policy is to expense all our share-based compensation, including our outstanding Options. As a result, the calculation of our return includes the full expense of all outstanding share-based compensation awards.

        In connection with purchase accounting for the Acquisition, we were required to discount OneBeacon's loss and LAE reserves and the related reinsurance recoverables by $646.9 million and $346.9 million, respectively, on OneBeacon's balance sheet at June 1, 2001. This net reduction to loss and LAE reserves of $300.0 million is being accreted through an income statement charge ratably with and over the period that the claims are expected to be settled. As a result, we recognized $79.8 million and $56.0 million of accretion to loss and LAE reserves during 2002 and 2001, respectively. We will accrete the remaining $164.2 million over the future periods in which the claims are settled, which is expected to be seven or eight years from the Acquisition.

        Interest expense totalled $71.8 million for 2002 versus $45.7 million for 2001 and $16.1 million for 2000. The increase in interest expense from 2002 to 2001 resulted primarily from borrowings under the Bank Facility and the Seller Note which were undertaken on June 1, 2001, offset slightly by reduced interest expense resulting from the Debt Tender and the Debt Escrow transactions. See "Summary of Operations by Segment" for a further discussion of interest expense by our segments and lines of business.

        On June 1, 2001, Berkshire purchased from us, for $75.0 million in cash, warrants (the "Warrants") to acquire 1,714,285 common shares at an exercise price of $175.00 per common share. Of the total Warrants purchased by Berkshire, Warrants to purchase 1,170,000 common shares (the "Series A Warrants") were immediately exercisable and Warrants to purchase 544,285 common shares (the "Series B Warrants") became exercisable upon shareholder approval at the 2001 Annual Meeting. Share appreciation expense for Series B Warrants of $58.8 million was recorded during 2001 representing an increase in the value of common shares during the period in which the Series B Warrants were not exercisable by Berkshire. Upon shareholder approval at the August 23, 2001 Annual Meeting, the Series B Warrants were reclassified to common shareholders' equity.

        We are domiciled in Bermuda and have subsidiaries domiciled in several countries. The majority of our worldwide operations are taxed in the United States. Income earned or losses incurred by non-U.S. companies will generally be subject to an overall effective tax rate lower than that imposed by the United States.

        The income tax provision related to pretax earnings for 2002, 2001 and 2000 represents an effective tax rate of 9.8%, 41.9% and 12.0%, respectively. Our effective tax rate for 2002 and 2000 was lower than the U.S. statutory rate of 35% primarily from income generated in jurisdictions other than the United States. Our effective tax rate for 2001 (resulting from a net loss reported during the period) was greater than the U.S. statutory rate of 35% primarily as a result of the effects of deferred credit amortization.

        We recorded accretion and dividends on subsidiary preferred stock of $10.6 million and $30.3 million, respectively in 2002 versus $5.1 million and $18.1 million in 2001. The accretion of preferred stock represents a charge to the income statement to accrete the carrying value of the Berkshire Preferred Stock on June 1, 2001 from its recorded value (currently $160.9 million) to its face value of $300.0 million using the interest method of amortization over the instrument's seven-year term. This charge has no impact on our computation of book value per common share. The preferred stock dividends represent dividends declared and paid on the Berkshire Preferred Stock as well as $20.0 million in preferred stock issued by one of our subsidiaries in connection with the Acquisition.

        Equity in earnings of unconsolidated affiliates totalled $14.0 million for 2002 versus $.4 million for 2001 and ($2.1) million for 2000. Our investment in Montpelier contributed $19.9 million and ($2.0) million during 2002 and 2001, respectively, and our investment in Main Street America contributed ($5.9) million, $2.4 million and $1.0 million during 2002, 2001 and 2000, respectively. See "Summary of Operations by Segment" for a further discussion of results from our investment in Montpelier.

        Net income of $95.0 million from discontinued operations was recorded during 2000 related to a tax reserve release associated with the sale of Fireman's Fund Insurance Company in 1991.

        In June 2001, the FASB issued SFAS No. 141 and SFAS No. 142, which affected the way we had previously recognized deferred credits and goodwill. Unamortized deferred credits arising from business combinations prior to July 1, 2001 were recognized through the income statement as a change in accounting principle on January 1, 2002. Deferred credits arising from business combinations on or after July 1, 2001 have been recognized immediately upon completion of the combination through the income statement as an extraordinary gain. Finally, goodwill is no longer systematically amortized over a perceived benefit period and a write down to goodwill is now recognized when it is considered to be impaired.

        On January 1, 2002, in accordance with SFAS No. 141, we recognized all our unamortized deferred credits, which amounted to $641.4 million at our holding companies, entirely related to our acquisition of OneBeacon, and $41.1 million at our reinsurance segment, primarily from Folksamerica's acquisition of PCA Property & Casualty. We also recognized a $22.3 million transitional impairment loss in accordance with SFAS No. 142, primarily related to goodwill associated with Folksamerica's acquisition of Risk Capital Operations. All of these items were recognized through the income statement as a cumulative effect of a change in accounting principle.

        In accordance with SFAS No. 141, for the years ended December 31, 2002 and 2001, we recognized extraordinary gains of $7.1 million and $16.6 million, respectively, at our reinsurance segment representing the excess of fair value of net assets acquired over their costs for acquisitions made after June 30, 2001. Folksamerica recognized $7.1 million during the second quarter of 2002 in connection with its acquisition of Imperial Casualty in April 2002 and $13.6 million during the third quarter of 2001 in connection with its acquisition of C-F Insurance Company. Fund American Re recognized $3.0 million during the fourth quarter of 2001 in connection with its acquisition of the net assets of the international reinsurance operations of Folksam in December 2001.

        In April 2001, we completed a tender offer and consent solicitation for $96.3 million in outstanding medium-term notes (the "Debt Tender"), which facilitated the Acquisition by amending the indenture governing our medium-term notes (the "Notes"). Pursuant to the Debt Tender, we repurchased and retired $90.9 million of our Notes and subsequently prepaid, through a fully-funded irrevocable escrow arrangement (the "Debt Escrow"), the balance of the Notes. We recorded a $4.8 million extraordinary loss on extinguishment of debt in connection with the Debt Tender and the Debt Escrow during 2001.

        Other comprehensive income (losses) totalled $202.3 million for 2002 versus ($42.5) million for 2001 and $39.7 million for 2000. See the "Summary of Investment Operations" below for a discussion of unrealized investment gains (losses).

        On October 24, 2002, investment funds managed by Franklin Mutual Advisers, LLC, existing shareholders of White Mountains, purchased 677,966 of our convertible preference shares at a price of $200.0 million ($295.00 per share). The convertible preference shares bear an annual dividend of $2.95 per share, payable in installments on June 30 and December 31, and will be repurchased and cancelled by us in consideration of 677,966 common shares upon approval by shareholders. We intend to seek shareholder approval at our 2003 Annual Meeting. If shareholder approval has not been obtained prior to March 31, 2005, each holder of convertible preference shares will thereafter have the right to require us to repurchase for cash the convertible preference shares on an "as converted" basis at the then-current market price of a common share. This requires the convertible preference shares to be marked-to-market, (i.e., redemption value) until they are converted to shareholders' equity. This resulted in a $19.0 million charge to retained earnings during 2002, with an offsetting increase to paid-in surplus. During 2002, we declared and paid dividends of $.4 million on the convertible preference shares.

        Upon shareholder approval at the 2001 Annual Meeting, convertible preference shares issued in connection with the Acquisition were repurchased and cancelled in consideration of 2,184,583 common shares. Because the redemption value of the convertible preference shares was in excess of the cash received upon their issuance, they were required to be marked-to-market until the date they were converted to shareholders' equity, resulting in a $305.1 million charge to retained earnings, with an offsetting increase to paid-in surplus. Dividends on convertible preference shares of $.3 million were declared and paid in 2001 during the period in which the convertible preference shares were outstanding.

Summary of Operations By Segment

        We conduct our operations through three distinct segments: (i) "OneBeacon" (consisting solely of the operations of OneBeacon), (ii) "Reinsurance" (consisting of Folksamerica, Fund American Re, WMU and our investment in Montpelier) and (iii) "Other Operations" (consisting of Peninsula, American Centennial, British Insurance Company, Esurance and the operations of White Mountains and our intermediate subsidiary holding companies). Our segment information is presented in Note 13 to the Consolidated Financial Statements. We manage all of our consolidated investments through our wholly owned subsidiary, WM Advisors, therefore, a discussion of our consolidated investment performance is provided below after the segmented operating results discussion. White Mountains segment information presented below:

Millions	OneBeacon	Reinsurance	Other Operations	Total
Year ended December 31, 2002
Earned insurance and reinsurance premiums	$2,870.9	$675.8	$29.7	$3,576.4
Net investment income	300.7	52.7	(.7)	352.7
Net realized gains (losses)	113.0	88.3	(45.3)	156.0
Other revenue	1.0	53.6	45.7	100.3

Total revenues	$3,285.6	$870.4	$29.4	$4,185.4

Loss and LAE	2,131.3	478.8	28.1	2,638.2
Insurance and reinsurance acquisition expenses	629.1	161.1	16.1	806.3
General and administrative expenses	324.9	63.0	82.0	469.9
Accretion of fair value adjustment to loss and LAE reserves	—	—	79.8	79.8
Interest expense	—	2.0	69.8	71.8

Total expenses	3,085.3	704.9	275.8	4,066.0

Pretax earnings (loss)	$200.3	$165.5	$(246.4)	$119.4

Year ended December 31, 2001
Earned insurance and reinsurance premiums	$2,208.2	$421.5	$26.4	$2,656.1
Net investment income	228.4	46.1	10.0	284.5
Net realized gains (losses)	183.1	23.9	(33.9)	173.1
Amortization of deferred credits and other revenue	—	17.3	103.4	120.7

Total revenues	$2,619.7	$508.8	$105.9	$3,234.4

Loss and LAE	2,073.8	385.4	34.7	2,493.9
Insurance and reinsurance acquisition expenses	403.2	124.6	3.2	531.0
General and administrative expenses	408.5	44.5	23.5	476.5
Share appreciation expense for Series B Warrants	—	—	58.8	58.8
Accretion of fair value adjustment to loss and LAE reserves	—	—	56.0	56.0
Interest expense	—	.4	45.3	45.7

Total expenses	2,885.5	554.9	221.5	3,661.9

Pretax loss	$(265.8)	$(46.1)	$(115.6)	$(427.5)

Year ended December 31, 2000
Earned insurance and reinsurance premiums	$—	$312.5	$21.9	$334.4
Net investment income	—	57.6	28.3	85.9
Net realized gains (losses)	—	(12.3)	3.5	(8.8)
Amortization of deferred credits and other revenue	—	20.2	419.2	439.4

Total revenues	$—	378.0	472.9	850.9

Loss and LAE	—	271.2	16.5	287.7
Insurance and reinsurance acquisition expenses	—	98.0	3.1	101.1
General and administrative expenses	—	30.0	57.9	87.9
Interest expense	—	8.2	7.9	16.1

Total expenses	—	407.4	85.4	492.8

Pretax earnings (loss)	$—	$(29.4)	$387.5	$358.1

OneBeacon

        The following tables provide GAAP ratios, net written premiums and earned insurance premiums for OneBeacon's four underwriting units for the years ended December 31, 2002 and 2001:

Twelve Months Ended December 31, 2002

	Personal	Commercial	Specialty	Total Core	Non-Core	Total
GAAP Ratios(1)
Loss and LAE	69%	67%	57%	66%	86%	74%
Expense	27%	33%	32%	30%	40%	33%

Total Combined	96%	100%	89%	96%	126%	107%

Dollars in millions
Net written premiums	$1,092.1	$454.6	$284.1	$1,830.8	$692.0	$2,522.8
Earned insurance premiums	$1,015.5	$527.4	$253.4	$1,796.3	$1,074.6	$2,870.9

Twelve Months Ended December 31, 2001

	Personal	Commercial	Specialty	Total Core	Non-Core	Total
GAAP Ratios(1)
Loss and LAE	84%	92%	64%	85%	90%	88%
Expense	27%	37%	36%	32%	36%	35%

Total Combined	111%	129%	100%	117%	126%	123%

Seven Months Ended December 31, 2001
Dollars in millions
Net written premiums	$513.2	$358.0	$139.8	$1,011.0	$867.2	$1,878.2
Earned insurance premiums	$521.5	$427.5	$127.0	$1,076.0	$1,132.2	$2,208.2

(1)
A key measure of relative performance for an insurance company is the combined ratio. A GAAP combined ratio is calculated by adding (i) the ratio of incurred loss and LAE to earned premiums (the "loss and LAE ratio") and (ii) the ratio of acquisition and other expenses to earned premiums (the "expense ratio").

        OneBeacon's results for the year ended December 31, 2002 improved from those for the seven months after the date of the Acquisition. Improved pricing and other market conditions, mild weather and actions taken since the Acquisition have contributed to the improvements. Additionally, OneBeacon shifted its commercial lines business mix away from historically less profitable lines, such as workers compensation and its contractors book within commercial multiple peril. Workers compensation represented 14% of OneBeacon's total commercial lines net written premiums in 2002, down from 20% in 2001. OneBeacon's contractors book represented 17% of total commercial multiple peril lines net written premiums in 2002, down from 21% in 2001. Regional premium writings declined further during 2002 as the book continued to be repositioned for improved profitability. Concentrations of value in New York City, other urban areas and the Atlantic seacoast were decreased to reduce OneBeacon's exposure to terrorism and coastal wind damage. Specialty and AutoOne Insurance premium writings grew and are expected to continue to grow in 2003. The GAAP combined ratio for core operations was 96% for the year ended December 31, 2002 compared to 117% for all of 2001 (which included approximately five points as a result of the Attacks). Net written premiums and earned premiums for core operations were both $1.8 billion for the year ended 2002 and $1.8 billion and

$1.9 billion, respectively, for all of 2001, as price increases were offset by reductions in volume necessary to re-underwrite the book and reduce exposure to catastrophe claims.

        OneBeacon's total GAAP combined ratio, including non-core business, was 109% for the year ended December 31, 2002 compared to 120% for all of 2001 (which included approximately five points as a result of the Attacks). Net written premiums and earned premiums on OneBeacon's total business were down to $2.5 billion and $2.9 billion, respectively, in 2002 from $3.5 billion and $3.9 billion, respectively, for all of 2001, as premiums from non-core operations continued to run-off.

        Loss and LAE totalled $2.1 billion for both the year ended December 31, 2002 and for the seven months ended December 31, 2001. A full year over year comparison showed a decrease of $1.4 billion from $3.5 billion in 2001, which is primarily due to the drop in business volume resulting from the Renewal Rights Agreement. Loss and LAE for 2002 included $57.4 million of reserve strengthening recorded during the fourth quarter of 2002 after OneBeacon completed a detailed study on its non-asbestos and environmental reserves. As previously described, OneBeacon has asbestos and environmental coverage under the National Indemnity Cover. We believe the National Indemnity Cover will be adequate to cover all of its asbestos and environmental obligations. Reserves for accident years 2000 and prior were increased by $97.4 million, while reserves for accident year 2001 were reduced by $40.0 million. Reserve increases for 2000 and prior accident years primarily relate to increases in reserves for workers compensation coverages reduced by decreases in reserves for unallocated LAE. Workers compensation reserves for accident years 2000 and prior (primarily 2000, 1999 and 1998) increased $155.3 million (on reserves of $1.2 billion as of December 31, 2001).

        The 2002 reserve increases related primarily to a continuing unfavorable trend of increases in workers compensation medical claims and indemnity costs. Based on a study provided by the National Council on Compensation Insurance ("NCCI"), a not-for-profit rating, statistical and data management services organization and a significant source for workers compensation data, medical claims costs rose an average of 14% during 2002, compared with an average of 12% during 2001. Increases of this magnitude were not expected when setting 2001 reserves. Average workers compensation indemnity costs rose 11% during 2002 compared with an increase of 9% during 2001. Decreases in reserves for unallocated LAE resulted from completion of an activity-based-cost study which indicated future claim servicing costs were less than originally projected. This decrease primarily related to multiple peril and general liability coverages. The reduction in reserves for accident year 2001 was due in large part to favorable development on property losses from the Attacks.

        During the fourth quarter of 2001, OneBeacon increased net reserves for prior accident years by $64.6 million ($426.0 million before recoveries of approximately $361.4 million under the General Reinsurance Cover). These increases in net reserves related to long-tail lines of business, primarily for accident years 1998 through 2000. Reserve increases before recoveries under the General Reinsurance Cover were primarily from $205.4 million for workers compensation (on reserves as of December 31, 2000 of $998.2 million), $34.0 million for general liability (on reserves as of December 31, 2000 of $1.2 billion), $152.2 million for multiple peril (on reserves as of December 31, 2000 of $1.3 billion) and $58.9 million for commercial automobile liability (on reserves as of December 31, 2000 of $676.1 million). These increases in reserves reflected the impact of external factors as well as OneBeacon-specific factors. External factors included the emergence of construction defect losses, medical inflation, a general deterioration in market pricing, terms and conditions, adverse judicial rulings and higher-than-anticipated legal costs.

        These external factors were also experienced throughout the property and casualty insurance industry as evidenced by adverse development reported since 2000 by other property and casualty insurers. A significant portion of the 2001 reserve increases is attributable to OneBeacon-specific factors including changes in the mix of business written by General Accident and, to a lesser extent, Commercial Union during the mid-1990s that along with being adversely impacted by external factors, in hindsight, was poorly written and priced. We have taken significant actions with respect to OneBeacon since it completed the Acquisition including (1) shedding non-core businesses through the Renewal Rights Agreement, (2) increasing prices, (3) reevaluating the risks, terms and conditions associated with renewing certain policies (and in appropriate cases declining to issue a renewal policy), (4) eliminating unprofitable products, accounts and agents, (5) improving the claims adjudication, settlement administration and processing functions and (6) improving management information systems and deploying new technology to contribute to process improvement and overall results. See "Loss and Loss Adjustment Expense Reserves—OneBeacon" in the Business section of this Registration Statement.

        Insurance acquisition expenses, which consist primarily of commission expenses, totalled $629.1 million for the year ended December 31, 2002. For the seven months ended December 31, 2001, insurance acquisition expenses totalled $403.2 million. A full year over year comparison showed a decrease of $124.9 million from $754.0 million in 2001, which is principally due to the decrease in business volume resulting from the Renewal Rights Agreement. General and administrative expenses totalled $323.9 million for the year ended December 31, 2002. For the seven months ended December 31, 2001, general and administrative expenses totalled $408.5 million. A full year over year comparison showed a decrease of $282.2 million from $606.1 million in 2001.

        Recurring general and administrative expenses did not decrease proportionately to the reduction in OneBeacon's premiums in 2002, as the costs related to overhead and other administrative functions which previously supported the book of business transferred to Liberty Mutual are being reduced more slowly than the corresponding premium volume. General and administrative expenses for 2003 will eventually reflect the elimination of overhead functions that will no longer be needed to support the business transferred to Liberty Mutual. We expect that OneBeacon's general and administrative expenses will continue to decrease in 2003 as we take further cost reduction initiatives. During 2002, OneBeacon's cost-reduction initiatives included the curtailment of its pension and retiree medical plan and a reduction in costs related to headcount, excluding costs relating to new operations such as AutoOne Insurance and OneBeacon Professional Partners. As a result of the curtailment of OneBeacon's pension plan and retiree health benefits, general and administrative expenses in 2002 include a pre-tax gain of $35.1 million. Effective January 1, 2003, OneBeacon adopted an employee stock ownership plan, which is a OneBeacon-funded, qualified retirement plan. We believe that OneBeacon's employee benefits plans are now aligned with the interests of our shareholders, as OneBeacon's plans are now performance oriented, not entitlement oriented.

  Core Operations

        Core operations consist of personal and commercial lines sold through agents in the Northeast, and specialty businesses underwritten in various geographic areas. Core operations do not include business transferred to Liberty Mutual through the Renewal Rights Agreement and certain other insurance operations.

        Personal Lines.    OneBeacon writes the majority of its personal business in New York, Massachusetts, New Jersey and Maine. New York, Massachusetts and New Jersey are all states with difficult automobile regulatory environments and significant involuntary market loads. A dedicated staff with expertise in the unique regulatory aspects of each state manages each business.

        Throughout its personal lines business, OneBeacon has focused on improving its underwriting and pricing. OneBeacon improved premium adequacy in 2002 through rate increases approved by regulators, re-underwriting efforts, aggressive rate pursuit actions and continued improvement in insurance-to-value programs in its homeowners line. As a result, OneBeacon achieved price increases of 19% and 22% in automobile and homeowners, respectively, during 2002, compared with increases of 4% and 7% in 2001. OneBeacon's mix of personal lines products for automobile, homeowners and Custom-Pac products was 62%, 18% and 15%, respectively, of personal lines net written premium for 2002, compared with 61%, 16% and 15% for all of 2001. OneBeacon's personal lines written premium volume from core operations for 2002 increased 27% as compared to all of 2001 due primarily to new business produced by AutoOne Insurance. Excluding AutoOne Insurance written premium and limited assigned distribution servicing fees, written premium volume decreased 9% from written premium for all of 2001. This decrease is due to actions to reduce exposure to windstorms on property located in coastal areas, a decision to reduce exposure to the private passenger automobile business in Massachusetts due to unfavorable market conditions and the formation of a reciprocal insurance carrier in New Jersey. In 2003, personal lines written premium relating to the private passenger automobile business in New Jersey will continue to decline due to the transfer of OneBeacon's business to a newly formed reciprocal carrier, New Jersey Skylands Insurance Association (see "New Jersey Skylands" in the Business section).

        AutoOne Insurance, a division of OneBeacon, became a limited assignment distribution carrier in late 2001 in order to capitalize on significant market opportunities created by the growth of the NY Auto Plan. During 2002, AutoOne Insurance wrote premiums and billed limited assigned distribution fees of approximately $203 million for policies written for third parties. AutoOne has completed its limited assigned distribution contracting for 2003, with 21 third parties committed for approximately $162 million of NY Auto Plan quota premium and limited assigned distribution fees. The Automobile Insurance Plans Service Office ("AIPSO"), a management organization and service provider for various insurance industry groups, has projected that total NY Auto Plan quota premiums for 2003 will be relatively flat compared to 2002 at between $1.1 billion and $1.2 billion. Rate increases implemented in the NY Auto Plan program during 2002, along with overall improved loss ratios due to changes in plan mix (a higher percentage of standard risks flowing into the assigned risk pool) associated with growth in NY Auto Plan volume, have led to better pricing and resulted in a decrease in the average limited assigned distribution fee for contracts covering the 2003 year. Such decreases in limited assigned distribution fees were expected and management believes that the margins in the program remain adequate for the coming year and that underwriting performance will remain acceptable.

        Commercial Lines.    Commercial lines results significantly improved in 2002 due to the positive impact of underwriting and pricing initiatives as well as good weather. However, they fell short of OneBeacon's target due to the effects of large losses and a significant decrease in OneBeacon's premium base. Premium written for 2002 decreased 33% from all of 2001 primarily due to actions to reduce the concentration of risks subject to terrorism exposure, as well as continued efforts to re-underwrite the commercial book, terminate underperforming accounts and agencies and tighten credit terms toward market standards. The GAAP combined ratio for 2001 includes approximately 13 points of losses attributable to the Attacks. OneBeacon's mix of commercial lines products for multiple peril, commercial automobile and workers compensation was 52%, 29% and 14% of OneBeacon's commercial lines net written premium for 2002, compared with 46%, 22% and 20% during all of 2001. Price increases of 21% were achieved for business written during 2002 as compared to 16% for all of 2001.

        Specialty Lines.    Overall results for specialty businesses were excellent with written premiums growing due to rate increases, favorable weather conditions, high renewal retentions and new business. During 2002, OneBeacon wrote specialty lines premiums of $284.1 million, a 28% increase as compared to $221.6 million written during all of 2001. The 2002 written premium includes $109.0 million from

International Marine Underwriters and $103.0 million from agri, representing 18% and 11% increases in written premium, respectively, as compared to all of 2001. Specialty lines written premium also includes $28.7 million of new written premiums during 2002 from directors and officers, professional liability and medical provider excess markets coverages written by OneBeacon Professional Partners, which commenced operations in February 2002.

  Non-core Operations

        Results for OneBeacon's non-core businesses during 2002 were worse than expected. Written premiums decreased to $692.0 million in 2002, from $1.7 billion for all of 2001.

        Non-core operations include the results of business subject to the reinsurance provisions of the Renewal Rights Agreement. For 2002, written premiums on business subject to the Renewal Rights Agreement decreased to $496.7 million from $1.4 billion for all of 2001. In 2002, OneBeacon also recognized a $22.8 million pretax write-off of deferred acquisition costs associated with its business subject to the Renewal Rights Agreement.

        In accordance with the Renewal Rights Agreement, a reinsurance agreement pro-rates results so that OneBeacon assumed approximately two-thirds of the operating results and cash flows from renewals through October 31, 2002 and assumes approximately one-third of the operating results and cash flows from renewals from November 1, 2002 to October 31, 2003. Beyond November 1, 2003, net written premiums from business subject to the Renewal Rights Agreement will be nil, although OneBeacon has an option to assume 10% of all of Liberty Mutual's regional agency markets business for the years 2004 to 2006 on a pari passu basis with Liberty Mutual. In addition, OneBeacon will receive commissions of 3% of written premiums on policies transferred to Liberty Mutual that are renewed in the year after the Renewal Rights Agreement expires.

        The Renewal Rights Agreement was undertaken so that OneBeacon could exit a substantial portion of its non-core businesses and further strengthen and focus on its core commercial and personal lines located in the Northeast and its core specialty operations where it historically had better operating results. The underwriting performance of the business subject to the Renewal Rights Agreement historically had, and for the remainder of the Renewal Rights Agreement is expected to continue to have, worse relative underwriting performance than that of OneBeacon's core businesses. Therefore, although OneBeacon's premium levels have declined, and are expected to continue to decline, as a result of the Renewal Rights Agreement, OneBeacon's future results of operations and financial position are expected to improve from what OneBeacon would have expected had the agreement not been executed.

        Liberty Mutual has control over a variety of factors which could impact the underwriting performance of Renewal Rights Agreement business, such as pricing adequacy, actual renewal premium volume, claims management, catastrophe exposures and other considerations. Management believes Liberty Mutual has done an acceptable job in each of these areas except for the handling of pre-November 1, 2001 claims. Pursuant to the Renewal Rights Agreement, Liberty Mutual assumed control of OneBeacon's claims offices in the regions subject to the Renewal Rights Agreement and is responsible for servicing claims from the OneBeacon policies written prior to November 1, 2001, as well as policies which have renewed in those regions since that date. Service agreements were put in place in connection with the Renewal Rights Agreement, through which Liberty Mutual became a third-party administrator for those claims. Upon review of claims information during the third and fourth quarters of 2002, OneBeacon's management determined that average paid claims in offices where Liberty Mutual was acting as a third-party administrator were higher than expected. As a result, management has begun a process to directly handle more of those claims related to policies written prior to the Renewal Rights Agreement and expects that substantially all such claims will be handled directly by OneBeacon by the end of 2003.

Reinsurance

        As described above, our Reinsurance segment consists of Folksamerica, Fund American Re, WMU and our investment in Montpelier. A tabular summary of our financial results from our Reinsurance segment for the three years ended December 2002, 2001 and 2000 follows:

Millions	Folksamerica	Fund American Re	WMU	Montpelier	Total
Year ended December 31, 2002
Earned insurance and reinsurance premiums	$620.5	$55.3	$—	$—	$675.8
Net investment income	50.8	1.9	—	—	52.7
Net realized gains (losses)	29.3	1.6	(.6)	58.0	88.3
Other revenue	11.7	6.2	35.7	—	53.6

Total revenues	712.3	65.0	35.1	58.0	870.4

Loss and LAE	431.9	46.9	—	—	478.8
Insurance and reinsurance acquisition expenses	147.5	13.6	—	—	161.1
General and administrative expenses	52.2	6.8	4.0	—	63.0
Interest expense	2.0	—	—	—	2.0

Total expenses	633.6	67.3	4.0	—	704.9

Pretax earnings (loss)	$78.7	$(2.3)	$31.1	$58.0	$165.5

Year ended December 31, 2001
Earned insurance and reinsurance premiums	$421.5	$—	$—	$—	$421.5
Net investment income	45.6	.5	—	—	46.1
Net realized losses	23.9	—	—	—	23.9
Amortization of deferred revenue and other benefits	14.1	—	—	—	14.1
Other revenue	3.2	—	—	—	3.2

Total revenues	508.3	.5	—	—	508.8

Loss and LAE	385.0	.4	—	—	385.4
Insurance and reinsurance acquisition expenses	124.6	—	—	—	124.6
General and administrative expenses	44.0	.2	.3	—	44.5
Interest expense	.4	—	—	—	.4

Total expenses	554.0	.6	.3	—	554.9

Pretax earnings (loss)	$(45.7)	$(.1)	$(.3)	$—	$(46.1)

Year ended December 31, 2000
Earned insurance and reinsurance premiums	$312.5	$—	$—	$—	$312.5
Net investment income	57.6	—	—	—	57.6
Net realized losses	(12.3)	—	—	—	(12.3)
Amortization of deferred revenue and other benefits	19.3	—	—	—	19.3
Other revenue	.9	—	—	—	.9

Total revenues	378.0	—	—	—	378.0

Loss and LAE	271.2	—	—	—	271.2
Insurance and reinsurance acquisition expenses	98.0	—	—	—	98.0
General and administrative expenses	30.0	—	—	—	30.0
Interest expense	8.2	—	—	—	8.2

Total expenses	407.4	—	—	—	407.4

Pretax earnings (loss)	$(29.4)	$—	$—	$—	$(29.4)

        Folksamerica.    Folksamerica's GAAP combined ratio improved to 102% for 2002, from 131% for 2001 (which included twelve points of catastrophe losses, including approximately six points as a result of the Attacks). The GAAP combined ratio for 2002 included three points of catastrophe losses, mainly due to $9.7 million of additional losses related to the Attacks and $6.6 million of net incurred losses related to European floods during the third quarter of 2002. The following table provides GAAP combined ratios for Folksamerica for the years ended December 31, 2002, 2001 and 2000:

	Years Ended December 31,
	2000	2001	2002
GAAP ratios:
Loss and LAE	87%	91%	70%
Expense	41	40	32

Total Combined	128%	131%	102%

Dollars in millions

Net written premiums	$332.6	$458.9	$678.7
Earned reinsurance premiums	$312.5	$421.5	$620.5

        Aside from the lower level of incurred catastrophe losses, the improvement in Folksamerica's 2002 results is attributable to the continuing positive trends in reinsurance pricing, terms and conditions that began before, and became more dramatic after, the Attacks. We expect the favorable trends in Folksamerica's operations to continue in 2003 as the effects of better prices, terms and conditions are further reflected in its results. We also expect to experience favorable results in 2003 from our other reinsurance operations (consisting of Fund American Re, WMU and our investment in Montpelier) as they continue to develop under favorable market conditions.

        Folksamerica's net written and earned premiums were $678.7 million and $620.5 million for 2002, respectively, representing an approximately 48% and 47% increase over 2001. The increase was due to increased pricing on Folksamerica's expiring and renewed contracts, increased shares on renewed contacts and new contracts resulting from the increased demand of reinsurance buyers for placing reinsurance with responsible, well-capitalized reinsurers. We expect this trend to continue for the foreseeable future, particularly considering the announced withdrawal from the market of several reinsurers and the potential effect of negative rating agency actions in regard to certain other reinsurers in the last several months. Also, contributing to the increase in net written premiums was Folksamerica's new relationship with WMU, which has resulted in referrals of international reinsurance placements to Folksamerica. Additionally, under a new quota share agreement, Folksamerica cedes up to 75% of substantially all underwritten business referred to it by WMU and 75% of substantially all its short-tailed, non-casualty excess of loss business to Olympus. Folksamerica also receives an override commission on all premiums ceded to Olympus. The additional capacity provided by the quota share relationship with Olympus and the $400 million cash contribution it received from OneBeacon in December 2001 enhanced Folksamerica's ability to provide significant reinsurance capacity in 2002, a period of strengthening prices. Folksamerica's significant increase in premiums for 2001 versus 2000 was primarily attributable to additional writings across most lines in response to improved terms and conditions in the overall reinsurance market. During 2002, Folksamerica recorded $11.7 million of other revenues of which $7.3 million related to the take down of certain accruals established in connection with its acquisition of PCA Property & Casualty.

        Folksamerica's 2002 losses and LAE include $6.6 million, net of reinstatement premiums, related to European Floods during the third quarter of 2002 as well as $9.7 million of additional losses related to the Attacks. These catastrophe losses accounted for 3 points of Folksamerica's GAAP combined ratio of 102% for 2002. Folksamerica's losses and LAE for 2002 included $17.0 million related to prior accident years. This prior year development consisted primarily of (i) additional losses of $9.7 million relating to the Attacks, (ii) additional losses of $7.3 million from aviation insurance coverage, in relation to the Risk Capital Operations, (iii) reserve additions relating to asbestos and environmental losses of $11.4 million, (iv) $3.5 million of adverse development relating to the remaining business from the USF Re Insurance Co. acquisition, offset by (v) $17.0 million of net income recorded during the first quarter from the reversal of an allowance for doubtful reinsurance recoveries related to PCA Property & Casualty. These losses, with exception of the those relating to the Attacks, are covered under the Imagine Cover, and were partially offset by amortization of the deferred gain related to retroactive reinsurance.

        During 2001, Folksamerica recorded gross losses from the Attacks of approximately $104.0 million, or approximately $25.0 million net of reinsurance recoverables and reinstatement costs. This loss represented approximately six points of its 2001 GAAP combined ratio. Folksamerica also established a reserve of $5.0 million for Enron-related surety exposures in 2001.

        Folksamerica's 2001 losses and LAE included $25.0 million in losses related to prior accident years representing (i) higher than expected reported losses in Folksamerica's property excess line and (ii) an increase in reserves related to losses arising from the portfolios acquired from the USF Re Insurance Co. and Risk Capital Operations. Folksamerica's losses and LAE for 2000 included $22.9 million related principally to prior accident years representing losses arising from the portfolios acquired with USF Re Insurance Co. and Risk Capital Operations, nearly all of which was covered under the Imagine Cover described below.

        Folksamerica's results do not take into account the full favorable impact of the retroactive coverage provided by the Imagine Cover or the indemnification of losses associated with certain of Folksamerica's acquisitions in recent years. The reinsurance benefit recorded on recoverables for adverse development on prior years' reserves are deferred and recognized into income over the expected settlement period of the underlying claims. The reinsurance benefits obtained from this contract totaled $21.7 million and $22.2 million for 2002 and 2001, respectively. The adverse loss development ceded under the retroactive reinsurance agreement in 2002 included asbestos & environmental losses of $11.4 million and losses relating to the business acquired with Risk Capital Operations of $7.3 million. There is approximately $9.9 million of coverage remaining under this contract.

        Montpelier.    As of December 31, 2002, our investment in Montpelier consists of common shares, which are accounted for under the equity method, and warrants to acquire additional common shares at a fixed price, which are accounted for in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). Through our holdings of common shares and warrants, we owned approximately 21% of Montpelier on a fully-converted basis as of December 31,

2002. Pre-tax amounts recorded by us relating to this investment in Montpelier as of and for the periods ended December 31, 2002 and 2001 follow:

	Common Shares	Warrants	Total
	(dollars in millions)
Original cost of White Mountains' investment in Montpelier as of December 6, 2001	$180.0	$—	$180.0
Equity in loss from Montpelier common shares	(3.0)	—	(3.0)
Equity in net unrealized investment gains from Montpelier's investment portfolio	.4	—	.4

White Mountains' investment in Montpelier as of December 31, 2001	$177.4	$—	$177.4
Realized gains from Montpelier warrants	$—	$58.0	$58.0
Equity in earnings from Montpelier common shares	30.7	—	30.7
Equity in net unrealized investment gains from Montpelier's investment portfolio	5.7	—	5.7

White Mountains' investment in Montpelier as of December 31, 2002	$213.8	$58.0	$271.8

Fair Value of White Mountains' investment in Montpelier as of December 31, 2002	$311.0	$58.0	$369.0

        As of December 31, 2002, Montpelier's shareholders' equity totalled approximately $1.3 billion versus $860.7 million as of December 31, 2001. Montpelier wrote net premiums of $565.9 million for 2002. Earned premiums totalled $329.9 million for 2002. During 2002, Montpelier reported net income of $152.0 million, with comprehensive net income of $185.7 million. Montpelier's 2002 reported return on equity on a diluted basis was 18% and its GAAP combined ratio was 67%.

        A large portion of Montpelier's business is global specialty property reinsurance which has large aggregate exposures to natural and man-made disasters. As such, management expects that Montpelier's claim experience from this business will be the result of relatively few claims of high magnitude. The occurrence of claims from catastrophic events is likely to result in substantial volatility in, and could have a material adverse effect on, Montpelier's financial condition and results and their ability to write new business.

        White Mountains Underwriting Limited.    WMU receives management fees on reinsurance placements referred to Olympus and is entitled to a profit commission on net profits on referred business. During 2002, WMU placed $120.2 million in written premiums with Olympus and recorded $14.4 million and $21.3 million of management fees and profit commissions from Olympus. WMU generated a net pretax operating loss of $.3 million for 2001, representing start-up costs in its first month of operations.

        Fund American Re.    Fund American Re's 2002 results were primarily comprised of $55.3 million of earned premiums ($62.5 million written) offset by loss and LAE of $46.9 million (includes $3.7 million of incurred losses related to European floods during the third quarter of 2002), acquisition expenses of $13.6 million and general and administrative expenses of $6.8 million. Fund American Re's results also includes $4.6 million in service fee revenues and $1.6 million in adverse development losses related to contracts acquired as part of Fund American Re's purchase of the international reinsurance operations of Folksam International in December 2001. Under terms of a note issued to Folksam in connection with the purchase, Fund American Re was able to reduce the face value of that note during 2002 by the $1.6 million in adverse loss development, with a corresponding amount recorded as other revenues. At December 31, 2002, the remaining balance on the note was $1.7 million.

Other Operations

        Our other operations are comprised of the White Mountains Insurance Group, Ltd., the International American Group, Esurance and White Mountains' intermediate holding companies.

        International American Group and Esurance.    Peninsula, a Maryland-domiciled property and casualty insurer which writes both personal and commercial lines in Maryland, Delaware and Virginia, had net written premiums and earned premiums of $29.5 million and $29.7 million, respectively, for 2002, compared to $28.3 million and $26.4 million for 2001 and $22.6 million and $22.5 million for 2001. Written premiums and earned insurance and reinsurance premiums for American Centennial and British Insurance Company were not significant for any of the periods presented, as those companies are currently in run-off.

        Substantially all of the business generated by Esurance was directly written or assumed by our subsidiaries. Premium and loss and LAE are included in the underwriting unit that ultimately retains the risk under the policy written through Esurance. For the year ended December 31, 2002, Esurance recorded insurance acquisition expenses and general and administrative expenses of $12.3 million and $23.2 million, respectively. During 2001, Esurance recorded general and administrative expenses of $15.2 million. Management expects that Esurance will become profitable during 2004.

        Holding Company and Financing Activities.    Our capital raising and capital allocation activities are principally conducted through White Mountains Insurance Group, Inc. and our intermediate holding companies. In this regard, the results of our holding company and financing activities primarily relate to financing activities and purchase accounting adjustments relating to the Acquisition, gains and losses recognized from the purchase and sale of certain of our subsidiaries and other assets and general and administrative expenses incurred at the holding company level.

        Our holding companies recorded $39.2 million of other revenues during 2002, which consisted primarily of (i) gains from sales of certain real estate assets that had previously been written-off as part of purchase accounting for the Acquisition and (ii) interest income recorded on amounts due resulting from Internal Revenue Service examinations which were finalized during the period. Our holding companies recorded other revenues of $25.6 million during 2001, which consisted primarily of net gains on the sales of certain insurance subsidiaries and net gains on sales of certain real estate assets that had previously been written-off as part of purchase accounting for the Acquisition. Our holding companies recorded other revenue during 2000 of $386.3 million, which consisted almost entirely of the gain resulting from the Dexia Sale.

        Interest expense at our holding companies totalled $69.8 million for 2002 versus $45.3 million for 2001 and $7.9 million for 2000. The increase in interest expense from 2001 to 2002 resulted from the effect of a full twelve months of borrowings outstanding under the Bank Facility as opposed to only seven months in 2001. Interest expense from the Seller Note increased from $10.3 million in 2001 to $12.3 million in 2002 as declining interest rates partially offset the effect of four additional months of interest in 2002. The increase in interest expense from 2000 to 2001 resulted from borrowings under the Bank Facility and the Seller Note which were undertaken on June 1, 2001, offset slightly by reduced interest expense resulting from the Debt Tender and the Debt Escrow transactions (described below). We have entered into various interest rate swap agreements which were undertaken to achieve a fixed interest rate on a portion of the Bank Facility. The swap program resulted in a weighted average fixed rate of 7.1% on $700.0 million of our total borrowings under the Bank Facility. Other holding company expenses consisted primarily of share-based compensation expenses of holding company employees, including performance shares, Options and Restricted Shares.

Summary of Investment Operations

        We manage all of our consolidated investments through our wholly-owned subsidiary, WM Advisors. Our investment philosophy is to invest all assets with a view towards maximizing our after-tax total return over extended periods of time. Under this approach, each dollar of after-tax investment income, realized and unrealized gains and losses is valued equally. Our overall fixed maturity investment strategy is to purchase securities that are attractively priced in relation to perceived credit risks. We generally manage the interest rate risk associated with holding fixed maturity investments by actively monitoring and maintaining the average duration of the portfolio with the goal of achieving an adequate after-tax total return without subjecting the portfolio to an unreasonable level of interest rate risk. Our investment portfolio mix as of December 31, 2002 was focused on capital preservation and consisted in large part of high-quality, fixed maturity investments and short-term investments.

        A breakdown of our investment portfolio as of December 31, 2002 and 2001 follows:

	Year Ended December 31,
	2001		2002
	(dollars in millions)
Fixed maturity investments	$6,128.3	68%	$6,669.1	75%
Short-term investments	2,545.8	28	1,790.6	20
Common equity securities	173.6	2	275.0	3
Other investments	158.0	2	164.7	2

Total investments	$9,005.7	100%	$8,899.4	100%

        Our fixed maturity portfolio avoided the significant credit problems experienced throughout the public markets during 2002. As of December 31, 2002, the duration of the fixed maturity portfolio, including short-term investments, was approximately 3.4 years. During 2002, OneBeacon began to purchase a modest amount of common equity securities and convertible securities, primarily in the electric utility industry.

        Under current market conditions, WM Advisors has been gradually accumulating value equities in response to a fairly valued stock market, and gradually shortening our fixed maturity portfolio in response to historically low rates.

  Results

        We were pleased with our overall investment performance during 2002. Our fixed maturity portfolios achieved returns while avoiding credit problems and our investments in common equities generated gains for the year despite large losses generally experienced in the U.S. markets. A breakdown of our investment portfolio as of December 31, 2002 and 2001 follows:

	Year Ended December 31,
	2001		2002
	(dollars in millions)
Fixed maturity investments	$6,128.3	68%	$6,669.1	75%
Short-term investments	2,545.8	28	1,790.6	20
Common equity securities	173.6	2	275.0	3
Other investments	158.0	2	164.7	2

Total investments	$9,005.7	100%	$8,899.4	100%

        Our net investment income is comprised primarily of interest income associated with our substantial portfolio of fixed maturity investments and dividend income from our equity investments. The significant increase in investment income from 2001 to 2002 was due primarily to the inclusion of a full year of investment income generated by OneBeacon's assets in the 2002 results as compared to the seven months of OneBeacon's post-Acquisition investment activity included in the 2001 results.

        We recorded $156.0 million of realized investment gains during 2002, compared to $173.1 million during 2001, principally from sales of fixed maturity investments during both periods. During 2002, we recognized a $58.0 million gain on our Montpelier warrants in our GAAP financial statements. We recognized a $47.4 million loss related to our interest rate swap agreements due to the decrease in market interest rates during the year. During 2001, we sold a large portion of our fixed maturity investment portfolio, including our portfolio of mortgage-backed securities, and subsequently reinvested the proceeds in fixed maturity and short-term investments.

        During 2002, our net increase in after-tax unrealized investment gains was principally the result of significant decreases in market interest rates. During 2001, the net decrease in after-tax net unrealized gains for investments resulted principally from the realization of gains as a result of our sale of a large portion of our fixed maturity investment portfolio.

  Other-than-temporary Impairment

        The following table presents an analysis of the continuous periods during which we held investment positions which were carried at an unrealized loss as of December 31, 2002 (excluding short-term investments):

	December 31, 2002
	0-6 Months	6-12 Months	Greater Than 12 Months	Total
	(dollars in millions)
Fixed Maturity Investments:
Number of positions	77	11	25	113
Market value	$423.1	$22.5	$13.5	$459.1
Amortized cost	$442.5	$22.7	$15.2	$480.4
Unrealized loss	$(19.4)	$(.2)	$(1.7)	$(21.3)

Common Equity Securities:
Number of positions	48	2	1	51
Market value	$119.0	$.6	$.3	$119.9
Amortized cost	$139.8	$.7	$.4	$140.9
Unrealized loss	$(20.8)	$(.1)	$(.1)	$(21.0)

Other Investments:
Number of positions	$4	2	6	12
Market value	$5.5	$5.8	$6.8	$18.1
Amortized cost	$6.5	$6.9	$10.6	$24.0
Unrealized loss	$(1.0)	$(1.1)	$(3.8)	$(5.9)

Total:
Number of positions	$129	15	32	176
Market value	$547.6	$28.9	$20.6	$597.1
Amortized cost	$588.8	$30.3	$26.2	$645.3
Unrealized loss	$(41.2)	$(1.4)	$(5.6)	$(48.2)

% of total gross unrealized losses	$85%	3%	12%	100%

        We believe that the gross unrealized losses recorded on our fixed maturity investment portfolio at December 31, 2002 resulted primarily from increases in market interest rates from the dates that certain investments within that portfolio were acquired as opposed to fundamental changes in the credit quality of the issuers of such securities. Therefore, these decreases in values are viewed as being temporary as we have the intent and ability to retain such investments for a period of time sufficient to allow for any anticipated recovery in market value. We also believe that the gross unrealized losses recorded on our portfolio of common equity and other investments at December 31, 2002 resulted primarily from decreases in quoted market values from the dates that certain investments securities within that portfolio were acquired as opposed to fundamental changes in the issuer's financial performance and near-term financial prospects. Therefore, these decreases are also viewed as being temporary. As of December 31, 2002, no single investment security within our investment portfolio had an after-tax unrealized loss of more than $5.0 million.

        We assess other-than-temporary impairments based on security-specific facts, circumstances and intentions as of the balance sheet date. During 2002, we experienced $9.6 million in pretax other-than-temporary impairment charges. Of the charge recorded in 2002, $4.9 million related to our investment in Insurance Partners and $3.5 million was related to our investment in the Conning Connecticut Insurance Fund. Both of these investments are limited partnerships that are carried in other investments in our consolidated balance sheet.

        We did not experience any material impairment charges relating to any other individual investment security during any of the three years ended December 31, 2002.

        Temporary losses on investment securities are recorded as unrealized losses. Temporary losses do not impact net income and earnings per common share but do reduce comprehensive net income, shareholders' equity and tangible book value. Unrealized losses subsequently identified as other-than-temporary impairments are recorded as realized losses. Other-than-temporary impairments previously recorded as unrealized losses do not impact comprehensive net income, shareholders' equity and tangible book value but do reduce net income and earnings per common share.

Liquidity and Capital Resources

  Operating cash and short term investments

        The primary sources of cash inflows for White Mountains and certain of its intermediate holding companies are investment income, sales of investment securities, dividends and tax sharing payments received from operating subsidiaries. Under the insurance laws of the states and jurisdictions under which the holding companies of our insurance subsidiaries are domiciled, an insurer is restricted with respect to the timing or the amount of dividends it may pay without prior approval by regulatory authorities. Accordingly, there can be no assurance regarding the amount of such dividends that may be paid by such subsidiaries in the future. In 2003, our first tier insurance subsidiaries have the ability to pay dividends of approximately $261.5 million without approval of regulatory authorities and during the first quarter of 2003, paid cash dividends of $37.5 million to Fund American.

        Our consolidated sources of cash consist primarily of premium collections, net investment income, financing activities and proceeds from sales and maturities of investments. Our consolidated uses of cash are primarily claim payments, operating expenses, financing costs and purchases of investments.

        As a result of the Renewal Rights Agreement, OneBeacon will run-off the claims on business transferred to Liberty Mutual. Therefore, OneBeacon will need to periodically liquidate invested assets to fund the payment of these claims and will manage its short-term liquidity needs accordingly.

        Both internal and external forces influence our financial condition, results of operations and cash flows. Claim settlements, premium levels and investment returns may be impacted by changing rates of inflation and other economic conditions. In many cases, significant periods of time, ranging up to several years or more, may lapse between the occurrence of an insured loss, the reporting of the loss to us and the settlement of the liability for that loss. We believe that our cash balances, cash flow from operations, routine sales of investments and the liquidity provided by the Bank Facility are adequate to meet expected cash requirements for the foreseeable future.

  Financing

        The following table summarizes our capital structure as of December 31, 2002 and 2001:

	December 31,
	2001	2002
	(dollars in millions)
Bank Facility	$825.0	$746.4
Seller Note	260.0	—
Other debt	40.4	46.8

Total debt	$1,125.4	$793.2

Common shareholders' equity	1,444.6	2,407.9
Convertible preference shares	—	219.0
Mandatory redeemable preferred stock of subsidiaries	170.3	180.9

Total capitalization	$2,740.3	$3,601.0

        On October 31, 2002, Fund American completed an amendment of the Bank Facility, which included the issuance of a new $143.8 million Tranche C term loan that was utilized to refinance a portion of the existing $228.8 million Tranche A term loan. The new Tranche C term loan has nominal amortization until its final maturity in March 2007. The refinancing reduces the amount of quarterly amortization payments Fund American must make over the next four years. The applicable Eurodollar rate margin on the new Tranche C term loan is 87.5 basis points higher than the margin on the existing Tranche A term loan, and the applicable Eurodollar rate margin on the existing and otherwise unchanged Tranche B term loan was increased by 12.5 basis points. In connection with the amendment, certain financial and other covenants that governed the Bank Facility were relaxed or eliminated, thereby increasing our operational and financial flexibility.

        In May 2003, we fully repaid the Bank Facility using proceeds from the issuance of $700.0 million face value of 10-year senior notes, which were issued by Fund American and guaranteed by White Mountains, and cash on hand. The senior notes bear a fixed interest rate of 5.9%, while the interest rate on $700.0 million of the previous Bank Facility was fixed at 7.1% through a series of interest rate swap agreements. These swap agreements were unwound by Fund American for consideration of $56.4 million in cash immediately following the Bank Facility prepayment. The Bank Facility continues to provide Fund American with the ability to borrow up to $175.0 million of revolving loans, none of which was drawn as of the date of this prospectus.

        On October 24, 2002, we sold $225.0 million of our equity securities in private transactions. Investment funds managed by Franklin Mutual Advisers, LLC, already large shareholders of White Mountains, purchased 677,966 of our convertible preference shares (which were retired and converted to common shares in May 2003) at a price of $200.0 million ($295.00 per share). In addition, investment funds managed by Highfields Capital Management LP purchased 84,745 common shares for $25.0 million ($295.00 per common share). The proceeds from these private equity issuances, along with cash on hand, were used to repay the $260.0 million Seller Note on November 29, 2002.

        We believe that our financial strength provides the flexibility and capacity to obtain funds externally as needed through debt or equity financing on both a short-term and long-term basis. We have primarily accessed the debt and equity markets in connection with acquisitions, most notably the acquisition of OneBeacon in June 2001. To fund the Acquisition, we undertook the following capital raising activities:

  (a)
  Issued convertible preference shares for $437.6 million (which were retired and converted to common shares in August 2001) and issued to Berkshire, for $75.0 million in cash, Warrants to acquire 1,714,285 common shares at an exercise price of $175.00 per common share. The Warrants have a term of seven years from the date of issuance, although we have the right to call the Warrants for $60.0 million in cash commencing on the fourth anniversary of their issuance. As a result of our private equity issuances in the fourth quarter of 2002, customary anti-dilution provisions applicable to the Warrants increased the number of common shares purchasable on exercise of the Warrants to 1,724,200 and decreased the exercise price per common share of the Warrants to $173.99.

  (b)
  Issued two separate classes of subsidiary preferred stock. For $225.0 million in cash, Berkshire purchased cumulative non-voting subsidiary preferred stock with a face value of $300.0 million, which is entitled to a dividend of 2.35% per quarter and is mandatorily redeemable seven years after issuance. Zenith Insurance Company purchased $20.0 million in cumulative non-voting subsidiary preferred stock, which is entitled to a dividend of 2.5% per quarter through June 30, 2007 and a dividend of 3.5% per quarter thereafter. This preferred stock is mandatorily redeemable ten years after issuance, and may be called by us at par commencing June 30, 2007.

  (c)
  Borrowed $825.0 million under the Bank Facility, which was comprised of two term loan facilities (subsequently refinanced on October 31, 2002 into three term loan facilities) and a revolving credit facility. The original term loan facilities were comprised of a $300.0 million amortizing Tranche A term loan with a five-year maturity and a $400.0 million amortizing Tranche B term loan with a six-year maturity. See the discussion above for the terms of the refinanced term loan facilities. The revolving credit facility provides for revolving credit loans of up to $175.0 million, including up to $25.0 million available for the issuance of letters of credit. The revolving credit facility matures on June 1, 2006. As of December 31, 2002, $50.0 million was available under the revolving credit facility.

  (d)
  Issued the Seller Note to Aviva plc ("Aviva"). The $260.0 million Seller Note was repaid on November 29, 2002 in cash, provided in part by the private equity issuances that we completed in October 2002.

Contractual Obligations and Covenants

        Below is a schedule of our material contractual obligations and commitments as of December 31, 2002:

	Due in One Year or Less	Due in Two Years	Due in Three Years	Due in Four Years	Due After Four Years	Total
	(dollars in millions)
Debt	$33.4	$31.3	$59.2	$139.5	$529.8	$793.2
Mandatorily redeemable preferred stock	—	—	—	—	320.0	320.0
Operating leases	35.6	29.0	26.7	25.5	46.1	162.9

Total contractual obligations	$69.0	$60.3	$85.9	$165.0	$895.9	$1,276.1

        For comparative purposes, set forth below is a schedule of our material contractual obligations and commitments as of December 31, 2001:

	Due in One Year or Less	Due in Two Years	Due in Three Years	Due in Four Years	Due After Four Years	Total
	(dollars in millions)
Debt	$358.4	$67.2	$69.6	$102.1	$528.1	$1,125.4
Mandatorily redeemable preferred stock	—	—	—	—	320.0	320.0
Operating leases	33.5	28.7	19.9	16.8	43.1	142.0

Total contractual obligations	$391.90	$95.9	$89.5	$118.9	$891.2	$1,587.4

        Through the refinancing of the Bank Facility in October 2002 and the repayment of the Seller Note in November 2002, we significantly reduced our near-term obligations. Our debt due in one-year or less as of December 31, 2002 includes $5.1 million in other indebtedness, which was subsequently repaid in February 2003, and scheduled principal amortization of $28.3 million under the Bank Facility.

        The Bank Facility contains various affirmative, negative and financial covenants which are customary for such borrowings and include requirements to meet certain minimum net worth and financial ratio standards. Failure to meet one or more of these covenants could result in an event of default which ultimately could accelerate required principal repayments. At December 31, 2002, we were in compliance with all of the covenants under the Bank Facility, and anticipate we will continue to meet the financial covenants under the Bank Facility for the foreseeable future.

        There are no provisions within our leasing agreements that would trigger acceleration of future lease payments. We do not finance our operations through the securitization of our trade receivables, through special purpose entities or through synthetic leases. Further, we have not entered into any arrangement requiring us to guarantee payment of third party debt or to fund losses of an unconsolidated special purpose entity.

        In June 1999, we sold VGI to Unitrin, Inc. ("Unitrin") (the "VGI Sale"). As part of the VGI Sale, we have provided Unitrin with adverse loss development protection of up to $50.0 million on loss reserves sold to Unitrin. Unitrin has made a demand for the full $50.0 million.

        Detailed information concerning our liquidity and capital resources during 2002, 2001 and 2000 follows:

  For the Year Ended December 31, 2002

        In December 2002, OneBeacon Professional Partners borrowed $8.0 million from a related third party.

        On November 29, 2002, we repaid in full the $260.0 million Seller Note to Aviva, along with approximately $22.6 million of related accrued interest.

        In October 2002, we amended the Bank Facility and issued $225.0 million of equity securities. See Financing above for a detailed discussion of these transactions.

        On December 31, 2002, September 30, 2002, June 28, 2002 and March 29, 2002, we made scheduled principal amortization payments of $1.4 million, $14.2 million, $14.1 million and $49.0 million, respectively, on the Bank Facility. During 2002, we paid a total of $55.3 million in interest under the Bank Facility, including $18.0 million paid under related interest rate swap agreements.

        During 2002, OneBeacon declared and paid a total of $172.6 million in dividends to Fund American, its immediate parent company.

        During 2002, we declared and paid a total of $30.7 million in dividends on the Berkshire Preferred Stock, the Zenith Preferred Stock and the Convertible Preference Shares.

        In July and August of 2002, we received federal tax refunds totalling $166.7 million representing accelerated recoveries of carryback losses from 2001 under the Job Creation and Worker Assistance Act of 2002 (the "Economic Stimulus Bill").

        On April 25, 2002, Folksamerica acquired Imperial Casualty for $4.2 million including related expenses ($.5 million net of cash acquired). Significant assets and liabilities acquired included investments of $22.8 million and loss and LAE reserves of $11.9 million.

        In March 2002, we declared and paid an annual dividend of $8.3 million to our common shareholders.

        During 2002, we issued a total of 23,200 common shares to our employees in satisfaction of performance share and Option obligations under our Long-Term Incentive Plan. We received proceeds of $1.3 million as a result of exercises of Options to acquire 11,500 common shares during the period.

  For the Year Ended December 31, 2001

        In December 2001, OneBeacon invested $180.0 million in Montpelier consisting of 10,800,000 common shares of Montpelier valued at $16.67 per share and we received warrants to acquire an additional 4,781,572 common shares of Montpelier at $16.67 per share, which are exercisable until December 2011.

        In December 2001, we acquired the net assets of the international reinsurance operations of Folksam International, which were valued at approximately $66.9 million on the date of purchase. The purchase price including related expenses consisted of approximately $30.9 million in cash, $3.0 million in a note payable to the seller and 86,385 common shares (valued at approximately $30.0 million).

        In December 2001, OneBeacon contributed $400.0 million in cash to Folksamerica.

        In December 2001, Folksamerica borrowed $7.0 million from a related third party.

        In October 2001, OneBeacon sold 2,025,680 shares of the common stock of United Fire & Casualty Company to a third party for $54.7 million.

        In September 2001, OneBeacon repaid all its outstanding long-term debt of $3.2 million.

        In September 2001, Folksamerica acquired C-F Insurance Company, an inactive insurance company in run-off, for total consideration of $49.2 million plus related expenses. The purchase consideration included the issuance of a $25.0 million, four-year note by Folksamerica which may be reduced by adverse loss development experienced by C-F Insurance Company post-acquisition.

        In June 2001, we acquired OneBeacon for cash and the Seller Note. The total consideration paid for OneBeacon was $2,114.3 million, including related expenses, and the net book value of the assets acquired was $2,796.3 billion. Significant assets and liabilities acquired through OneBeacon included $7,442.6 million of cash and investments, $2,448.9 million of reinsurance recoverable on paid and unpaid losses, $1,267.3 million of insurance balances receivable, $6,364.2 million of loss and LAE and $1,897.7 million of unearned insurance premiums.

        In connection with the Acquisition, we issued convertible preference shares for $437.6 million (which were retired and converted to common shares in August 2001) and issued the Warrants for $75.0 million. The Warrants have a term of seven years from the date of issuance although we have the right to call the Warrants for $60.0 million in cash commencing on the fourth anniversary of their issuance.

        In connection with the Acquisition, we issued two separate classes of subsidiary preferred stock. Berkshire purchased $300.0 million in face value of cumulative non-voting subsidiary preferred stock for $225.0 million in cash. The Berkshire Preferred Stock is entitled to a dividend of no less than 2.35% per quarter and is mandatorily redeemable after seven years. Zenith Insurance Company purchased $20.0 million in cumulative non-voting subsidiary preferred stock. The Zenith Preferred Stock is entitled to a dividend of no less than 2.5% per quarter through June 30, 2007 and a dividend of no less than 3.5% thereafter and is mandatorily redeemable after ten years.

        In connection with the Acquisition, we borrowed $825.0 million under the Bank Facility. The Bank Facility is comprised of two term loan facilities and a revolving credit facility. The term loan facilities are comprised of a $300.0 million Tranche A Loan with a five-year maturity and a $400.0 million Tranche B Loan with a six-year maturity. The revolving credit facility provides for revolving credit loans of up to $175.0 million, including up to $25.0 million available for the issuance of letters of credit. The revolving credit facility matures on June 1, 2006. The Bank Facility was refinanced during 2002—See "Financing" above for a detailed discussion.

        In connection with the Acquisition, we issued the Seller Note to Aviva. The Seller Note had an eighteen-month term and bore interest at a rate equal to 50 basis points over the rate on our revolving loan facility described above. The Seller Note was repaid in full on November 29, 2002.

        In April 2001, we paid $100.8 million in cash to complete the Debt Tender and to establish the Debt Escrow. Completion of the Debt Tender permitted us to effect an amendment to the indenture governing the Notes which facilitated the Acquisition.

        In March 2001, we declared and paid an annual dividend of $5.9 million to our common shareholders.

        In January 2001, we completed the sale of Waterford Insurance Company ("Waterford") to a third party for consideration of $23.6 million in cash, net of transaction related expenses.

        During 2001, we issued a total of 2,390,566 common shares which consisted of 2,184,583 common shares issued in connection with the retirement and conversion of convertible preference shares, 86,385 common shares issued in connection with the purchase of the Folksam net assets, 94,500 Restricted Shares issued to key employees and 25,098 common shares issued to employees in connection with various of our employee benefit plans.

        During 2001, OneBeacon declared and paid a total of $153.5 million in dividends to Fund American, its immediate parent company.

        During 2001, we repurchased and retired 6,000 common shares for $1.9 million in cash.

        During 2001, we paid a total of $18.4 million in dividends to holders of the Convertible Preference Shares, the Berkshire Preferred Stock and the Zenith Preferred Stock. During 2001, we paid a total of $29.2 million in interest under the Bank Facility including $2.9 million paid under related interest rate swap agreements.

  For the Year Ended December 31, 2000

        In December 2000, we provided $259.6 million of capital to Folksamerica through the contribution of American Centennial and British Insurance Company and through the issuance of a $195.0 million intercompany note which was forgiven during 2001. Folksamerica subsequently contributed American Centennial and $80.0 million of such cash to Folksamerica Reinsurance Company in order to provide the statutory capital needed to support its acquisitions of PCA Property & Casualty and Risk Capital Operations. The remaining $115.0 million was used by Folksamerica to repay its outstanding bank indebtedness.

        In July 2000, we concluded the Dexia Sale for proceeds of $620.4 million.

        In May 2000, Folksamerica acquired Risk Capital Operations for consideration of $20.3 million in cash plus related expenses. Significant assets and liabilities acquired with Risk Capital Operations included $249.9 million of cash and investments, $108.6 million of premiums receivable, $312.5 million of net loss and LAE reserves and $82.0 million of unearned reinsurance premiums. In addition, Risk Capital Operations provided Folksamerica with two specialty underwriting units (Accident & Health and Marine) and several significant new treaty clients.

        In March 2000, Folksamerica acquired PCA Property & Casualty for consideration of $122.3 million in cash. Significant assets and liabilities acquired through PCA Property & Casualty included $339.8 million of cash and investments, $160.0 million of reinsurance recoverables and $405.5 million of loss and LAE reserves.

        During 2000, we repurchased and retired 65,838 Common shares for $8.3 million in cash.

        During 2000, we declared and paid quarterly cash dividends totalling $7.1 million.

        As part of the Folksamerica acquisition in 1998, we refinanced Folksamerica's existing long-term indebtedness by utilizing a six-year revolving credit agreement whereby Folksamerica could borrow up to $120.0 million at market interest rates. This facility was repaid and terminated by Folksamerica during 2000 as described above.

Critical Accounting Policies and Estimates

        Management's Discussion and Analysis of Financial Condition and Results of Operations discusses our consolidated financial statements, which have been prepared in accordance with GAAP. The financial statements presented herein include all adjustments considered necessary by management to fairly present the financial position, results of operations and cash flows of White Mountains. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

        In the current year presentation of financial information, certain amounts in the prior period financial statements have been reclassified to conform with the current presentation. We have completed numerous significant transactions during the periods presented that have affected the comparability of the financial statement information presented herein.

        On an ongoing basis, we evaluate our estimates, including those related to loss and LAE reserves, purchase accounting and related deferred credits and goodwill, reinsurance transactions and our pension benefit obligations. We base our estimates on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgements about the carrying values of assets and liabilities that are not readily apparent from other sources.

        We believes that our critical accounting policies affect our more significant estimates used in the preparation of our consolidated financial statements. The descriptions below are summarized and have been simplified for clarity.

Loss and Loss Adjustment Expenses

Insurance

        Our insurance subsidiaries establish loss and LAE that are estimates of amounts needed to pay claims and related expenses in the future for insured events that have already occurred. Reinsurance is an arrangement in which a reinsurance company (a "reinsurer") contractually agrees to indemnify an insurance company for all or a portion of the insurance risks underwritten by the insurance company. We establish estimates of amounts recoverable from our reinsurers in a manner consistent with the claim liability covered by the reinsurance contracts, net of an allowance for uncollectible amounts. Net insurance loss reserves represent loss and LAE reserves reduced by reinsurance recoverable on unpaid losses.

        In a broad sense, loss and LAE reserves have two components: (i) case reserves, which are reserves established within the claims function for claims that have been reported to us and (ii) IBNR. Case reserves are estimated based on the experience and knowledge of claims staff regarding the nature and potential cost of each claim. Our claims staff periodically adjust case reserves as additional information becomes known or payments are made. Generally accepted actuarial methods are used to project estimates of IBNR. Actuaries use a variety of statistical and analytical methods to determine estimates of IBNR, which are based, in part, on historical claim reporting and payment patterns. In estimating IBNR, actuaries consider all available information, including historical experience, changes in business mix, coverage limits, changes in claims handling practices, pricing, reinsurance protections, inflation and the effects of legal, social and legislative trends on future claim payments. We exercise judgment based upon our knowledge of our business, review of the outcome of actuarial studies, historical experience and other factors to record an estimate we believe reflects our expected ultimate unpaid loss and LAE and related reinsurance recoverables.

        Regardless of the techniques used, estimation is inherent in the process of establishing unpaid loss reserves and related reinsurance recoverables as of any given date. Uncertainties in projecting ultimate claim amounts are magnified by the time lag between when a claim actually occurs and when it becomes reported and settled. This time lag is sometimes referred to as the "claim-tail". The claim-tail for most property coverages is typically short. The claim-tail for liability coverages, such as general and product liability, directors and officers liability, medical malpractice and workers' compensation, can be especially long as claims are often reported or settled years after the related occurrences. During the claims reporting and settlement period, additional facts regarding claims and trends become known which may cause us to adjust our estimate of our ultimate net loss and LAE liability.

        Loss and LAE reserve estimates at OneBeacon are subject to additional uncertainty as a consequence of numerous factors that occurred prior to our acquisition of OneBeacon on June 1, 2001. As previously discussed, OneBeacon is the result of the 1998 merger of the U.S. operations of General Accident and Commercial Union, two companies with different underwriting and claims management philosophies and practices. Beginning in the mid-1990s, and continuing through the Merger, the subsequent operational integration of General Accident plc and Commercial Union plc and the Acquisition, OneBeacon experienced an environment of significant change, both in its business and operations. Generally accepted actuarial techniques used to estimate reserves rely in large degree on projecting historical trends (such as patterns of claim development (i.e., reported claims and paid losses)) into the future. Accordingly, estimating reserves becomes more uncertain if business mix, case reserve adequacy, claims payment rates, coverage limits and other factors change over time. The breadth and depth of the business and operational changes that occurred at OneBeacon (1) led to a wider range in the reserve estimates produced by a variety of actuarial loss reserving techniques, especially those that rely upon consistent claim development patterns, and (2) introduced greater complexity to the judgments required to be made by management in determining the impact of the business and operational changes on the development patterns used to estimate reserves.

        OneBeacon's net loss and LAE reserves by line of business at December 31, 2002 and 2001 were as follows:

	Net loss and LAE reserves by line of business December 31,
	2001	2002
	(dollars in millions)
Workers compensation	$958.7	$977.3
Personal automobile liability	847.0	909.4
Multiple peril	1,037.1	802.7
Commercial automobile liability	762.0	567.9
General liability	713.8	493.8
Homeowners/Farmowners	207.2	191.4
Other	289.7	127.4

Total	$4,815.5	$4,069.9

        OneBeacon's actuaries use several generally accepted actuarial methods to evaluate its loss reserves, each of which has its own strengths and weaknesses. OneBeacon places more or less reliance on a particular method based on the facts and circumstances at the time the reserve estimates are made. These methods generally fall into one of the following categories or are hybrids of one or more of the following categories:

  •
  Historical paid loss development methods: These methods use historical loss payments over discrete periods of time to estimate future losses. Historical paid loss development methods assume that the ratio of losses paid in one period to losses paid in an earlier period will remain constant. These methods necessarily assume that factors that have affected paid losses in the past, such as inflation or the effects of litigation, will remain constant in the future. Because historical paid loss development methods do not use case reserves to estimate ultimate losses, they can be more reliable than the other methods discussed below that look to case reserves (such as actuarial methods that use incurred losses) in situations where there are significant changes in how case reserves are established by a company's claims adjusters. However, historical paid loss development methods are more leveraged (meaning that small changes in payments have a larger impact on estimates of ultimate losses) than actuarial methods that use incurred losses because cumulative loss payments take much longer to equal the expected ultimate losses than cumulative incurred amounts. In addition, and for similar reasons, historical paid loss development methods are often slow to react to situations when new or different factors arise than those that have affected paid losses in the past.

  •
  Historical incurred loss development methods: These methods, like historical paid loss development methods, assume that the ratio of losses in one period to losses in an earlier period will remain constant in the future. However, instead of using paid losses, these methods use incurred losses (i.e., the sum of cumulative historical loss payments plus outstanding case reserves) over discrete periods of time to estimate future losses. Historical incurred loss development methods can be preferable to historical paid loss development methods because they explicitly take into account open cases and the claims adjusters' evaluations of the cost to settle all known claims. However, historical incurred loss development methods necessarily assume that case reserving practices are consistently applied over time. Therefore, when there have been significant changes in how case reserves are established, using incurred loss data to project ultimate losses can be less reliable than other methods.

  •
  Expected loss ratio methods: These methods are based on the assumption that ultimate losses vary proportionately with premiums. Expected loss ratios are typically developed based upon the information used in pricing, and are multiplied by the total amount of premiums written to calculate ultimate losses. Expected loss ratio methods are particularly useful for estimating ultimate losses in the early years of long-tailed lines of business, when little or no paid or incurred loss information is available.

  •
  Adjusted historical paid and incurred loss development methods: These methods take traditional historical paid and incurred loss development methods and adjust them for the estimated impact of changes from the past in factors such as inflation, the speed of claim payments or the adequacy of case reserves. Adjusted historical paid and incurred loss development methods are often more reliable methods of predicting ultimate losses in periods of significant change, provided the actuaries can develop methods to reasonably quantify the impact of changes.

        For OneBeacon, the range of reserve estimates at December 31, 2002 was evaluated to consider the strengths and weaknesses of the actuarial methods applied against OneBeacon's historical claims experience data. The following table shows the recorded reserves and the high and low ends of OneBeacon's range of reasonable loss reserve estimates at December 31, 2002. The high and low ends of OneBeacon's range of reserve estimates in the table below are based on the results of various actuarial methods described above. The recorded reserve for each line is the result of the actuarial method that management believes to be most appropriate based on known facts and trends.

	December 31, 2002
OneBeacon net loss and LAE reserves by line of business Range and recorded reserves
	Low	Recorded	High
	(dollars in millions)
Workers compensation	$730	$977.3	$1,050
Personal automobile liability	860	909.4	930
Multiple peril	790	802.7	1,000
Commercial automobile liability	520	567.9	570
General liability	470	493.8	540
Homeowners/Farmowners	180	191.4	230
Other	110	127.4	130

Total	$3,660	$4,069.9	$4,450

        The probability that ultimate losses will fall outside of the ranges of estimates by line of business is higher for each line of business individually than it is for the sum of the estimates for all lines taken together due to the effects of diversification. Although management believes OneBeacon's reserves are reasonably stated, ultimate losses may deviate, perhaps materially, from the recorded reserve amounts and could be above the high end of the range of actuarial projections. Further adverse development, if any, would impact OneBeacon's future results of operations.

        The factors that led management to believe that the recorded reserves are the best estimate of loss and LAE reserves by line of business are discussed as follows:

  •
  For automobile liability, both personal and commercial, in recent quarters paid loss development methods have indicated that ultimate losses would be lower than previously expected due, we believe, to improved claims handling practices. However, we have tempered the reduction in recorded reserves in these lines pending further confirmation of the degree of this improvement because, as noted above, of the leveraged nature of historical paid loss development methods.

  •
  For workers compensation, higher levels of medical costs in recent quarters have caused us to select reserves higher in the range of indications.

  •
  For multiple peril and general liability, we have selected recorded reserves by giving greater weight to adjusted paid loss development methods, which are not dependent on the consistency of case reserving practices, rather than methods that rely on incurred losses, because of the increased adequacy of case reserving by OneBeacon's claim staff in the recent past.

  OneBeacon Asbestos and Environmental Reserves

        Immediately prior to our acquisition of OneBeacon, OneBeacon purchased a reinsurance contract with National Indemnity under which OneBeacon is entitled to recover from National Indemnity up to $2.5 billion in the future for asbestos claims arising from business written by OneBeacon in 1992 and prior, environmental claims arising from business written by OneBeacon in 1987 and prior, and certain other exposures. Under the terms of the National Indemnity Cover, National Indemnity receives the economic benefit of Third Party Recoverables in existence at the time the National Indemnity Cover was executed. As a result, the Third Party Recoverables serve to protect the $2.5 billion limit of National Indemnity coverage for the benefit of OneBeacon. Any amounts uncollectible from third party reinsurers due to dispute or the reinsurers' financial inability to pay are covered by National Indemnity under its agreement with OneBeacon.

        OneBeacon estimates that on an incurred basis it has exhausted approximately $1,771 million of the coverage provided by National Indemnity at December 31, 2002. Due to the inherent difficulties in estimating ultimate asbestos and environmental exposures, OneBeacon does not estimate a range for these incurred losses. Approximately $419 million of the estimated $1,771 million of incurred losses have been paid by National Indemnity through December 31, 2002, with $106.3 million paid in 2002. The estimate of incurred losses represents management's best estimate, based on information currently available, of its ultimate liabilities that it is entitled to recover under the National Indemnity Cover. Accordingly, OneBeacon believes the National Indemnity Cover will be adequate to cover all of its asbestos and environmental obligations. However, as case law expands, medical and clean-up costs increase and industry settlement practices change, OneBeacon may be subject to asbestos and environmental losses beyond currently estimated amounts. Therefore, OneBeacon cannot guarantee that its remaining coverage under the National Indemnity Cover will be sufficient to cover additional liability arising from any such unfavorable developments.

        OneBeacon's asbestos and environmental liabilities have resulted primarily from the operations of the Employers Group, an entity acquired by one of the legacy companies in 1971. These operations provided primary and excess liability insurance for commercial insureds, including Fortune 500-sized accounts, some of whom subsequently experienced claims for asbestos and environmental losses. Employers Group stopped writing such coverage in 1984.

        OneBeacon's liabilities for asbestos and environmental losses from business underwritten in the recent past are substantially limited by the application of exclusionary clauses in the policy language that eliminated coverage of such claims. After 1987 for pollution and 1992 for asbestos, most liability policies contained industry-standard absolute exclusions of such claims. In earlier years, various exclusions were also applied, but the wording of those exclusions was less strict and subsequent court rulings have reduced their effectiveness.

        OneBeacon also incurred asbestos and environmental losses via its participation in industry pools and associations. The most significant of these pools was the Excess Casualty Reinsurance Association, which provided excess liability reinsurance to U.S. insurers from 1950 until the early 1980s. The Excess Casualty Reinsurance Association incurred significant liabilities for asbestos and environmental, of which OneBeacon bears approximately a 4.7% share, or $68 million at year end 2002.

        More recently, since the 1990s, OneBeacon has experienced an influx of claims from commercial insureds, including many non-Fortune 500-sized accounts written during the 1970s and 1980s, who are named as defendants in asbestos lawsuits. As a number of large well-known manufacturers of asbestos and asbestos-containing products have gone into bankruptcy, plaintiffs have sought recoveries from peripheral defendants, such as installers, transporters or sellers of such products, or from owners of premises on which exposure to asbestos allegedly occurred.

        Historically, most asbestos claims have been asserted as product liability claims. Recently, insureds who have exhausted the available products liability limits of their insurance policies have sought payment for asbestos claims under the premises and operations coverage of their liability policies. It is more difficult for plaintiffs to establish losses as stemming from premises and operations exposures, which requires proof of the defendant's negligence, rather than products liability under which strict legal liability applies. Hence, there are fewer of such claims and settlements are generally for smaller amounts. There are currently active claims under 79 of OneBeacon's policies without available product liability coverage asserting operations or premises coverage.

        For purposes of determining available Third Party Recoverables, product liability asbestos claims typically are aggregated as a single loss within each policy period. As a result, losses often exceed the threshold level under the reinsurance agreement and reinsurance recoveries are obtained. However, for claims being asserted under premises and operations coverage, the losses are generally not aggregated for purposes of determining reinsurance recoveries, so OneBeacon expects that in the future a smaller percentage of these losses will be covered as Third Party Recoverables than has been true historically of products liability asbestos losses.

        The cost of administering asbestos and environmental claims, which is an important factor in estimating loss reserves, tends to be higher than in the case of non-asbestos and environmental claims due to the higher legal costs typically associated with asbestos and environmental claims.

  OneBeacon Asbestos and Environmental Claims Activity

        OneBeacon's asbestos and environmental claim activity for the last two years is illustrated in the table below.

	Year Ended December 31,
	2001	2002
Asbestos
Policies with asbestos claims at the beginning of the year	553	566
Policies reporting asbestos claims during the year	54	52
Policies on which asbestos claims were closed during the year	(41)	(29)

Policies with asbestos claims at the end of the year	566	589

Environmental
Policies with environmental claims at the beginning of the year	844	795
Policies reporting environmental claims during the year	88	49
Policies on which environmental claims were closed during the year	(137)	(105)

Policies with environmental claims at the end of the year	795	739

Total
Total policies with A&E claims at the beginning of the year	1,397	1,361
Policies reporting A&E claims during the year	142	101
Policies on which A&E claims were closed during the year	(178)	(134)

Total policies with A&E claims at the end of the year	1,361	1,328

Reinsurance

        Our reinsurance subsidiaries establish loss and LAE reserves that are estimates of amounts needed to pay claims and related expenses in the future for reinsured events that have already occurred. Our reinsurance subsidiaries also obtain reinsurance whereby another reinsurer contractually agrees to indemnify us for all or a portion of the reinsurance risks underwritten by White Mountains. Such arrangements, where one reinsurer provides reinsurance to another reinsurer, are usually referred to as "retrocessional reinsurance" arrangements. We establish estimates of amounts recoverable from retrocessional reinsurance in a manner consistent with the loss and LAE liability associated with reinsurance contracts offered to our customers (the "ceding companies"), net of an allowance for uncollectible amounts. Net reinsurance loss reserves represent loss and LAE reserves reduced by retrocessional reinsurance recoverable on unpaid losses.

        Reinsurance loss and LAE reserve estimates reflect the judgment of both the ceding companies and White Mountains, based on the experience and knowledge of their respective claims personnel, regarding the nature and value of the claims. The ceding companies may periodically adjust the amount of the case reserves as additional information becomes known or partial payments are made. Upon notification of a loss from a ceding company, we establish case reserves, including LAE reserves, based upon our share of the amount of reserves established by the ceding company and our independent evaluation of the loss. In cases where available information indicates that reserves established by the ceding company are inadequate, we establish reserves in excess of our share of the reserves established by the ceding company.

        The estimation of net reinsurance loss and LAE reserves is subject to the same factors as the estimation of insurance loss and LAE reserves. In addition to those factors which give rise to inherent uncertainties in establishing insurance loss and LAE reserves, the claim tail for reinsurers is further extended because claims are first reported through one or more intermediary insurers or reinsurers.

        Our net loss and LAE reserves for our Reinsurance segment by class of business at December 31, 2002 and 2001 were as follows:

	December 31,
	2001	2002
	(dollars in millions)
Liability (excluding A&E)	$496.5	$528.4
Property	103.1	131.6
A&E	51.5	55.6
Accident & Health and Other	54.3	77.5
Fund American Re	25.8	56.2

Total	$731.2	$849.3

        We established loss reserves for our Reinsurance segment based on a single point estimate, which is management's best estimate of ultimate losses and loss expenses. This "best estimate" is derived from a combination of methods. For current accident year business the estimate is based on an expected loss ratio method. The parameters underlying this method are developed during the underwriting and pricing process. Loss ratio expectations are derived for each contract and these are aggregated by class of business and type of contract. These loss ratios are then applied to the actual earned premiums by class and type of business to estimate ultimate losses. Paid losses are deducted to determine loss and loss expense reserves.

        For prior accident years, our Reinsurance segment gradually replaces this expected loss ratio approach with estimates based on historical loss reporting patterns. For both current and prior accident years estimates change when new information becomes available, such as changing loss emergence patterns, or claim and underwriting audits.

        Once a point estimate is established, in the case of Folksamerica, actuaries estimate loss reserve ranges to measure the sensitivity of the actuarial assumptions used to set the point estimates. These ranges are calculated using similar methods to the point estimate calculation, but with different expected loss ratio and loss reporting pattern assumptions. For the low estimate, more optimistic loss ratios and faster reporting patterns are assumed, while the high estimate uses more conservative loss ratios and slower reporting patterns. These variable assumptions are derived from historic variations in loss ratios and reporting patterns by class and type of business. Due to the inherent difficulties in estimating ultimate asbestos and environmental exposures, Folksamerica does not estimate ranges of these reserves. In addition, Fund American Re does not estimate a range for its reserves.

        The following table illustrates our recorded net loss and loss adjustment expense reserves for our Reinsurance segment, and high and low estimates for those classes of business for which a range is calculated, at December 31, 2002.

	December 31, 2002
	Low	Recorded	High
	(dollars in millions)
Liability (excluding A&E)	$440	$528.4	$630
Property	100	131.6	150
Accident & Health and Other	60	77.5	80

Sub-total	$600	$737.5	$860

A&E		55.6
Fund American Re		56.2

Total		$849.3

        The probability that ultimate losses will fall outside of the ranges of estimates by class of business is higher for each class of business individually than it is for the sum of the estimates for all classes taken together due to the effects of diversification. Although we believe reserves for our Reinsurance segment are reasonably stated, ultimate losses may deviate, perhaps materially, from the recorded reserve amounts and could be above the high end of the range of actuarial projections. Further adverse development, if any, would impact future results of operations of the Reinsurance segment.

  Reinsurance Segment Asbestos and Environmental Reserves

        Folksamerica has a specialized unit that handles claims emanating from asbestos and environmental exposures. The issues presented by these types of claims require specialization, expertise and an awareness of the various trends and jurisdictional developments.

        Folksamerica's asbestos and environmental exposure is primarily from reinsurance contracts written between 1974 through 1985 by predecessor companies (MONY Reinsurance and Christiania General). The exposures are predominately higher layer excess of loss treaty and facultative coverages with relatively low limits exposed for each claim. Net incurred loss activity for asbestos and environmental in the last two years was as follows:

	December 31,
	2001	2002
	(dollars in millions)
Asbestos	$4.9	$6.4
Environmental	2.6	4.4

Total	$7.5	$10.8

        In recent years, most of Folksamerica's reported activity in the asbestos area has related to (1) higher layer excess policies that are being reached by larger target defendants, (2) new notices for smaller regional defendants that are now exposed because of the larger defendant bankruptcies, and (3) new notices on "premises" and "non-products" cases, where coverage is being sought by insureds against the non-aggregating portion of the underlying policy. Concerning this third point, many of these types of claims will not impact Folksamerica's layers of coverage due to high attachment points and the contractual requirement of multiple retentions for these type of claims.

        Folksamerica's 2002 loss development for environmental exposures was related mostly to one large settlement for a first party property coverage that responds to numerous first party sites. Folksamerica does not expect other situations like this to materialize.

        Folksamerica sets up claim files for each reported claim by each cedent for each individual insured. In many instances, a single claim notification from a cedent could involve several years and layers of coverage resulting in a file being set up for each involvement. Precautionary claim notices are submitted by the ceding companies in order to preserve their right to pursue coverage under the reinsurance contract. Such notices do not contain an incurred loss amount to Folksamerica, accordingly, an open claim file is not established. As of December 31, 2002, Folksamerica had approximately 1,069 open claim files for asbestos and 768 open claim files for environmental exposures.

        The costs associated with administering the underlying asbestos and environmental claims by Folksamerica's clients tend to be higher than non-asbestos and environmental claims due to generally higher legal costs incurred by ceding companies in connection with asbestos and environmental claims that are passed on to Folksamerica under the reinsurance contracts.

        Management believes that Fund American Re does not have exposure to asbestos and environmental claims.

  Reinsurance Segment Asbestos and Environmental Claims Activity

        Folksamerica's asbestos and environmental claim activity for the last two years is illustrated in the table below.

	Year ended December 31,
A&E Claims Activity
	2001	2002
Asbestos
Total asbestos claims at the beginning of the year	906	965
Asbestos claims reported during the year	131	186
Asbestos claims closed during the year	(72)	(82)

Total asbestos claims at the end of the year	965	1,069

Environmental
Total environmental claims at the beginning of the year	755	731
Environmental claims reported during the year	64	93
Environmental claims closed during the year	(88)	(56)

Total environmental claims at the end of the year	731	768

Total
Total asbestos and environmental claims at the beginning of the year	1,661	1,696
Asbestos and environmental claims reported during the year	195	279
Asbestos and environmental claims closed during the year	(160)	(138)

Total asbestos and environmental claims at the end of the year	1,696	1,837

Reinsurance Transactions

        Our insurance and reinsurance subsidiaries enter into ceded reinsurance contracts from time to time to protect their businesses from losses due to poor risk diversification, to manage their operating leverage ratios and to limit ultimate losses arising from catastrophic events. Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policies. Amounts related to reinsurance contracts are recorded in accordance with SFAS No. 113, "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts".

        The collectibility of reinsurance recoverables is subject to the solvency and willingness to pay of the reinsurers. We are selective in regard to our reinsurers, placing reinsurance principally with those reinsurers with a strong financial condition, industry ratings and underwriting ability. Management monitors the financial condition and ratings of our reinsurers on an ongoing basis. See "Reinsurance Protection" within the "OneBeacon" and "Reinsurance" sections of the Business section for additional information on our reinsurance programs.

Pension and Post-Retirement Medical Plans

        We account for our pension plans in accordance with SFAS No. 87, "Employers' Accounting for Pensions" and accounts for its retiree medical plan in accordance with SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions". SFAS No. 87 and SFAS No. 106 require that the cost of pension/retiree medical benefits be accrued over the period during which an employee provides service.

        Through December 31, 2002, OneBeacon provided pension and retiree medical plans for the benefit of its employees. The majority of OneBeacon's pension and retiree medical plans were curtailed in the fourth quarter of 2002. The OneBeacon Pension Plan will no longer add new participants or increase benefits for existing participants. Non-vested participants already in the plan will continue to vest during their employment with OneBeacon, this effectively causes the projected benefit obligation to equal the accumulated benefit obligation. Retirees are also eligible for medical benefits if they meet certain age and service requirements. However, due to the curtailment, the plan will no longer accept new participants after a transition period ending May 31, 2003. The majority of retiree medical costs are capped at defined dollar amounts, with retirees contributing the remainder.

        The projected benefit obligation as of a particular date represents the actuarial present value of all benefits attributed by the plan's benefit formula to employee service rendered prior to that date. Therefore, future cash payments from pension and retiree medical plans are discounted using a discount rate based on published investment grade, long-term corporate bond yields. Many of the factors which are used to determine a plan's projected benefit obligation as of a particular date and the cost of pension/retiree medical benefits for a particular period are dependent upon future events, such as how long the employee and any survivors live, how many years of service the employee is expected to render and the employee's compensation in the years immediately before retirement or termination. Accordingly, the effects of such future factors are estimated. Further, since the projected benefit obligation and the periodic cost of pension/retiree medical benefits are based on actuarial present values, they are also sensitive to changes in the discount rate used to determine such amounts.

        A hypothetical 1% increase in the discount rate would result in a decrease in pension and retiree medical projected benefit obligations of approximately $55 million and $4 million, respectively, and would result in an increase in OneBeacon's total pretax pension/post-retirement expense of approximately $.4 million. A hypothetical 1% decrease in the discount rate would result in an increase in pension and retiree medical projected benefit obligations of approximately $55 million and $4 million, respectively, and would result in a decrease in OneBeacon's total pretax pension/post-retirement expense of approximately $.5 million.

        Additionally, the rate of return that is assumed on plan assets affects OneBeacon's pension expense during a particular period. Since the retiree medical plan is unfunded, it is not affected by changes in the rate of return assumption. OneBeacon performed an analysis of expected long-term rates of return based on the allocation of its pension plan assets as of both December 31, 2001 and December 31, 2002 to develop expected rates of return for each significant asset class or economic indicator. A range of returns was developed based both on forecasts and on broad-market historical benchmarks for expected return, correlation, and volatility for each asset class. Although the expected investment return assumption is long-term in nature, the range of reasonable returns has dropped over the past few years as a consequence of lower inflation and lower bond yields. As a result of the most recent review, for 2003 OneBeacon has reduced its expected return on its pension assets to 7.0%, from 7.5% used in 2002. At December 31, 2002, greater than half of the plan assets were invested in fixed maturity securities, one-third in equities and the remainder in cash, cash equivalents and convertible securities. A hypothetical 1% increase or decrease in the assumed rate of return would result in a pretax change in OneBeacon's pension expense (or income as the case may be) for 2003 of approximately $5.0 million.

Purchase Accounting and Related Deferred Credits and Goodwill

        As of December 31, 2001, we had unamortized deferred credits and goodwill of $682.5 million and $22.3 million, respectively. Deferred credits represent the excess of the fair value of the net assets over the purchase price paid. Goodwill represents the excess of the purchase price over the fair value of the net assets of companies acquired. These deferred credits and goodwill resulted from our pre-July 1, 2001 acquisition activities which were accounted for in accordance with the treatment of a purchase business combination under Accounting Principles Board ("APB") No. 16, "Business Combinations". APB No. 16 calls for the net assets of the operations acquired to be recorded by us at their fair values on the date of acquisition.

        All acquisitions occurring subsequent to July 1, 2001 were accounted for under the purchase method of accounting in accordance with SFAS No. 141, "Business Combinations". Under this newly-issued accounting standard, we recognized a $16.6 million extraordinary gain during 2001 relating to two acquisitions and fully recognized its existing unamortized deferred credit balance of $682.5 million on January 1, 2002 as a change in accounting principle.

        In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets", we will amortize our existing and prospective goodwill only when the asset acquired is deemed to have been impaired rather than systematically over a perceived period of benefit.

Market Risk

        Our consolidated balance sheet includes a substantial amount of assets and liabilities whose fair values are subject to market risk. The term market risk refers to the risk of loss arising from adverse changes in interest rates and other relevant market rates and prices. Due to our sizable balances of interest rate sensitive instruments, market risk can have a significant effect on our consolidated financial position.

Interest Rate Risk

        Fixed maturity portfolio.    In connection with our consolidated insurance and reinsurance subsidiaries, we invest in interest rate sensitive securities, primarily debt securities. Our strategy is to purchase fixed maturity investments that are attractively priced in relation to perceived credit risks. Our fixed maturity investments are held as available for sale in accordance with SFAS No. 115 whereby these investments are carried at fair value on the balance sheet with net unrealized gains or losses reported net of tax in a separate component of common shareholders' equity. We generally manage our interest rate risk associated with our portfolio of fixed maturity investments by monitoring the average duration of the portfolio which allows us to achieve an adequate yield without subjecting the portfolio to an unreasonable level of interest rate risk. Our fixed maturity portfolio is comprised of primarily investment grade corporate securities, U.S. government and agency securities, municipal obligations and mortgage-backed securities (e.g., those receiving a rating from the National Association of Insurance Commissioners of 1 or 2).

        Increases and decreases in prevailing interest rates generally translate into decreases and increases in fair values of fixed maturity investments, respectively. Additionally, fair values of interest rate sensitive instruments may be affected by the credit worthiness of the issuer, prepayment options, relative values of alternative investments, the liquidity of the instrument and other general market conditions.

        Indebtedness.    We utilized a significant amount of variable rate debt financing (the Bank Facility and the Seller Note, which was fully repaid in cash on November 29, 2002), in connection with the Acquisition. Increases and decreases in prevailing interest rates will translate into increases and decreases in the future interest expense associated with this indebtedness although the carrying value of such liabilities will not be affected. At December 31, 2001, we also had $5.1 million in fixed rate indebtedness outstanding which was prepaid in connection with the Acquisition by the Debt Escrow transaction; therefore, its fair value is not subject to future changes in prevailing interest rates.

        During 2001 we entered into a ten-year, $200.0 million notional interest rate swap and three separate three-year interest rate swaps at an aggregate $500.0 million notional with two large financial institutions. The interest rate swaps were undertaken to achieve a fixed interest rate on a portion of the Bank Facility. Pursuant to SFAS No. 133, these contracts are carried at fair value on the balance sheet (which constituted an obligation by White Mountains of $4.9 million at December 31, 2001) with changes in their fair value reported directly through the income statement as they do not qualify for hedge accounting since their duration is dissimilar to that of the Bank Facility.

        The table below summarizes the estimated effects of hypothetical increases and decreases in market interest rates on our fixed maturity portfolio and the interest rate swaps.

$ in millions	Fair Value at December 31, 2002	Assumed Change in Relevant Interest Rate	Estimated Fair Value After Change in Interest Rate	After-Tax Increase (Decrease) in Carrying Value
Fixed maturity investments	$6,669.1	100 bp decrease	$6,962.1	$190.5
		50 bp decrease	6,817.3	96.3
		50 bp increase	6,533.6	(88.1)
		100 bp increase	6,392.2	(180.0)
Pension fixed maturity investments	$297.8	100 bp decrease	$314.2	$10.7
		50 bp decrease	305.7	5.1
		50 bp increase	288.7	(5.9)
		100 bp increase	280.0	(11.6)
Interest rate swaps(1)	$(52.2)	100 bp decrease	$(77.5)	$(16.4)
		50 bp decrease	(64.7)	(8.3)
		50 bp increase	(40.1)	7.9
		100 bp increase	(28.4)	15.5

(1)
The relevant interest rate for the assumed change in White Mountains' interest rate swaps is predicated upon assumed changes in the three-year or the ten-year U.S. Treasury yield, depending on the duration of the swap contract.

Equity Price Risk

        The carrying values of our common equity securities and our other investments are based on quoted market prices or management's estimates of fair value (which is based, in part, on quoted market prices) as of the balance sheet date. Market prices of common equity securities, in general, are subject to fluctuations which could cause the amount to be realized upon sale or exercise of the instruments to differ significantly from the current reported value. The fluctuations may result from perceived changes in the underlying economic characteristics of the investee, the relative price of alternative investments, general market conditions and supply and demand imbalances for a particular security.

Foreign Currency Exchange Rates

        A small portion of our assets and liabilities are denominated in foreign currencies. Net unrealized foreign currency translation gains and losses are reported, after tax, as a net amount in a separate component of common shareholders' equity. Changes in the values of these assets and liabilities due to currency fluctuations, after tax, are reported on the income statement as a component of other comprehensive income. Our assets and liabilities denominated in foreign currency are not material.

RELATED PARTY TRANSACTIONS

Berkshire

        National Indemnity and General Reinsurance, which have provided the National Indemnity Cover and the General Reinsurance Cover to our subsidiaries, are wholly-owned subsidiaries of Berkshire (see "Reinsurance Protection" in the Business section). Through the Warrants, at December 31, 2002, Berkshire has the right to acquire 1,724,200 common shares at an exercise price of $173.99 per common share, which represented approximately 16.1% of the total outstanding common shares on a fully-converted basis. Reinsurance recoverable from, and preferred stock of our subsidiaries owned by, Berkshire are shown as separate line items in our consolidated balance sheet.

Olympus

        In January 2002, Folksamerica entered into a quota share retrocessional arrangement with Olympus. Under the quota share treaty, Folksamerica cedes 75% of substantially all of its property and marine excess of loss business to Olympus. During 2002, Folksamerica ceded approximately $229.7 million in written premiums and approximately $54.4 million in losses and LAE to Olympus.

        Through either Folksamerica or WMU, we receive fee income on reinsurance placements referred to Olympus and are entitled to additional fees based on net underwriting profits on referred business. During 2002, we earned $48.9 million from management and service fee revenues on business referred to Olympus.

        In June 2002, OneBeacon supplemented its existing catastrophe reinsurance protection through a new contract with Folksamerica which was subsequently reinsured to Olympus through the 75% quota share retrocessional arrangement. Pursuant to the terms of this arrangement, Folksamerica and Olympus are responsible for 25% and 75%, respectively, of the first $25 million of any losses in excess of $100 million incurred by OneBeacon related to a catastrophic event. Under this arrangement, Olympus has received $2.6 million in premiums. All balances related to the Folksamerica portion of the reinsurance cover have been eliminated in consolidation.

        Certain of our directors, officers and affiliates own approximately 5% of the common shares of Olympus Holdings. Mr. Joseph S. Steinberg, a director of White Mountains, is Chairman of Olympus Holdings. We do not have an ownership stake in Olympus Holdings.

Montpelier

        In December 2001, we invested $180.0 million in Montpelier, which was formed to respond to the favorable underwriting and pricing environment in the reinsurance industry with approximately $1.0 billion of capital. As of December 31, 2002, as adjusted for stock splits, our investment in Montpelier consisted of 10,800,000 common shares and warrants to acquire 4,781,572 common shares at $16.67 per share that are exercisable until December 6, 2011. Through our holdings of common shares and warrants, we own approximately 21% of Montpelier on a fully-converted basis, as adjusted for its initial public offering ("IPO").

        Four of our directors serve on Montpelier's eleven member board of directors. John J. Byrne, Chairman of White Mountains, serves as Montpelier's non-executive Chairman, and Raymond Barrette, John D. Gillespie and K. Thomas Kemp serve as Directors of Montpelier. In addition, Mr. Kemp is the Chief Financial Officer of Montpelier. Certain of our directors, officers and affiliates own approximately 3% of the common shares of Montpelier.

Other Relationships

        Mr. Howard Clark, a Director of White Mountains, is Vice Chairman of Lehman Brothers Inc. ("Lehman"). Lehman has, from time to time, provided various services to us including investment banking services, brokerage services, underwriting of debt and equity securities and financial consulting services. Lehman is the arranger, the administrative agent and a lender under the $875.0 million Bank Facility. In addition, Fund American paid Lehman approximately $1.5 million in fees related to the October 2002 refinancing of the Bank Facility.

        Mr. George Gillespie, a Director of White Mountains, is a Partner at Cravath, Swaine & Moore LLP, which has been retained by us from time to time to perform legal services.

        Pursuant to an employment agreement with us, Mr. John Gillespie, a Director and Deputy Chairman of White Mountains and President of WM Advisors, may continue his active involvement with Prospector Partners, LLC ("Prospector"), so long as Mr. Gillespie devotes the requisite time required to fulfill his responsibilities to WM Advisors. The agreement specifies procedures pursuant to which Prospector's funds have the ability to invest first in opportunities appropriate for both White Mountains and such funds. Pursuant to revenue sharing agreements, Mr. Gillespie has agreed to pay us a portion of the revenues and distributions allocable to him in connection with Prospector, in return for our agreeing to pay the operational expenses of his investment management companies. At December 31, 2002, we had $64.9 million invested in funds managed by Prospector.

        In September 2001, we entered into a five-year lease at a market-based rate for a building partially owned by Mr. John Gillespie and trusts for the benefit of members of his family (the "Gillespie Trusts"). For 2002, the rental payments attributable to Mr. Gillespie's ownership in the building totalled approximately $13,000 and the rental payments attributable to the Gillespie Trusts' ownership in the building totalled approximately $104,000.

        Mr. John Gillespie indirectly through general and limited partnership interests holds a 44% interest in Dowling & Partners Connecticut Fund III, LP ("Fund III"). OneBeacon Professional Partners and Folksamerica Specialty Underwriting, Inc. ("FSUI") have borrowed approximately $8 million and $7 million, respectively, from Fund III in connection with an incentive program sponsored by the State of Connecticut known as the Connecticut Insurance Reinvestment Act (the "CIR Act"). The loans mature in April 2007 and bear interest at the option of OneBeacon Professional Partners and FSUI at either (1) the greater of (a) the prime rate minus 1% and (b) the federal funds rate minus 0.50% or (2) the eurodollar rate plus 0.325%. The CIR Act provides for Connecticut income tax credits to be granted for qualifying investments made by approved fund managers. The loans made by Fund III to OneBeacon Professional Partners and FSUI are qualifying investments and, together, have the potential to generate up to $15 million of tax credits that would be shared equally between Fund III on the one hand and OneBeacon Professional Partners and FSUI on the other. As a result of his interest in Fund III, Mr. Gillespie could realize up to $3.3 million from the tax credits, although any such amount would be subject to the revenue sharing agreements with White Mountains described above.

        Mr. Zankel is Senior Managing Member of the General Partner of High Rise Capital Advisors LLC, which is the General Partner of High Rise Partners, L.P. At December 31, 2002, we had $8.8 million in limited partnership investment interests in High Rise Partners, L.P. and we owned $36.6 million in investments that are managed by High Rise Capital Advisors LLC.

        WM Advisors provides investment advisory and management services to Montpelier Re and Olympus. Montpelier Re and Olympus pay investment management fees based on month-end market values of investments held under custody to WM Advisors. The fees, which vary depending on the amount of assets under management, are between 0.15% and 0.30%. This agreement may be terminated by either party upon 30 days written notice. At December 31, 2002, WM Advisors had $1.4 billion and $653.9 million of assets under management from Montpelier Re and Olympus, respectively. During 2002, WM Advisors had received $2.1 million and $1.1 million in fees from Montpelier Re and Olympus, respectively.

SELLING SHAREHOLDERS

        Two of our shareholders, Franklin Mutual Advisers LLC ("Franklin") and Highfields Capital Management LP ("Highfields"), have elected to register common shares held by them in this prospectus. Common shares held by both Franklin and Highfields are beneficially owned by a number of managed accounts which are advised by Franklin and Highfields, respectively. Franklin and Highfields may only elect to sell all or part of their common shares at such time as White Mountains commits to an underwritten public offering of its common shares and such a decision by Franklin and Highfields will depend on the market price of our common shares at that time and other factors deemed relevant by Franklin and Highfields. The following table provides additional information with respect to the common shares being registered by Franklin and Highfields.

	Shares Beneficially Owned Prior to Offering			Shares Beneficially Owned After Offering
Name and Address of Selling Shareholder(3)			Shares Being Offered
	Number	Percent		Number	Percent
Franklin Mutual Advisers LLC	1,925,933	21%	(1)	(1)	(1)
51 JFK Parkway Short Hills, NJ 07078
Highfields Capital Management LP	84,745	*	(2)	(2)	(2)
200 Clarendon Street Boston, MA 02116

*
Less than one percent of the outstanding common shares. Percentages based on total outstanding shares of 9,002,395 on June 30, 2003.

(1)
Franklin may offer up to 677,966 of its common shares at such time as White Mountains commits to an underwritten offering of its common shares pursuant to this Registration Statement. The prospectus supplement issued in connection with such an offering will provide further details with respect to the number of common shares to be offered by Franklin and the percentage of total outstanding common shares that would be beneficially owned by Franklin following such an offering.

(2)
Highfields may offer up to 84,745 of its common shares at such time or times as White Mountains commits to an underwritten offering of its common shares pursuant to this Registration Statement. The prospectus supplement issued in connection with such an offering will provide further details with respect to the number of common shares to be offered by Highfields and the percentage of total outstanding common shares that would be beneficially owned by Highfields following such an offering.

(3)
Neither Selling Shareholder has held any position or office or has had any other material relationship with any registrant under this Registration Statement within the past three years.

GENERAL DESCRIPTION OF SECURITIES

        The issuers may offer common shares, preference shares, preferred stock, debt securities, trust preferred securities or any combination of them either individually or as units consisting of one or more securities under this prospectus.

        The securities to be offered may involve a high degree of risk. You should consider the Risk Factors set forth in any prospectus supplement before investing in the securities.

DESCRIPTION OF OUR COMMON SHARES

        The following description of White Mountains' common shares, together with the additional information included in any prospectus supplement, summarizes the material terms and provisions of White Mountains' common shares. The summary of the terms of our common shares set forth below does not purport to be complete and is qualified in its entirety by reference to our memorandum of continuance and bye-laws.

Authorized Share Capital

        White Mountains' memorandum of continuance and the bye-laws provide that its authorized share capital is limited to 50,000,000 common shares, par value U.S. $1.00 per share. As of June 2, 2003, 9,002,395 common shares were issued and outstanding.

Voting

        The holders of common shares are entitled to one vote per share except as restricted by the voting limitation described below (subject to the rights of the holders of any other class of shares that may be issued). All actions submitted to a vote of shareholders shall be voted on by the holders of common shares, voting together as a single class, except as provided by law.

        With respect to the election of directors, each holder of common shares entitled to vote at the election has the right to vote, in person or by proxy, the number of shares held by him or her for as many persons as there are directors to be elected and for whose election that holder has a right to vote. The directors are divided into three classes with staggered terms, with only one class standing for election each year. Each nominee receiving the majority of the votes cast at a meeting duly called and constituted shall be elected a director of the company.

        The bye-laws contain a provision limiting the voting rights of any person who beneficially holds (directly, indirectly or constructively under the Internal Revenue Code) 10% or more of the votes conferred by the issued shares of White Mountains to 9.9% of the votes conferred by the issued shares of White Mountains. This 9.9% voting limitation provision will not be applicable to John J. Byrne, any foundation or trust established by John J. Byrne, Patrick M. Byrne (his son) and/or any affiliate or associate of any of them or any group of which any of them is a part (each of them, a "Byrne Entity") with respect to any matter submitted to shareholders other than with respect to the election of directors.

        In addition, the bye-laws contain a provision limiting the voting rights of any group (defined as two or more persons acting as a partnership, syndicate or other group for the purpose of acquiring, holding or disposition of the relevant securities) which beneficially holds 10% or more of the votes conferred by the issued shares of White Mountains to 9.9% of the votes conferred by the issued shares of White Mountains, except that this provision will not restrict (a) any Byrne Entity or (b) any person or group that the board of directors, by the affirmative vote of at least 75% of the entire board of directors, may exempt from this provision.

        The bye-laws also contain a provision limiting the voting rights of any person to a reduced percentage who, at his or her election, notifies the board of directors to the percentage designated by such person (subject to acceptance of such cut-back by the board in its sole discretion) so that (and to the extent) such person may meet any applicable insurance or other regulatory requirement or voting threshold or limitation that may be applicable to such person or to evidence that such person's voting power is no greater than such threshold.

Dividends

        Holders of common shares are entitled to participate, on a share-for-share basis, with the holders of any other common shares outstanding, with respect to any dividends declared by the board of directors of White Mountains. Dividends will generally be payable in U.S. dollars.

Liquidation

        On a liquidation of White Mountains, holders of common shares are entitled to receive any assets remaining after the payment of our debts and the expenses of the liquidation, subject to such special rights as may be attached to any other class of shares.

Redemption

        White Mountains is entitled to redeem common shares from a shareholder at fair market value if its board of directors determines that common share ownership by that shareholder may result in adverse tax, regulatory or legal consequences to White Mountains, any of its subsidiaries or any of the holders of common shares.

Variation Of Rights

        Under the bye-laws, if at any time White Mountains' share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of the issue of the shares of that class) may be varied with the consent in writing of the holders of a majority of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of the shares of that class.

Change of Control

        Bermuda law permits an amalgamation between two or more Bermuda companies, or between one or more Bermuda exempted companies and one or more foreign corporations, subject, unless the bye-laws otherwise provide, to obtaining a majority vote of three-fourths of the shareholders of each of the companies, and of each class of shares entitled to vote separately as a class at such a meeting, present and voting in person or by proxy at a meeting called for that purpose. Unless the bye-laws otherwise provide, Bermuda law also requires that the quorum at the meetings be at least two persons holding or representing by proxy one-third of the issued shares of the company or the class. Each share carries the right to vote in respect of an amalgamation, whether or not it otherwise carries the right to vote.

        Except as set forth in the next paragraph, the bye-laws provide that any amalgamation approved by two-thirds of White Mountains' board of directors shall only require approval by a majority of the voting power held by the shareholders present at a meeting of the shareholders where a quorum is present.

        White Mountains' bye-laws generally prohibit us from engaging in a "business combination" with an "interested shareholder" for a period of three years after the time of the transaction in which the person became an interested shareholder, unless:

(1)
prior to that time, the board of directors approves the transaction or the business combination;

(2)
upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the outstanding voting stock, excluding for purposes of determining the number of shares outstanding, shares owned by directors who are also officers and by certain employee plans; or

(3)
on or after that time the board of directors and the shareholders by an affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested shareholder approve the transaction.

The definition of "business combinations" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An "interested shareholder" is a person who, together with affiliates and associates, owns or, within three years, did own 15% or more of White Mountains' voting stock. However, the bye-laws provide that each Byrne Entity is excepted from being an "interested shareholder".

        Bermuda law also provides that where an offer is made for shares in a company by another company and, within four months of the offer, the holders of at least 90% in value of the shares which are the subject of the offer (other than shares already held by or on behalf of the offeror) accept, the offeror may by notice, given within two months after such approval is obtained, require any non-tendering shareholder to transfer their shares on the terms of the offer. Dissenting shareholders may apply to a court within one month of notice objecting to the transfer and the court may make any order it thinks fit. The burden is on the dissenting shareholders to show that the court should exercise its discretion to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders.

DESCRIPTION OF PREFERENCE SHARES AND PREFERRED STOCK

White Mountains' Preference Shares

        The following description of White Mountains' preference shares, together with the additional information included in any prospectus supplement, summarizes the material terms and provisions of these types of securities. If we issue preference shares, the certificate of designation for the preference shares will be filed with the SEC as an exhibit to a Current Report on Form 8-K and a prospectus supplement will contain a full description of the terms thereof. We encourage you to read the Memorandum of Continuance and the Bye-laws of White Mountains, referred to below, which have been filed with the SEC and which are incorporated herein by reference.

        The Memorandum of Continuance and the Bye-Laws of White Mountains provide that the authorized share capital of White Mountains is limited to 20,000,000 preference shares having a par value of U.S. $1.00 per share ("Preference Shares"). As of June 2, 2003, no Preference Shares were issued and outstanding.

        Under White Mountains' Bye-Laws and pursuant to authority delegated by its shareholders, the board of directors of White Mountains has the full power to issue any unissued Preference Shares of White Mountains on such terms and conditions as it may, in its absolute discretion, determine. The board of directors may authorize the issue of Preference Shares in one or more series, may establish from time to time the number of shares to be included in each such series and may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

        The authority of the board of directors with respect to each such series shall include, but not be limited to, determination of the following:

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  the number of shares constituting that series and the distinctive designation of that series;

  •
  the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

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  whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

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  whether that series shall have conversion or exchange privileges (including conversion into common shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the board of directors shall determine;

  •
  whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

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  whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

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  the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of White Mountains or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by White Mountains or any subsidiary of any outstanding shares of White Mountains;

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  the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of White Mountains, and the relative rights of priority, if any, of payment of shares of that series; and

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  any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

        Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preference Shares.

Fund American Preferred Stock

        The following description of Fund American's preferred stock, together with the additional information included in any prospectus supplement, summarizes the material terms and provisions of these types of securities. If Fund American issues preferred stock, the certificate of designation for the preferred stock will be filed with the SEC as an exhibit to a Current Report on Form 8-K and a prospectus supplement will contain a full description of the terms thereof. We encourage you to read the certificate of incorporation, as amended, the Certificate of Designation of Fund American's Series A Preferred Stock and the Bye-laws of Fund American, referred to below, which have been filed with the SEC and which are incorporated herein by reference.

        The certificate of incorporation, as amended, and the By-Laws of Fund American provide that the authorized common share capital of Fund American is currently limited to 1,000 shares of common stock, par value U.S. $1.00 per share and 300,000 shares of preferred stock having a par value of U.S. $1.00 per share. As of June 2, 2003, 500 shares of common stock and 300,000 shares of preferred stock were issued and outstanding. Before issuing preferred stock, Fund American will be required to effect an amendment to its certificate of incorporation to permit the issuance of additional preferred stock. Details of such an amendment will be included in any prospectus supplement relating to the issuance of Fund American's preferred stock.

        Under Fund American's By-Laws, the board of directors of Fund American has the full power to issue any unissued shares of Fund American. The board of directors may authorize the issue of preferred stock in one or more series, may establish from time to time the number of stock to be included in each such series and may fix the designation, powers, preferences and rights of the stock of each such series and the qualifications, limitations or restrictions thereof, provided that, any such issuance is made in accordance with the Certificate of Designation of Fund American's Series A Preferred Stock. All of the Series A Preferred Stock (300,000 shares) was issued to Berkshire Hathaway Inc. on June 1, 2001 in connection with the acquisition of OneBeacon (the "FAC Preferred Stock"). The FAC Preferred Stock is entitled to a dividend of no less than 2.35% per quarter and is mandatorily redeemable on May 31, 2008. The FAC Preferred Stock is senior to any shares of any other class or series of capital stock of Fund American ("Junior Stock") and is entitled to receive dividends in preference to any Junior Stock. The Certificate of Designation under which the FAC Preferred Stock was issued restricts the ability of Fund American to declare or pay dividends on Junior Stock, to repurchase Junior Stock and to make loans or guarantee indebtedness of White Mountains. The FAC Preferred Stock does not have voting rights. A copy of the Certificate of Designation under which the FAC Preferred Stock was issued is incorporated by reference into this Registration Statement.

        Subject to compliance with the terms under which the FAC Preferred Stock was issued, the authority of the board of directors with respect to each such series shall include, but not be limited to, determination of the following:

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  the number of shares constituting that series and the distinctive designation of that series;

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  the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

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  whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

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  whether that series shall have conversion or exchange privileges (including conversion into the common shares of White Mountains), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the board of directors shall determine;

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  whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

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  whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

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  the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of Fund American or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by Fund American or any subsidiary of any outstanding shares of Fund American;

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  the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of Fund American, and the relative rights of priority, if any, of payment of shares of that series; and

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  any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

DESCRIPTION OF DEBT SECURITIES

        White Mountains and Fund American (each, an "Issuer") may offer, from time to time, unsecured general obligations, which may be senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"). The following description summarizes the general terms and provisions of the Debt Securities to which any prospectus supplement may relate. We will describe the specific terms of the Debt Securities and the extent, if any, to which the general provisions summarized below may apply to any series of the Debt Securities in the prospectus supplement relating to the series.

        The Issuer may issue Senior Debt Securities from time to time, in one or more series under a senior indenture (the "Senior Indenture"), between White Mountains (if an issuer or guarantor), Fund American and Bank One, National Association, as senior trustee, or another senior trustee named in a prospectus supplement (the "Senior Trustee"). The form of Senior Indenture is filed as an exhibit to this registration statement. The Issuer may issue Subordinated Debt Securities from time to time, in one or more series under a subordinated indenture (the "Subordinated Indenture"), between White Mountains (if an issuer or guarantor), Fund American and Bank One, National Association, as subordinated trustee, or another subordinated trustee named in a prospectus supplement (the "Subordinated Trustee"). The form of Subordinated Indenture is filed as an exhibit to this registration statement. Together, the Senior Indenture and the Subordinated Indenture are referred to as the "Indentures" and, together, the Senior Trustee and the Subordinated Trustee are referred to as the "Debt Trustees". None of the Indentures will limit the amount of Debt Securities that may be issued. The applicable Indenture will provide that Debt Securities may be issued up to an aggregate principal amount authorized by the Issuer and may be payable in any currency or currency unit designated by the Issuer or in amounts determined by reference to an index.

        As of the date of this prospectus, (1) Fund American (excluding its subsidiaries) had $700 million of indebtedness outstanding (consisting of the $700 million of senior notes issued in May 2003), none of which was secured, and (2) White Mountains (excluding its subsidiaries) had no indebtedness outstanding other than an unsecured guarantee of the senior notes issued by Fund American.

        Any Senior Debt Securities issued by Fund American (1) will rank equally with the $700 million of outstanding indebtedness of Fund American and (2) will be structurally subordinated to all the existing and future liabilities of Fund American's subsidiaries, including as of the date of this prospectus approximately $32 million of indebtedness of subsidiaries of Fund American. Any Subordinated Debt Securities issued by Fund American (1) will be subordinated to the $700 million of outstanding indebtedness of Fund American and (2) will be structurally subordinated to all the existing and future liabilities of Fund American's subsidiaries, including as of the date of this prospectus approximately

$32 million of indebtedness of subsidiaries of Fund American. As of March 31, 2003, the most recent date for which such information is available, the total liabilities, including indebtedness, of Fund American's subsidiaries were approximately $12.7 billion.

        Any Debt Securities issued by White Mountains (and any guarantees by White Mountains of Debt Securities issued by Fund American) will be structurally subordinated to all the existing and future liabilities of White Mountains' subsidiaries, including as of the date of this prospectus the approximately $742 million of indebtedness of White Mountains' subsidiaries. In addition, (1) any Senior Debt Securities issued by White Mountains (and any guarantees by White Mountains of Senior Debt Securities issued by Fund American) will rank equally with (a) White Mountains' guarantee of Fund American's $700 million of senior notes and (b) any future senior indebtedness of White Mountains and (2) any Subordinated Debt Securities issued by White Mountains (and any guarantees by White Mountains of Subordinated Debt Securities issued by Fund American) will be subordinated to (a) White Mountains' guarantee of Fund American's $700 million of senior notes and (b) any future senior indebtedness of White Mountains. As of March 31, 2003, the most recent date for which such information is available, the total liabilities, including indebtedness, of White Mountains' subsidiaries were approximately $13.2 billion.

        Further details of the then existing indebtedness of White Mountains and Fund American will be provided in any related prospectus supplement.

General

        The Senior Debt Securities will be unsecured and will rank equally with the Issuer's other unsecured and unsubordinated debt, if any, unless the Issuer is required to secure the Senior Debt Securities as described below under "—Senior Debt Securities". The Issuer's obligations under any Subordinated Debt Securities will be subordinate in right of payment to all of its senior indebtedness and will be described in an accompanying prospectus supplement. The Issuer will issue Debt Securities from time to time and offer the Debt Securities on terms determined by market conditions at the time of sale.

        The Issuer may issue the Debt Securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. Any Debt Securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount, which may be substantial, from their stated principal amount. We will describe the Federal income tax consequences and other special considerations applicable to any substantially discounted Debt Securities in the related prospectus supplement.

        You should refer to the prospectus supplement for the following terms of the Debt Securities offered hereby:

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  the designation, aggregate principal amount and authorized denominations of the Debt Securities;

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  the percentage of the principal amount at which the Issuer will issue the Debt Securities;

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  the date or dates on which the Debt Securities will mature;

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  the annual interest rate or rates of the Debt Securities, or the method of determining the rate or rates;

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  the date or dates on which any interest will be payable, the date or dates on which payment of any interest will commence and the regular record dates for the interest payment dates;

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  the terms of any mandatory or optional redemption, including any provisions for any sinking, purchase or other similar funds, or repayment options;

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  the currency, currencies or currency units for which the Debt Securities may be purchased and in which the principal, any premium and any interest may be payable;

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  if the currency, currencies or currency units for which the Debt Securities may be purchased or in which the principal, any premium and any interest may be payable is at the Issuer's election or the purchaser's election, the manner in which the election may be made;

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  if the amount of payments on the Debt Securities is determined by an index based on one or more currencies or currency units, or changes in the price of one or more securities or commodities, the manner in which the amounts may be determined;

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  the extent to which any of the Debt Securities will be issuable in temporary or permanent global form, and the manner in which any interest payable on a temporary or permanent global security will be paid;

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  the terms and conditions upon which the Debt Securities may be convertible into or exchanged for common shares, Preference Shares, or indebtedness or other securities of any kind;

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  information with respect to book-entry procedures, if any;

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  a discussion of the Federal income tax, accounting and other special considerations, procedures and limitations with respect to the Debt Securities; and

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  any other specific terms of the Debt Securities not inconsistent with the applicable Indenture.

        If the Issuer sells any of the Debt Securities for one or more foreign currencies or foreign currency units or if the principal of, premium on, if any, or interest on any series of Debt Securities will be payable in one or more foreign currencies or foreign currency units, it will describe the restrictions, elections, Federal income tax consequences, specific terms and other information with respect to the issue of Debt Securities and the currencies or currency units in the related prospectus supplement.

        Unless specified otherwise in a prospectus supplement, the principal of, premium on, and interest on the Debt Securities will be payable, and the Debt Securities will be transferable, at the corporate trust office of the applicable Debt Trustee in New York, New York. However, the Issuer may make payment of interest at its option by check mailed on or before the payment date to the address of the person entitled to the interest payment as it appears on the registry books of the Issuer or its agents.

        Unless specified otherwise in a prospectus supplement, the Issuer will issue the Debt Securities only in fully registered form and in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any transfer or exchange of any Debt Securities, but the Issuer may, except in specific cases not involving any transfer, require payment of a sufficient amount to cover any tax or other governmental charge payable in connection with the transfer or exchange. Unless we specify otherwise in the prospectus supplement, the Issuer will pay interest on outstanding Debt Securities to holders of record on the date 15 days immediately prior to the date the interest is to be paid.

        The Issuer's rights and the rights of its creditors, including holders of Debt Securities, to participate in any distribution of assets of any of the Issuer's subsidiaries upon its liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent that the Issuer's claims as a creditor of the subsidiary may be recognized. The Issuer's operations are conducted through subsidiaries and its only significant assets are the capital stock of its subsidiaries. Therefore, the Issuer is dependent upon the earnings and cash flow and dividend paying ability of its subsidiaries to meet its obligations, including obligations under the Debt Securities. The Debt Securities will be effectively subordinated to all existing and future indebtedness, preferred stock and other liabilities of the Issuer's subsidiaries.

White Mountains Guarantee

        White Mountains may guarantee to each holder of Debt Securities issued by Fund American the due and punctual payment of the principal of, and any premium and any interest on, those Debt Securities, when and as the same becomes due and payable, whether at maturity, upon acceleration or otherwise. The related prospectus supplement will describe whether White Mountains will provide such a guarantee, and if so, the terms under which such guarantee will be provided.

Global Securities

        The Issuer may issue Debt Securities of a series in whole or in part in the form of one or more global securities and will deposit them with or on behalf of a depositary identified in the prospectus supplement relating to that series. The Issuer may issue global securities only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee of the depositary to a successor or any nominee of such successor.

        The specific terms of the depositary arrangement relating to a series of Debt Securities will be described in the prospectus supplement relating to that series. It is anticipated that the following provisions will generally apply to depositary arrangements.

        Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book entry registration and transfer system the principal amounts of the individual Debt Securities represented by the global security to the accounts of persons that have accounts with the depositary. The accounts will be designated by the dealers, underwriters or agents with respect to the Debt Securities or by the Issuer if the Debt Securities are offered and sold directly by it. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary participants or persons that hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by:

  •
  the applicable depositary or its nominee, with respect to interests of participants, and

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  the records of participants, with respect to interests of persons other than participants.

        The laws of some states require that purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

        So long as the depositary for a global security or its nominee is the registered owner of the global security, the depositary or the nominee will be considered the sole owner or holder of the Debt Securities represented by the global security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a global security will:

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  not be entitled to have any of the individual Debt Securities of the series represented by the global security registered in their names;

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  not receive or be entitled to receive physical delivery of any Debt Security of that series in definitive form;

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  not be considered the owners or holders thereof under the applicable Indenture governing the Debt Securities.

        Payments of principal of, any premium on and any interest on individual Debt Securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing the Debt Securities. Neither the Issuer, the applicable Debt Trustee for the Debt Securities, any paying agent, nor the security registrar for the Debt Securities will have any responsibility or liability for the records relating to or payments made on account of beneficial ownership interests of the global security for the Debt Securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        The Issuer expects that the depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing any of the Debt Securities, will immediately credit participants' accounts with payments in amounts proportionate to their beneficial interests in the principal amount of the global security for the Debt Securities as shown on the records of the depositary or its nominee. The Issuer also expects that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". The payments will be the responsibility of those participants.

        If the depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Issuer within 90 days, the Issuer will issue individual Debt Securities of that series in exchange for the global security representing that series of Debt Securities. In addition, the Issuer may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to the Debt Securities, determine not to have any Debt Securities of a series represented by one or more global securities. In that event, the Issuer will issue individual Debt Securities of that series in exchange for the global security or Securities representing that series of Debt Securities. Further, if the Issuer so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a global security representing Debt Securities of that series may, on terms acceptable to the Issuer, the applicable Debt Trustee and the depositary for such global security, receive individual Debt Securities of that series in exchange for the beneficial interests, subject to any limitations described in the prospectus supplement relating to the Debt Securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual Debt Securities of the series represented by the global security equal in principal amount to the beneficial interest and to have the Debt Securities registered in its name. Individual Debt Securities of the series so issued will be issued in denominations, unless otherwise specified by the Issuer, of $1,000 and integral multiples of $1,000.

Amalgamation, Consolidation, Merger and Sale of Assets

        If Fund American is the Issuer, the applicable Indentures prohibit Fund American's amalgamation, consolidation with or merger into any other entity or the transfer of Fund American's properties and assets substantially as an entirety to any other entity, unless:

  •
  the successor entity is organized and existing under the laws of the United States, any State thereof, the District of Columbia or Bermuda, and expressly assumes by a supplemental indenture the punctual payment of the principal of, premium on and interest on all the outstanding Debt Securities and the performance of every covenant in the applicable Indenture to be performed or observed on Fund American's part;

  •
  immediately after giving effect to the transaction, no event of default has happened and is continuing; and

  •
  Fund American or the successor entity has delivered to the applicable Debt Trustee an officers' certificate stating that the amalgamation, consolidation, merger, conveyance or transfer and the supplemental indenture comply with the foregoing provisions relating to the transaction.

        In case of any amalgamation, consolidation, merger, conveyance or transfer of the Issuer, the successor corporation will succeed to and be substituted for the Issuer as obligor on the Debt Securities, with the same effect as if it had been named as the Issuer in the applicable Indenture. If White Mountains is the Issuer or guarantor of Debt Securities, White Mountains' violation of the conditions relating to amalgamation, consolidation, merger, conveyance or transfer stated above (as applied to White Mountains rather than Fund American), and the continuance of such violation for 90 days after notice is given to White Mountains as provided in the applicable Indenture, will constitute an event of default under the applicable Indenture. Unless otherwise specified in a prospectus supplement, other than the restrictions on liens described below, the Indentures and the Debt Securities do not contain any covenants or other provisions designed to protect holders of Debt Securities in the event of a highly leveraged transaction involving the Issuer or any Subsidiary.

Events of Default; Waiver and Notice of Default; Debt Securities in Foreign Currencies

        An event of default when used in an Indenture will mean any of the following as to any series of Debt Securities:

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  default for 30 days in payment of any interest, or, in the case of the Subordinated Indenture, for a period of 90 days;

  •
  default in payment of principal of or any premium at maturity;

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  default in payment of any sinking or purchase fund or similar obligation;

  •
  default by the Issuer in the performance of any other covenant or warranty contained in the applicable Indenture for the benefit of that series which has not been remedied for a period of 90 days after notice is given;

  •
  with respect to any Debt Securities issued or guaranteed by White Mountains, White Mountains' violation of the conditions relating to amalgamation and other transactions, and the continuance of such violation, in each case as described above under "—Amalgamation, Consolidation, Merger and Sale of Assets"; or

  •
  events of the Issuer's bankruptcy, insolvency and reorganization.

        A default under the Issuer's other indebtedness will not be a default under the Indentures and a default under one series of Debt Securities will not necessarily be a default under another series.

        Each Indenture provides that if an event of default described in the first five bullet points above has occurred and is continuing with respect to any series, and the event of default under the fourth or fifth bullet point is with respect to less than all series of Debt Securities then outstanding, either the applicable Debt Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of the series then outstanding, each series acting as a separate class, may declare the principal or, in the case of original issue discount securities, the portion specified in the terms thereof, of all outstanding Debt Securities of the series and the accrued interest to be due and payable immediately. Each Indenture further provides that if an event of default described in the fourth, fifth or sixth bullet point above has occurred and is continuing, and the event of default under the fourth or fifth bullet point is with respect to all series of Debt Securities then outstanding, either the applicable Debt Trustee or the holders of at least 25% in aggregate principal amount of all Debt Securities then outstanding, treated as one class, may declare the principal or, in the case of original issue discount securities, the portion specified in the terms thereof, of all Debt Securities then outstanding and the accrued interest to be due and payable immediately. However, upon certain conditions the declarations may be annulled and past defaults, except for defaults in the payment of principal of, premium on, or interest on, the Debt Securities or in the payment of any sinking or purchase fund or analogous obligations with respect to the Debt Securities of such series and in compliance with certain covenants, may be waived by the holders of a majority in aggregate principal amount of the Debt Securities of the series then outstanding.

        Under each Indenture the applicable Debt Trustee must give notice to the holders of each series of Debt Securities of all uncured defaults known to it with respect to that series within 90 days after a default occurs. The term "default" includes the events specified above without notice or grace periods. However, in the case of any default of the type described in the fourth or fifth bullet point above, no notice may be given until at least 90 days after the occurrence of the event. The Debt Trustee will be protected in withholding notice if it in good faith determines that the withholding of notice is in the interests of the holders of the Debt Securities, except in the case of default in the payment of principal of, premium on, or interest on any of the Debt Securities, or default in the payment of any sinking or purchase fund installment or analogous obligations.

        No holder of any Debt Securities of any series may institute any action under either Indenture unless:

  •
  the holder has given the Debt Trustee written notice of a continuing event of default with respect to that series;

  •
  the holders of not less than 25% in aggregate principal amount of the Debt Securities of the series then outstanding have requested the Debt Trustee to institute proceedings in respect of the event of default;

  •
  the holder or holders have offered the Debt Trustee reasonable indemnity as the Debt Trustee may require;

  •
  the Debt Trustee has failed to institute an action for 60 days; and

  •
  no inconsistent direction has been given to the Debt Trustee during the 60-day period by the holders of a majority in aggregate principal amount of Debt Securities of the series then outstanding.

        The holders of a majority in aggregate principal amount of the Debt Securities of any series affected and then outstanding will have the right, subject to limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Debt Trustee or exercising any trust or power conferred on the Debt Trustee with respect to a series of Debt Securities. Each Indenture provides that if an event of default occurs and is continuing, the Debt Trustee will be required to use the degree of care of a prudent person in the conduct of that person's own affairs in exercising its rights and powers under the Indenture. Each Indenture further provides that the Debt Trustee will not be required to expend or risk its own funds in the performance of any of its duties under the Indenture unless it has reasonable grounds for believing that repayment of the funds or adequate indemnity against the risk or liability is reasonably assured to it.

        The Issuer must furnish to the Debt Trustees within 120 days after the end of each fiscal year a statement signed by one of its officers to the effect that a review of its activities during the year and of its performance under the applicable Indenture and the terms of the Debt Securities has been made under his supervision, and, to the knowledge of the signatories based on the review, the Issuer has complied with all conditions and covenants of the Indenture through the year or, if the Issuer is in default, specifying the default.

        To determine whether the holders of the requisite principal amount of Debt Securities have taken action as described above when the Debt Securities are denominated in a foreign currency, the principal amount of the Debt Securities will be deemed to be that amount of United States dollars that could be obtained for the principal amount based on the applicable spot rate of exchange as of the date the action is taken as evidenced to the Debt Trustee as provided in the Indenture.

        To determine whether the holders of the requisite principal amount of Debt Securities have taken action as described above when the Debt Securities are original issue discount securities, the principal amount of the Debt Securities will be deemed to be the portion of the principal amount that would be due and payable at the time the action is taken upon a declaration of acceleration of maturity.

Modification of the Indentures

        The Indentures provide that the Issuer and the applicable Debt Trustee may, without the consent of any holders of Debt Securities, enter into supplemental indentures for the purposes, among other things, of:

  •
  adding to the Issuer's covenants;

  •
  adding additional events of default;

  •
  establishing the form or terms of any series of Debt Securities; or

  •
  curing ambiguities or inconsistencies in the Indenture or making other provisions.

        With specific exceptions, the applicable Indenture or the rights of the holders of the Debt Securities may be modified by the Issuer and the applicable Debt Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Debt Securities of each series affected by the modification then outstanding, but no modification may be made without the consent of the holder of each outstanding Debt Security affected which would:

  •
  change the maturity of any payment of principal of, or any premium on, or any installment of interest on any Debt Security;

  •
  reduce the principal amount of or the interest or any premium on any Debt Security;

  •
  change the method of computing the amount of principal of or interest on any date;

  •
  change any place of payment where, or the currency in which, any Debt Security or any premium or interest is payable;

  •
  impair the right to sue for the enforcement of any payment on or after the maturity thereof, or, in the case of redemption or repayment, on or after the redemption date or the repayment date;

  •
  reduce the percentage in principal amount of the outstanding Debt Securities of any series, the consent of the holders of which is required for any modification of, or waiver of compliance with provisions of, the applicable Indenture or specific defaults and their consequences provided for in the Indenture; or

  •
  modify any of the provisions of specific sections of the applicable Indenture, including the provisions summarized in this section, except to increase any required consent percentage or to provide that other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Debt Security affected thereby.

Satisfaction and Discharge of the Indentures; Defeasance

        The Indentures will generally cease to be of any further effect with respect to a series of Debt Securities if the Issuer delivers all Debt Securities of that series, with limited exceptions, for cancellation to the applicable Debt Trustee or all Debt Securities of that series not previously delivered for cancellation to the applicable Debt Trustee have become due and payable or will become due and payable or called for redemption within one year, and the Issuer has deposited with the applicable Debt Trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all the Debt Securities, no default with respect to the Debt Securities has occurred and is continuing on the date of the deposit, and the deposit does not result in a breach or violation of, or default under, the applicable Indenture or any other agreement or instrument to which the Issuer is a party.

        The Issuer has a "legal defeasance option" under which it may terminate, with respect to the Debt Securities of a particular series, all of its obligations under the Debt Securities and the applicable Indenture. In addition, the Issuer has a "covenant defeasance option" under which it may terminate, with respect to the Debt Securities of a particular series, the Issuer's obligations with respect to the Debt Securities under specified covenants contained in the applicable Indenture. If the Issuer exercises its legal defeasance option with respect to a series of Debt Securities, payment of the Debt Securities may not be accelerated because of an event of default. If the Issuer exercises its covenant defeasance option with respect to a series of Debt Securities, payment of the Debt Securities may not be accelerated because of an event of default related to the specified covenants.

        The Issuer may exercise its legal defeasance option or its covenant defeasance option with respect to the Debt Securities of a series only if:

  •
  the Issuer irrevocably deposits in trust with the applicable Debt Trustee cash or debt obligations of the United States of America or its agencies or instrumentalities for the payment of principal, premium and interest with respect to the Debt Securities to maturity or redemption;

  •
  the Issuer delivers to the applicable Debt Trustee a certificate from a nationally recognized firm of independent public accountants expressing their opinion that the cash or debt obligations described above on deposit with the applicable Debt Trustee will provide cash sufficient to pay the principal, premium, and interest when due with respect to all the Debt Securities of that series to maturity or redemption;

  •
  91 days pass after the deposit is made and during the 91-day period no default described in the fifth bullet point under "—Events of Default, Waiver and Notice Of Default; Debt Securities in Foreign Currencies" above with respect to the Issuer occurs that is continuing at the end of the period;

  •
  no default has occurred and is continuing on the date of the deposit;

  •
  the deposit does not constitute a default under any other agreement binding on the Issuer;

  •
  the Issuer delivers to the applicable Debt Trustee an opinion of counsel to the effect that the trust resulting from the deposit does not constitute a regulated investment company under the Investment Company Act of 1940;

  •
  the Issuer has delivered to the applicable Debt Trustee an opinion of counsel addressing specific Federal income tax matters relating to the defeasance; and

  •
  the Issuer delivers to the applicable Debt Trustee an officers' certificate and an opinion of counsel stating that all conditions to the defeasance and discharge of the Debt Securities of that series have been complied with.

        The applicable Debt Trustee will hold in trust cash or debt obligations of the United States of America or its agencies or instrumentalities deposited with it as described above and will apply the deposited cash and the proceeds from deposited debt obligations of the United States of America or its agencies or instrumentalities to the payment of principal, premium, and interest with respect to the Debt Securities of the defeased series.

Concerning the Debt Trustees

        The Issuer will identify the Debt Trustee for the Senior Debt Securities and for the Subordinated Debt Securities in the relevant prospectus supplement. The Issuer or the holders of a majority of the then outstanding principal amount of the Debt Securities issued under an Indenture and, in specific instances, the issuer and any owner who has been bona fide holder of a Security of such series for at least 6 months, may remove the Debt Trustee and appoint a successor Debt Trustee. The Debt Trustee may become the owner or pledgee of any of the Debt Securities with the same rights, subject to conflict of interest and certain other restrictions, it would have if it were not the Debt Trustee. The Debt Trustee and any successor trustee must be a corporation organized and doing business under the laws of the United States or of any state thereof, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to examination by Federal or state authority. Subject to applicable law relating to conflicts of interest, the Debt Trustee may also serve as trustee under other indentures relating to debt securities issued by the Issuer or its affiliated companies and may engage in commercial transactions with the Issuer and its affiliated companies. The initial Debt Trustee under each Indenture is Bank One, National Association.

Senior Debt Securities

        In addition to the provisions previously described in this prospectus and applicable to all Debt Securities, the following description of the Senior Debt Securities summarizes the general terms and provisions of the Senior Debt Securities to which any prospectus supplement may relate. The Issuer will describe the specific terms of the Senior Debt Securities offered by any prospectus supplement and the extent, if any, to which the general provisions summarized below may apply to any series of its Senior Debt Securities in the prospectus supplement relating to that series.

  Ranking of Senior Debt Securities

        Unless we specify otherwise in a prospectus supplement for a particular series of Debt Securities, all series of Senior Debt Securities will be the Issuer's senior indebtedness and will be direct, unsecured obligations of the Issuer ranking equally with all of the Issuer's other unsecured and unsubordinated indebtedness. Because the Issuer is a holding company, the Debt Securities will be effectively subordinated to all existing and future liabilities, including indebtedness, of the Issuer's subsidiaries.

  Covenants

        The Senior Indenture contains the covenants summarized below, which will apply to the Issuer and, in the case of issuances of Senior Debt Securities by Fund American that are guaranteed by White Mountains, will also apply to White Mountains as guarantor of Fund American's obligations. The covenants will be applicable, unless waived or amended, so long as any of the Senior Debt Securities are outstanding, unless stated otherwise in the prospectus supplement.

        Limitations On Liens.    The Issuer will not, and will not permit any subsidiary to, create, incur, assume or permit to exist any lien on any stock or indebtedness of a subsidiary or property of the Issuer or any subsidiary, to secure any debt of the Issuer or any subsidiary or any other person, or permit any subsidiary to do so, without securing the Senior Debt Securities equally and ratably with such debt for so long as such debt shall be so secured, subject to certain exceptions. Exceptions include:

  •
  existing liens, including the existing pledge of the capital stock of substantially all of our operating subsidiaries pursuant to the credit facility, and including additional liens to secure the obligations under the credit facility, including any extension, renewal or amendment thereof, so long as the amount of such Bank Debt (as defined in the indenture) outstanding from time to time does not exceed an amount to be specified in a prospectus supplement relating to Senior Debt Securities;

  •
  liens on stock or indebtedness of entities at the time they become subsidiaries or existing upon stock or indebtedness of a subsidiary at the time of acquisition of such stock or indebtedness;

  •
  liens upon property of entities existing at the time they become subsidiaries;

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  liens existing on properties when acquired, or incurred to finance the purchase price or construction thereof;

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  liens to extend, renew or replace any liens referred to above, except as limited above with respect to the credit facility;

  •
  certain liens relating to certain permitted sale and leaseback transactions;

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  liens in favor of the Issuer or one or more subsidiaries granted by the Issuer or a subsidiary to secure any intercompany obligations;

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  mechanics', landlords' and similar liens;

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  liens arising out of legal proceedings being contested;

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  liens for taxes not yet due, or being contested;

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  easements and similar liens not materially impairing the use or value of the property involved;

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  pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

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  deposits to secure performance of letters of credit, bids, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

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  any interest or title of a lessor under any lease entered into in the ordinary course of business;

  •
  liens on assets of any subsidiary which is required to be licensed as an insurer or reinsurer (or any subsidiary of such subsidiary) securing (a) indebtedness of such subsidiary to any other such subsidiary, (b) short-term indebtedness incurred to provide short-term liquidity to facilitate claims payments in the event of catastrophes, (c) indebtedness incurred in the ordinary course of its business or in securing insurance-related obligations (that do not constitute indebtedness) and letters of credit issued for the account of any such subsidiary in the ordinary course of its business or in securing insurance-related obligations (that do not constitute indebtedness) or (d) insurance-related obligations (that do not constitute indebtedness); and

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  liens otherwise prohibited by this covenant, securing indebtedness, if the aggregate amount of all debt then outstanding secured by such lien and all similar liens (excluding liens otherwise permitted under the indenture) does not exceed 15% of the total consolidated stockholders' equity of White Mountains.

        Limitation on Sale and Leasebacks.    The Issuer will not, and will not permit any subsidiary to, enter into any arrangement with any person pursuant to which the Issuer or any subsidiary leases any property that has been or is to be sold or transferred by the Issuer or the subsidiary to such person (a "sale and leaseback transaction"), except that a sale and leaseback transaction is permitted if the Issuer or such subsidiary would be entitled to secure the property to be leased (without equally and ratably securing the outstanding Senior Debt Securities) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined under the provisions described in "Limitation on Liens" above.

        In addition, permitted sale and leaseback transactions not subject to the limitation above and the provisions described in "Limitations on Liens" above include:

  •
  leases for a term, including renewals at the option of the lessee, of not more than five years;

  •
  leases between the Issuer and a subsidiary or between subsidiaries; and

  •
  leases of property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property.

Subordinated Debt Securities

        In addition to the provisions previously described in this prospectus and applicable to all Debt Securities, the following description of the Subordinated Debt Securities summarizes the general terms and provisions of its Subordinated Debt Securities to which any prospectus supplement may relate. We will describe the specific terms of the Subordinated Debt Securities offered by any prospectus supplement and the extent, if any, to which the general provisions summarized below may apply to any series of Subordinated Debt Securities in the prospectus supplement relating to that series.

  Ranking of Subordinated Debt Securities

        The Subordinated Debt Securities will be subordinated in right of payment to the Issuer's senior indebtedness to the extent set forth in the applicable prospectus supplement. If the Issuer of Subordinated Debt Securities is Fund American and White Mountains has guaranteed Fund American's obligations thereunder, such guarantee by White Mountains will be subordinated in right of payment to the same extent as Fund American's obligations thereunder.

        For purposes of the description of the Subordinated Debt Securities, the term "senior indebtedness" means the principal of and premium, if any, and interest on the following, whether outstanding on the date of execution of the Subordinated Indenture or incurred or created after the execution:

  •
  the Issuer's indebtedness for money borrowed by it, including purchase money obligations with an original maturity in excess of one year, or evidenced by securities, other than the Subordinated Debt Securities or Junior Subordinated Debt Securities, notes, bankers' acceptances or other corporate Debt Securities or similar instruments issued by the Issuer;

  •
  obligations with respect to letters of credit;

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  the Issuer's indebtedness constituting a guarantee of indebtedness of others of the type referred to in the preceding two bullet points; or

  •
  renewals, extensions or refundings of any of the indebtedness referred to in the preceding three bullet points unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, the indebtedness or the renewal, extension or refunding thereof is not superior in right of payment to the Subordinated Debt Securities.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

        Fund American may offer, from time to time, junior subordinated debt securities (the "Junior Subordinated Debt Securities"). The following description summarizes the general terms and provisions of the Junior Subordinated Debt Securities to which any prospectus supplement may relate. Fund American will describe the specific terms of the Junior Subordinated Debt Securities and the extent, if any, to which the general provisions summarized below may apply to any series of its Junior Subordinated Debt Securities in the prospectus supplement relating to that series.

        Fund American may issue its Junior Subordinated Debt Securities from time to time in one or more series under a junior subordinated indenture (the "Junior Subordinated Indenture"), between Fund American, White Mountains (if a guarantor) and Bank One, National Association, as junior subordinated trustee, or another junior subordinated trustee named in a prospectus supplement (the "Junior Subordinated Trustee"). The form of Junior Subordinated Indenture is filed as an exhibit to the registration statement.

General

        The Junior Subordinated Debt Securities will be unsecured, junior subordinated obligations of Fund American. The Junior Subordinated Indenture does not limit the amount of additional indebtedness Fund American or any of its subsidiaries may incur. Since Fund American is a holding company, Fund American's rights and the rights of its creditors, including the holders of Junior Subordinated Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that Fund American may itself be a creditor with recognized claims against the subsidiary.

        The Junior Subordinated Indenture does not limit the aggregate principal amount of indebtedness which may be issued thereunder and provides that Junior Subordinated Debt Securities may be issued thereunder from time to time in one or more series. The Junior Subordinated Debt Securities are issuable in one or more series pursuant to a board resolution or an indenture supplemental to the Junior Subordinated Indenture. Fund American will issue Junior Subordinated Debt Securities from time to time and offer its Junior Subordinated Debt Securities on terms determined by market conditions at the time of sale.

        In the event Junior Subordinated Debt Securities are issued to any Fund American Trust or a trustee of the applicable Fund American Trust in connection with the issuance of preferred securities by the applicable Fund American Trust, the Junior Subordinated Debt Securities held by the applicable Fund American Trust subsequently may be distributed pro rata to the holders of the applicable preferred securities in connection with the dissolution of the applicable Fund American Trust upon the occurrence of the events described in the applicable prospectus supplement. Only one series of Junior Subordinated Debt Securities will be issued to each Fund American Trust or a trustee of such Fund American Trust in connection with the issuance of preferred securities by such Fund American Trust.

        You should refer to the applicable prospectus supplement for the following terms of the Junior Subordinated Debt Securities offered hereby:

  •
  the designation, aggregate principal amount and authorized denominations of the Junior Subordinated Debt Securities;

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  the percentage of the principal amount at which Fund American will issue the Junior Subordinated Debt Securities;

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  the date or dates on which the Junior Subordinated Debt Securities will mature;

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  the annual interest rate or rates of the Junior Subordinated Debt Securities, or the method of determining the rate or rates;

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  the date or dates on which any interest will be payable, the date or dates on which payment of any interest will commence and the regular record dates for the interest payment dates;

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  the terms of any mandatory or optional redemption, including any provisions for any sinking, purchase or other similar funds or repayment options;

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  the currency, currencies or currency units for which the Junior Subordinated Debt Securities may be purchased and in which the principal, any premium and any interest may be payable;

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  the currency, currencies or currency units for which the Junior Subordinated Debt Securities may be purchased or in which the principal, any premium and any interest may be payable is at Fund American's election or the purchaser's election, the manner in which the election may be made;

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  if the amount of payments on the Junior Subordinated Debt Securities is determined by an index based on one or more currencies or currency units, or changes in the price of one or more securities or commodities, the manner in which the amounts may be determined;

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  the extent to which any of the Junior Subordinated Debt Securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global security will be paid;

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  the terms and conditions upon which the Junior Subordinated Debt Securities may be convertible into or exchanged for common shares, Preference Shares, or indebtedness or other securities of any kind;

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  information with respect to book-entry procedures, if any;

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  a discussion of the Federal income tax, accounting and other special considerations, procedures and limitations with respect to the Junior Subordinated Debt Securities; and

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  any other specific terms of the Junior Subordinated Debt Securities not inconsistent with the Junior Subordinated Indenture.

        If Fund American sells any of the Junior Subordinated Debt Securities for one or more foreign currencies or foreign currency units or if the principal of, premium, if any, or interest on any series of Junior Subordinated Debt Securities will be payable in one or more foreign currencies or foreign currency units, we will describe the restrictions, elections, Federal income tax consequences, specific terms and other information with respect to the issue of Junior Subordinated Debt Securities and the currencies or currency units in the applicable prospectus supplement.

        Unless specified otherwise in the prospectus supplement, the principal of, premium on, and interest on the Junior Subordinated Debt Securities will be payable, and the Junior Subordinated Debt Securities will be transferable, at the Corporate Trust Office of the Junior Subordinated Trustee in New York, New York. However, Fund American may make payment of interest at its option by check mailed on or before the payment date to the address of the person entitled to the interest payment as it appears on the registry books of Fund American or its agents.

        Unless specified otherwise in the prospectus supplement, Fund American will issue the Junior Subordinated Debt Securities only in fully registered form and in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any transfer or exchange of any Junior Subordinated Debt Securities, but Fund American may, except in specific cases not involving any transfer, require payment of a sufficient amount to cover any tax or other governmental charge payable in connection with the transfer or exchange. Unless specified otherwise in the prospectus supplement, Fund American will pay interest on outstanding Junior Subordinated Debt Securities to holders of record on the date 15 days immediately prior to the date the interest is to be paid.

        Fund American rights and the rights of its creditors, including holders of Junior Subordinated Debt Securities, to participate in any distribution of assets of any of the its subsidiaries upon its liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent that Fund American's claims as a creditor of the subsidiary may be recognized. Fund American's operations are conducted through subsidiaries and, therefore, Fund American is dependent upon the earnings and cash flow of its subsidiaries to meet its obligations, including obligations under the Junior Subordinated Debt Securities. The Junior Subordinated Debt Securities will be effectively subordinated to all indebtedness of Fund American's subsidiaries.

White Mountains Guarantee

        White Mountains may guarantee to each holder of Junior Subordinated Debt Securities issued by Fund American the due and punctual payment of the principal of, and any premium and any interest on, those Junior Subordinated Debt Securities, when and as the same becomes due and payable, whether at maturity, upon acceleration or otherwise. The related prospectus supplement will describe whether White Mountains will provide such a guarantee and if so, the terms under which such guarantee will be provided.

Global Securities

        Fund American may issue Junior Subordinated Debt Securities of a series in whole or in part in the form of one or more global securities that will be deposited with or on behalf of a depositary identified in the prospectus supplement relating to that series. Fund American may issue global securities only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Junior Subordinated Debt Securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee of the depositary to a successor or any nominee.

        The specific terms of the depositary arrangement relating to a series of Junior Subordinated Debt Securities will be described in the prospectus supplement relating to that series.

Amalgamation, Consolidation, Merger, Conveyance or Transfer

        The Junior Subordinated Indenture prohibits Fund American's amalgamation or consolidation with or merger into any other entity or the transfer of its properties and assets substantially as an entirety to any entity, unless:

  •
  the successor entity is organized and existing under the laws of the United States, any State thereof, the District of Columbia or Bermuda, and expressly assumes by a supplemental indenture the punctual payment of the principal of, premium on and interest on, all the outstanding Junior Subordinated Debt Securities and the performance of every covenant in the Junior Subordinated Indenture to be performed or observed on Fund American's part;

  •
  immediately after giving effect to the transaction, no event of default has happened and is continuing; and

  •
  Fund American or the successor entity has delivered to the Junior Subordinated Trustee an officers' certificate stating that the amalgamation, consolidation, merger, conveyance or transfer and the supplemental indenture comply with the foregoing provisions relating to the transaction.

        In case of any amalgamation, consolidation, merger, conveyance or transfer with respect to Fund American or White Mountains (if White Mountains is a guarantor of Junior Subordinated Debt Securities), the successor entity will succeed to and be substituted for Fund American or White Mountains, as applicable, as obligor or guarantor, as applicable, on the Junior Subordinated Debt Securities, with the same effect as if it had been named as the obligor or the guarantor, as applicable, in the Junior Subordinated Indenture. If White Mountains is the guarantor of Junior Subordinated

Debt Securities, White Mountains' violation of the conditions relating to amalgamation, consolidation, merger, conveyance or transfer stated above (as applied to White Mountains rather than Fund American), and the continuance of such violation for 90 days after notice is given to White Mountains as provided in the Junior Subordinated Indenture, will constitute an event of default under the Junior Subordinated Indenture. Unless the prospectus supplement states otherwise, the Junior Subordinated Indenture and the Junior Subordinated Debt Securities do not contain any covenants or other provisions designed to protect holders of Junior Subordinated Debt Securities in the event of a highly leveraged transaction involving White Mountains, Fund American or any of their subsidiaries.

Events of Default; Waiver and Notice of Default; Junior Subordinated Debt Securities in Foreign Currencies

        An event of default when used in the Junior Subordinated Indenture will mean any of the following as to any series of Junior Subordinated Debt Securities:

  •
  default for 90 days in payment of any interest on the Junior Subordinated Debt Securities;

  •
  default in payment of principal or any premium at maturity;

  •
  default in payment of any sinking or purchase fund or similar obligation;

  •
  default by Fund American in the performance of any other covenant or warranty contained in the Junior Subordinated Indenture for the benefit of that series which has not been remedied for a period of 90 days after notice is given;

  •
  with respect to any Junior Subordinated Debt Securities guaranteed by White Mountains, White Mountains' violation of the conditions relating to amalgamation and the other transactions, and the continuance of such violation, in each case as described above under "Amalgamation, Consolidation, Merger, Conveyance or Transfer"; or

  •
  events of Fund American's bankruptcy, insolvency and reorganization.

        A default under Fund American's other indebtedness will not be a default under the Junior Subordinated Indenture and a default under one series of Junior Subordinated Debt Securities will not necessarily be a default under another series.

        The Junior Subordinated Indenture provides that if an event of default described in the first five bullet points above has occurred and is continuing with respect to any series, and the event of default under the fourth or fifth bullet point is with respect to less than all series of Junior Subordinated Debt Securities then outstanding, either the Junior Subordinated Trustee or the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debt Securities of the series then outstanding, each series acting as a separate class, may declare the principal or, in the case of original issue discount securities, the portion specified in the terms thereof, of all outstanding Junior Subordinated Debt Securities of that series and the accrued interest to be due and payable immediately. The Junior Subordinated Indenture further provides that if an event of default described in the fourth, fifth or sixth bullet point above has occurred and is continuing, and the event of default under the fourth or fifth bullet point is with respect to all series of Junior Subordinated Debt Securities then outstanding, either the Junior Subordinated Debt Trustee or the holders of at least 25% in aggregate principal amount of all Junior Subordinated Debt Securities then outstanding, treated as one class, may declare the principal or, in the case of original issue discount securities, the portion specified in the terms thereof, of all Junior Subordinated Debt Securities then outstanding and the accrued interest to be due and payable immediately. However, upon certain conditions the declarations may be annulled and past defaults, except for defaults in the payment of principal of, premium on, or interest on, the Junior Subordinated Debt Securities and in compliance with certain covenants, may be waived by the holders of a majority in aggregate principal amount of the Junior Subordinated Debt Securities of that series then outstanding, subject to the consent of the holders of the preferred securities and the common securities of any Fund American Trust as required by its declaration of trust in the event that the Junior Subordinated Debt Securities are held as assets of the applicable Fund American Trust prior to a security exchange.

        When used with respect to the Junior Subordinated Debt Securities that are held as trust assets of any Fund American Trust pursuant to the declaration of trust of such Fund American Trust, the term "security exchange" means the distribution of the Junior Subordinated Debt Securities held by such Fund American Trust in exchange for the preferred securities and the common securities of such Fund American Trust in dissolution of such Fund American Trust pursuant to the declaration of trust of such Fund American Trust.

        Under the Junior Subordinated Indenture, the Junior Subordinated Trustee must give notice to the holders of each series of Junior Subordinated Debt Securities of all uncured defaults known to it with respect to that series within 90 days after a default occurs. The term "default" includes the events specified above without notice or grace periods. However, in the case of any default of the type described in the fourth or fifth bullet point above, no notice may be given until at least 90 days after the occurrence of the event. The Junior Subordinated Debt Trustee will be protected in withholding notice if it in good faith determines that the withholding of notice is in the interests of the holders of the Junior Subordinated Debt Securities, except in the case of default in the payment of principal of, premium on, or interest on, any of the Junior Subordinated Debt Securities, or default in the payment of any sinking or purchase fund installment or analogous obligations.

        No holder of any Junior Subordinated Debt Securities of any series may institute any action under the indenture unless:

  •
  the holder has given the Junior Subordinated Trustee written notice of a continuing event of default with respect to that series;

  •
  the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debt Securities of that series then outstanding have requested the Junior Subordinated Trustee to institute proceedings in respect of the event of default;

  •
  the holder or holders have offered the Junior Subordinated Trustee reasonable indemnity as the Junior Subordinated Trustee may require;

  •
  the Junior Subordinated Trustee has failed to institute an action for 60 days after the notice, request and indemnity have been made as described above; and

  •
  no inconsistent direction has been given to the Junior Subordinated Trustee during the 60-day period by the holders of a majority in aggregate principal amount of Junior Subordinated Debt Securities of the series then outstanding, subject to the consent of the holders of the preferred securities and the common securities of any Fund American Trust as required by its declaration of trust in the event that the Junior Subordinated Debt Securities are held as assets of the applicable Fund American Trust prior to a security exchange.

        The Junior Subordinated Indenture provides that if an event of default occurs and is continuing, the Junior Subordinated Trustee will be required to use the degree of care of a prudent person in the conduct of the person's own affairs in exercising its rights and powers under the indenture. The Junior Subordinated Indenture further provides that the Junior Subordinated Trustee will not be required to expend or risk its own funds in the performance of any of its duties under the indenture unless it has reasonable grounds for believing that repayment of the funds or adequate indemnity against the risk or liability is reasonably assured to it.

        Fund American must furnish to the Junior Subordinated Trustee within 120 days after the end of each fiscal year a statement signed by one of its officers to the effect that a review of its activities during the year and of its performance under the Junior Subordinated Indenture and the terms of the Junior Subordinated Debt Securities has been made, and, to the knowledge of the signatories based on the review, Fund American has complied with all conditions and covenants of the indenture through the year or, if Fund American is in default, specifying the default.

        If any Junior Subordinated Debt Securities are denominated in a currency other than that of the United States, then for the purposes of determining whether the holders of the requisite principal amount of Junior Subordinated Debt Securities have taken any action as described in this prospectus, the principal amount of the Junior Subordinated Debt Securities will be deemed to be that amount of United States dollars that could be obtained for the principal amount on the basis of the spot rate of exchange into United States dollars for the currency in which the Junior Subordinated Debt Securities are denominated as of the date the taking of the action by the holders of the requisite principal amount is evidenced to the Junior Subordinated Trustee as provided in the Junior Subordinated Indenture.

        If any Junior Subordinated Debt Securities are original issue discount securities, then for the purposes of determining whether the holders of the requisite principal amount of Junior Subordinated Debt Securities have taken any action described in this prospectus, the principal amount of the Junior Subordinated Debt Securities will be deemed to be the portion of the principal amount that would be due and payable at the time of the taking of the action upon a declaration of acceleration of maturity thereof.

Modification of the Junior Subordinated Indenture

        The Junior Subordinated Indenture provides that Fund American and the Junior Subordinated Trustee may, without the consent of any holders of Junior Subordinated Debt Securities, enter into supplemental indentures for the purposes, among other things, of adding to Fund American's covenants, adding additional events of default, establishing the form or terms of any series of Junior Subordinated Debt Securities or curing ambiguities or inconsistencies in the indenture or making other provisions.

        With specific exceptions, the Junior Subordinated Indenture or the rights of the holders of the Junior Subordinated Debt Securities may be modified by Fund American and the Junior Subordinated Trustee with the consent of the holders of a majority in aggregate principal amount of the Junior Subordinated Debt Securities of each series affected by the modification then outstanding, subject to the consent of the holders of the preferred securities and the common securities of the Fund American Trust as required by its declaration of trust in the event that the Junior Subordinated Debt Securities are held as assets of the Fund American Trust prior to a security exchange, but no modification may be made without the consent of the holder of each outstanding Junior Subordinated Debt Security affected, subject to the consent of the holders of the preferred securities and the common securities of any Fund American Trust as required by its declaration of trust in the event that the Junior Subordinated Debt Securities are held as assets of the applicable Fund American Trust prior to a security exchange, which would:

  •
  change the maturity of any payment of principal of, or any premium on, or any installment of interest on any Junior Subordinated Debt Security;

  •
  reduce the principal amount of or the interest or any premium on any Junior Subordinated Debt Security;

  •
  change the method of computing the amount of principal of or interest on any date;

  •
  change any place of payment where, or the currency in which, any Junior Subordinated Debt Security or any premium or interest is payable;

  •
  impair the right to sue for the enforcement of any payment on or after the maturity thereof or, in the case of redemption or repayment, on or after the redemption date or the repayment date;

  •
  reduce the percentage in principal amount of the outstanding Junior Subordinated Debt Securities of any series, the consent of the holders of which is required for any modification of, or waiver of compliance with the provisions of, the Junior Subordinated Indenture or specific defaults and their consequences provided for in the indenture; or

  •
  modify any of the provisions of specific sections of the Junior Subordinated Indenture, including the provisions summarized in this section, except to increase any required consent percentage or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding Junior Subordinated Debt Security affected thereby.

Satisfaction and Discharge of the Junior Subordinated Indenture; Defeasance

        The Junior Subordinated Indenture will generally cease to be of any further effect with respect to a series of Junior Subordinated Debt Securities if Fund American delivers all Junior Subordinated Debt Securities of that series, with limited exceptions, for cancellation to the Junior Subordinated Trustee or all Junior Subordinated Debt Securities of that series not previously delivered for cancellation to the Junior Subordinated Trustee have become due and payable or will become due and payable or called for redemption within one year, and Fund American has deposited with the Junior Subordinated Trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all the Junior Subordinated Debt Securities, no default with respect to the Junior Subordinated Debt Securities has occurred and is continuing on the date of the deposit, and the deposit does not result in a breach or violation of, or default under, the Junior Subordinated Indenture or any other agreement or instrument to which Fund American is a party.

        Fund American has a "legal defeasance option" under which it may terminate, with respect to the Junior Subordinated Debt Securities of a particular series, all of its obligations under the Junior Subordinated Debt Securities and the Junior Subordinated Indenture. In addition, Fund American has a "covenant defeasance option" under which it may terminate, with respect to the Junior Subordinated Debt Securities of a particular series, its obligations with respect to the Junior Subordinated Debt Securities under specified covenants contained in the Junior Subordinated Indenture. If Fund American exercises its legal defeasance option with respect to a series of Junior Subordinated Debt Securities, payment of the Junior Subordinated Debt Securities may not be accelerated because of an event of default. If Fund American exercises its covenant defeasance option with respect to a series of Junior Subordinated Debt Securities, payment of the Junior Subordinated Debt Securities may not be accelerated because of an event of default related to the specified covenants.

        Fund American may exercise its legal defeasance option or its covenant defeasance option with respect to the Junior Subordinated Debt Securities of a series only if:

  •
  Fund American deposits in trust with the Junior Subordinated Trustee cash or debt obligations of the United States of America or its agencies or instrumentalities for the payment of principal, premium and interest with respect to the Junior Subordinated Debt Securities to maturity or redemption;

  •
  Fund American delivers to the Junior Subordinated Trustee a certificate from a nationally recognized firm of independent public accountants expressing their opinion that the cash or debt obligations described above on deposit with the Junior Subordinated Trustee will provide cash sufficient to pay the principal, premium, and interest when due with respect to all the Junior Subordinated Debt Securities of that series to maturity or redemption;

  •
  91 days pass after the deposit is made and during the 91-day period no default described in the fifth bullet point under "—Events of Default, Waiver and Notice of Default; Junior Subordinated Debt Securities in Foreign Currencies" above with respect to Fund American occurs that is continuing at the end of the period;

  •
  no default has occurred and is continuing on the date of the deposit;

  •
  the deposit does not constitute a default under any other agreement binding on Fund American;

  •
  Fund American delivers to the Junior Subordinated Trustee an opinion of counsel to the effect that the trust resulting from the deposit does not constitute a regulated investment company under the Investment Company Act of 1940;

  •
  Fund American has delivered to the Junior Subordinated Trustee an opinion of counsel addressing specific Federal income tax matters relating to the defeasance; and

  •
  Fund American delivers to the Junior Subordinated Trustee an officers' certificate and an opinion of counsel stating that all conditions to the defeasance and discharge of the Junior Subordinated Debt Securities of that series have been complied with.

        The Junior Subordinated Trustee will hold in trust cash or debt obligations of the United States of America or its agencies or instrumentalities deposited with it as described above and will apply the deposited cash and the proceeds from deposited debt obligations of the United States of America or its agencies or instrumentalities to the payment of principal, premium, and interest with respect to the Junior Subordinated Debt Securities of the defeased series.

Concerning the Junior Subordinated Trustee

        The Junior Subordinated Trustee for the Junior Subordinated Debt Securities will be identified in the relevant prospectus supplement. In specific instances, Fund American or the holders of a majority of the then outstanding principal amount of the Junior Subordinated Debt Securities issued under an indenture may remove the Junior Subordinated Trustee and appoint a successor Junior Subordinated Trustee. The Junior Subordinated Trustee may become the owner or pledgee of any of the Junior Subordinated Debt Securities with the same rights, subject to conflict of interest restrictions, it would have if it were not the Junior Subordinated Trustee. The Junior Subordinated Trustee and any successor trustee must be a corporation organized and doing business as a commercial bank or trust company under the laws of the United States or of any state thereof, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to examination by Federal or state authority. Subject to applicable law relating to conflicts of interest, the Junior Subordinated Trustee may also serve as trustee under other indentures relating to Debt Securities or Junior Subordinated Debt Securities issued by White Mountains or its affiliated companies and may engage in commercial transactions with White Mountains and its affiliated companies. The initial Junior Subordinated Trustee under the Junior Subordinated Indenture is Bank One, National Association.

Certain Covenants of White Mountains and Fund American Applicable to the Junior Subordinated Debt Securities

        If Junior Subordinated Debt Securities are issued to a Fund American Trust in connection with the issuance of preferred securities by the Fund American Trust, each of White Mountains (if it is a guarantor of the Junior Subordinated Debt Securities) and Fund American covenants in the Junior Subordinated Indenture that, so long as the preferred securities of the Fund American Trust remain outstanding, it will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any shares of its common stock or preferred stock if at the time:

  •
  an event of default with respect to the Junior Subordinated Debt Securities has occurred;

  •
  White Mountains is in default with respect to its payment of any obligations under its guarantee of the preferred securities of the Fund American Trust; or

  •
  Fund American has given notice of its election to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period as provided in the terms of the Junior Subordinated Debt Securities and the period, or any extension thereof, is continuing.

        However, the foregoing restrictions will not apply to:

  •
  dividends, distributions, redemptions, purchases, acquisitions or payments made with capital stock;

  •
  any declaration or payment of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

  •
  payments of accrued dividends on preferred stock upon the redemption, exchange or conversion of any preferred stock as may be outstanding from time to time;

  •
  the purchase of fractional interests in shares of preferred stock upon the redemption, exchange or conversion of such preferred stock;

  •
  purchases or acquisitions of shares of common stock in connection with the satisfaction of obligations under any employee benefit plan or other contractual obligation; or

  •
  dividends, distributions, redemptions, purchases, acquisitions or payments as a result of a reclassification of capital stock or the exchange or conversion of one class or series capital stock for another class or series of capital stock.

        In addition, if Junior Subordinated Debt Securities are issued to a Fund American Trust in connection with the issuance of preferred securities of the Fund American Trust, for so long as the preferred securities of the Fund American Trust remain outstanding, Fund American has agreed:

  •
  to maintain directly, or indirectly through a wholly owned subsidiary, 100% ownership of the common securities of such Fund American Trust, provided, however, that any permitted successor of Fund American under the Junior Subordinated Indenture may succeed to Fund American's ownership of such common securities;

  •
  not to voluntarily terminate, windup or liquidate such Fund American Trust, except in connection with a distribution of Junior Subordinated Debt Securities to the holders of the preferred securities in liquidation of such Fund American Trust or in connection with certain mergers, consolidations or amalgamations permitted by the declaration of trust of such Fund American Trust; and

  •
  to use its reasonable best efforts, consistent with the terms and provisions of the declaration of trust of such Fund American Trust, to cause such Fund American Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes.

Subordination of the Junior Subordinated Debt Securities

        The Junior Subordinated Debt Securities will be subordinated and junior in right of payment to Fund American's other indebtedness to the extent set forth in the applicable prospectus supplement.

        The payment of the principal of, premium, if any, and interest on the Junior Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of Fund American's senior indebtedness and will rank equally with its trade creditors. No payment on account of principal of, premium, if any, or interest on the Junior Subordinated Debt Securities and no acquisition of, or payment on account of any sinking fund for, the Junior Subordinated Debt Securities may be made unless full payment of amounts then due for principal, premium, if any, and interest then due on all senior indebtedness by reason of the maturity thereof, by lapse of time, acceleration or otherwise, has been made or duly provided for in cash or in a manner satisfactory to the holders of the senior indebtedness. In addition, the Junior Subordinated Indenture provides that if a default has occurred giving the holders of the senior indebtedness the right to accelerate the maturity thereof, or an event has occurred which, with the giving of notice, or lapse of time, or both, would constitute an event of default, then unless and until that event has been cured or waived or has ceased to exist, no payment on account of principal, premium, if any, or interest on the Junior Subordinated Debt Securities and no acquisition of, or payment on account of a sinking fund for, the Junior Subordinated Debt Securities may be made. Fund American will give prompt written notice to the Junior Subordinated Trustee of any default under any senior indebtedness or under any agreement pursuant to which senior indebtedness may have been issued. Upon any distribution of Fund American's assets in connection with its dissolution, liquidation or reorganization, all senior indebtedness must be paid in full before the holders of the Junior Subordinated Debt Securities are entitled to any payments whatsoever. As a result of these subordination provisions, in the event of Fund American's insolvency, holders of the Junior Subordinated Debt Securities may recover ratably less than Fund American's senior creditors.

Subordination of White Mountains' Guarantee of the Junior Subordinated Debt Securities

        If White Mountains guarantees the Junior Subordinated Debt Securities, such guarantee will be subordinated and junior in right of payment to White Mountains' other indebtedness to the extent set forth in the applicable prospectus supplement.

        If White Mountains guarantees the Junior Subordinated Debt Securities, the payment of the principal of, premium, if any, and interest on the Junior Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of White Mountains' senior indebtedness and will rank equally with its trade creditors. No payment on account of principal of, premium, if any, or interest on the Junior Subordinated Debt Securities and no acquisition of, or payment on account of any sinking fund for, the Junior Subordinated Debt Securities may be made unless full payment of amounts then due for principal, premium, if any, and interest then due on all senior indebtedness by reason of the maturity thereof, by lapse of time, acceleration or otherwise, has been made or duly provided for in cash or in a manner satisfactory to the holders of the senior indebtedness. In addition, the Junior Subordinated Indenture provides that if a default has occurred giving the holders of the senior indebtedness the right to accelerate the maturity thereof, or an event has occurred which, with the giving of notice, or lapse of time, or both, would constitute an event of default, then unless and until that event has been cured or waived or has ceased to exist, no payment on account of principal, premium, if any, or interest on the Junior Subordinated Debt Securities and no acquisition of, or payment on account of a sinking fund for, the Junior Subordinated Debt Securities may be made. If White Mountains guarantees the Junior Subordinated Debt Securities, it will give prompt written notice to the Junior Subordinated Trustee of any default under any senior indebtedness or under any agreement pursuant to which senior indebtedness may have been issued. Upon any distribution of White Mountains' assets in connection with its dissolution, liquidation or reorganization, all senior indebtedness must be paid in full before the holders of the Junior Subordinated Debt Securities are entitled to any payments whatsoever. As a result of these subordination provisions, in the event of White Mountains' insolvency, holders of the Junior Subordinated Debt Securities may recover ratably less than White Mountains' senior creditors.

        For purposes of the description of the Junior Subordinated Debt Securities, the term senior indebtedness with respect to Fund American or White Mountains (where White Mountains is a guarantor of Junior Subordinated Debt Securities), as applicable, means the principal of and premium, if any, and interest on the following, whether outstanding on the date of execution of the Junior Subordinated Indenture or incurred or created after the execution:

  •
  indebtedness for money borrowed including purchase money obligations with an original maturity in excess of one year, or evidenced by securities, notes, bankers' acceptances or other corporate Debt Securities or similar instruments other than the Junior Subordinated Debt Securities;

  •
  obligations with respect to letters of credit;

  •
  indebtedness constituting a guarantee of indebtedness of others of the type referred to in the preceding two bullet points; or

  •
  renewals, extensions or refundings of any of the indebtedness referred to in the preceding three bullet points unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, the indebtedness or the renewal, extension or refunding thereof is not superior in right of payment to the Junior Subordinated Debt Securities.

DESCRIPTION OF TRUST PREFERRED SECURITIES

        Each Fund American Trust may issue, from time to time, only one series of preferred securities having terms described in the prospectus supplement relating thereto. The declaration of trust and amended and restated declaration of trust under which each Fund American Trust is formed will be replaced by a further amended and restated declaration of trust, which will authorize the regular trustees of the Fund American Trust to issue on behalf of the Fund American Trust one series of preferred securities. Each further amended and restated declaration of trust will be qualified as an indenture under the Trust Indenture Act. The preferred securities will have terms, including distributions, redemption, voting, liquidation rights and other preferred, deferred or other special rights or restrictions as will be set forth in the related amended and restated declaration of trust or made part of the declaration by the Trust Indenture Act. Reference is made to any prospectus supplement relating to the preferred securities of any Fund American Trust for specific terms, including:

  •
  the specific designation of the preferred securities;

  •
  the number of preferred securities issued by the Fund American Trust;

  •
  the annual distribution rate, or method of calculation of the rate, for preferred securities issued by the Fund American Trust, the date or dates upon which the distributions will be payable and the record date or dates for the payment of the distributions;

  •
  whether distributions on preferred securities issued by the Fund American Trust will be cumulative, and, in the case of preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities issued by the Fund American Trust will be cumulative;

  •
  the amount or amounts which will be paid out of the assets of the Fund American Trust to the holders of preferred securities of the Fund American Trust upon voluntary or involuntary liquidation, dissolution, winding-up or termination of the Fund American Trust;

  •
  the obligation or right, if any, of the Fund American Trust to purchase or redeem preferred securities issued by the Fund American Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which preferred securities issued by the Fund American Trust will or may be purchased or redeemed, in whole or in part, pursuant to an obligation or right;

  •
  the voting rights, if any, of preferred securities issued by the Fund American Trust in addition to those required by law, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities, or of preferred securities issued by one or more Fund American Trusts, or of both, as a condition to specified actions or amendments to the declaration of the Fund American Trust;

  •
  the terms and conditions upon which the preferred securities may be convertible into or exchanged for common shares, Preference Shares, Debt Securities, Junior Subordinated Debt Securities, or indebtedness or other securities of any kind of White Mountains or Fund American; and

  •
  any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities issued by the Fund American Trust consistent with the declaration of the Fund American Trust or with applicable law.

        White Mountains and/or Fund American may guarantee the preferred securities offered by each Fund American Trust. If White Mountains or Fund American does guarantee preferred securities, this will be disclosed in the related prospectus supplement and the terms of such guarantee will generally be on the terms set forth below under "Description of Trust Preferred Securities Guarantees". Federal income tax considerations applicable to any offering of preferred securities will be described in the applicable prospectus supplement.

        In connection with any issuance of preferred securities, the applicable Fund American Trust will issue one series of common securities. The amended and restated declaration of the applicable Fund American Trust will authorize the regular trustees of the Fund American Trust to issue one series of common securities having terms including distributions, redemption, voting, liquidation rights or restrictions as set forth in the amended and restated declaration. The terms of the common securities issued by the Fund American Trust will be substantially identical to the terms of the preferred securities issued by the Fund American Trust. The common securities will rank equally with the preferred securities and payments on the common securities will be made on a pro rata basis with the preferred securities. However, if an event of default under the applicable amended and restated declaration of trust occurs and is continuing, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of the preferred securities. Generally, the common securities issued by a Fund American Trust will also carry the right to vote and to appoint, remove or replace any of the trustees of the Fund American Trust. All the common securities of a Fund American Trust will be owned by Fund American or its subsidiary.

        As long as payments of interest and other payments are made when due on the Junior Subordinated Debt Securities, the payments will be sufficient to cover distributions and other payments due on the preferred securities primarily because the aggregate principal amount of Junior Subordinated Debt Securities held as trust assets will be equal to the sum of the aggregate stated liquidation amount of the preferred securities, and the interest rate and interest and other payment dates on the Junior Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the preferred securities.

        If an event of default with respect to the amended and restated declaration of any Fund American Trust occurs and is continuing, then the holders of preferred securities of the Fund American Trust would rely on the enforcement by the property trustee (the "Property Trustee") of its rights as a holder of the Junior Subordinated Debt Securities deposited in the Fund American Trust against Fund American. In addition, the holders of a majority in liquidation amount of the preferred securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any power conferred upon the Property Trustee under the amended and restated declaration of trust, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under the Junior Subordinated Debt Securities deposited in the Fund American Trust, any holder of the preferred securities may, to the extent permitted by applicable law, after a period of 60 days has elapsed from the holder's written request, institute a legal proceeding against Fund American and White Mountains to enforce the Property Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. If an event of default with respect to the amended and restated declaration of the Fund American Trust occurs and is continuing and the event is attributable to the failure of Fund American to pay interest or principal on the Junior Subordinated Debt Securities on the date the interest or principal is otherwise payable, or in the case of redemption, on the redemption date, then a holder of preferred securities of the Fund American

Trust may also directly institute a proceeding for enforcement of payment to the holder of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the preferred securities held by the holder on or after the respective due date specified in the Junior Subordinated Debt Securities without first directing the Property Trustee to enforce the terms of the Junior Subordinated Debt Securities or instituting a legal proceeding against Fund American and White Mountains to enforce the Property Trustee's rights under the Junior Subordinated Debt Securities. In connection with a direct action, the rights of Fund American or White Mountains, as applicable, will be substituted for the rights of the holder of the preferred securities under the amended and restated declaration of trust to the extent of any payment made by Fund American or White Mountains, as applicable, to the holder of the preferred securities in a direct action. The holders of preferred securities of the Fund American Trust will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities unless the Property Trustee first fails to do so.

        Federal income tax considerations applicable to an investment in preferred securities will be described in the prospectus supplement relating thereto.

        The Property Trustee and its affiliates may provide customary commercial banking services to White Mountains and its subsidiaries and participate in various financing agreements of White Mountains in the ordinary course of their business. Initially, the Property Trustee is Bank One, National Association.

DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEES

        Set forth below is a summary of information concerning the guarantees (the "Guarantees") that may be executed and delivered from time to time by White Mountains or Fund American for the benefit of the holders of preferred securities of the Fund American Trust. The terms of a guarantee provided by Fund American will be substantially similar to the terms of a guarantee provided by White Mountains as set forth below. The related prospectus supplement will disclose whether White Mountains or Fund American will guarantee the preferred securities. If either White Mountains or Fund American is a guarantor, each Guarantee will be separately qualified under the Trust Indenture Act and will be held by Bank One, National Association, acting in its capacity as guarantee trustee (the "Guarantee Trustee") with respect to the guarantee, for the benefit of holders of the preferred securities of the applicable Fund American Trust. The terms of each Guarantee will be set forth in the Guarantee or made part of the Guarantee by the Trust Indenture Act. If neither White Mountains nor Fund American will guarantee the preferred securities, this will be disclosed in the applicable prospectus supplement and the information described below may not be applicable to the preferred securities.

General

        If White Mountains is a guarantor of the preferred securities, White Mountains will irrevocably and unconditionally agree, to the extent set forth in the guarantee, to pay in full, to the holders of the preferred securities issued by the applicable Fund American Trust, the guarantee payments, to the extent not paid by the Fund American Trust, regardless of any defense, right of set-off or counterclaim that the Fund American Trust may have or assert. The following distributions and other payments with respect to preferred securities issued by a Fund American Trust to the extent not made or paid by the Fund American Trust, will be subject to the Guarantee without duplication:

  •
  any accrued and unpaid distributions on the preferred securities, but only to the extent that in each case Fund American has made a payment to the Property Trustee of interest on the Junior Subordinated Debt Securities;

  •
  the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any preferred securities called for redemption by the Fund American Trust, but only to the extent that in each case Fund American has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in the Fund American Trust as trust assets; and

  •
  upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the Fund American Trust, other than in connection with the distribution of related Junior Subordinated Debt Securities to the holders of the preferred securities or the redemption of all the preferred securities upon the maturity or redemption of the Junior Subordinated Debt Securities, the lesser of:

  (1)
  the aggregate of the liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment, to the extent the Fund American Trust has funds available, and

  (2)
  the amount of assets of the Fund American Trust remaining available for distribution to holders of the preferred securities upon liquidation of the Fund American Trust.

        White Mountains' obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by White Mountains to the holders of the applicable preferred securities or by causing the applicable Fund American Trust to pay the amounts to the holders.

        The Guarantee is a full and unconditional guarantee from the time of issuance of the applicable preferred securities, but the Guarantee covers distributions and other payments on the preferred securities only if and to the extent that Fund American has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in the applicable Fund American Trust as trust assets. If Fund American does not make interest or principal payments on the Junior Subordinated Debt Securities deposited in the applicable Fund American Trust as trust assets, the Property Trustee will not make distributions on the preferred securities of the Fund American Trust and the Fund American Trust will not have the necessary funds available to make these payments.

        Fund American's obligations under the declaration for each Fund American Trust, the Guarantee issued with respect to preferred securities issued by the Fund American Trust, the Junior Subordinated Debt Securities purchased by the Fund American Trust, the Junior Subordinated Indenture and the Guarantee issued with respect to the Junior Subordinated Debt Securities in the aggregate will provide a full, irrevocable and unconditional guarantee on a subordinated basis by White Mountains of payments due on the preferred securities issued by the Fund American Trust. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the preferred securities.

Certain Covenants of White Mountains

        In each Guarantee, White Mountains will covenant that, so long as any preferred securities issued by the applicable Fund American Trust remain outstanding, White Mountains will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution with respect to, any of its Common Shares or Preferred Shares, if at the time:

  •
  White Mountains will be in default with respect to its guarantee payments or other payment obligations under the Guarantee;

  •
  any event of default under the related amended and restated declaration of trust has occurred; or

  •
  Fund American has given notice of its election to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period as provided in the terms of the Junior Subordinated Debt Securities and the period, or any extension thereof, is continuing.

        However, the foregoing restrictions will not apply to:

  •
  dividends, distributions, redemptions, purchases, acquisitions or payments made with its share capital;

  •
  any declaration or payment of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of shares under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

  •
  payments of accrued dividends on Preference Shares upon the redemption, exchange or conversion of any Preference Shares as may be outstanding from time to time;

  •
  the purchase of fractional interests in Preference Shares upon the redemption, exchange or conversion of such Preference Shares;

  •
  purchases or acquisitions of Common Shares in connection with the satisfaction of obligations under any employee benefit plan or other contractual obligation; or

  •
  dividends, distributions, redemptions, purchases, acquisitions or payments as a result of a reclassification of shares or the exchange or conversion of one class or series of shares for another class or series of shares.

Amendments and Assignment

        Except with respect to any changes that do not adversely affect the rights of holders of the applicable preferred securities, in which case no consent will be required, each Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of the outstanding preferred securities issued by the applicable Fund American Trust. The manner of obtaining any such approval of holders of the preferred securities will be set forth in an accompanying prospectus supplement. All guarantees and agreements contained in a Guarantee will bind the successors, assignees, receivers, trustees and representatives of White Mountains and will inure to the benefit of the holders of the preferred securities of the applicable Fund American Trust then outstanding. Except in connection with a consolidation, merger, conveyance, or transfer of assets involving White Mountains that is permitted under the Junior Subordinated Indenture, White Mountains may not assign its obligations under any Guarantee.

Termination of the Guarantees

        Each Guarantee will terminate and be of no further force and effect as to the preferred securities issued by the Fund American Trust upon full payment of the redemption price of all preferred securities of the Fund American Trust, or upon distribution of the Junior Subordinated Debt Securities to the holders of the preferred securities of the Fund American Trust in exchange for all the preferred securities issued by the Fund American Trust, or upon full payment of the amounts payable upon liquidation of the Fund American Trust. Nevertheless, each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities issued by the Fund American Trust must restore payment of any sums paid under the preferred securities or the Guarantee.

Status of the Guarantees

        White Mountains' obligations to make the guarantee payments to the extent set forth in the applicable Guarantee will constitute an unsecured obligation of White Mountains and will rank subordinate and junior in right of payment to all other indebtedness, liabilities and obligations of White Mountains and any guarantees, endorsements or other contingent obligations of White Mountains, except those made on an equal basis or subordinate by their terms, and senior to all share capital issued by White Mountains and to any guarantee entered into by White Mountains in respect of any of its share capital. White Mountains' obligations under each Guarantee will rank equally with each other Guarantee. Because White Mountains is a holding company, White Mountains' obligations under each

Guarantee are also effectively subordinated to all existing and future liabilities, including trade payables, of White Mountains' subsidiaries, except to the extent that White Mountains is a creditor of the subsidiaries recognized as such. Each amended and restated declaration of trust will provide that each holder of preferred securities issued by the applicable Fund American Trust, by acceptance thereof, agrees to the subordination provisions and other terms of the related Guarantee.

        The guaranteed party may institute a legal proceeding directly against White Mountains to enforce its rights under a Guarantee without first instituting a legal proceeding against any other person or entity. Each Guarantee will be deposited with the Guarantee Trustee, to be held for the benefit of the holders of the preferred securities issued by the Fund American Trust. The Guarantee Trustee will enforce the Guarantee on behalf of the holders of the preferred securities. The holders of not less than a majority in aggregate liquidation amount of the preferred securities issued by the Fund American Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the related Guarantee, including the giving of directions to the Guarantee Trustee. If the Guarantee Trustee fails to enforce a Guarantee as above provided, any holder of preferred securities issued by the Fund American Trust may institute a legal proceeding directly against White Mountains to enforce its rights under the Guarantee, without first instituting a legal proceeding against the Fund American Trust, or any other person or entity. However, if White Mountains has failed to make a guarantee payment, a holder of preferred securities may directly institute a proceeding against White Mountains for enforcement of the holder's right to receive payment under the Guarantee. White Mountains waives any right or remedy to require that any action be brought first against the Fund American Trust or any other person or entity before proceeding directly against White Mountains.

Miscellaneous

        White Mountains will be required to provide annually to the Guarantee Trustee a statement as to the performance by White Mountains of its obligations under each Guarantee and as to any default in the performance. White Mountains is required to file annually with the Guarantee Trustee an officer's certificate as to White Mountains' compliance with all conditions to be complied with by it under each Guarantee.

        The Guarantee Trustee, prior to the occurrence of a default, undertakes to perform only those duties as are specifically set forth in the applicable Guarantee and, after default with respect to a Guarantee, will exercise the same degree of care as a prudent individual would exercise under the circumstances in the conduct of his or her own affairs. Subject to that provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Guarantee at the request of any holder of preferred securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred thereby.

PLAN OF DISTRIBUTION

        Each issuer may sell the securities being offered hereby in any one or more of the following ways:

  •
  directly to investors;

  •
  to investors through agents;

  •
  to broker-dealers as principals;

  •
  through underwriting syndicates led by one or more managing underwriters as such issuer may select from time to time; or

  •
  through one or more underwriters acting alone.

        Unless otherwise agreed by White Mountains, a Selling Shareholder may only sell common shares through underwriting syndicates led by one or more managing underwriters, as White Mountains may select from time to time.

        If an underwriter or underwriters are utilized in the sale, the specific managing underwriter or underwriters with respect to the offer and sale of the offered securities are set forth on the cover of the prospectus supplement relating to such offered securities and the members of the underwriting syndicate, if any, are named in the prospectus supplement.

        Sales of the offered securities by underwriters may be in negotiated transactions, at a fixed offering price or at various prices determined at the time of sale. The prospectus supplement describes the method of reoffering by the underwriters. The prospectus supplement also describes the discounts and commissions to be allowed or paid to the underwriters, if any, all other items constituting underwriting compensation, the discounts and commissions to be allowed or paid to dealers, if any, and the exchanges, if any, on which the securities offered thereby will be listed.

        Each issuer may authorize underwriters to solicit offers by certain institutions to purchase securities at the price set forth in the prospectus supplement pursuant to Delayed Delivery Contracts providing for payment and delivery at a future date.

        If any securities are sold pursuant to an Underwriting Agreement, the several underwriters will ordinarily agree, subject to the terms and conditions set forth therein to purchase all the securities offered by the accompanying prospectus supplement if any of such securities are purchased. In the event of default by any underwriter, in certain circumstances, the purchase commitments may be increased or the Underwriting Agreement may be terminated.

        Offers to purchase securities may be solicited directly by either of the issuers or by agents designated by either issuer from time to time. Any such agent, who may be deemed to be an underwriter as the term is defined in the Securities Act of 1933 (the "Act"), involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by either of the issuers to such agent set forth, in a prospectus supplement. Any such agent will ordinarily be acting on a best efforts basis.

        If a broker-dealer is utilized in the sale of the offered securities in respect of which this prospectus is delivered, the issuers will sell such offered securities to the dealer, as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale.

        Agents, broker-dealers or underwriters may be entitled under agreements which may be entered into with an issuer to indemnification or contribution by that issuer in respect of certain civil liabilities, including liabilities under the Act, and may be customers of, engage in transactions with or perform services for that issuer in the ordinary course of business.

        The place and time of delivery for the offered securities in respect of which this prospectus is delivered are set forth in the accompanying prospectus supplement.

        The offered securities may or may not be listed on a national securities exchange or a foreign securities exchange. The securities may not have an established trading market. No assurances can be given that there will be a market for the offered securities.

LEGAL MATTERS

        Certain legal matters with respect to United States, Delaware General Corporation Law and New York law will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. Mr. George J. Gillespie, III, a director of White Mountains, is a partner at Cravath, Swaine & Moore LLP. The validity of the preferred securities of the Fund American Trusts under Delaware law will be passed upon for us by Richards, Layton & Finger P.A., Wilmington, Delaware. Certain legal matters with respect to Bermuda law will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda. Certain legal matters will be passed upon for the underwriters or agents, if any, by counsel to be named in the prospectus supplement.

EXPERTS

        The consolidated financial statements and the related financial statement schedules of White Mountains Insurance Group, Ltd. and consolidated subsidiaries included in our Annual Report on Form 10-K/A as of December 31, 2002 and December 31, 2001 and for each of the three years in the period ended December 31, 2002 and the consolidated financial statements of CGU Corporation as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 have been audited by PricewaterhouseCoopers LLP, independent auditors. The combined financial statements of Montpelier Re Holdings Ltd. included in our Annual Report on Form 10-K/A as of December 31, 2002 and December 31, 2001 and for the year ended December 31, 2002 and the period from November 14, 2001 (date of incorporation) to December 31, 2001 have been audited by PricewaterhouseCoopers, independent auditors. The financial statements referred to above and the related reports of PricewaterhouseCoopers LLP and PricewaterhouseCoopers on such financial statements are incorporated by reference in this prospectus in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        White Mountains files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at the following location:

Public Reference Room
450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information on the operations of the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov and at the public reference room of the New York Stock Exchange, 20 Broad Street, New York, New York. You may also obtain more information by visiting our web site at http://www.whitemountains.com. The information on our web site is not part of this prospectus.

        Some documents we have filed or will file with the SEC, including all documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the completion of this offering, are incorporated by reference into this prospectus. The information contained in those documents is considered to be part of this prospectus, except that the information contained in later-dated documents will supplement, modify or supersede, as applicable, the information contained in earlier-dated documents.

        The information in the following documents that we have filed or will file with the SEC is incorporated by reference into this prospectus:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2002 (filed March 31, 2003; File No. 001-08993), as amended by Form 10-K/A (filed May 13, 2003; File No. 001-08993);

  •
  Our Quarterly Report on Form 10-Q for the period ended March 31, 2003 (filed May 9, 2003; File No. 001-08993), as amended by Form 10-Q/A (filed June 26, 2003; File No. 001-08993);

  •
  Our Current Reports on Form 8-K dated May 5, 2003 (filed May 14, 2003; File No. 001-08993) and April 10, 2003 (filed April 10, 2003; File No. 001-08993) and Form 8-K/A dated June 1, 2001 (filed May 13, 2003; File No. 001-08993) and November 1, 2001 (filed March 27, 2003; File No. 001-08993);

  •
  Our definitive Proxy Statement for our 2003 Annual Meeting on Schedule 14A filed April 7, 2003 (File No. 001-08993);

  •
  Our Registration Statement on Form S-3 (Registration No. 333-73012) (filed with the SEC on November 8, 2001);

  •
  The description of our common shares in Form 8-A filed December 16, 1999 (File No. 001-08993); and

  •
  All documents to be filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of all offerings hereunder.

        The statements contained in this prospectus regarding the provisions of any other document are not necessarily complete. Accordingly, each of these statements is qualified in its entirety by reference to the copy of that document filed with the SEC.

        You may obtain without charge a copy of any of the documents incorporated by reference into this prospectus, except for any exhibits to those documents that are not expressly incorporated by reference, from us. Any request for those documents should be directed to our Corporate Secretary at one of the following addresses or telephone numbers:

80 South Main Street Hanover, New Hampshire 03755-2053 (603) 640-2200	Suite 224 12 Church Street Hamilton HM 11, Bermuda (Bermuda mailing address)
Crawford House 23 Church Street Hamilton HM 11, Bermuda (Bermuda street address)
(441) 296-6011

ENFORCEMENT OF JUDGMENTS AND OTHER MATTERS

        White Mountains is organized under the laws of Bermuda. In addition, one of our directors, Mark Byrne, is a resident of Bermuda. A portion of our and his assets are located outside of the United States. Less than 3% of our total assets is located outside the United States. It may be difficult for you to effect service of process within the United States on Mr. Byrne or to recover against him on judgments of U.S. courts predicated upon civil liabilities under the U.S. Federal securities laws.

        We have been advised by our Bermuda counsel, Conyers Dill & Pearman, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Bermuda. We also have been advised by Conyers Dill & Pearman that a Bermuda court would be likely to enforce a final and conclusive judgment obtained in a court in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages), taxes or other charges of a similar nature or in respect of a fine or other penalty, provided that:

  •
  the U.S. court had proper jurisdiction over the parties subject to such judgment,

  •
  the U.S. court did not contravene the rules of natural justice of Bermuda,

  •
  the judgment of the U.S. court was not obtained by fraud,

  •
  the enforcement of the judgment would not be contrary to the public policy of Bermuda,

  •
  no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and

  •
  there is due compliance with the correct procedures under the laws of Bermuda.

        We also have been advised by Conyers Dill & Pearman that a Bermuda court may impose civil liability on White Mountains or its directors or officers in a suit brought in the Supreme Court of Bermuda against White Mountains or its directors or officers based on a violation of U.S. federal securities laws, provided that the facts surrounding the violation would constitute or give rise to a cause of action under Bermuda law. Some remedies available under the laws of United States jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to Bermuda public policy.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

Index to Consolidated Financial Statements

WHITE MOUNTAINS INSURANCE GROUP, LTD.

CONSOLIDATED BALANCE SHEETS

(dollars in millions, except share amounts)

	March 31, 2003	December 31, 2002
	(Unaudited)
Assets
Fixed maturity investments, at fair value (cost: $6,224.6 and $6,407.5)	$6,494.4	$6,669.1
Short-term investments, at amortized cost (which approximates fair value)	1,937.0	1,790.6
Common equity securities, at fair value (cost: $293.8 and $252.3)	291.1	275.0
Other investments (cost: $122.8 and $142.3)	147.5	164.7

Total investments	8,870.0	8,899.4
Cash	119.9	121.5
Reinsurance recoverable on unpaid losses	1,292.6	1,461.5
Reinsurance recoverable on unpaid losses—Berkshire Hathaway Inc.	2,572.8	2,610.4
Reinsurance recoverable on paid losses	158.9	159.8
Insurance and reinsurance premiums receivable	816.9	830.5
Accounts receivable on unsettled investment sales	609.6	160.8
Deferred tax asset	397.0	430.0
Deferred acquisition costs	244.5	244.9
Investments in unconsolidated insurance affiliates	417.0	399.9
Investment income accrued	70.4	91.4
Ceded unearned premiums	189.7	163.9
Other assets	378.7	459.6

Total assets	$16,138.0	$16,033.6

Liabilities
Loss and loss adjustment expense reserves	$8,552.7	$8,875.3
Unearned insurance and reinsurance premiums	1,500.9	1,514.4
Debt	781.4	793.2
Accounts payable on unsettled investment purchases	1,061.4	495.2
Funds held under reinsurance treaties	169.8	262.4
Other liabilities	1,172.1	1,285.3

Total liabilities	13,238.3	13,225.8

Convertible preference shares	230.5	219.0
Minority interest—mandatorily redeemable preferred stock of subsidiaries
Berkshire Hathaway Inc. (redemption value $300.0)	164.0	160.9
Other mandatorily redeemable preferred stock of subsidiaries (redemption value $20.0)	20.0	20.0
Common shareholders' equity
Common Shares at $1 par value per share—authorized 50,000,000 shares; issued and outstanding 8,357,087 and 8,351,387 shares	8.4	8.4
Paid-in surplus	1,128.2	1,126.2
Retained earnings	1,154.2	1,071.9
Accumulated other comprehensive income, after tax	196.5	206.7
Unearned compensation—restricted Common Share awards	(2.1)	(5.3)

Total common shareholders' equity	2,485.2	2,407.9

Total liabilities, convertible preference shares, minority interest and common shareholders' equity	$16,138.0	$16,033.6

See Notes to Consolidated Financial Statements.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

Unaudited

(dollars in millions, except per share amounts)

	Three Months Ended March 31,
	2003	2002
Revenues:
Earned insurance and reinsurance premiums	$803.0	$959.4
Net investment income	78.6	86.7
Net realized gains (losses)	58.2	(.1)
Other revenue	24.5	40.0

Total revenues	964.3	1,086.0

Expenses:
Loss and loss adjustment expenses	522.6	706.4
Insurance and reinsurance acquisition expenses	157.9	190.7
General and administrative expenses	110.0	155.8
Accretion of fair value adjustment to loss and loss adjustment expense reserves	14.2	24.0
Interest expense	13.6	18.2

Total expenses	818.3	1,095.1

Pretax income (loss)	146.0	(9.1)
Tax (provision) benefit	(46.1)	13.0

Net income before minority interest, equity in earnings of affiliates and accounting changes	99.9	3.9
Dividends on mandatorily redeemable preferred stock of subsidiaries	(7.6)	(7.6)
Accretion of mandatorily redeemable preferred stock of subsidiary to face value	(3.1)	(2.4)
Equity in earnings of unconsolidated affiliates	12.9	1.0

Net income (loss) from continuing operations	102.1	(5.1)
Cumulative effect of changes in accounting principles	—	660.2

Net income	102.1	655.1

Net change in unrealized gains and losses for investments held	28.2	(33.4)
Net change in foreign currency translation	.6	(.8)
Recognition of unrealized gains and losses for investments sold	(39.0)	(1.3)

Comprehensive net income	$91.9	$619.6

Computation of net income available to common shareholders
Net income	$102.1	$655.1
Redemption value adjustment—Convertible Preference Shares	(11.5)	—

Net income available to common shareholders	$90.6	$655.1

Basic earnings per Common Share:
Net income (loss) from continuing operations	$10.94	$(.62)
Net income	10.94	80.09
Diluted earnings per Common Share:
Net income (loss) from continuing operations	$9.92	$(.62)
Net income	9.92	80.09

Dividends declared and paid per Common Share	$1.00	$1.00

See Notes to Consolidated Financial Statements.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

CONSOLIDATED STATEMENTS OF COMMON SHAREHOLDERS' EQUITY

Unaudited

(millions)

	Common shareholders' equity	Common Shares and paid-in surplus	Retained earnings	Accum. other comprehensive income, after tax	Unearned compensation
Balances at January 1, 2003	$2,407.9	$1,134.6	$1,071.9	$206.7	$(5.3)

Net income	102.1	—	102.1	—	—
Other comprehensive income (loss), after tax	(10.2)	—	—	(10.2)	—
Redemption value adjustment — Convertible Preference Shares	(11.5)	—	(11.5)	—	—
Dividends declared on Common Shares	(8.3)	—	(8.3)	—	—
Changes to accrued option expense	1.3	1.3	—	—	—
Issuances of Common Shares	.7	.7	—	—	—
Amortization of restricted Common Share awards	3.2	—	—	—	3.2

Balances at March 31, 2003	$2,485.2	$1,136.6	$1,154.2	$196.5	$(2.1)

	Common shareholders' equity	Common Shares and paid-in surplus	Retained earnings	Accum. other comprehensive income (loss) after tax	Unearned compensation
Balances at January 1, 2002	$1,444.6	$1,106.6	$355.1	$4.4	$(21.5)

Net income	655.1	—	655.1	—	—
Other comprehensive income (loss), after tax	(35.5)	—	—	(35.5)	—
Dividends declared on Common Shares	(8.3)	—	(8.3)	—	—
Changes to accrued option expense	1.8	1.8
Issuance of Common Shares	4.8	4.8	—	—	—
Amortization of restricted Common Share awards	4.1	—	—	—	4.1

Balances at March 31, 2002	$2,066.6	$1,113.2	$1,001.9	$(31.1)	$(17.4)

See Notes to Consolidated Financial Statements.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(millions)

	Three Months Ended March 31,
	2003	2002
Cash flows from operations:
Net income	$102.1	$655.1
Charges (credits) to reconcile net income to cash flows from operations:
Cumulative effect of changes in accounting principles	—	(660.2)
Deferred income tax provision (benefit)	36.5	(15.4)
Net realized (gains) losses	(58.2)	.1
Other operating items:
Net change in reinsurance recoverable on paid and unpaid losses	207.4	147.9
Net change in loss and loss adjustment expense reserves	(322.6)	(212.8)
Net change in insurance and reinsurance premiums receivable	13.6	78.6
Net change in unearned insurance and reinsurance premiums	(13.5)	(102.8)
Net change in deferred acquisition costs	.4	39.6
Net change in funds held under reinsurance treaties	(92.6)	(77.4)
Net change in other assets and liabilities	(62.4)	(85.4)

Net cash flows used for operations	(189.3)	(232.7)

Cash flows from investing activities:
Net (increase) decrease in short-term investments	(146.4)	994.3
Sales of fixed maturity investments	3,564.0	1,249.0
Maturities of fixed maturity investments	137.7	25.4
Sales of common equity securities and other investments	55.3	46.6
Purchases of fixed maturity investments	(3,437.4)	(1,967.8)
Purchases of common equity securities and other investments	(76.4)	(65.4)
Net change in unsettled investment purchases and sales	117.4	(.4)
Net (acquisitions) dispositions of property and equipment	(4.8)	.7

Net cash flows provided from investing activities	209.4	282.4

Cash flows from financing activities:
Repayments of debt	(6.5)	(49.0)
Cash dividends paid to common shareholders	(8.3)	(8.3)
Cash dividends paid to preferred shareholders	(7.6)	(7.6)
Proceeds from issuances of Common Shares	.7	.9

Net cash used for financing activities	(21.7)	(64.0)

Net decrease in cash during period	(1.6)	(14.3)
Cash balances at beginning of period	121.5	67.4

Cash balances at end of period	$119.9	$53.1

Supplemental cash flows information:
Interest paid	$(13.0)	$(13.7)
Net income taxes received	32.1	1.3
Common Shares issued in lieu of cash compensation (non-cash)	—	(3.9)

See Notes to Consolidated Financial Statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1. Basis of Presentation

        These interim consolidated financial statements include the accounts of White Mountains Insurance Group, Ltd. (the "Company" or the "Registrant") and its subsidiaries (collectively, "White Mountains") and have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Company is a Bermuda limited liability company with its headquarters located at Crawford House, 23 Church Street, Hamilton, Bermuda HM 11. The Company's principal executive office is located at 80 South Main Street, Hanover, New Hampshire 03755-2053 and its registered office is located at Clarendon House, 2 Church Street, Hamilton, Bermuda HM 11.

        The Company's reportable segments are OneBeacon, Reinsurance and Other Operations. The OneBeacon Insurance Group LLC family of companies are U.S.-based property and casualty insurance writers including, among several others, OneBeacon Insurance Company, Pennsylvania General Insurance Company and Camden Fire Insurance Association (collectively "OneBeacon"). OneBeacon was acquired by White Mountains from Aviva plc ("Aviva", formerly CGNU plc) on June 1, 2001 (the "Acquisition").

        White Mountains' reinsurance operations are conducted primarily through Folksamerica Holding Company Inc. (together with its reinsurance subsidiary, Folksamerica Reinsurance Company, "Folksamerica"). In connection with the Acquisition, Folksamerica was contributed to OneBeacon. OneBeacon and Folksamerica are run as separate entities, with distinct operations, management and business strategies. White Mountains' reinsurance operations also include its wholly-owned subsidiaries, Fund American Reinsurance Company Ltd. ("Fund American Re") and White Mountains Underwriting Limited ("WMU"), as well as its unconsolidated investment in Montpelier Re Holdings Ltd. ("Montpelier"), a Bermuda-domiciled reinsurance holding company. Fund American Re is commercially domiciled in Bermuda but maintains its executive office and an operating branch in Stockholm, Sweden, and operates through an additional branch in Singapore. WMU is an Ireland-domiciled consulting services provider specializing in international property excess reinsurance.

        White Mountains' other operations consist of the International American Group, Esurance Inc. ("Esurance"), the Company and the Company's intermediate holding companies. The International American Group consists of Peninsula Insurance Company ("Peninsula"), American Centennial Insurance Company ("American Centennial") and British Insurance Company of Cayman ("British Insurance Company"), which were purchased by the Company in 1999. In connection with the Acquisition, Peninsula, American Centennial and British Insurance Company were contributed to Folksamerica.

        All significant intercompany transactions have been eliminated in consolidation. The financial statements include all adjustments considered necessary by management to fairly present the financial position, results of operations and cash flows of White Mountains. These interim financial statements may not be indicative of financial results for the full year and should be read in conjunction with the Company's 2002 Annual Report on Form 10-K. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Certain amounts in the prior period financial statements have been reclassified to conform with the current presentation. Refer to the Company's 2002 Annual Report on Form 10-K for a complete discussion regarding White Mountains' significant accounting policies.

Recently Adopted Changes in Accounting Principles

Stock-Based Compensation

        In December 2002, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure" ("SFAS No. 148"), an amendment to SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). Provisions of SFAS No. 148 provide two additional alternative transition methods: modified prospective method and retroactive restatement method, for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. The Statement eliminates the use of the original SFAS No. 123 prospective method of transition alternative for those entities that change to the fair value based method in fiscal years beginning after December 15, 2003. It also amends the disclosure provisions of SFAS No. 123 to require prominent annual disclosure about the effects on reported net income in the Summary of Significant Accounting Policies and also requires disclosure about these effects in interim financial statements. These provisions are effective for financial statements for fiscal years ending after December 15, 2002. Accordingly, the Company has adopted the applicable disclosure requirements of this statement within this report.

        White Mountains' share-based compensation plans, consisting primarily of performance shares, incentive stock options to acquire Common Shares ("Options") and restricted share Common Share awards ("Restricted Shares"), are designed to maximize shareholder value over long periods of time by aligning the financial interests of its management with those of its owners. White Mountains expenses all its share-based compensation, including its outstanding Options. White Mountains accounts for these obligations under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), and related interpretations, including FASB Interpretation No. 28, "Accounting for Stock Appreciation Rights and Other Variable Stock Options or Award Plans ("FIN 28"). The accounting treatment for White Mountains' Restricted Share awards under APB No. 25 is identical to the method prescribed by SFAS No. 123, whereby the Restricted Shares are valued based upon fair value at the date of issuance and charged to compensation expense ratably over the vesting period. Compensation expense charged to earnings for Restricted Shares was $3.2 million and $4.1 million for the three months ended March 31, 2003 and 2002, respectively. The accounting treatment for White Mountains' performance share awards under APB No. 25 is also identical to the method prescribed by SFAS No. 123, whereby the liability for performance share awards is measured each period based upon the current market price of the underlying Common Shares. During the first quarters of 2003 and 2002, White Mountains recorded compensation charges of $16.2 million and $20.0 million, respectively, for outstanding performance shares.

        In 2000, the Company issued a one-time award of 81,000 Options. The Options were issued at an exercise price equal to the market value of the underlying Common Shares on February 27, 2000 (the grant date). The exercise price escalates on a straight-line basis by 6% per annum over the ten-year life of the Options. As a result, the Company accounts for the outstanding Options as variable options under FIN 28, with compensation expense charged to earnings over the service period based on the intrinsic value of the underlying Common Shares. Compensation expense charged against earnings for Options was $1.3 million and $1.8 million for the three months ended March 31, 2003 and 2002, respectively.

        At March 31, 2003, the Company had 56,265 Options outstanding (4,605 of which were exercisable) with a weighted average exercise price of $127.08 per Common Share. During the first quarter of 2003, 5,700 Options were exercised at an average exercise price of $125.95 per Common Share.

        White Mountains has adopted the disclosure-only provisions of SFAS No. 123 with respect to its outstanding Options and Restricted Shares. The following table illustrates the pro forma effect on net income (loss) and earnings per share for each period indicated as if the Company applied the fair value recognition provisions of SFAS No. 123 to its employee Option incentive compensation program.

	Three Months Ended March 31,
Millions, except per share amounts
	2003	2002
Net income as reported	$102.1	$655.1
Add: Share-based employee compensation expense included in reported net income, net of taxes	1.3	1.8
Deduct: Share-based employee compensation expense determined under fair value based method, net of taxes	—	—

Net income, pro forma	$103.4	$656.9

Earnings per share:
Basic—as reported	$10.94	$80.09
Basic—pro forma	11.09	80.30
Diluted—as reported	9.92	80.09
Diluted—pro forma	10.05	80.30

        White Mountains' compensation expense related to its Options was higher in 2003 and 2002 than it would have been had the Company accounted for its Options under SFAS No. 123 due to two factors. First, compensation expense under SFAS No. 123 is based on the fair value of the Options at the date of grant and subsequent changes in the market value of the underlying stock are not considered. Since the date the Options were granted, the market price of Common Shares has increased from $106.19 at February 27, 2000 (the date of grant) to $345.40 at March 31, 2002 and $340.00 at March 31, 2003. The intrinsic value method of accounting for compensation expense under FIN 28, which the Company follows, captured this increase in market value and resulted in increased compensation expense as compared to SFAS No. 123. Second, variable plan accounting under FIN 28 prescribes that compensation expense be recognized over the service period, which results in an accelerated recognition of the expense as compared to using the vesting period prescribed by SFAS No. 123.

Business Combinations

        On January 1, 2002, White Mountains adopted the provisions of SFAS No. 141, "Business Combinations" ("SFAS No. 141"), which required the recognition of all existing deferred credits (defined as the excess of fair value of acquired assets over cost) arising from business combinations prior to July 1, 2001 through the income statement as a change in accounting principle on the first day of the fiscal year beginning after December 15, 2001. In accordance with SFAS No. 141, White Mountains recognized its entire December 31, 2001 unamortized deferred credit balance of $682.5 million on January 1, 2002 as a cumulative effect of a change in accounting principle. SFAS No. 141 also requires deferred credits arising from business combinations on or after July 1, 2001 to be immediately recognized through the income statement as an extraordinary gain.

        On January 1, 2002, White Mountains adopted the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"), which calls for the amortization of existing and prospective goodwill (defined as the excess of cost over the fair value of acquired assets) only when the assets acquired are deemed to have been impaired rather than systemic amortization over a perceived period of benefit. SFAS No. 142 specifically defines impairment as the condition that exists when the carrying amount of goodwill exceeds its fair value and requires goodwill to be evaluated for impairment periodically. Prior to the issuance of SFAS No. 142, little guidance existed as to how to determine and measure goodwill impairment. As a result of the issuance of SFAS No. 142, White Mountains performed a discounted cash flow analysis to determine the fair value of the net assets supporting its unamortized goodwill relating primarily to its 2000 acquisition of substantially all the reinsurance operations of Risk Capital Reinsurance Company (the "Risk Capital Operations") and recognized a transitional impairment loss of $22.3 million on January 1, 2002 as a cumulative effect of a change in accounting principle.

Other Accounting Principles

        On January 1, 2003, White Mountains adopted the provisions of FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"), which expands the disclosures to be made by a guarantor in the consolidated financial statements and generally requires recognition of a liability for the fair value of a guarantee at its inception. This interpretation does not apply to guarantees issued by insurance companies accounted for under insurance-specific accounting literature. Adoption of FIN 45 did not have a material impact on the Company's financial position or its results of operations.

        On January 1, 2003, White Mountains adopted the provisions of SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS No. 146"). This statement replaces Emerging Issues Task Force No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)" and requires companies to recognize a liability for costs associated with exit or disposal activities at fair value when they are incurred, as defined in SFAS No. 146, rather than at the date of a commitment to an exit or disposal plan. Adoption of SFAS No. 146 did not have a material impact on the Company's financial position or its results of operations. SFAS No. 146 will impact future exit or disposal activities initiated by White Mountains.

Recent Accounting Pronouncements

        In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which addresses consolidation issues surrounding special purpose entities, often termed variable interest entities ("VIE"), to which the usual condition for consolidation does not apply because the VIE either has no voting interests or otherwise is not subject to financial control through ownership of voting interests. Under FIN 46, the primary beneficiary of a VIE is required to consolidate the VIE. FIN 46 is required to be adopted by the end of fiscal periods beginning after June 15, 2003. At March 31, 2003 and December 31, 2002, White Mountains held certain investments that, for purposes of FIN 46, are being evaluated to determine whether such investments should be consolidated or disclosed as a variable interest entity in the Company's future financial statements. Such investments include limited partnerships currently accounted for under the equity method and OneBeacon's surplus note investment in New Jersey Skylands Insurance Association.

Note 2. Acquisition of OneBeacon and Related Transactions

        On June 1, 2001, White Mountains acquired OneBeacon from Aviva for $2,114.3 million, of which $260.0 million consisted of a convertible note (the "Seller Note"), which was subsequently repaid in November 2002, with the balance paid in cash. Also, as part of the financing of the Acquisition, White Mountains issued $437.6 million of a new class of non-voting convertible preference shares of the Company, which were subsequently converted into Common Shares upon shareholder approval on August 23, 2001, and issued warrants (the "Warrants") to Berkshire Hathaway Inc. ("Berkshire"). Through the Warrants, at March 31, 2003, Berkshire has the right to acquire 1,724,200 Common Shares at an exercise price of $173.99 per Common Share, which represented approximately 15.9% of the total outstanding Common Shares on a fully-converted basis (See Note 10).

        In connection with the Acquisition, Aviva caused OneBeacon to purchase reinsurance contracts with two reinsurance companies rated "AAA" (Extremely Strong, which is the highest of twenty-one ratings) by Standard & Poor's and "A++" (Superior, which is the highest of fifteen ratings) by A.M. Best: a full risk-transfer cover from National Indemnity Company ("NICO") for up to $2.5 billion in old asbestos and environmental claims and certain other exposures (the "NICO Cover") and an adverse development cover from General Reinsurance Corporation ("GRC") for up to $400.0 million of adverse development on losses occurring in years 2000 and prior (the "GRC Cover").

        On November 1, 2001, OneBeacon transferred its regional agency business, agents and operations in 42 states and the District of Columbia to Liberty Mutual Insurance Group ("Liberty Mutual") pursuant to a renewal rights agreement (the "Renewal Rights Agreement"). This transfer amounted to approximately 45% of OneBeacon's total business. The operating results and cash flows of policies renewed from November 1, 2001 through October 31, 2003 pursuant to the Renewal Rights Agreement are shared between Liberty Mutual and OneBeacon. A reinsurance agreement pro-rates results so that OneBeacon assumed approximately two-thirds of the operating results from renewals through October 31, 2002 and assumes approximately one-third of the operating results from renewals from November 1, 2002 to October 31, 2003. OneBeacon will also receive commissions of 3% of written premiums on policies transferred to Liberty Mutual that are renewed in the year after the Renewal Rights Agreement expires. Additionally, OneBeacon has the option of assuming 10% of Liberty Mutual's regional agency markets business for the years 2004 to 2006 on a pari passu basis with Liberty Mutual.

Note 3. Loss and Loss Adjustment Expense Reserves

Non-Asbestos and Environmental Reserves

Insurance

        White Mountains' insurance subsidiaries establish loss and loss adjustment expense ("LAE") reserves that are estimates of amounts needed to pay claims and related expenses in the future for insured events that have already occurred. White Mountains establishes estimates of amounts recoverable from its reinsurers in a manner consistent with the claim liability covered by the reinsurance contracts, net of an allowance for uncollectible amounts. Net insurance loss reserves represent loss and LAE reserves reduced by reinsurance recoverable on unpaid losses. The process of estimating reserves involves a considerable degree of judgment by management and, as of any given date, is inherently uncertain.

        Reserve estimates at OneBeacon are subject to additional uncertainty as a consequence of a number of factors that occurred prior to and since the Acquisition. OneBeacon is the result of the merger of the U.S. operations of General Accident plc ("General Accident") and Commercial Union plc ("Commercial Union") ("the Merger"). While relatively the same size, the legacy companies had different underwriting and claims management practices, which produced different business and underwriting results. The operational integration of the two companies was complex and included changes in underwriting and claims operations. Beginning in the mid-1990s, and continuing through the Merger, the subsequent operational integration of the legacy companies and the Acquisition, OneBeacon experienced an environment of significant change, both in its business and operations. Generally accepted actuarial techniques used to estimate reserves rely in large degree on projecting historical trends, such as patterns of claim development (i.e., reported claims and paid losses), into the future. Accordingly, estimating reserves becomes more uncertain if business mix, coverage limits, case reserve adequacy, claims payment rates and other factors change over time. The breadth and depth of the business and operational changes that occurred at OneBeacon (1) led to a wider range in the reserve estimates produced by a variety of actuarial loss reserving techniques, especially those that rely upon consistent claim development patterns, and (2) introduced greater complexity to the judgments required to be made by management in determining the impact of the business and operational changes on the development patterns.

        Reserves are typically comprised of (1) case reserves for claims reported and (2) reserves for losses that have occurred but for which claims have not yet been reported, referred to as incurred but not reported ("IBNR") reserves, which include a provision for expected future development on case reserves. Case reserves are estimated based on the experience and knowledge of claims staff regarding the nature and potential cost of each claim and are adjusted as additional information becomes known or payments are made. IBNR reserves are regarded as the most uncertain reserve segment and are derived by subtracting paid loss and LAE and case reserves from estimates of ultimate loss and LAE. Actuaries estimate ultimate loss and LAE using various generally accepted actuarial methods applied to known losses and other relevant information. Like case reserves, IBNR reserves are adjusted as additional information becomes known or payments are made.

        Ultimate loss and LAE are generally determined by extrapolation of claim emergence and settlement patterns observed in the past that can reasonably be expected to persist into the future. In forecasting ultimate loss and LAE with respect to any line of business, past experience with respect to that line of business is the primary resource, but cannot be relied upon in isolation. White Mountains' own experience, particularly claims development experience, such as trends in case reserves, payments on and closings of claims, as well as changes in business mix and coverage limits, is the most important information for estimating its reserves. External data, available from organizations such as statistical bureaus, consulting firms and reinsurance companies, is sometimes used to supplement or corroborate White Mountains' own experience, and can be especially useful for estimating costs of new business. For some lines of business, such as "long-tail" coverages discussed below, claims data reported in the most recent accident year is often too limited to provide a meaningful basis for analysis due to the typical delay in reporting of claims. For this type of business, White Mountains uses a selected loss ratio method for the initial accident year or years. This is a standard and accepted actuarial reserve estimation method in these circumstances in which the loss ratio is selected based upon information used in pricing policies for that line of business, as well as any publicly available industry data, such as industry pricing, experience and trends, for that line of business.

        In determining ultimate loss and LAE, the cost to indemnify claimants, provide needed legal defense and other services for insureds and administer the investigation and adjustment of claims are considered. These claim costs are influenced by many factors that change over time, such as expanded coverage definitions as a result of new court decisions, inflation in costs to repair or replace damaged property, inflation in the cost of medical services and legislated changes in statutory benefits, as well as by the particular, unique facts that pertain to each claim. As a result, the rate at which claims arose in the past and the costs to settle them may not always be representative of what will occur in the future.

Often the factors influencing changes in claim costs are difficult to isolate or quantify and developments in paid and incurred losses from historical trends are frequently subject to multiple and conflicting interpretations. Changes in coverage terms or claims handling practices may also cause future experience and/or development patterns to vary from the past. A key objective of actuaries in developing estimates of ultimate loss and LAE, and resulting IBNR reserves, is to identify aberrations and systemic changes occurring within historical experience and accurately adjust for them so that the future can be projected reliably. Because of the factors previously discussed, this process requires the use of informed judgment.

        Uncertainties in estimating ultimate loss and LAE are magnified by the time lag between when a claim actually occurs and when it is reported and settled. This time lag is sometimes referred to as the "claim-tail". The claim-tail for most property coverages is typically short (usually a few days up to a few months). The claim-tail for liability/casualty coverages, such as automobile liability, general liability, products liability, directors and officers, multiple peril coverage, and workers compensation, can be especially long as claims are often reported and ultimately paid or settled years, even decades, after the related loss events occur. During the long claims reporting and settlement period, additional facts regarding coverages written in prior accident years, as well as about actual claims and trends may become known and, as a result, White Mountains may adjust its reserves. If management determines that an adjustment is appropriate, the adjustment is booked in the accounting period in which such determination is made in accordance with GAAP. Management believes that loss and LAE reserves as of March 31, 2003 are reasonably stated; however, ultimate loss and LAE may deviate, perhaps materially, from the amounts currently reflected in the reserve balance. Accordingly, should reserves need to be increased or decreased in the future from amounts currently held, future results of operations would be negatively or positively impacted, respectively.

Reinsurance

        White Mountains' reinsurance subsidiaries establish reserves that are estimates of future amounts needed to pay claims and related expenses for insured events that have already occurred. The process of estimating reserves for White Mountains' reinsurance subsidiaries is similar to the process described above for White Mountains' insurance subsidiaries and, as of any given date, is inherently uncertain. Reserve estimates reflect the judgment of both the ceding company and White Mountains, based on the experience and knowledge of their respective claims personnel, regarding the nature and value of the claim. The ceding company may periodically adjust the amount of the case reserves as additional information becomes known or partial payments are made. Upon notification of a loss from a ceding company, White Mountains establishes case reserves, including LAE reserves, based upon White Mountains' share of the amount of reserves established by the ceding company and White Mountains' independent evaluation of the loss. In cases where available information indicates that reserves established by the ceding company are inadequate, White Mountains establishes case reserves in excess of its share of the reserves established by the ceding company.

        White Mountains' reinsurance subsidiaries use a combination of actuarial methods to determine IBNR reserves. These methods fall into two general categories: (1) methods by which ultimate claims are estimated based upon historical patterns of paid and reported claim development experienced, as supplemented by reported industry patterns, and (2) methods in which the level of IBNR reserves are established based upon the application of expected loss ratios relative to earned premium by accident year, line of business and type of reinsurance written.

        As described previously, uncertainties in projecting estimates of ultimate loss and LAE are magnified by the time lag between when a claim actually occurs and when it is reported and settled,

i.e., the "claim-tail". During the long claims reporting and settlement period, additional facts regarding coverages written in prior accident years, as well as about claims and trends may become known and, as a result, White Mountains may adjust its loss and LAE reserves. If management determines that an adjustment is appropriate, the adjustment is booked in the accounting period in which such determination is made in accordance with GAAP. Management believes that loss and LAE reserves as of March 31, 2003 are reasonably stated; however, ultimate loss and LAE may deviate, perhaps materially, from the amounts currently reflected in the reserve balance. Accordingly, should reserves need to be increased or decreased in the future from amounts currently held, future results of operations would be negatively or positively impacted, respectively.

Asbestos and Environmental Reserves

        White Mountains' reserves include provisions made for claims that assert damages from asbestos and environmental ("A&E") related exposures. Asbestos claims relate primarily to injuries asserted by those who came in contact with asbestos or products containing asbestos. Environmental claims relate primarily to pollution and related clean-up cost obligations, particularly as mandated by federal and state environmental protection agencies. In addition to the factors described above regarding the reserving process, White Mountains estimates its A&E reserves based upon, among other factors, facts surrounding reported cases and exposures to claims, such as policy limits and deductibles, current law, past and projected claim activity and past settlement values for similar claims, as well as analysis of industry studies and events, such as recent settlements and asbestos-related bankruptcies.

        Immediately prior to the Acquisition, Aviva caused OneBeacon to purchase a reinsurance contract with NICO for a premium of $1.3 billion under which OneBeacon is entitled to recover from NICO up to $2.5 billion in the future for asbestos claims arising from business written by OneBeacon in 1992 and prior, environmental claims arising from business written by OneBeacon in 1987 and prior, and certain other exposures. Under the terms of the NICO Cover, NICO receives the economic benefit of reinsurance recoverables from certain of OneBeacon's third party reinsurers in existence at the time the NICO Cover was executed ("Third Party Recoverables"). As a result, the Third Party Recoverables serve to protect the $2.5 billion limit of NICO coverage for the benefit of OneBeacon. Third Party Recoverables are typically for the amount of loss in excess of a stated level each year.

        White Mountains estimates that on an incurred basis it has exhausted approximately $1,771 million of the coverage provided by NICO at March 31, 2003. Approximately $396 million of the estimated $1,771 million of incurred losses have been paid by NICO through March 31, 2003. To the extent that actual experience differs from White Mountains' estimate of ultimate A&E losses and Third Party Recoverables, future losses could utilize some or all of the $729 million protection remaining under the NICO Cover.

        White Mountains' reserves for A&E losses at March 31, 2003 represent management's best estimate of its ultimate liability based on information currently available. However, as case law expands, medical and clean-up costs increase and industry settlement practices change, OneBeacon may be subject to A&E losses beyond currently estimated amounts. White Mountains cannot reasonably estimate at the present time loss reserve additions arising from any such future unfavorable developments and cannot be sure that allocated loss reserves, plus the remaining capacity under the NICO Cover, will be sufficient to cover additional liability arising from any such unfavorable developments.

        In May 2003, OneBeacon and an independent actuarial consulting firm completed a ground-up exposure-based study of OneBeacon's A&E exposures. This study considered, among other factors, (i) facts surrounding reported cases and exposures to claims, such as policy limits and deductibles;

(ii) current law; (iii) past and projected claim activity and past settlement values for similar claims; (iv) analysis of industry studies and events, such as recent settlements and asbestos-related bankruptcies; and (v) potential uncollectible third-party reinsurance. The study concluded that the range of projected outcomes is within the limits of reinsurance protection provided by the NICO Cover, as described above.

Loss and Loss Adjustment Expense Reserve Summary

        The following table summarizes the loss and loss adjustment expense reserve activities of White Mountains' insurance and reinsurance subsidiaries for the three months ended March 31, 2003 and 2002:

	Three Months Ended March 31,
Millions
	2003	2002
Gross beginning balance	$8,875.3	$9,527.6
Less beginning reinsurance recoverable on unpaid losses	(4,071.9)	(4,203.5)

Net loss and loss adjustment expense reserves	4,803.4	5,324.1
Loss and loss adjustment expenses incurred relating to:
Current year losses	519.7	723.5
Prior year losses	2.9	(17.1)

Total incurred loss and loss adjustment expenses	522.6	706.4
Accretion of fair value adjustment to loss and loss adjustment expense reserves	14.2	24.0
Loss and loss adjustment expenses paid relating to:
Current year losses	(111.2)	(159.0)
Prior year losses	(541.7)	(630.8)

Total loss and loss adjustment expense payments	(652.9)	(789.8)
Net ending balance	4,687.3	5,264.7
Plus ending reinsurance recoverable on unpaid losses	3,865.4	4,050.1

Gross ending balance	$8,552.7	$9,314.8

        White Mountains did not experience any material unfavorable loss reserve development on prior accident year loss reserves during either the first quarter of 2003 or 2002. Favorable incurred loss and loss adjustment expenses in the three months ended March 31, 2002 include $17.0 million relating to the reversal of an allowance for doubtful reinsurance recoveries originally established in connection with Folksamerica's 2000 acquisition of PCA Property and Casualty Insurance Company ("PCA"). The allowance was initially established in 2000 and relates to a recoverable resulting from PCA's claims recoverable from the second injury disability trust fund ("Second Injury Fund") in the State of Florida. The Company reduced the allowance in 2002 because the collection experience and financial stability of the Second Injury Fund had improved significantly since the time of the acquisition and the allowance was determined to be unnecessary.

        In connection with purchase accounting for the Acquisition, White Mountains was required to adjust to fair value OneBeacon's loss and loss adjustment expense reserves and the related reinsurance recoverables by $646.9 million and $346.9 million, respectively, on OneBeacon's acquired balance sheet. This net reduction to loss and loss adjustment expense reserves of $300.0 million at June 1, 2001 ($150.0 million at March 31, 2003) is being recognized through an income statement charge ratably with, and over the period the claims are settled. As such, White Mountains recognized $14.2 million and $24.0 million of such charges, recorded as loss and loss adjustment expenses, for the three months ended March 31, 2003 and 2002, respectively.

Note 4. Third Party Reinsurance

        In the normal course of business, White Mountains' insurance and reinsurance subsidiaries seek to limit losses that may arise from catastrophes or other events by reinsuring with third party reinsurers. White Mountains remains liable for risks reinsured in the event that the reinsurer is unable to honor its obligations under reinsurance contracts.

OneBeacon

        In the ordinary course of its business, OneBeacon purchases reinsurance from high-quality, highly rated third party reinsurers in order to provide diversification of its business and minimize loss from large risks or catastrophic events.

        The timing and size of catastrophe losses are unpredictable and the level of losses experienced in any year could be material to OneBeacon's operating results and financial position. Examples of catastrophes include losses caused by earthquakes, wildfires, hurricanes and other types of storms and terrorist acts. The extent of losses caused by catastrophes is both a function of the amount and type of insured exposure in an area affected by the event and the severity of the event. OneBeacon continually assesses and implements programs to manage its exposure to catastrophe losses through individual risk selection, by limiting its concentration of insurance written in catastrophe- prone areas, such as coastal regions. OneBeacon's largest single natural catastrophe risk is a Northeast windstorm.

        OneBeacon seeks to further reduce its exposure to catastrophe losses through the purchase of catastrophe reinsurance. OneBeacon uses probable maximum loss ("PML") forecasting to quantify its exposure to catastrophic losses. PML is a statistical modeling technique that measures a company's catastrophic exposure as the maximum probable loss in a given time period.

        When evaluating its catastrophe reinsurance program for 2003, OneBeacon determined that its exposure to risks resulting from a catastrophic Northeast windstorm are mitigated in the early part of calendar years due to the seasonality of such storms. Accordingly, for the first four months of 2003, OneBeacon entered into a catastrophe reinsurance program under which (1) the first $125.0 million of losses resulting from any single catastrophe are retained by OneBeacon and (2) property catastrophe losses from a single event in excess of $125.0 million and up to $325.0 million are reinsured for 99% of the loss. Effective May 1, 2003, OneBeacon entered into a property catastrophe cover under which (1) the first $200.0 million of losses resulting from any single catastrophe are retained by OneBeacon and (2) property catastrophe losses from a single event in excess of $200.0 million and up to $850.0 million are reinsured for 100% of the loss.

        OneBeacon's property catastrophe reinsurance program does not cover personal or commercial property losses resulting from nuclear, biological or chemical terrorist attacks or losses covered under the Terrorism Risk Insurance Act (the "Terrorism Act"). The program covers personal and commercial property losses resulting from all other types of terrorist attacks. In the event of a catastrophe, OneBeacon can reinstate its property catastrophe reinsurance program for the remainder of the original contract term by paying a reinstatement premium which is based on the product of the percentage of coverage reinstated and its original property catastrophe coverage premium. OneBeacon also maintains a casualty reinsurance program which provides protection for catastrophe losses involving worker's compensation, general liability or automobile liability in excess of $5.0 million up to $60.0 million. This program provides one full $55.0 million limit for either "certified" or "non-certified" terrorism losses but does not provide for losses resulting from nuclear, biological or chemical attacks. OneBeacon also purchases reinsurance coverage for certain risks at levels below $200.0 million, on either a facultative or treaty basis, where it deems appropriate.

        In connection with the Acquisition, OneBeacon obtained the NICO Cover under which OneBeacon is entitled to recover up to $2.5 billion in ultimate losses and LAE incurred related to asbestos claims arising from business written by OneBeacon prior to 1992, environmental claims arising from business written by OneBeacon prior to 1987 and certain other exposures. See Note 3 for a description of the NICO Cover.

        Also in connection with the Acquisition, OneBeacon obtained the GRC Cover which provided up to $570.0 million of reinsurance protection, consisting of $400.0 million of adverse development coverage on losses occurring in years 2000 and prior, in addition to $170.0 million of reserves ceded as of the date of the Acquisition. Pursuant to the GRC Cover, OneBeacon is not entitled to recover losses to the full contract limit if such losses are reimbursed by GRC more quickly than anticipated at the time the contract was signed. OneBeacon has recorded $531.7 million in recoverables due from GRC at March 31, 2003 and December 31, 2002. OneBeacon will only seek reimbursement from GRC for claims which result in payment patterns similar to those supporting its recoverables recorded pursuant to the GRC Cover.

        At March 31, 2003, OneBeacon had $87.6 million of reinsurance currently recoverable on paid losses and $3,433.5 million that will become recoverable if claims are paid in accordance with current reserve estimates. Because reinsurance contracts do not relieve OneBeacon of its primary obligation to its policyholders, the financial position and solvency of OneBeacon's reinsurers is critical to the collectibility of its reinsurance coverages. OneBeacon is selective with regard to its reinsurers, placing reinsurance with only those reinsurers having strong financial strength ratings. OneBeacon monitors the financial strength of its reinsurers on an ongoing basis. As a result, uncollectible amounts have not historically been significant. The following table provides a listing of OneBeacon's top reinsurers based upon recoverable amounts, the percentage of total reinsurance recoverables and the reinsurer's A.M. Best rating.

Top Reinsurers (Dollars in millions)	Balance at March 31, 2003	% of Total	A.M. Best Rating (2)
Subsidiaries of Berkshire (NICO and GRC)	$2,552.2	72%	A++
Liberty Mutual and subsidiaries	245.5	7	A
Tokio Fire and Marine Insurance Company	62.7	2	A++
American Re-Insurance Company	44.6	1	A+
Aviva plc and its affiliates (1)	28.7	1	not rated

(1)
Represents non-U.S. insurance entities whose balance is fully collateralized through funds held, letters of credit and/or trust agreements.

(2)
A.M. Best ratings as detailed above are: A++ (Superior, which is the highest of fifteen ratings), A+ (Superior, which is the second highest of fifteen ratings) and A (Excellent, which is the third highest of fifteen ratings).

Folksamerica

        Folksamerica has exposure to losses caused by hurricanes, earthquakes, winter storms, windstorms, terrorist acts and other catastrophic events. In the normal course of business, Folksamerica seeks to reduce the risk of loss that may arise from catastrophes or other events that cause unfavorable underwriting results by reinsuring certain levels of risk in various areas of exposure with other insurance and reinsurance enterprises and by closely monitoring aggregate property exposures and related PMLs. To manage and analyze aggregate exposures and PML, Folksamerica utilizes a variety of tools and analyses, including catastrophe modeling software packages. Folksamerica regularly assesses its concentration of underwriting exposures in catastrophe prone areas and develops strategies to manage this exposure, primarily through limiting accumulation of exposure to acceptable levels and the purchase of catastrophe reinsurance. The primary reinsurance protections are the quota share arrangements with Olympus Reinsurance Ltd. ("Olympus") discussed below. In addition, Folksamerica's current catastrophe protection program includes $35.0 million of protection in excess of a $60.0 million retention for a second loss and various common account catastrophe covers purchased to protect individual proportional property contracts against a 1 in 250 year catastrophe event. In prior years, Folksamerica had purchased aggregate stop loss protection from London Life and General Reinsurance Company, Ltd. ("London Life"), which protected the Company's accident year results from the effects of a single large event or multiple small events. No cessions were made to this contract in 2002 and prior ceded balances are fully collateralized by funds held and letters of credit. This contract was not renewed in 2003.

        Folksamerica has quota share retrocessional arrangements with Olympus which are designed to increase Folksamerica's capacity to capitalize on the improved pricing trends which accelerated after the terrorist attacks of September 11, 2001 and to reduce its potential loss exposure to any large, or series of smaller, property catastrophe events. Olympus is a Bermuda-domiciled insurance and reinsurance company that was formed in December 2001 with an initial capitalization of more than $500.0 million to respond to the favorable underwriting and pricing environment in the reinsurance market. Olympus is rated "A-" (Excellent, the fourth highest of fifteen ratings) by A.M. Best. Under the quota share agreements with Olympus, Folksamerica cedes up to 75% of substantially all of its short-tailed excess of loss business, mainly property and marine, and 50% of its proportional property business to Olympus and receives an override commission on the premiums ceded to Olympus.

        In 2000, Folksamerica purchased a reinsurance contract from Imagine Re (the "Imagine Cover") to reduce its statutory operating leverage and protect its surplus from adverse development relating to A&E exposures as well as the reserves assumed in several recent acquisitions. Specifically, the Imagine Cover provided an aggregate of $115.0 million in reinsurance protection on:

  •
  adverse development on loss and LAE reserves as of December 31, 2000 from the acquisition of USF Re Insurance Co. ("USF Re") and as of September 30, 2000 from the acquisition of the Risk Capital Operations;

  •
  adverse development on Folksamerica's A&E reserves as of December 31, 2000; and

  •
  losses, LAE and acquisition expenses incurred in excess of premiums earned after September 30, 2000 on underwriting year 2000 and prior Risk Capital Operations' contracts.

        In accordance with SFAS No. 113, "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts" ("SFAS No. 113"), amounts related to reserves transferred to Imagine Re for liabilities incurred as a result of past insurable events have been accounted for as retroactive reinsurance. At March 31, 2003 and December 31, 2002, Folksamerica's reinsurance recoverables included $298.6 million and $381.2 million, respectively, recorded under the Imagine Cover. All balances due from Imagine are fully collateralized, either with Folksamerica as the beneficiary of invested assets in a trust, with funds held, or through a letter of credit. As of March 31, 2003, there was approximately $9.7 million of coverage remaining under this contract. At March 31, 2003 and December 31, 2002, Folksamerica had also recorded $53.0 million and $53.9 million in deferred gains, respectively, related to adverse development on loss reserves transferred to Imagine at the inception of the Imagine Cover. Folksamerica is recognizing these deferred gains into income over the expected settlement period of the underlying claims, and accordingly recognized $2.0 million and $1.1 million of such deferred gains during the first three months of 2003 and 2002.

        At March 31, 2003, Folksamerica had $51.9 million of reinsurance currently recoverable on paid losses and $723.6 million that will become recoverable if claims are paid in accordance with current reserve estimates. Because reinsurance contracts do not relieve Folksamerica of its obligation to its ceding companies, the financial position and solvency of Folksamerica's reinsurers is critical to the collectibility of its reinsurance coverages. Folksamerica is selective with regard to its reinsurers, placing reinsurance with only those reinsurers having strong financial strength ratings. Folksamerica monitors the financial strength of its reinsurers on an ongoing basis. The following table provides a listing of Folksamerica's top reinsurers based upon recoverable amounts, the percentage of total recoverables and the reinsurer's A.M. Best Rating.

Top Reinsurers (Dollars in millions)	Balance at March 31, 2003	% of Total	A.M. Best Rating (2)
Imagine Re (1)	$298.6	39%	A-
London Life (1)	135.4	17	A
Olympus (1)	52.8	7	A-
GRC and affiliates	34.8	4	A++
Federal Insurance Company	34.6	4	A++

(1)
Represents non-U.S. insurance entities which balances are fully collateralized through Funds Held, Letters of Credit or Trust Agreements.

(2)
A.M. Best ratings as detailed above are: A++ (Superior, which is the highest of fifteen ratings), A (Excellent, which is the third highest of fifteen ratings) and A- (Excellent, which is the fourth highest of fifteen ratings).

Note 5. Investment Securities

        White Mountains' net investment income is comprised primarily of interest income associated with the fixed maturity investments of its consolidated insurance and reinsurance operations, dividend income from its equity investments and interest income from its short-term investments. Net investment income for the three months ended March 31, 2003 and 2002 consisted of the following:

	Three Months Ended March 31,
Millions
	2003	2002
Investment income:
Fixed maturity investments	$73.8	$87.0
Short-term investments	3.9	1.1
Common equity securities	1.1	.9
Other	.9	(.8)

Total investment income	79.7	88.2
Less investment expenses and other charges	(1.1)	(1.5)

Net investment income, before tax	$78.6	$86.7

        The composition of realized investment gains (losses) for the three months ended March 31, 2003 and 2002 consisted of the following:

	Three Months Ended March 31,
Millions
	2003	2002
Fixed maturity investments	$42.9	$(.3)
Common equity securities	20.8	.8
Other investments	(5.5)	(.6)

Net realized investment gains (losses), before tax	58.2	(.1)
Income taxes attributable to realized investment gains and losses	19.6	(.8)

Net realized investment gains, after tax	$38.6	$.7

        In 2001, the Company received warrants to acquire 4,781,572 common shares of Montpelier at $16.67 per share (as adjusted for stock splits) that are exercisable until December 2011. White Mountains' investment in the Montpelier warrants constitutes a derivative security under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), thereby requiring the instruments to be recorded at fair value with the resulting gain or loss recognized through the income statement as a realized investment gain. In accordance with SFAS No. 133, White Mountains has determined the fair value of the Montpelier warrants to be $57.0 million as of March 31, 2003 and has correspondingly recognized a realized investment loss of $1.0 million for the three months ended March 31, 2003.

        White Mountains' portfolio of fixed maturity investments is comprised primarily of investment grade corporate debt securities, U.S. government and agency securities and mortgage-backed securities (i.e., greater than 99% of such securities received a rating from the National Association of Insurance Commissioners of 1 or 2) and are classified as being available for sale. Nearly all of the fixed maturity securities currently held by White Mountains are publicly traded.

        The cost or amortized cost, gross unrealized gains and losses, and carrying values of White Mountains' investment securities (excluding short-term investments and investments in unconsolidated insurance affiliates) by category as of March 31, 2003 and December 31, 2002 were as follows:

	March 31, 2003
Millions	Cost or amortized cost	Gross unrealized gains	Gross unrealized losses	Carrying value
Fixed maturity investments	$6,224.6	$294.4	$(24.6)	$6,494.4
Common equity securities	293.8	10.3	(13.0)	291.1
Other investments	122.8	28.3	(3.6)	147.5

Total	$6,641.2	$333.0	$(41.2)	$6,933.0

	December 31, 2002
Millions	Cost or amortized cost	Gross unrealized gains	Gross unrealized losses	Carrying value
Fixed maturity investments	$6,407.5	$282.9	$(21.3)	$6,669.1
Common equity securities	252.3	43.7	(21.0)	275.0
Other investments	142.3	28.3	(5.9)	164.7

Total	$6,802.1	$354.9	$(48.2)	$7,108.8

        Temporary losses on investment securities are recorded as unrealized losses. Temporary losses do not impact net income and earnings per common share but serve to reduce comprehensive net income, shareholders' equity and tangible book value. Unrealized losses subsequently identified as other-than-temporary impairments are recorded as realized losses. Other-than-temporary impairments previously recorded as unrealized losses do not impact comprehensive net income, shareholders' equity and tangible book value but serve to reduce net income and earnings per common share.

        White Mountains' methodology of assessing other-than-temporary impairments is based on security-specific facts and circumstances as of the balance sheet date. As a result, subsequent adverse changes in an issuers' credit quality or subsequent weakening of market conditions that differ from expectations could result in additional other-than-temporary impairments. In addition, the sale of a fixed maturity security with a previously recorded unrealized loss would result in a realized loss. Either of these situations would adversely impact net income and earnings per common share but would not impact comprehensive net income, shareholders' equity or tangible book value.

        During the three months ended March 31, 2003, White Mountains experienced $17.5 million in pretax other-than-temporary impairment charges. Of the charge recorded, $8.1 million was related to White Mountains' investment in the common stock of Octel Corp ("Octel"). White Mountains recorded the other-than-temporary impairment on Octel primarily due to the fact that Octel's unrealized loss position was greater than 20% of White Mountains' cost over the previous six-month period and also that certain factors have been reported by Octel which affect the likelihood that White Mountains will recover the original cost of its investment. These factors include disruptions related to political unrest in Venezuela, which is a significant geographic region in which Octel operates and the announcement that Octel will take restructuring charges in 2003. White Mountains did not experience any material impairment charges relating to any other individual investment security during the 2003 period presented.

        White Mountains believes that the gross unrealized losses relating to its fixed maturity investments at March 31, 2003 resulted primarily from increases in market interest rates from the dates that certain investments within that portfolio were acquired as opposed to fundamental changes in the credit quality of the issuers of such securities. Therefore, these decreases in value are viewed as being temporary as White Mountains has the intent and ability to retain such investments for a period of time sufficient to allow for any anticipated recovery in market value. White Mountains also believes that the gross unrealized losses recorded on its common equity securities and its other investments at March 31, 2003 resulted primarily from decreases in quoted market values from the dates that certain investments securities within that portfolio were acquired as opposed to fundamental changes in the issuer's financial performance and near-term financial prospects. Therefore, these decreases are also viewed as being temporary. As of March 31, 2003, White Mountains' investment portfolio did not include any individual investment security with an after tax unrealized loss of more than $5.0 million.

        As of March 31, 2003, White Mountains reported $1,061.4 million in accounts payable on unsettled investment purchases and $609.6 million in accounts receivable on unsettled investment sales, of which $856.9 million and $479.5 million, respectively, are related to agreements to purchase or sell "TBA" mortgage-backed securities. A TBA trade represents a contract for the purchase or sale of mortgage- backed securities to be delivered at a future settlement date upon identification of the specific pools of mortgage loans that will collateralize the securities, which are unknown at the time of the trade. Mortgage pools (including fixed rate or variable rate mortgages) guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac are subsequently allocated to the TBA transactions. The period between the TBA contract date and the security settlement date can be as long as 180 days, though it typically is between 45 and 60 days.

Note 6. Debt

        White Mountains' debt outstanding as of March 31, 2003 and December 31, 2002 consisted of the following:

Millions	March 31, 2003	December 31,2002
Bank Facility:
Revolving loan	$125.0	$125.0
Tranche A term loan	79.8	85.0
Tranche B term loan	392.0	393.0
Tranche C term loan	143.1	143.4

Total Bank Facility	739.9	746.4
C-F seller note	25.0	25.0
Fund III notes	15.0	15.0
Other Debt	1.5	6.8

Total debt	$781.4	$793.2

Bank Facility

General

        In connection with the Acquisition, Fund American Companies, Inc. ("Fund American"), a wholly-owned subsidiary of the Company, borrowed $825.0 million from a banking syndicate arranged by Lehman Brothers Inc. (the "Bank Facility"), which was initially comprised of two term loan facilities (subsequently refinanced into three term loan facilities) and a revolving credit facility. As of March 31, 2003, the term loan facilities were comprised of a $79.8 million amortizing Tranche A term loan with a final maturity in March 2006, a $392.0 million amortizing Tranche B term loan with a final maturity in

March 2007 and a $143.1 million amortizing Tranche C term loan with a final maturity in March 2007. The revolving credit facility provides for revolving credit loans of up to $175.0 million, including up to $25.0 million available for the issuance of letters of credit. The revolving credit facility expires on June 1, 2006.

        The Bank Facility contains various affirmative, negative and financial covenants which are considered to be customary for such borrowings and include meeting certain minimum net worth and financial ratio standards. Failure to meet one or more of these covenants could result in an event of default which ultimately could accelerate required principal repayments. At March 31, 2003, White Mountains was in compliance with all of the covenants under the Bank Facility, and anticipates it will continue to meet the financial covenants under the Bank Facility for the foreseeable future.

Interest Rate and Related Swaps

        As of March 31, 2003, interest on all borrowings under the Bank Facility was calculated at a rate per annum equal to the Eurodollar rate (the rate based on a formula relating to the rate for dollar deposits in the interbank eurodollar market for a given interest period) plus (i) 2.125%, for borrowings under the revolving credit facility and the Tranche A term loan, and (ii) 3.0%, for borrowings under the Tranche B and Tranche C term loans.

        Fund American has entered into a series of interest rate swaps with large financial institutions in order to achieve a fixed interest rate on the term loans under the Bank Facility. The interest rate swaps consist of a $200.0 million notional contract that is indexed to a 6.1% ten-year rate, a $200.0 million notional contract that is indexed to a 4.0% three-year rate, and $300.0 million of notional contracts that are indexed to a 3.8% three-year rate. As of March 31, 2003, the weighted average interest rate for the $614.9 million outstanding under the term portion and $85.1 million of the revolving portion of the Bank Facility, after giving effect to the interest rate swaps, was approximately 7.2%. As of March 31, 2003, the interest rate on the remaining $39.9 million outstanding under the revolving portion of the Bank Facility was based on the eurodollar rate in effect at that time plus 2.1%, or 3.4%.

        The swap investments do not match the duration of the Bank Facility and as a result do not satisfy the criteria for hedge accounting under SFAS No. 133. Pursuant to SFAS No. 133, the interest rate swaps are carried at fair value on White Mountains' balance sheet as other invested assets, with changes in their fair value reported directly through the income statement as realized gains or losses. For the three months ended March 31, 2003 and 2002, White Mountains recorded realized losses of $1.1 million and $1.0 million, respectively, representing the decrease in fair value of the swap investments as a result of decreases in market interest rates. As of March 31, 2003 and December 31, 2002, the aggregate fair value of the interest rate swaps was a net liability of $53.3 million and $52.2 million.

Other Debt

        In September 2001, Folksamerica acquired C-F Insurance Company ("C-F"), an inactive insurance company in run-off, for total consideration of $49.2 million plus related expenses. The purchase consideration included the issuance of a $25.0 million, four-year note by Folksamerica which may be reduced by adverse loss development experienced by C-F post-acquisition.

        OneBeacon Professional Partners ("OBPP"), a wholly-owned subsidiary of OneBeacon, and Folksamerica Specialty Underwriting, Inc. ("FSUI"), a wholly-owned subsidiary of Folksamerica, have borrowed $8.0 million and $7.0 million, respectively, from Dowling & Partners Connecticut Fund III, LP ("Fund III") in connection with an incentive program sponsored by the State of Connecticut known as the Connecticut Insurance Reinvestment Act (the "Act"). The loans mature in April 2007 and bear interest at the option of OBPP and FSUI at either (1) the greater of (a) the prime rate minus 1% and (b) the federal funds rate minus 0.5% or (2) the eurodollar rate plus 0.3%.

        White Mountains' other debt of $6.8 million at December 31, 2002 consisted of $5.1 million in medium term notes and $1.7 million outstanding under a seller note issued in connection with Fund American Re's 2001 acquisition of Folksam's international reinsurance business. The medium term notes were prepaid in 2001 into an escrow account which was disbursed to holders of the notes during the first quarter of 2003 upon maturity of the notes. The Fund American Re seller note contains an acquisition protection clause whereby the amount due under the note may be reduced by post-acquisition adverse loss development. As of March 31, 2003, this note has been reduced to $1.5 million as a result of such post-acquisition adverse development experienced by Fund American Re.

Note 7. Income Taxes

        The Company is domiciled in Bermuda and has subsidiaries domiciled in several countries. The majority of the Company's worldwide operations are taxed in the United States. Income earned or losses incurred by non-U.S. companies will generally be subject to an overall effective tax rate lower than that imposed by the United States.

        The non-U.S. component of pretax earnings was $21.9 million and $18.3 million for the three months ended March 31, 2003 and 2002, respectively.

        A reconciliation of taxes calculated using the 35% United States statutory rate (the tax rate at which the majority of the Company's worldwide operations are taxed) to the income tax provision (benefit) on pretax earnings follows:

	Three Months Ended March 31,
Millions
	2003	2002
Tax provision (benefit) at the United States statutory rate	$51.0	$(3.2)
Differences in taxes resulting from:
Purchase price adjustments	—	(6.0)
Tax reserve adjustments	1.2	1.1
Non-United States net earnings	(3.9)	(5.5)
Other, net	(2.2)	.6

Total income tax provision (benefit) on pretax earnings	$46.1	$(13.0)

Note 8. Earnings Per Share

        Basic earnings (loss) per share amounts are based on the weighted average number of Common Shares outstanding. Diluted earnings per share amounts are based on the weighted average number of Common Shares and the net effect of potentially dilutive Common Shares outstanding, based on the treasury stock method. The following table details the Company's computation of earnings per Common Share for the three months ended March 31, 2003 and 2002:

	Three months ended March 31,
	2003	2002
Basic earnings (loss) per share numerators (in millions):
Net income (loss) from continuing operations	$102.1	$(5.1)
Redemption value adjustment on Convertible Preference Shares	(11.5)	—

Net income (loss) from continuing operations available to common shareholders	$90.6	$(5.1)

Cumulative effect of changes in accounting principles	—	660.2

Net income available to common shareholders	$90.6	$655.1

Diluted earnings (loss) per share numerators (in millions):
Net income (loss) from continuing operations available to common shareholders	$90.6	$(5.1)
Other effects on diluted earnings (1)	(.6)	—

Net income (loss) from continuing operations available to common shareholders	$90.0	$(5.1)

Cumulative effect of changes in accounting principles	—	660.2

Adjusted net income available to common shareholders	$90.0	$655.1

Earnings (loss) per share denominators (in thousands):
Basic earnings (loss) per share denominator (average Common Shares outstanding)	8,282	8,180
Average outstanding dilutive Options and warrants to acquire Common Shares (2)	795	—

Diluted earnings (loss) per share denominator	9,077	8,180

Basic earnings (loss) per share (in dollars):
Net income (loss) from continuing operations	$10.94	$(.62)
Cumulative effect of changes in accounting principles	—	80.71

Net income	$10.94	$80.09

Diluted earnings (loss) per share (in dollars):
Net income (loss) from continuing operations	$9.92	$(.62)
Cumulative effect of changes in accounting principles	—	80.71

Net income	$9.92	$80.09

(1)
Includes an adjustment to White Mountains' equity in earnings recorded on its investment in the common shares of Montpelier, which is reflective of dilution in Montpelier's earnings brought about by outstanding options and warrants to acquire common shares of Montpelier that are currently in-the-money.

(2)
The following potentially dilutive Common Share equivalents are not included in the dilutive per share calculation as the impact of their inclusion would be anti-dilutive: (i) in the 2003 and 2002 periods, average options to acquire 59,115 and 76,765 Common Shares, respectively, at an average price of $126.20 and $119.06 per Common Share, respectively, (ii) in the 2002 period, warrants to acquire 1,714,285 Common Shares of $175.00 per Common Share and (iii) in the 2003 and 2002 periods, 73,500 and 94,500 restricted Common Shares outstanding, respectively. The dilutive per share calculation for the 2003 period includes the dilutive effect of warrants to acquire 1,724,200 warrants to acquire Common Shares at $173.99 per Common Share.

Note 9. Segment Information

        White Mountains has determined that its reportable segments include "OneBeacon" (consisting solely of the operations of OneBeacon and its unconsolidated investment in Main Street America ("MSA")), "Reinsurance" (consisting of Folksamerica, Fund American Re, WMU and White Mountains' investment in Montpelier) and "Other Operations" (consisting of Peninsula, American Centennial, British Insurance Company, Esurance, the operations of the Company and the Company's intermediate subsidiary holding companies).

        White Mountains has made its segment determination based on consideration of the following criteria: (i) the nature of the business activities of each of the Company's subsidiaries and affiliates; (ii) the manner in which the Company's subsidiaries and affiliates are organized; (iii) the existence of primary managers responsible for specific subsidiaries and affiliates; and (iv) the organization of information provided to the Board. Significant intercompany transactions among White Mountains' segments have been eliminated herein. Certain amounts in the prior periods have been reclassified to conform with the current presentation. Financial information for White Mountains' segments follows:

	OneBeacon	Reinsurance	Other Operations	Total
	Millions
Three months ended March 31, 2003
Earned insurance and reinsurance premiums	$569.4	$225.7	$7.9	$803.0
Net investment income	64.7	13.0	.9	78.6
Net realized gains (losses)	57.8	.7	(.3)	58.2
Other revenue	.5	19.6	4.4	24.5

Total revenues	692.4	259.0	12.9	964.3

Loss and LAE	368.0	148.8	5.8	522.6
Insurance and reinsurance acquisition expenses	105.1	49.5	3.3	157.9
General and administrative expenses	80.2	14.2	15.6	110.0
Accretion of fair value adjustment to loss and LAE reserves	—	—	14.2	14.2
Interest expense	—	.5	13.1	13.6

Total expenses	553.3	213.0	52.0	818.3

Pretax income (loss)	$139.1	$46.0	$(39.1)	$146.0

Three months ended March 31, 2002
Earned insurance and reinsurance premiums	$809.2	$143.1	$7.1	$959.4
Net investment income	77.5	11.1	(1.9)	86.7
Net realized gains (losses)	2.0	(2.9)	.8	(.1)
Other revenue	—	9.0	31.0	40.0

Total revenues	888.7	160.3	37.0	1,086.0

Loss and LAE	619.5	82.3	4.6	706.4
Insurance and reinsurance acquisition expenses	157.9	32.0	.8	190.7
General and administrative expenses	103.8	16.6	35.4	155.8
Accretion of fair value adjustment to loss and LAE reserves	—	—	24.0	24.0
Interest expense	—	.5	17.7	18.2

Total expenses	881.2	131.4	82.5	1,095.1

Pretax income (loss)	$7.5	$28.9	$(45.5)	$(9.1)

Ending assets
March 31, 2003	$12,198.9	$3,769.1	$170.0	$16,138.0
December 31, 2002	$12,247.9	$3,621.6	$164.1	$16,033.6

Note 10. Related Party Transactions

Berkshire

        NICO and GRC, which have provided the NICO Cover and the GRC Cover to subsidiaries of White Mountains, are wholly-owned subsidiaries of Berkshire. Through the Warrants, at March 31, 2003, Berkshire has the right to acquire 1,724,200 Common Shares at an exercise price of $173.99 per Common Share, which represented approximately 15.9% of the total outstanding Common Shares on a fully-converted basis. Reinsurance recoverable from Berkshire and subsidiary preferred stock of White Mountains owned by Berkshire are shown as separate line items in White Mountains' consolidated balance sheet.

Olympus

        In 2002 and 2003, Folksamerica entered into quota share retrocessional arrangements with Olympus. Under these arrangements with Olympus, Folksamerica cedes up to 75% of substantially all of its short-tailed excess of loss business, mainly property and marine, and 50% of its proportional property business to Olympus and receives an override commission on the premiums ceded to Olympus. During the first quarter of 2003, Folksamerica ceded $106.8 million in written premiums and $12.1 million in losses and LAE to Olympus.

        White Mountains, through either Folksamerica or WMU, receives fee income on reinsurance placements referred to Olympus and is entitled to additional fees based on net underwriting profits on referred business. During the first quarter of 2003, White Mountains earned $23.6 million of fee income from Olympus.

        Certain directors, officers and affiliates of White Mountains own approximately 5% of the common shares of Olympus Holdings. Mr. Joseph S. Steinberg, a director of the Company, is Chairman of Olympus Holdings. White Mountains does not have an ownership stake in Olympus Holdings.

Montpelier

        In December 2001, White Mountains invested $180.0 million in Montpelier, which was formed with approximately $1.0 billion of capital to respond to the favorable underwriting and pricing environment in the reinsurance industry. As of March 31, 2003, White Mountains' investment in Montpelier consisted of 10,800,000 common shares and warrants to acquire 4,781,572 common shares at $16.67 per share that are exercisable until December 6, 2011. Through its holdings of common shares and warrants, White Mountains owns approximately 21% of Montpelier on a fully-converted basis.

        Four of White Mountains' directors serve on Montpelier's eleven member board of directors. John J. Byrne, Chairman of the Company, serves as Montpelier's non-executive Chairman, and Raymond Barrette, John D. Gillespie and K. Thomas Kemp, each Directors of the Company, serve as Directors of Montpelier. In addition, Mr. Kemp is the Chief Financial Officer of Montpelier. Certain directors, officers and affiliates of White Mountains own approximately 3% of the common shares of Montpelier.

Other relationships

        Mr. Howard Clark, a Director of the Company, is Vice Chairman of Lehman Brothers Inc. ("Lehman") Lehman has, from time to time, provided various services to White Mountains including investment banking services, brokerage services, underwriting of debt and equity securities and financial consulting services. Lehman is the arranger, the administrative agent and a lender under the Bank Facility. See Note 6.

        Mr. George Gillespie, a Director of the Company, is a Partner at Cravath, Swaine & Moore, which has been retained by White Mountains from time to time to perform legal services.

        Pursuant to an employment agreement with White Mountains, Mr. John Gillespie, a Director and Deputy Chairman of the Company and President of WM Advisors LLC ("WM Advisors"), a wholly-owned subsidiary of White Mountains, may continue his active involvement with Prospector Partners LLC ("Prospector"), so long as Mr. Gillespie devotes the requisite time required to fulfill his responsibilities to WM Advisors. The agreement specifies procedures pursuant to which Prospector's funds have the ability to invest first in opportunities appropriate for both White Mountains and such funds. Pursuant to revenue sharing agreements, Mr. Gillespie has agreed to pay White Mountains a portion of the annual revenues and distributions allocable to him in connection with Prospector, in return for White Mountains agreeing to pay the operational expenses of his investment management companies. At March 31, 2003, White Mountains had $64.3 million invested in funds managed by Prospector.

        Mr. John Gillespie holds indirectly through general and limited partnership interests a 44% interest in Fund III. OBPP and FSUI have borrowed $8.0 million and $7.0 million, respectively, from Fund III in connection with the Act. The Act provides for Connecticut income tax credits to be granted for qualifying investments made by approved fund managers. The loans made by Fund III to OBPP and FSUI are qualifying investments and, together, have the potential to generate up to $15 million of tax credits that would be shared equally between Fund III on the one hand and OBPP and FSUI on the other. As a result of his interest in Fund III, Mr. Gillespie could realize up to $3.3 million from the tax credits, although any such amount would be subject to the revenue sharing agreements with White Mountains described above. Additionally, in September 2001, White Mountains entered into a five-year lease at a market-based rate for a building partially owned by Mr. John Gillespie and trusts for the benefit of members of his family (the "Gillespie Trusts"). For 2002, the rental payments attributable to Mr. Gillespie's ownership in the building totalled approximately$13,000 and the rental payments attributable to the Gillespie Trusts' ownership in the building totalled approximately $104,000.

        Mr. Arthur Zankel, a Director of the Company, is Senior Managing Member of the General Partner of High Rise Capital Advisors LLC, which is the General Partner of High Rise Partners, L.P. At March 31, 2003, White Mountains had $8.4 million in limited partnership investment interests in High Rise Partners, L.P. and White Mountains owned $38.8 million in investments that are managed by High Rise Capital Advisors LLC.

        WM Advisors provides investment advisory and management services to Montpelier and Olympus. Montpelier and Olympus pay investment management fees based on month-end market values of investments held under custody to WM Advisors. The fees, which vary depending on the amount of assets under management, are between 0.15% and 0.30%. This agreement may be terminated by either party upon 30 days written notice. At March 31, 2003, WM Advisors had $1.6 billion and $.7 billion of assets under management from Montpelier and Olympus, respectively. During the first quarter of 2003, WM Advisors had received $.7 million and $.3 million in fees from Montpelier and Olympus, respectively.

Note 11. Commitments and Contingencies

        As a condition of its license to do business in certain states, White Mountains' insurance operations are required to participate in mandatory shared market mechanisms. Each state dictates the types of insurance and the level of coverage that must be provided. The total amount of such business an insurer is required to accept is based on its market share of voluntary business in the state. In certain cases, White Mountains is obligated to write business from mandatory shared market mechanisms at some time in the future based on the market share of voluntary policies it is currently writing. Underwriting results related to assigned risk plans are typically adverse and are not subject to the predictability associated with White Mountains' voluntarily written business.

        The New York Automobile Insurance Plan ("NYAIP") is a residual insurance market that obtains personal automobile insurance for those individuals who cannot otherwise obtain it in the voluntary insurance market. The NYAIP assigns such individuals to insurers to underwrite and service policies based on the proportion of the automobile insurance premiums each company voluntarily wrote in New York two years prior. The NYAIP allows insurers to either provide insurance coverage to these individuals or to transfer their NYAIP obligation to certain other insurance companies approved by the New York State Insurance Department. This latter process is referred to as a Limited Assigned Distribution ("LAD") and the companies that assume this obligation are referred to as "LAD servicing carriers". Companies who transfer their NYAIP business pay a fee to LAD servicing carriers in addition to the policy premium. To mitigate some of its NYAIP exposure, OneBeacon entered the LAD servicing business in December 2001 through the formation of its wholly owned subsidiary, General Assurance Company, which does business under the trade name "AutoOne Insurance".

        Several of OneBeacon's insurance subsidiaries write voluntary automobile insurance in the state of New York. In doing so, they are obligated to accept NYAIP assignments during the next two years. At March 31, 2003 and December 31, 2002, White Mountains' liabilities for discharging its obligations associated with NYAIP assignments resulting from voluntary business written by OneBeacon in the preceding two-year periods were $90.9 million and $103.0 million, respectively. This estimate is based on projections of the total NYAIP assigned premiums over the next two years, OneBeacon's share of such assignments, fees charged by LAD servicing carriers to transfer NYAIP business and credits OneBeacon is able to generate for its own use as a result of being a LAD servicing carrier (i.e., AutoOne Insurance).

        Under existing guaranty fund laws in all states, insurers licensed to do business in those states can be assessed for certain obligations of insolvent insurance companies to policyholders and claimants. In accordance with the American Institute of Certified Public Accountants' Statement of Position 97-3, "Accounting by Insurance and Other Enterprises for Insurance-Related Assessments", White Mountains' insurance subsidiaries record guaranty fund assessments when such assessments are billed by the respective guaranty funds. In addition, each insurance subsidiary's policy is to accrue for any significant insolvencies when the loss is probable and the assessment amount can be reasonably estimated. The actual amount of such assessments will depend upon the final outcome of rehabilitation proceedings and will be paid over several years. At March 31, 2003, the reserve for such assessments at White Mountains' insurance subsidiaries totalled $22.6 million.

        White Mountains, and the insurance and reinsurance industry in general, are subject to litigation and arbitration in the normal course of its business. Other than those items listed below, White Mountains was not a party to any material litigation or arbitration other than as routinely encountered in claims activity, none of which is expected by management to have a material adverse effect on its financial condition and/or cash flows as of March 31, 2003.

        On December 20, 2002, a jury in Federal District Court in Arkansas returned a verdict against OneBeacon in a case involving a claim by an insurance agent that its agency agreement had been improperly terminated in 1999. The award against OneBeacon consisted of $1.2 million in compensatory damages and $32.6 million in punitive damages. OneBeacon strongly believes there are meritorious grounds for setting aside the verdict and intends to vigorously pursue those matters with the District Court. If necessary, OneBeacon will appeal to the U.S. Court of Appeals for the Eighth Circuit.

        On May 15, 2002, The Robert Plan Corporation and several of its subsidiaries filed a lawsuit against the Company, certain of its subsidiaries and several individuals employed by the subsidiaries. The suit alleges that the defendants misappropriated confidential information of the plaintiffs and used such information to enter into the New York automobile assigned risk business in direct competition with the plaintiffs. The plaintiffs seek approximately $120 million in damages which they allege represents three years of their lost profits in the subject business. White Mountains, its named subsidiaries and employees do not believe they engaged in any improper or actionable conduct. At present, White Mountains and its subsidiaries have no reason to believe they have any liability to The Robert Plan Corporation and intend to vigorously defend the lawsuit. In addition, OneBeacon has brought a counterclaim against the plaintiffs that it believes to be meritorious. OneBeacon is seeking compensatory damages of $8.8 million as a result of the breach by the plaintiffs of the LAD servicing contract that OneBeacon had entered into with them.

        In December 2001, American Centennial filed for arbitration against Gerling Global International Reinsurance Company ("Gerling"), a reinsurer of American Centennial, based on Gerling's failure to pay American Centennial amounts due under a reinsurance contract. At March 31, 2003, American Centennial had recorded $20.5 million in recoverables from Gerling under this reinsurance contract, approximately $14.6 million of this obligation was collateralized. In April 2003, American Centennial received $5.9 million of additional collateral from Gerling. Gerling may owe American Centennial significantly greater amounts in the future should additional losses which are covered by the reinsurance contract emerge. Gerling has requested the arbitration panel to rescind the contract as of December 31, 2000 based upon, among other things, White Mountains' acquisition of American Centennial in 1999. White Mountains, American Centennial and their counsel believe that Gerling's claims are meritless and intend to pursue collection of any and all amounts due under the Gerling reinsurance contract.

        In August 2000, Aramarine Brokerage, Inc. ("Aramarine"), a former insurance broker of OneBeacon's, filed a lawsuit alleging that OneBeacon had wrongfully terminated its business relationship with Aramarine. The suit claims $410 million in compensatory damages for lost commissions. OneBeacon does not believe it has engaged in any actionable conduct, has filed a motion for summary judgment and intends to vigorously defend the lawsuit.

        In June 1999, White Mountains sold the Valley Group, Inc. to Unitrin (the "VGI Sale"). As part of the VGI Sale, White Mountains has provided Unitrin, Inc. ("Unitrin") with adverse loss development protection of up to $50.0 million on loss reserves sold to Unitrin. Unitrin has made a demand for the full $50.0 million.

Note 12. Consolidating Financial Information

        In December 2001, White Mountains filed a definitive Form S-3 (the "Form S-3") with the Securities and Exchange Commission which will permit the Company or its wholly-owned subsidiary, Fund American, to offer up to $1.0 billion of debt securities, preference shares or trust preferred securities. The Company will fully and unconditionally guarantee any debt securities, preference shares or trust preferred securities issued by Fund American pursuant to the Form S-3. The following tables present White Mountains' consolidating balance sheets as of March 31, 2003 and December 31, 2002 and statements of income and cash flows for the three months ended March 31, 2003 and 2002. These financial statements reflect the Company's financial position, results of operations and cash flows on a stand-alone basis, that of Fund American and of the Company's other entities, as well as the necessary adjustments to eliminate intercompany balances and transactions.

Consolidating Balance Sheet as of March 31, 2003	The Company	Other Entities	Fund American	Eliminations	Total
(Dollars in Millions)
ASSETS
Fixed maturity investments, at fair value	$—	$46.7	$6,447.7	$—	$6,494.4
Short-term investments, at amortized cost	38.1	225.7	1,675.5	(2.3)	1,937.0
Common equity securities, at fair value	—	—	291.1	—	291.1
Other investments	30.1	45.7	71.7	—	147.5

Total investments	68.2	318.1	8,486.0	(2.3)	8,870.0
Cash	.2	76.0	43.8	(.1)	119.9
Reinsurance recoverable on paid and unpaid losses	—	9.0	4,015.3	—	4,024.3
Insurance and reinsurance premiums receivable	—	32.0	784.9	—	816.9
Accounts receivable on unsettled investment sales	—	—	609.6	—	609.6
Deferred tax asset	—	20.6	508.0	(131.6)	397.0
Deferred acquisition costs	(1.0)	3.3	242.2	—	244.5
Investments in subsidiaries	2,602.4	12,173.8	—	(14,776.2)	—
Investments in unconsolidated insurance affiliates	57.0	—	360.0	—	417.0
Investment income accrued	—	—	70.4	—	70.4
Ceded unearned premiums	—	2.2	187.5	—	189.7
Other assets	4.1	46.0	328.5	.1	378.7

Total assets	$2,730.9	$12,681.0	$15,636.2	$(14,910.1)	$16,138.0

LIABILITIES, CONVERTIBLE PREFERENCE SHARES, MINORITY INTEREST AND COMMON SHAREHOLDERS' EQUITY
Loss and loss adjustment expense reserves	$—	$67.3	$8,485.4	$—	$8,552.7
Unearned insurance and reinsurance premiums	—	21.1	1,479.8	—	1,500.9
Debt	—	9.5	771.9	—	781.4
Accounts payable on unsettled investment purchases	—	—	1,061.4	—	1,061.4
Funds held under reinsurance treaties	—	—	169.8	—	169.8
Other liabilities	15.2	227.4	1,063.4	(133.9)	1,172.1

Total liabilities	15.2	325.3	13,031.7	(133.9)	13,238.3

Convertible preference shares	230.5	—	—	—	230.5
Minority interest—mandatorily redeemable preferred stock of subsidiaries	—	20.0	164.0	—	184.0
Common shareholders' equity	2,485.2	12,335.7	2,440.5	(14,776.2)	2,485.2

Total liabilities, convertible preference shares, minority interest and common shareholders' equity	$2,730.9	$12,681.0	$15,636.2	$(14,910.1)	$16,138.0

Consolidating Balance Sheet as of December 31, 2002	The Company	Other Entities	Fund American	Eliminations	Total
(Dollars in Millions)
ASSETS
Fixed maturity investments, at fair value	$—	$47.1	$6,622.0	$—	$6,669.1
Short-term investments, at amortized cost	15.6	222.6	1,555.0	(2.6)	1,790.6
Common equity securities, at fair value	—	—	275.0	—	275.0
Other investments	30.7	44.9	89.1	—	164.7

Total investments	46.3	314.6	8,541.1	(2.6)	8,899.4
Cash	(.8)	41.5	80.9	(.1)	121.5
Reinsurance recoverable on paid and unpaid losses	—	5.2	4,226.5	—	4,231.7
Insurance and reinsurance premiums receivable	—	28.6	801.9	—	830.5
Accounts receivable on unsettled investment sales	—	—	160.8	—	160.8
Deferred tax asset	—	18.2	543.4	(131.6)	430.0
Deferred acquisition costs	(.3)	3.0	242.2	—	244.9
Investments in subsidiaries	2,500.9	11,779.9	—	(14,280.8)	—
Investments in unconsolidated insurance affiliates	58.0	—	341.9	—	399.9
Investment income accrued	—	.7	90.7	—	91.4
Ceded unearned premiums	—	1.3	162.6	—	163.9
Other assets	42.9	54.8	361.9	459.6

Total assets	$2,647.0	$12,247.8	$15,553.9	$(14,415.1)	$16,033.6

LIABILITIES, CONVERTIBLE PREFERENCE SHARES, MINORITY INTEREST AND COMMON SHAREHOLDERS' EQUITY
Loss and loss adjustment expense reserves	$—	$61.4	$8,813.9	$—	$8,875.3
Unearned insurance and reinsurance premiums	—	17.3	1,497.1	—	1,514.4
Debt	5.1	9.7	778.4	—	793.2
Accounts payable on unsettled investment purchases	—	—	495.2	—	495.2
Funds held under reinsurance treaties	—	—	262.4	—	262.4
Other liabilities	15.0	224.7	1,179.8	(134.2)	1,285.3

Total liabilities	20.1	313.1	13,026.8	(134.2)	13,225.8

Convertible preference shares	219.0	—	—	—	219.0
Minority interest—mandatorily redeemable preferred stock of subsidiaries	—	20.0	160.9	—	180.9
Common shareholders' equity	2,407.9	11,914.7	2,366.2	(14,280.9)	2,407.9

Total liabilities, convertible preference shares, minority interest and common shareholders' equity	$2,647.0	$12,247.8	$15,553.9	$(14,415.1)	$16,033.6

Consolidating Statement of Income for the Three Months Ended March 31, 2003	The Company	Other Entities	Fund American	Eliminations	Total
(Dollars in Millions)
Earned insurance and reinsurance premiums	$—	$17.8	$785.2	$—	$803.0
Net investment income	.1	1.0	77.5	—	78.6
Net realized gains (losses)	(1.1)	1.5	57.8	—	58.2
Other revenue	(.7)	23.8	2.4	(1.0)	24.5

Total revenues	(1.7)	44.1	922.9	(1.0)	964.3

Loss and loss adjustment expenses	—	12.5	510.1	—	522.6
Insurance and reinsurance acquisition expenses	—	4.3	154.6	(1.0)	157.9
General and administrative expenses	6.0	4.2	99.8	—	110.0
Accretion of fair value adjustment to loss and LAE reserves	—	—	14.2	—	14.2
Interest expense	.1	—	13.5	—	13.6

Total expenses	6.1	21.0	792.2	(1.0)	818.3

Pretax income (loss)	(7.8)	23.1	130.7	—	146.0
Income tax (provision) benefit	(1.2)	(.3)	(44.6)	—	(46.1)
Accretion and dividends on preferred stock of subsidiaries	—	(.5)	(10.2)	—	(10.7)
Equity in earnings of subsidiaries	111.1	445.9	—	(557.0)	—
Equity in earnings of unconsolidated insurance affiliates	—	—	12.9	—	12.9

Net income (loss)	$102.1	$468.2	$88.8	$(557.0)	$102.1

Consolidating Statement of Income for the Three Months Ended March 31, 2002	The Company	Other Entities	Fund American	Eliminations	Total
(Dollars in Millions)
Earned insurance and reinsurance premiums	$—	$3.8	955.6	$—	959.4
Net investment income	.3	.5	85.9	—	86.7
Net realized gains (losses)	—	2.2	(2.3)	—	(.1)
Other revenue	24.8	10.6	4.6	—	40.0

Total revenues	25.1	17.1	1,043.8	—	1,086.0

Loss and loss adjustment expenses	—	2.6	703.8	—	706.4
Insurance and reinsurance acquisition expenses	—	1.0	189.7	—	190.7
General and administrative expenses	13.6	1.5	140.7	—	155.8
Accretion of fair value adjustment to loss and	—	—	24.0	—	24.0
Interest expense	.1	3.3	14.8	—	18.2

Total expenses	13.7	8.4	1,073.0	—	1,095.1

Pretax income (loss)	11.4	8.7	(29.2)	—	(9.1)
Income tax (provision) benefit	—	(2.8)	15.8	—	13.0
Accretion and dividends on preferred stock of subsidiaries	—	(.5)	(9.5)	—	(10.0)
Equity in earnings of subsidiaries	627.4	3,098.1	—	(3,725.5)	—
Equity in earnings of unconsolidated insurance affiliates	—	—	1.0	—	1.0
Cumulative effect of changes in accounting principles	16.3	—	643.9	—	660.2

Net income (loss)	$655.1	$3,103.5	$622.0	$(3,725.5)	$655.1

Consolidating Statement of Cash Flows for the Three Months Ended March 31, 2003	The Company	Other Entities	Fund American	Total
(Dollars in Millions)
Cash flows from operations:
Net income	$(9.0)	$22.3	$88.8	$102.1
Charges (credits) to reconcile net income to cash flows from operations:
Deferred income tax provision (benefit)	—	.1	36.4	36.5
Net realized gains (losses) on investments	1.1	(1.5)	(57.8)	(58.2)
Other operating items:
Net change in reinsurance recoverables on paid and unpaid losses	—	(3.8)	211.2	207.4
Net change in loss and loss adjustment expense reserves	—	5.9	(328.5)	(322.6)
Net change in insurance and reinsurance premiums receivable	—	(3.4)	17.0	13.6
Net change in unearned insurance and reinsurance premiums	—	3.8	(17.3)	(13.5)
Net change in deferred acquisition costs	—	.4	—	.4
Net change in funds held under reinsurance treaties	—	—	(92.6)	(92.6)
Net change in other assets and liabilities	39.1	7.8	(109.3)	(62.4)

Net cash flows used for operations	31.2	31.6	(252.1)	189.3

Cash flows from investing activities:
Net increase in short-term investments	(22.5)	(3.4)	(120.5)	(146.4)
Sales of fixed maturity investments	—	1.7	3,562.3	3,564.0
Maturities of fixed maturity investments	—	—	137.7	137.7
Sales of common equity securities and other investments	—	—	55.3	55.3
Purchases of fixed maturity investments	—	—	(3,437.4)	(3,437.4)
Purchases of common equity securities and other investments	—	—	(76.4)	(76.4)
Net change in unsettled investment purchases and sales	—	—	117.4	117.4
Net acquisitions of property and equipment	—	—	(4.8)	(4.8)

Net cash flows provided from investing activities	(22.5)	(1.7)	233.6	209.4

Cash flows from financing activities:
Repayments of debt	—	—	(6.5)	(6.5)
Intercompany dividends	—	5.0	(5.0)	—
Cash dividends paid to common shareholders	(8.3)	—	—	(8.3)
Cash dividends paid to preferred shareholders	—	(.5)	(7.1)	(7.6)
Proceeds from issuance of Common Shares	.7	—	—	.7

Net cash used for financing activities	(7.6)	4.5	(18.6)	(21.7)

Net decrease in cash during period	1.1	34.4	(37.1)	(1.6)
Cash balances at beginning of period	(.8)	41.4	80.9	121.5

Cash balances at end of period	$.3	$75.8	$43.8	$119.9

Consolidating Statement of Cash Flows for the Three Months Ended March 31, 2002	The Company	Other Entities	Fund American	Total
(Dollars in Millions)
Cash flows from operations:
Net income	$27.7	$5.4	$622.0	655.1
Charges (credits) to reconcile net income to cash flows from operations:
Cumulative effect of changes in accounting principles	(16.3)	—	(643.9)	(660.2)
Deferred income tax provision (benefit)	—	—	(15.4)	(15.4)
Net realized gains (losses) on investments	.1	(2.3)	2.3	.1
Other operating items:
Net change in reinsurance recoverables on paid and unpaid losses	—	22.2	125.7	147.9
Net change in loss and loss adjustment expense reserves	—	(1.4)	(211.4)	(212.8)
Net change in insurance and reinsurance premiums receivable	—	(2.8)	81.4	78.6
Net change in unearned insurance and reinsurance premiums	—	(26.5)	(76.3)	(102.8)
Net change in deferred acquisition costs	—	7.1	32.5	39.6
Net change in funds held under reinsurance treaties	—	—	(77.4)	(77.4)
Net change in other assets and liabilities	(7.0)	(1.5)	(76.9)	(85.4)

Net cash flows used for operations	4.5	.2	(237.4)	(232.7)

Cash flows from investing activities:
Net (increase) decrease in short-term investments	(.3)	44.0	950.6	994.3
Sales of fixed maturity investments	—	—	1,249.0	1,249.0
Maturities of fixed maturity investments	—	—	25.4	25.4
Sales of common equity securities and other investments	—	1.0	45.6	46.6
Purchases of fixed maturity investments	—	(44.8)	(1,923.0)	(1,967.8)
Purchases of common equity securities and other investments	(.1)	—	(65.3)	(65.4)
Net change in unsettled investment purchases and sales	—	—	(.4)	(.4)
Net (acquisitions) dispositions of property and equipment	(.2)	—	.9	.7

Net cash flows provided from investing activities	(.6)	.2	282.8	282.4

Cash flows from financing activities:
Repayments of debt	—	—	(49.0)	(49.0)
Intercompany dividends	4.0	1.0	(5.0)	—
Cash dividends paid to common shareholders	(8.3)	—	—	(8.3)
Cash dividends paid to preferred shareholders	—	(.5)	(7.1)	(7.6)
Proceeds from issuance of Common Shares	.9	—	—	.9
Net cash used for financing activities	(3.4)	.5	(61.1)	(64.0)

Net decrease in cash during period	.5	.9	(15.7)	(14.3)
Cash balances at beginning of period	(.2)	1.2	66.4	67.4

Cash balances at end of period	$.3	$2.1	$50.7	$53.1

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders
of White Mountains Insurance Group, Ltd.:

        In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and comprehensive income, common shareholders' equity, and cash flows present fairly, in all material respects, the financial position of White Mountains Insurance Group, Ltd. and its subsidiaries at December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial statement schedules are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for business combinations in 2001.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 14, 2003

WHITE MOUNTAINS INSURANCE GROUP, LTD.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2002	2001
	Dollars in millions, except share amounts
ASSETS
Fixed maturity investments, at fair value (cost $6,407.5 and $6,156.5)	$6,669.1	$6,128.3
Short-term investments, at amortized cost (which approximated fair value)	1,790.6	2,545.8
Common equity securities, at fair value (cost $252.3 and $155.1)	275.0	173.6
Other investments (cost $142.3 and $150.0)	164.7	158.0

Total investments	8,899.4	9,005.7
Cash	121.5	67.4
Reinsurance recoverable on unpaid losses	1,461.5	1,486.7
Reinsurance recoverable on unpaid losses - Berkshire Hathaway Inc.	2,610.4	2,716.8
Reinsurance recoverable on paid losses	159.8	138.5
Insurance and reinsurance premiums receivable	830.5	1,103.5
Accounts receivable on unsettled investment sales	160.8	75.2
Deferred tax asset	430.0	696.4
Deferred acquisition costs	244.9	313.3
Investments in unconsolidated insurance affiliates	399.9	311.1
Investment income accrued	91.4	99.9
Ceded unearned premiums	163.9	174.1
Other assets	459.6	420.9

Total assets	$16,033.6	$16,609.5

LIABILITIES
Loss and LAE reserves	$8,875.3	$9,527.6
Unearned insurance and reinsurance premiums	1,514.4	1,814.5
Accounts payable on unsettled investment purchases	495.2	311.2
Debt	793.2	1,125.4
Deferred credits	—	682.5
Funds held under reinsurance treaties	262.4	361.7
Other liabilities	1,285.3	1,171.7

Total liabilities	13,225.8	14,994.6

CONVERTIBLE PREFERENCE SHARES (677,966 shares issued and outstanding)	219.0	—
MINORITY INTEREST - MANDATORILY REDEEMABLE PREFERRED STOCK OF SUBSIDIARIES
Berkshire Hathaway Inc. (redemption value $300.0)	160.9	150.3
Other mandatorily redeemable preferred stock of subsidiaries (redemption value $20.0)	20.0	20.0

COMMON SHAREHOLDERS' EQUITY
Common Shares at $1 par per share- authorized 50,000,000 Common Shares, issued and outstanding 8,351,387 and 8,264,681 Common Shares	8.4	8.3
Paid-in surplus	1,126.2	1,098.3
Retained earnings	1,071.9	355.1
Accumulated other comprehensive income, after-tax	206.7	4.4
Unearned compensation - Restricted Share awards	(5.3)	(21.5)

Total common shareholders' equity	2,407.9	1,444.6

Total liabilities, convertible preference shares, minority interest and common shareholders' equity	$16,033.6	$16,609.5

See Notes to Consolidated Financial Statements including Note 17 for Commitments and Contingencies.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Year Ended December 31,
	2002	2001	2000
	(Millions, except per share amounts)
Revenues
Earned insurance and reinsurance premiums	$3,576.4	$2,656.1	$334.4
Net investment income	352.7	284.5	85.9
Net realized gains (losses) on investments	156.0	173.1	(8.8)
Amortization of deferred credits and other benefits	—	91.6	41.4
Other revenue	100.3	29.1	398.0

Total revenues	4,185.4	3,234.4	850.9

Expenses
Losses and LAE	2,638.2	2,493.9	287.7
Insurance and reinsurance acquisition expenses	806.3	531.0	101.1
General and administrative expenses	469.9	476.5	87.9
Accretion of fair value adjustment to loss and LAE reserves	79.8	56.0	—
Interest expense	71.8	45.7	16.1
Share appreciation expense for Series B Warrants	—	58.8	—

Total expenses	4,066.0	3,661.9	492.8

Pretax earnings (loss)	119.4	(427.5)	358.1
Tax benefit (provision)	(11.7)	179.2	(43.1)

Net income (loss) before minority interest and equity in earnings of affiliates	107.7	(248.3)	315.0
Accretion of preferred stock of subsidiaries to face value	(10.6)	(5.1)	—
Dividends on mandatorily redeemable preferred stock of subsidiaries	(30.3)	(18.1)	—
Equity in earnings (loss) of unconsolidated affiliates	14.0	.4	(2.1)

Net income (loss) from continuing operations	80.8	(271.1)	312.9
Net income from discontinued operations	—	—	95.0

Net income (loss) before extraordinary items and changes in accounting principles	80.8	(271.1)	407.9
Cumulative effect of changes in accounting principles	660.2	—	—
Excess of fair value of acquired net assets over cost	7.1	16.6	—
Loss on early extinguishment of debt	—	(4.8)	—

Net income (loss)	748.1	(259.3)	407.9

Net change in unrealized gains for investments held	301.8	(4.5)	56.3
Net change in foreign currency translation	(4.5)	(2.0)	(.7)
Reclassification of net gains included in net realized gains (losses) on investments	(95.0)	(36.0)	(15.9)

Comprehensive net income (loss)	$950.4	$(301.8)	$447.6

Computation of net income (loss) available to common shareholders
Net income (loss)	$748.1	$(259.3)	$407.9
Redemption value adjustment and dividends on Convertible Preference Shares	(19.4)	(305.4)	—

Net income (loss) available to common shareholders	$728.7	$(564.7)	$407.9

Basic earnings per share
Net income (loss) from continuing operations	$7.47	$(86.52)	$53.08
Net income (loss)	88.61	(84.75)	69.19
Diluted earnings per share
Net income (loss) from continuing operations	$6.80	$(86.52)	$52.84
Net income (loss)	80.75	(84.75)	68.89

See Notes to Consolidated Financial Statements.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

CONSOLIDATED STATEMENTS OF COMMON SHAREHOLDERS' EQUITY

	Total	Common Shares and paid-in surplus	Retained earnings	Accumulated other comprehensive income	Unearned compensation
	(Millions)
Balances at January 1, 2000	$614.3	$72.9	$534.2	$7.2	$—

Net income	407.9	—	407.9	—	—
Net change in unrealized investment gains	40.4	—	—	40.4	—
Net change in foreign currency translation	(.7)	—	—	(.7)	—
Dividends declared on Common Shares	(7.1)	—	(7.1)	—	—
Repurchases and retirements of Common Shares	(8.3)	(.8)	(7.5)	—	—

Balances at December 31, 2000	1,046.5	72.1	927.5	46.9	—

Net loss	(259.3)	—	(259.3)	—	—
Net change in unrealized investment gains	(40.5)	—	—	(40.5)	—
Net change in foreign currency translation	(2.0)	—	—	(2.0)	—
Dividends declared on Convertible Preference Shares	(.3)	—	(.3)	—	—
Dividends declared on Common Shares	(5.9)	—	(5.9)	—	—
Issuances of Common Shares	779.6	779.6	—	—	—
Redemption value adjustment—Convertible Preference Shares	(305.1)	—	(305.1)	—	—
Repurchases and retirements of Common Shares	(1.9)	(.1)	(1.8)	—	—
Issuance of Warrants	213.6	213.6	—	—	—
Issuance of Restricted Shares	—	31.9	—	—	(31.9)
Amortization of Restricted Shares	10.4	—	—	—	10.4
Accrued Option expense	9.5	9.5	—	—	—

Balances at December 31, 2001	1,444.6	1,106.6	355.1	4.4	(21.5)

Net income	748.1	—	748.1	—	—
Net change in unrealized investment gains	206.8	—	—	206.8	—
Net change in foreign currency translation	(4.5)	—	—	(4.5)	—
Dividends declared on Convertible Preference Shares	(.4)	—	(.4)	—	—
Dividends declared on Common Shares	(8.3)	—	(8.3)	—	—
Issuances of Common Shares	30.2	30.2	—	—	—
Redemption value adjustment—Convertible Preference Shares	(19.0)	—	(19.0)	—	—
Repurchases and retirements of Common Shares	(6.5)	(2.9)	(3.6)	—	—
Amortization of Restricted Shares	16.2	—	—	—	16.2
Accrued Option expense	.7	.7	—	—	—

Balances at December 31, 2002	$2,407.9	$1,134.6	$1,071.9	$206.7	$(5.3)

See Notes to Consolidated Financial Statements

WHITE MOUNTAINS INSURANCE GROUP, LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2002	2001	2000
	(Millions)
Net income (loss)	$748.1	$(259.3)	$407.9
Charges (credits) to reconcile net income to cash flows from operations:
Cumulative effect of changes in accounting principles	(660.2)	—	—
Excess of fair value of acquired net assets over cost	(7.1)	(16.6)	—
Loss on early extinguishment of debt	—	4.8	—
Dividends on mandatorily redeemable preferred stock of subsidiaries	30.3	18.1	—
Net realized (gains) losses on investments	(156.0)	(173.1)	8.8
Share appreciation expense for Series B Warrants	—	58.8	—
Share expense for Options and Restricted Shares	16.9	20.0	—
Amortization of deferred credits and other benefits	—	(91.6)	(41.4)
Other operating items:
Net income tax receipts (payments)	189.6	(8.4)	(54.5)
Net change in insurance and reinsurance balances receivable	273.0	261.3	1.4
Net change in reinsurance recoverable on paid and unpaid losses	110.3	(1,410.1)	(367.2)
Net change in deferred acquisition costs	68.4	58.3	18.3
Net change in loss and LAE reserves	(652.3)	1,500.4	(72.4)
Net change in unearned insurance and reinsurance premiums	(300.1)	(247.0)	(19.9)
Net change in other assets and liabilities, net	63.4	(16.3)	5.0

Net cash used for operating activities	(275.7)	(300.7)	(114.0)

Cash flows from investing activities:
Net decrease (increase) in short-term investments	755.2	(979.2)	(614.6)
Sales of fixed maturity investments	13,531.9	7,603.6	315.1
Maturities of fixed maturity investments	411.9	1,121.1	63.0
Sales of common equity securities and other investments	98.4	246.9	204.0
Proceeds from sales of subsidiaries and affiliates, net of cash acquired	—	23.6	570.4
Purchases of fixed maturity investments	(14,066.6)	(6,897.3)	(159.0)
Purchases of common equity securities and other investments	(244.5)	(233.8)	(205.6)
Purchases of consolidated and unconsolidated affiliates	(.5)	(1,979.8)	60.1
Net (acquisitions) dispositions of property and equipment	(12.8)	(7.7)	1.0

Net cash provided from (used for) investing activities	473.0	(1,102.6)	234.4

Cash flows from financing activities:
Proceeds from issuances of Common Shares and Convertible Preference Shares	226.4	444.4	—
Proceeds from issuances of debt	8.0	832.0	15.0
Proceeds from issuances of preferred stock of subsidiaries	—	245.0	—
Proceeds from the issuance of Warrants	—	75.0	—
Repayments of debt	(338.6)	(103.9)	(119.0)
Dividends paid on mandatorily redeemable preferred stock of subsidiaries	(30.3)	(18.1)	—
Dividends paid on Common Shares	(8.3)	(5.9)	(7.1)
Dividends paid on Convertible Preference Shares	(.4)	(.3)	—
Common Shares repurchased and retired	—	(1.9)	(8.8)

Net cash (used for) provided from financing activities	(143.2)	1,466.3	(119.9)

Net increase in cash during year	54.1	63.0	.5
Cash balance at beginning of year	67.4	4.4	3.9

Cash balance at end of year	$121.5	$67.4	$4.4

See Notes to Consolidated Financial Statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Summary of Significant Accounting Policies

Basis of Presentation

        The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries and have been prepared in accordance with GAAP in the United States. Previously defined terms used within these financial statements have the same meaning as they appear elsewhere within this report. The Company is a Bermuda limited liability company with its headquarters located at Crawford House, 23 Church Street, Hamilton, Bermuda HM 11. The Company's principal executive office is located at 80 South Main Street, Hanover, New Hampshire, 03755-2053 and its registered office is located at Clarendon House, 2 Church Street, Hamilton, Bermuda HM 11.

        White Mountains' consolidated property and casualty insurance operations are conducted primarily through OneBeacon which was acquired by White Mountains on June 1, 2001. Therefore, the Company's 2001 consolidated financial results include OneBeacon's results only for the seven months ended December 31, 2001. In connection with the acquisition of OneBeacon, the insurance and reinsurance operations of Folksamerica, Peninsula, American Centennial, British Insurance Company and Esurance were contributed by the Company to OneBeacon. OneBeacon and Folksamerica are run as separate entities, with distinct operations, management and business strategies.

        White Mountains' internationally-based reinsurance operations are conducted primarily through its wholly-owned subsidiary Fund American Re, which is commercially domiciled in Bermuda, maintains its executive office and an operating branch in Stockholm, Sweden, and operates through an additional branch in Singapore. In December 2001, White Mountains formed WMU, an Ireland-domiciled consulting services provider specializing in international property excess reinsurance. In addition, through its holdings of common shares and warrants, White Mountains owns approximately 21%, on a fully-converted basis, of Montpelier, a Bermuda-domiciled insurance and reinsurance holding company.

        All significant intercompany transactions have been eliminated in consolidation. The financial statements include all adjustments considered necessary by management to fairly present the Company's financial position, its results of operations and its cash flows.

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Certain amounts in the prior period financial statements have been reclassified to conform with the current presentation. White Mountains has completed numerous significant transactions during the periods presented that have affected the comparability of the financial statement information presented herein.

Investment Securities

        White Mountains' portfolio of fixed maturity investments and common equity securities are classified as available for sale and are reported at fair value as of the balance sheet date as determined by quoted market values. Other investments principally include investments in limited partnership interests which are recorded using the equity method of accounting. Net unrealized investment gains and losses, after-tax, associated with such investments are reported as a net amount as a separate component of shareholders' equity. Changes in net unrealized investment gains and losses, after-tax, are reported as a component of other comprehensive income. Investment securities are regularly reviewed for impairment based on criteria that include the extent to which cost exceeds market value, the duration of the market decline, and the financial health of and specific prospects for the issuer.

Investment losses that are other than temporary are recognized in earnings. Realized gains and losses resulting from sales of investment securities are accounted for using the specific identification method.

        Premiums and discounts on fixed maturity investments are accreted to income over the anticipated life of the investment.

        Short-term investments consist of money market funds, certificates of deposit and other securities which mature or become available for use within one year. Short-term investments are carried at amortized cost, which approximated fair value as of December 31, 2002 and 2001.

        OneBeacon participates in a securities lending program whereby certain of its fixed maturity investments are loaned to other institutions for short periods of time through a lending agent. OneBeacon maintains control over the securities it lends, retains the earnings and cash flows associated with the loaned securities and receives a fee from the borrower for the temporary use of the asset. Collateral, in the form of cash and United States government securities, is required at a rate of 102% of the fair value of the loaned securities and is monitored and maintained by the lending agent. An indemnification agreement with the lending agent protects OneBeacon in the event a borrower becomes insolvent or fails to return any of the securities on loan.

Cash

        Cash includes amounts on hand and demand deposits with banks and other financial institutions. Amounts presented in the statement of cash flows are shown net of balances acquired and sold in the purchase or sale of the Company's consolidated subsidiaries.

Insurance and Reinsurance Operations

        White Mountains accounts for insurance policies which it writes in accordance with SFAS No. 60, "Accounting and Reporting by Insurance Enterprises" ("SFAS No. 60"). Premiums written are recognized as revenues and are earned ratably over the term of the related policy or reinsurance treaty. Unearned premiums represent the portion of premiums written that are applicable to future insurance or reinsurance coverage provided by policies or treaties in force. AutoOne Insurance, which acts as a limited assigned distribution ("LAD") servicing carrier, enters into contractual arrangements with insurance companies to assume private passenger automobile assigned risk exposures in the state of New York. AutoOne Insurance receives LAD servicing fees for assuming these risks. LAD servicing fees are typically a percentage of the total premiums that AutoOne Insurance must write to fulfill the obligation of the transferor company. AutoOne Insurance's LAD servicing fees are recorded as written premium when billed and are earned ratably over the term of the related policy to which the fee relates.

        Deferred acquisition costs represent commissions, premium taxes, brokerage expenses and other costs which are directly attributable to and vary with the production of new business. These costs are deferred and amortized over the applicable premium recognition period as insurance and reinsurance acquisition expenses. Deferred acquisition costs are limited to the amount expected to be recovered from future earned premiums and anticipated investment income. This limitation is referred to as a premium deficiency. A premium deficiency is recognized if the sum of expected loss and LAE, expected dividends to policyholders, unamortized acquisition costs, and maintenance costs exceeds related unearned premiums. A premium deficiency is recognized by charging any unamortized acquisition costs to expense to the extent required in order to eliminate the deficiency. If the premium deficiency exceeds unamortized acquisition costs then a liability is accrued for the excess deficiency. During 2002, OneBeacon recognized a $22.8 million premium deficiency charge on deferred acquisition costs associated with its business subject to the Renewal Rights Agreement.

        Losses and LAE are charged against income as incurred. Unpaid insurance losses and LAE are based on estimates (generally determined by claims adjusters, legal counsel and actuarial staff) of the ultimate costs of settling claims, including the effects of inflation and other societal and economic factors. Unpaid reinsurance losses and LAE are based primarily on reports received from ceding companies and actuarial projections. Unpaid loss and LAE reserves represent management's best estimate of ultimate losses and LAE, net of estimated salvage and subrogation recoveries, if applicable. Such estimates are regularly reviewed and updated and any adjustments resulting therefrom are reflected in current operations. The process of estimating loss and LAE involves a considerable degree of judgment by management and the ultimate amount of expense to be incurred could be considerably greater than or less than the amounts currently reflected in the financial statements.

        OneBeacon discounts certain of its long-term workers compensation loss and LAE reserves when such liabilities constitute unpaid but settled claims under which the payment pattern and ultimate costs are fixed and determinable on an individual claim basis. OneBeacon discounts these reserves using a discount rate which is determined based on the facts and circumstances applicable at the time the claims are settled (4.7% at December 31, 2002).

        In connection with purchase accounting for the Acquisition, White Mountains was required to adjust to fair value OneBeacon's loss and LAE reserves and the related reinsurance recoverables by $646.9 million and $346.9 million, respectively, on OneBeacon's acquired balance sheet as of June 1, 2001. This net reduction to loss and LAE reserves of $300.0 million is being accreted through an income statement charge over the period that the claims to which such reserves relate are expected to be settled. See Note 3.

        White Mountains' insurance and reinsurance subsidiaries enter into ceded reinsurance contracts from time to time to protect their businesses from losses due to concentration of risk, to manage their operating leverage ratios and to limit losses arising from catastrophic events. The majority of such reinsurance contracts are executed through excess of loss treaties and catastrophe contracts under which the reinsurer indemnifies for a specified part or all of certain types of losses over stipulated amounts arising from any one occurrence or event. White Mountains has entered into quota share treaties with reinsurers under which all risks meeting prescribed criteria are covered on a pro-rata basis. The amount of each risk ceded by White Mountains is subject to maximum limits which vary by line of business and type of coverage. Amounts related to reinsurance contracts are recorded in accordance with SFAS No. 113 and Emerging Issues Task Force Topic No. D-54, as applicable.

        Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policies. The collectibility of reinsurance recoverables is subject to the solvency of the reinsurers. White Mountains is selective in regard to its reinsurers, principally placing reinsurance with those reinsurers with a strong financial condition, industry ratings and underwriting ability. Management monitors the financial condition and ratings of its reinsurers on an ongoing basis.

        Reinsurance premiums, commissions, expense reimbursements and reserves related to reinsured business are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums ceded to other companies are reported as a reduction of premiums written. Expense allowances received in connection with reinsurance ceded have been accounted for as a reduction of the related policy acquisition costs and are deferred and amortized accordingly. Funds held under reinsurance treaties represent contractual payments due to the reinsurer that White Mountains has retained to secure obligations of the reinsurer. Such amounts are recorded as liabilities in the consolidated financial statements.

Accounting for Mandatory Shared Market Mechanisms

        As a condition to its licenses to do business in certain states, White Mountains' insurance operations must participate in various mandatory shared market mechanisms commonly referred to as "residual" or "involuntary" markets. These markets generally consist of risks considered to be undesirable from a standard or routine underwriting perspective. Each state dictates the levels of insurance coverage that is mandatorily assigned to participating insurers within these markets. The total amount of such business an insurer must accept in a particular state is generally based on that insurer's market share of voluntary business written within that state. In certain cases, White Mountains is obligated to write business from shared market mechanisms at a future date based on its historical market share of all voluntary policies written within that state. Involuntary business generated from mandatory shared market mechanisms is accounted for in accordance with SFAS No. 60 or as assumed reinsurance under SFAS No. 113, depending upon the structure of the mechanism.

        OneBeacon's market assignments are typically required to be written in the current period, however, in certain cases OneBeacon is required to accept policy assignments at a future date. OneBeacon's residual market assignments to be written in the future primarily relate to private passenger automobile assigned risk exposures within the State of New York where several of OneBeacon's insurance subsidiaries write voluntary automobile insurance. The share of involuntary written premium for policies assigned by the NYAIP to a particular insurer in a given year is based on the proportion of the total voluntary writings in New York two years prior. Anticipated losses associated with future market assignments are recognized in accordance with SFAS No. 5, "Accounting for Contingencies", when the amount of such anticipated losses is determined to be probable and can be reasonably estimable.

Accounting for Insurance-related Assessments

        Under existing guaranty fund laws in all states, insurers licensed to do business in those states can be assessed for certain obligations of insolvent insurance companies to policyholders and claimants. In accordance with Statement of Position 97-3, "Accounting by Insurance and Other Enterprises for Insurance-Related Assessments" ("SOP 97-3"), White Mountains' insurance subsidiaries record guaranty fund assessments when such assessments are billed by the respective guaranty funds. In addition, each insurance subsidiary's policy is to accrue for any significant insolvencies when the loss is probable and the assessment amount can be reasonably estimated.

Federal and Foreign Income Taxes

        As a result of the Redomestication, income earned or losses incurred by the Bermuda and Barbados Companies will generally be subject to an overall effective tax rate lower than that imposed by the United States. The U.S. Companies are subject to U.S. income taxes. Prior to the Redomestication, the Company filed a consolidated U.S. Federal income tax return with its subsidiaries. The U.S. Companies continue to file U.S. tax returns but may no longer do so on a group-wide consolidated basis. As a result, the aggregate U.S. income tax liability of the U.S. Companies may be higher than it otherwise would have been if part of a consolidated tax return.

        Deferred tax assets and liabilities are recorded when a difference between an asset or liability's financial statement value and its tax reporting value exists, and for other temporary differences as defined by SFAS No. 109, "Accounting for Income Taxes". The deferred tax asset or liability is recorded based on tax rates expected to be in effect when the difference reverses.

Foreign Currency Translation

        Net after-tax unrealized losses from foreign currency fluctuations associated with Fund American Re's operations, WMU's operations, Folksamerica's Canadian operations and certain of British Insurance Company's loss reserves totalled $7.2 million and $2.7 million at December 31, 2002 and December 31, 2001, respectively. These net after-tax losses are recorded in shareholders' equity as a component of accumulated other comprehensive income and changes in these values are reported on the Company's statement of income and comprehensive income as a component of other comprehensive income.

Earnings (Loss) Per Share

        Basic earnings (loss) per share amounts are based on the weighted average number of Common Shares outstanding. Diluted earnings per share amounts are based on the weighted average number of Common Shares and the net effect of potentially dilutive Common Shares outstanding, based on the treasury stock method. The following table outlines the Company's computation of earnings (loss) per share for the years ended December 31, 2002, 2001 and 2000:

	Year Ended December 31,
	2002	2001	2000
Basic earnings (loss) per share numerators (in millions):
Net income (loss) from continuing operations	$80.8	$(271.1)	$312.9
Redemption value adjustment and dividends on Convertible
Preference Shares	(19.4)	(305.4)	—

Net income (loss) from continuing operations available to common shareholders	$61.4	$(576.5)	$312.9

Cumulative effect of changes in accounting principles	660.2	—	—
Extraordinary income items	7.1	11.8	—
Net income from discontinued operations	—	—	95.0

Net income (loss) available to common shareholders	$728.7	$(564.7)	$407.9

Diluted earnings (loss) per share numerators (in millions):
Net income (loss) from continuing operations available to common shareholders	$61.4	$(576.5)	$312.9
Other effects on diluted earnings(a)	(.1)	—	—

Net income (loss) from continuing operations available to common shareholders	$61.3	$(576.5)	$312.9

Cumulative effect of changes in accounting principles	660.2	—	—

Extraordinary income items	7.1	11.8	—
Net income from discontinued operations	—	—	95.0

Adjusted net income (loss) available to common shareholders	$728.6	$(564.7)	$407.9

Earnings (loss) per share denominators (in thousands):
Basic earnings (loss) per share denominator (average Common
Shares outstanding)	8,225	6,663	5,895
Average outstanding dilutive Options and warrants to acquire
Common Shares(b)	799	—	26

Diluted earnings (loss) per share denominator	9,024	6,663	5,921

Basic earnings (loss) per share (in dollars):
Net income (loss) from continuing operations	$7.47	$(86.52)	$53.08
Cumulative effect of changes in accounting principles	80.27	—	—
Extraordinary income items	.87	1.77	—
Net income from discontinued operations	—	—	16.11

Net income (loss)	$88.61	$(84.75)	$69.19

Diluted earnings (loss) per share (in dollars):
Net income (loss) from continuing operations	$6.80	$(86.52)	$52.84
Cumulative effect of changes in accounting principles	73.16	—	—
Extraordinary income items	.79	1.77	—
Net income from discontinued operations	—	—	16.05

Net income (loss)	$80.75	$(84.75)	$68.89

        (a) Includes an adjustment to White Mountains' equity in earnings recorded on its investment in the common shares of Montpelier, which is reflective of dilution in Montpelier's earnings brought about by outstanding options and warrants to acquire common shares of Montpelier that are currently in-the-money.

        (b) The following potentially dilutive Common Share equivalents are not included in the dilutive share calculation as the impact of their inclusion would be anti-dilutive: (i) in 2002 and 2001, Options to acquire 61,965 and 80,665 Common Shares, respectively, at an average exercise price of $125.31 and $118.22, respectively, per Common Share; (ii) in 2001, warrants to acquire 1,714,285 Common Shares at an exercise price of $175.00 per Common Share; (iii) in 2002 and 2001, 73,500 and 94,500 Restricted Shares outstanding, respectively. See Note 9 for detailed information concerning Restricted Shares outstanding and potentially dilutive Options and warrants to acquire Common Shares.

Recently Adopted Changes in Accounting Principles

Stock-based Compensation

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure" ("SFAS 148"), an amendment to SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). Provisions of SFAS No. 148 provide two additional alternative transition methods: modified prospective method and retroactive restatement method, for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. The Statement eliminates the use of the original SFAS No. 123 prospective method of transition alternative for those entities that change to the fair value based method in fiscal years beginning after December 15, 2003. It also amends the disclosure provisions of SFAS No. 123 to require prominent annual disclosure about the effects on reported net income in the Summary of Significant Accounting Policies and also requires disclosure about these effects in interim financial statements. These provisions are effective for financial statements for fiscal years ending after December 15, 2002. Accordingly, the Company has adopted the applicable disclosure requirements of this statement for year-end reporting.

        White Mountains' share-based compensation plans, consisting primarily of performance shares, are designed to maximize shareholder value over long periods of time by aligning the financial interests of its management with those of its owners. See Note 9. White Mountains expenses all its share-based compensation, including its outstanding Options. White Mountains accounts for these plans under the recognition and measurement principles of Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees", and related interpretations, including FASB Interpretation No. 28, "Accounting for Stock Appreciation Rights and Other Variable Stock Options or Award Plans ("FIN 28"). The accounting treatment for White Mountains' Restricted Share awards under APB 25 is identical to the method prescribed by SFAS No. 123, whereby the Restricted Shares are valued based upon fair value at the date of issuance and charged to compensation expense ratably over the vesting period. Compensation expense charged to earnings for Restricted Shares was $16.2 million and $10.4 million for the years ended December 31, 2002 and 2001, respectively. There were no Restricted Shares outstanding in 2000. The accounting treatment for White Mountains' performance share awards under APB 25 is also identical to the method prescribed by SFAS No. 123, whereby the liability for performance share awards is measured each period based upon the current market price of the underlying Common Shares. During 2002, 2001 and 2000, White Mountains recorded compensation charges of $63.5 million, $31.6 million and $25.8 million, respectively, for outstanding performance shares.

        In 2000, the Company issued a one-time award of 81,000 Options. The Options were issued at an exercise price equal to the market value of the underlying Common Shares on February 27, 2000 (the grant date). The exercise price escalates on a straight-line basis by 6% per annum over the ten-year life of the Options. As a result, the Company's outstanding Options are accounted for as variable options under FIN 28, with compensation expense charged to earnings over the service period based on the intrinsic value of the underlying Common Shares. Compensation expense charged to earnings for Options was $.7 million and $9.5 million for the years ended December 31, 2002 and 2001, respectively.

        White Mountains has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" with respect to its outstanding Options and Restricted Shares. The following table illustrates the pro forma effect on net income (loss) and earnings per share for each period indicated as if the Company applied the fair value recognition provisions of SFAS No. 123 to its employee Option incentive compensation program.

	Year Ended December 31,
	2002	2001	2000
	Millions, except per share amounts
Net income (loss), as reported	$748.1	$(259.3)	$407.9
Add: Stock-based employee compensation expense included in reported net income (loss), net of taxes	.7	9.5	—
Deduct: Stock-based employee compensation expense determined under fair value based method, net of taxes	(.1)	(.1)	—

Net income (loss), pro forma	$748.7	$(249.9)	$407.9

Earnings (loss) per share:
Basic—as reported	$88.61	$(84.75)	$69.19
Basic—pro forma	88.67	(83.34)	69.19
Diluted—as reported	80.75	(84.75)	68.89
Diluted—pro forma	80.81	(83.34)	68.89

        White Mountains' compensation expense related to its Options was higher in 2002 and 2001 than it would have been had the Company accounted for its Options under SFAS No. 123 due primarily to two factors. First, compensation expense under SFAS No. 123 is based on the fair value of the Options at the date of grant and subsequent changes in the market value of the underlying stock are not considered. Since the date the Options were granted, the market price of Common Shares has increased from $106.19 at February 27, 2000 (the date of grant) to $348.00 at December 31, 2001 and $323.00 at December 31, 2002. The intrinsic value method of accounting for compensation expense under FIN 28, which the Company follows, captured this increase in market value and resulted in increased compensation expense as compared to SFAS No. 123. Second, variable plan accounting under FIN 28 prescribes that compensation expense be recognized over the service period, which results in an accelerated recognition of the expense as compared to using the vesting period prescribed by SFAS No. 123.

Business Combinations

        In 2001, White Mountains adopted the provisions of SFAS No. 141, "Business Combinations", which required the recognition of all existing deferred credits (defined as the excess of fair value of acquired assets over cost) arising from business combinations prior to July 1, 2001 through the income statement as a change in accounting principle on the first day of the fiscal year beginning after December 15, 2001. In accordance with SFAS No. 141, White Mountains recognized its entire December 31, 2001 unamortized deferred credit balance of $682.5 million on January 1, 2002 as a cumulative effect of a change in accounting principle. SFAS No. 141 also requires deferred credits arising from business combinations on or after July 1, 2001 to be immediately recognized through the income statement as an extraordinary gain. In accordance with SFAS No. 141, White Mountains recognized an extraordinary gain of $7.1 million during the second quarter of 2002 in connection with Folksamerica's acquisition of Imperial in April 2002 and recognized extraordinary gains of $13.6 million and $3.0 million during 2001 in connection with Folksamerica's acquisition of C-F and the acquisition of certain net assets of Folksam.

        On January 1, 2002, White Mountains adopted the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets", which calls for the amortization of existing and prospective goodwill (defined as the excess of cost over the fair value of acquired assets) only when the assets acquired are deemed to have been impaired rather than systematically over a perceived period of benefit. SFAS 142 specifically defines impairment as the condition that exists when the carrying amount of goodwill exceeds its implied fair value and requires goodwill to be evaluated for impairment periodically. Prior to the issuance of SFAS No. 142, little guidance existed as to how to determine and measure goodwill impairment. As a result of the issuance of SFAS No. 142, White Mountains performed a discounted cash flow analysis to determine the fair value of the net assets supporting its unamortized goodwill relating primarily to its 2000 acquisition of substantially all the reinsurance operations of Risk Capital and recognized a transitional impairment loss of $22.3 million on January 1, 2002 as a cumulative effect of a change in accounting principle.

        Net income (loss) from continuing operations, net income (loss) and earnings (loss) per Common Share amounts for the years ended December 31, 2001 and 2000, adjusted to exclude charges from goodwill amortization and revenues from deferred credit amortization, are as follows:

	Year Ended December 31, 2001		Year Ended December 31, 2000
Millions, except per share amounts	Net loss before extraordinary items	Net loss	Net income (loss) before extraordinary items	Net Income
Net income (loss)
Reported net income (loss)	$(271.1)	$(259.2)	$312.9	$407.9
Amortization of deferred credits	(91.6)	(91.6)	(41.4)	(41.4)
Amortization of goodwill	3.1	3.1	3.5	3.5

Adjusted net income (loss)	$(359.6)	$(347.8)	$275.0	$370.0

Basic earnings (loss) per share
Reported net income (loss) per Share	$(86.52)	$(84.75)	$53.08	$69.19
Amortization of deferred credits	(13.75)	(13.75)	(7.02)	(7.02)
Amortization of goodwill	.47	.47	.60	.60

Adjusted net income (loss) per Share	$(99.80)	$(98.03)	$46.66	$62.77

Diluted earnings (loss) per share
Reported net income (loss) per Share	$(86.52)	$(84.75)	$52.84	$68.89
Amortization of deferred credits	(13.75)	(13.75)	(6.99)	(6.99)
Amortization of goodwill	.47	.47	.60	.60

Adjusted net income (loss) per Share	$(99.80)	$(98.03)	$46.45	$62.50

Recent Accounting Pronouncements

        In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which addresses consolidation issues surrounding special purpose entities, often termed variable interest entities ("VIE"), to which the usual condition for consolidation does not apply because the VIE either has no voting interests or otherwise is not subject to financial control through ownership of voting interests. Under FIN 46, the primary beneficiary of a VIE is required consolidate the VIE. FIN 46 is required to be adopted for financial periods ending after June 15, 2003. At December 31, 2002, White Mountains held certain investments that, for purposes of FIN 46, are being evaluated to determine whether such investments should be consolidated or disclosed as a variable interest entity in the Company's future financial statements. Such investments include limited partnerships currently accounted for under the equity method and OneBeacon's surplus note investment in New Jersey Skylands.

        In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"), which expands the disclosures to be made by a guarantor in the consolidated financial statements and generally requires recognition of a liability for the fair value of a guarantee at its inception. The disclosure requirements of this interpretation are effective for the Company for fiscal periods ending after December 15, 2002. The measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. This interpretation does not apply to guarantees issued by insurance companies accounted for under insurance-specific accounting literature. White Mountains is currently evaluating the impact of the adoption of the measurement provisions of FIN 45 and does not expect the adoption of FIN 45 to have material impact.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement replaces Emerging Issues Task Force No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)" and requires companies to recognize a liability for costs associated with exit or disposal activities at fair value when they are incurred, as defined in SFAS No. 146, rather than at the date of a commitment to an exit or disposal plan. SFAS No. 146 is effective for exit or disposal activities initiated after December 31, 2002. Accordingly, SFAS 146 will impact all exit or disposal activities initiated by White Mountains after December 31, 2002.

Note 2. Significant Transactions

Equity Issuance and Debt Refinancing

        On October 24, 2002, White Mountains sold $225.0 million of its equity securities in private transactions. Investment funds managed by Franklin Mutual, which were existing shareholders of White Mountains, purchased $200.0 million of convertible preference shares based on a value of $295.00 per common share. See Note 10. In addition, investment funds managed by Highfields Capital Management LP purchased 84,745 Common Shares for $25.0 million ($295.00 per Common Share).

        On October 31, 2002, FAC completed an amendment of the Bank Facility, which included the issuance of a new $143.8 million Tranche C term loan that was utilized to refinance a portion of the existing $228.8 million Tranche A term loan. See Note 6.

OneBeacon

        On June 1, 2001, White Mountains acquired OneBeacon from Aviva for $2,114.3 million, of which $260.0 million consisted of the Seller Note with the balance paid in cash. Also, as part of the financing of the Acquisition, White Mountains issued $437.6 million of a new class of non-voting convertible preference shares of the Company, which were subsequently converted into Common Shares upon shareholder approval on August 23, 2001, and issued the Warrants to Berkshire to acquire 1,714,285 Common Shares at an exercise price of $175.00 per Common Share. See Note 11. Of the total Warrants purchased by Berkshire, the Series A Warrants to purchase 1,170,000 Common Shares were immediately exercisable and the Series B Warrants to purchase 544,285 Common Shares became exercisable upon shareholder approval at the 2001 Annual Meeting.

        On November 1, 2001, OneBeacon transferred its regional agency business, agents and operations in 42 states and the District of Columbia to Liberty Mutual pursuant to the Renewal Rights Agreement. This transfer amounted to approximately $1.5 billion in net written premiums, or approximately 45% of OneBeacon's total business at the time the agreement was put in place. A reinsurance agreement between OneBeacon and Liberty Mutual pro-rates results so that OneBeacon shares in approximately two-thirds and one-third of the operating results of the transferred business corresponding to renewal premiums written in the first and second years following the execution of the Renewal Rights Agreement, respectively.

Purchase Accounting Associated with the Acquisition

        The Acquisition was accounted for by the purchase method of accounting in accordance with the treatment of a purchase business combination under APB No. 16, "Business Combinations" and, therefore, the assets and liabilities of OneBeacon were recorded by White Mountains at their fair values on June 1, 2001. The process of determining the fair value of such assets and liabilities acquired, as required under purchase accounting, was undertaken as follows: (i) the purchase price of OneBeacon was preliminarily allocated to the acquired assets and liabilities, based on their respective estimated fair values at June 1, 2001; (ii) the excess of the fair value of acquired net assets over the purchase price was used to reduce the estimated fair values of all non-current, non-financial assets acquired to zero; and (iii) the remaining $682.0 million excess of the estimated fair value of net assets over the purchase price was recorded as a deferred credit.

        In accordance with the purchase method of accounting, on June 1, 2001, White Mountains increased the net assets of OneBeacon by $134.0 million ($87.1 million after-tax) representing adjustments to reflect the estimated fair value of OneBeacon's assets and liabilities assumed. This increase was primarily comprised of a pretax adjustment of $300.0 million resulting from fair value adjustments made to OneBeacon's loss and LAE reserves and related reinsurance recoverables, offset by (i) $28.0 million of liabilities associated with the fair value of obligations under National Accounts and National Programs contracts, (ii) $15.3 million in liabilities associated with the expected costs to exit certain business activities of OneBeacon and (iii) $86.0 million to recognize the fair value of employee benefit obligations. White Mountains also decreased the net assets of OneBeacon by an additional $246.5 million ($175.0 million after-tax) representing an allocation of the excess of acquired net assets over the purchase price to OneBeacon's non-current, non-financial assets existing at the time of the Acquisition, primarily its property, plant and equipment.

        The fair value of assets and liabilities acquired on June 1, 2001 were as follows ($ in millions):

Fair value of assets acquired	$11,895.1
Fair value of liabilities acquired	9,098.8

Fair value of net assets acquired	2,796.3
Total purchase price, including expenses	(2,114.3)

Resulting deferred credit	$682.0

        Significant assets and liabilities acquired through OneBeacon included $34.0 million of cash, $7,408.6 million of investments, $2,448.9 million of reinsurance recoverable on paid and unpaid losses, $1,267.3 million of insurance premiums receivable, $6,364.2 million of loss and LAE reserves and $1,897.7 million of unearned insurance premiums.

        In conjunction with its adoption of SFAS No. 141, White Mountains recognized its entire unamortized deferred credit balance on January 1, 2002, including its unamortized deferred credit balance relating to OneBeacon of $625.1 million at December 31, 2001, as a change in accounting principle. Had the Acquisition occurred on or after July 1, 2001, White Mountains would have immediately recognized this deferred credit on its income statement as an extraordinary gain as with its acquisitions of C-F and the Folksam net assets.

Pro Forma Financial Information for the Acquisition—Years Ended December 31, 2001 and 2000

        Supplemental unaudited pro forma condensed combined income statement information for the years ended December 31, 2001 and 2000, which gives effect to the Acquisition as if it had occurred on January 1, 2001 and 2000, respectively, follows:

	Pro Forma Year Ended December 31,
	2001	2000
	(Unaudited) Millions, except per share amounts
Total revenues as reported	$3,234.4	$850.9
Pro forma effect of the Acquisition	2,494.2	5,515.9

Total pro forma revenues	$5,728.6	$6,366.8

Pro forma net loss from continuing operations	$(254.4)	$(59.0)

Basic and diluted loss per share numerator:
Pro forma net loss from continuing operations available to common shareholders	$(564.6)	$(322.7)
Basic and diluted loss per share:
Pro forma net loss from continuing operations	$(84.29)	$(54.74)

        The unaudited pro forma information presented above for the years ended December 31, 2001 and 2000 has been supplied for comparative purposes only and does not purport to reflect the actual results that would have been reported had the Acquisition been consummated at January 1, 2001 and 2000, respectively. Additionally, such pro forma financial information is not expected to be reflective of results that may occur in the future, particularly in light of significant non-recurring transactions such as the NICO Cover and the GRC Cover, which are not included therein. The NICO Cover and the GRC Cover would have reduced revenues by $1.5 billion and increased the net loss from continuing operations by $306.9 million during the pro forma periods presented. In addition, the pro forma results presented above do not reflect the effects of the Renewal Rights Agreement, which would have reduced revenues by $277.5 million and $474.5 million, respectively, and reduced expenses by $322.9 million and $547.5 million, respectively, during the 2001 and 2000 pro forma periods presented.

Other Acquisitions and Dispositions

        In April 2002, Folksamerica acquired Imperial for $4.2 million including related expenses ($.5 million net of cash acquired). Significant assets and liabilities acquired included investments of $22.8 million and gross loss and LAE reserves of $11.9 million. In accordance with SFAS No. 141, White Mountains recognized a $7.1 million extraordinary gain during 2002 representing the excess of the fair value of Imperial's net assets over its cost.

        In December 2001, White Mountains, through OneBeacon, invested $180.0 million in Montpelier. See Note 14.

        In December 2001, Fund American Re acquired substantially all of the international reinsurance operations of Folksam. The $64.0 million purchase price was paid in a combination of cash, a note and Common Shares. Additionally, in August 2002, $24.2 million of total assets and total liabilities of Folksam's Singapore-based reinsurance operations were transferred to Fund American Re. At December 31, 2002, Fund American Re had $149.9 million of total assets and $58.1 million of shareholder's equity. In accordance with SFAS No. 141, White Mountains recognized a $3.0 million extraordinary gain during 2001 representing the excess of the fair value of Folksam's net assets over its cost.

        In September 2001, Folksamerica acquired C-F for total consideration of $49.2 million plus related expenses. The purchase consideration included the issuance of a $25.0 million, four-year note by Folksamerica which may be reduced by adverse loss development experienced by C-F post-acquisition. In accordance with SFAS No. 141, White Mountains recognized a $13.6 million extraordinary gain during 2001 representing the excess of the fair value of C-F's net assets over its cost.

        In January 2001, the Company sold Waterford to a third party for consideration of $23.6 million in cash, net of transaction related expenses. White Mountains recognized a $12.4 million pretax gain on the sale of Waterford in 2001.

        In October 2000, Folksamerica purchased 80% of Esurance for $9.0 million. During the fourth quarter of 2001, Folksamerica purchased the remaining outstanding stock for $1.4 million. At and for the year ended December 31, 2002, Esurance had total assets of $38.2 million, total revenues of $10.9 million and an accumulated shareholder's deficit of $24.9 million.

        In October 2000, the Company was informed that the Internal Revenue Service agreed with its position taken in its 1991 tax return concerning the sale of Fireman's Fund and, accordingly, released a $95.0 million reserve during 2000 to income which is presented as a gain from discontinued operations.

        In July 2000, White Mountains sold its indirect, wholly-owned subsidiary, White Mountains Holdings, Inc. (which controlled a substantial amount of its holdings of FSA) and all its other holdings of FSA Common Stock to Dexia for proceeds of $620.4 million. White Mountains recognized a $391.2 million pretax gain on the Dexia Sale in 2000.

        In May 2000, Folksamerica completed its acquisition of Risk Capital for $20.3 million in cash plus related expenses. Because the cost of Risk Capital was more than the fair value of its net identifiable assets at that date, White Mountains recorded $24.9 million in goodwill at acquisition, which was being amortized to income over the estimated period of benefit of ten years prior to the adoption of SFAS 142.

        In March 2000, Folksamerica acquired PCA for $122.3 million in cash. Because the cost of PCA was less than the fair value of its net identifiable assets acquired at that date, White Mountains recorded a $37.9 million deferred credit at acquisition, which was being amortized to income over the estimated period of benefit of six years prior to the adoption of SFAS No. 141 on January 1, 2002.

Note 3. Reserves for Unpaid Losses and Loss Adjustment Expenses

Insurance

        White Mountains' insurance subsidiaries establish loss and LAE reserves that are estimates of amounts needed to pay claims and related expenses in the future for insured events that have already occurred. White Mountains establishes estimates of amounts recoverable from its reinsurers in a manner consistent with the claim liability covered by the reinsurance contracts, net of an allowance for uncollectible amounts. Net insurance loss reserves represent loss and LAE reserves reduced by reinsurance recoverable on unpaid losses The process of estimating reserves involves a considerable degree of judgment by management and, as of any given date, is inherently uncertain.

        Reserve estimates at OneBeacon are subject to additional uncertainty as a consequence of a number of factors that occurred prior to and since the Acquisition. As previously discussed, OneBeacon is the result of the merger of the U.S. operations of General Accident and Commercial Union. While relatively the same size, the legacy companies had different underwriting and claims management practices, which produced different business and underwriting results. The operational integration of the two companies was complex and included changes in underwriting and claims operations. Beginning in the mid-1990s, and continuing through the Merger, the subsequent operational integration of the legacy companies and the Acquisition, OneBeacon experienced an environment of significant change, both in its business and operations. Generally accepted actuarial techniques used to estimate reserves rely in large degree on projecting historical trends, such as patterns of claim development (i.e., reported claims and paid losses), into the future. Accordingly, estimating reserves becomes more uncertain if business mix, coverage limits, case reserve adequacy, claims payment rates and other factors change over time. The breadth and depth of the business and operational changes that occurred at OneBeacon (1) led to a wider range in the reserve estimates produced by a variety of actuarial loss reserving techniques, especially those that rely upon consistent claim development patterns, and (2) introduced greater complexity to the judgments required to be made by management in determining the impact of the business and operational changes on the development patterns.

        Reserves are typically comprised of (1) case reserves for claims reported and (2) reserves for losses that have occurred but for which claims have not yet been reported, referred to as incurred but not reported ("IBNR") reserves, which include a provision for expected future development on case reserves. Case reserves are estimated based on the experience and knowledge of claims staff regarding the nature and potential cost of each claim and are adjusted as additional information becomes known or payments are made. IBNR reserves are regarded as the most uncertain reserve segment and are derived by subtracting paid loss and LAE and case reserves from estimates of ultimate loss and LAE. Actuaries estimate ultimate loss and LAE using various generally accepted actuarial methods applied to known losses and other relevant information. Like case reserves, IBNR reserves are adjusted as additional information becomes known or payments are made.

        Ultimate loss and LAE are generally determined by extrapolation of claim emergence and settlement patterns observed in the past that can reasonably be expected to persist into the future. In forecasting ultimate loss and LAE with respect to any line of business, past experience with respect to that line of business is the primary resource, but cannot be relied upon in isolation. White Mountains' own experience, particularly claims development experience, such as trends in case reserves, payments on and closings of claims, as well as changes in business mix and coverage limits, is the most important information for estimating its reserves. External data, available from organizations such as statistical bureaus, consulting firms and reinsurance companies, is sometimes used to supplement or corroborate White Mountains' own experience, and can be especially useful for estimating costs of new business. For some lines of business, such as "long-tail" coverages discussed below, claims data reported in the most recent accident year is often too limited to provide a meaningful basis for analysis due to the typical delay in reporting of claims. For this type of business, White Mountains uses a selected loss ratio method for the initial accident year or years. This is a standard and accepted actuarial reserve estimation method in these circumstances in which the loss ratio is selected based upon information used in pricing policies for that line of business, as well as any publicly available industry data, such as industry pricing, experience and trends, for that line of business.

        In determining ultimate loss and LAE, the cost to indemnify claimants, provide needed legal defense and other services for insureds and administer the investigation and adjustment of claims are considered. These claim costs are influenced by many factors that change over time, such as expanded coverage definitions as a result of new court decisions, inflation in costs to repair or replace damaged property, inflation in the cost of medical services and legislated changes in statutory benefits, as well as by the particular, unique facts that pertain to each claim. As a result, the rate at which claims arose in the past and the costs to settle them may not always be representative of what will occur in the future. Often the factors influencing changes in claim costs are difficult to isolate or quantify and developments in paid and incurred losses from historical trends are frequently subject to multiple and conflicting interpretations. Changes in coverage terms or claims handling practices may also cause future experience and/or development patterns to vary from past. A key objective of actuaries in developing estimates of ultimate loss and LAE, and resulting IBNR reserves, is to identify aberrations and systemic changes occurring within historical experience and accurately adjust for them so that the future can be projected reliably. Because of the factors previously discussed, this process requires the use of informed judgment.

        Uncertainties in estimating ultimate loss and LAE are magnified by the time lag between when a claim actually occurs and when it is reported and settled. This time lag is sometimes referred to as the "claim-tail". The claim-tail for most property coverages is typically short (usually a few days up to a few months). The claim-tail for liability/casualty coverages, such as automobile liability, general liability, products liability, D&O, multiple peril coverage, and workers compensation, can be especially long as claims are often reported and ultimately paid or settled years, even decades, after the related loss events occur. During the long claims reporting and settlement period, additional facts regarding coverages written in prior accident years, as well as about actual claims and trends may become known and, as a result, White Mountains may adjust its reserves. If management determines that an adjustment is appropriate, the adjustment is booked in the accounting period in which such determination is made in accordance with GAAP. Accordingly, should reserves need to be increased or decreased in the future from amounts currently established, future results of operations would be negatively or positively impacted, respectively.

Reinsurance

        White Mountains' reinsurance subsidiaries establish reserves that are estimates of future amounts needed to pay claims and related expenses for insured events that have already occurred. The process of estimating reserves for White Mountains' reinsurance subsidiaries is similar to the process described above for White Mountains' insurance subsidiaries and, as of any given date, is inherently uncertain. Reserve estimates reflect the judgment of both the ceding company and White Mountains, based on the experience and knowledge of their respective claims personnel, regarding the nature and value of the claim. The ceding company may periodically adjust the amount of the case reserves as additional information becomes known or partial payments are made. Upon notification of a loss from a ceding company, White Mountains establishes case reserves, including LAE reserves, based upon White Mountains' share of the amount of reserves established by the ceding company and White Mountains' independent evaluation of the loss. In cases where available information indicates that reserves established by the ceding company are inadequate, White Mountains establishes case reserves in excess of its share of the reserves established by the ceding company.

        White Mountains' reinsurance subsidiaries use a combination of actuarial methods to determine IBNR reserves. These methods fall into two general categories: (1) methods by which ultimate claims are estimated based upon historical patterns of paid and reported claim development experienced, as supplemented by reported industry patterns, and (2) methods in which the level of IBNR reserves are established based upon the application of expected loss ratios relative to earned premium by accident year, line of business and type of reinsurance written.

        As described previously, uncertainties in projecting estimates of ultimate loss and LAE are magnified by the time lag between when a claim actually occurs and when it is reported and settled, i.e., the "claim-tail". During the long claims reporting and settlement period, additional facts regarding coverages written in prior accident years, as well as about claims and trends may become known and, as a result, White Mountains may adjust its loss and LAE reserves. If management determines that an adjustment is appropriate, the adjustment is booked in the accounting period in which such determination is made in accordance with GAAP. Management believes that loss and LAE reserves as of December 31, 2002 are reasonably stated; however, ultimate loss and LAE may deviate, perhaps materially, from the amounts currently reflected in the reserve balance. Adverse development, if any, would impact White Mountains' future results of operations.

Loss and loss adjustment expense reserve summary

        The following table summarizes the loss and LAE reserve activities of White Mountains' insurance and reinsurance subsidiaries for the years ended December 31, 2002, 2001 and 2000:

	Year Ended December 31,
	2002	2001	2000
	(Millions)
Gross beginning balance	$9,527.6	$1,556.3	$851.0
Less beginning reinsurance recoverable on unpaid losses	(4,203.5)	(726.5)	(169.0)

Net loss and LAE reserves	5,324.1	829.8	682.0
Loss and LAE reserves acquired—Imperial	11.0	—	—
Loss and LAE reserves acquired—Fund American Re(1)	17.5	4.4	—
Loss and LAE reserves acquired—OneBeacon(1)	—	4,394.4	—
Loss and LAE reserves acquired—C-F(1)	—	2.3	—
Loss and LAE reserves transferred(2)	(22.4)	(22.2)	(270.6)
Loss and LAE reserves acquired—PCA(1)	—	—	253.8
Loss and LAE reserves acquired—Risk Capital Operations(1)	—	—	312.6
Losses and LAE incurred relating to:
Current year losses	2,548.2	2,390.6	264.1
Prior year losses	90.0	103.3	23.6

Total incurred losses and LAE	2,638.2	2,493.9	287.7
Accretion of fair value adjustment to loss and LAE reserves	79.8	56.0	—
Loss and LAE paid relating to:
Current year losses	(1,072.9)	(1,093.4)	(16.0)
Prior year losses	(2,171.9)	(1,341.1)	(419.7)

Total loss and LAE payments	(3,244.8)	(2,434.5)	(435.7)
Net ending balance	4,803.4	5,324.1	829.8
Plus ending reinsurance recoverable on unpaid losses	4,071.9	4,203.5	726.5

Gross ending balance	$8,875.3	$9,527.6	$1,556.3

(1)
Reinsurance recoverables on unpaid losses acquired in the OneBeacon, Fund American Re, Risk Capital Operations, PCA and USF Re acquisitions were $1,969.8 million, $21.0 million, $59.1 million, $153.3 million and $21.8 million, respectively.

(2)
Represents $22.2 million and $270.6 million of loss reserves ceded to Imagine Re during 2001 and 2000, respectively. See Note 4.

        Prior accident year losses of $90.0 million incurred in 2002 consisted primarily of $57.4 million recorded during the fourth quarter of 2002 at OneBeacon, $17.0 million recorded at Folksamerica, $10.5 million recorded at Fund American Re and $5.1 million recorded at White Mountains' other insurance subsidiaries.

        OneBeacon's prior year development was comprised of a $97.4 million increase related to accident years 2000 and prior, while reserves for accident year 2001 were reduced by $40.0 million. Reserve increases for 2000 and prior accident years primarily relate to increases in reserves for workers compensation coverages reduced by decreases in reserves for unallocated LAE. Workers compensation reserves for accident years 2000 and prior increased $155.3 million (on reserves as of December 31, 2001 of $1.2 billion). These reserve increases related primarily to a continuing unfavorable trend of increases in workers compensation medical claims and indemnity costs. Based on a study provided by the NCCI, workers compensation medical claims costs rose an average of 14% during 2002, compared with an average of 12% during 2001. Average workers compensation indemnity costs rose 11% during 2002 compared with an increase of 9% during 2001. Decreases in reserves for unallocated LAE resulted from completion of an activity-based-cost study which indicated future claim servicing costs were less than originally projected. This decrease primarily related to multiple peril and general liability coverages. The reduction in reserves for accident year 2001 was due in large part to favorable development on property losses from the Attacks.

        The prior year development at Folksamerica consisted primarily of (i) additional losses of $9.7 million relating to the Attacks, (ii) additional losses of $7.3 million from aviation insurance coverage, in relation to the Risk Capital business, (iii) reserve additions relating to asbestos and environmental losses of $11.4 million, (iv) $3.5 million of adverse development relating to the remaining business from the USF Re acquisition, offset by (v) $17.0 million of net income recorded during the first quarter relating to the reversal of an allowance for doubtful reinsurance recoveries related to PCA. These losses, with exception of the those relating to the Attacks, are covered under the Imagine Cover, and were partially offset by amortization of the deferred gain related to retroactive reinsurance.

        Included in the prior accident year losses of $103.3 million incurred in 2001 was $64.6 million recorded at OneBeacon. OneBeacon's increases in net reserves related to long-tail lines of business, primarily for accident years 1998 through 2000. Reserve increases before recoveries under the GRC Cover were $205.4 million for workers compensation (on reserves as of December 31, 2000 of $998.2 million), $34.0 million for general liability (on reserves as of December 31, 2000 of $1.2 billion million), $152.2 million for multiple peril (on reserves as of December 31, 2000 of $1.3 billion) and $58.9 million for commercial automobile liability (on reserves as of December 31, 2000 of $676.1 million).

        Prior accident year losses reported in 2001 also included $22.2 million in reserve increases recorded by Folksamerica on business ceded under the Imagine Cover during the 2000 fourth quarter - See Note 4 for details of this agreement. Because the Imagine Cover was retroactive, the offsetting benefit (reinsurance recoverable) of $22.2 million has been deferred and is being recognized into underwriting income over the expected settlement period of the underlying claims. An additional $16.5 million in prior accident year losses incurred in 2001 were primarily due to higher than expected reported losses in Folksamerica's property excess line.

        Incurred losses for the year ended December 31, 2000 related to prior accident years of $23.6 million were principally from the portfolios acquired with USF Re and Risk Capital. In connection with the USF Re acquisition, Folksamerica issued the USF Re Seller Note for $20.8 million under which Folksamerica was not required to repay the loan should loss and LAE acquired in the acquisition develop adversely. In response to adverse development experienced on reserves acquired in the USF Re acquisition, the USF Re Seller Note was reduced by $6.8 million during the year ended December 31, 2000.

        In connection with purchase accounting for the Acquisition, White Mountains was required to adjust to fair value OneBeacon's loss and LAE reserves and the related reinsurance recoverables by $646.9 million and $346.9 million, respectively, on OneBeacon's acquired balance sheet. This reduction to net loss and LAE reserves of $300.0 million is being accreted through an income statement charge over the period that the claims are expected to be settled. As a result, White Mountains recognized $79.8 million and $56.0 million of accretion to loss and LAE reserves during 2002 and 2001, respectively. White Mountains will accrete the remaining $164.2 million over the future periods in which the claims are settled, which is expected to be seven or eight years from the Acquisition.

        The fair values of OneBeacon's loss and LAE reserves and related reinsurance recoverables acquired on June 1, 2001 were based on the present value of their expected cash flows with consideration for the uncertainty inherent in both the timing of, and the ultimate amount of, future payments for losses and receipts of amounts recoverable from reinsurers. In estimating fair value, management adjusted OneBeacon's nominal loss reserves (net of the effects of reinsurance obtained from the NICO Cover and the GRC Cover) and discounted them to their present value using an applicable risk-free discount rate. The series of future cash flows related to such loss payments and reinsurance recoveries were developed using OneBeacon's historical loss data. The resulting discount was reduced by the "price" for bearing the uncertainty inherent in OneBeacon's net loss reserves in order to estimate fair value. This was assumed to be approximately 11% of the present value of the expected underlying cash flows of the loss reserves and reinsurance recoverables, which is believed to be reflective of the cost OneBeacon would incur if it had attempted to reinsure the full amount of its net loss and LAE reserves with a third party reinsurer.

Asbestos and environmental loss and loss adjustment expense reserve activity

        White Mountains' reserves include provisions made for claims that assert damages from A&E related exposures. Asbestos claims relate primarily to injuries asserted by those who came in contact with asbestos or products containing asbestos. Environmental claims relate primarily to pollution and related clean-up costs obligations, particularly as mandated by federal and state environmental protection agencies. In addition to the factors described above regarding the reserving process, White Mountains estimates its A&E reserves based upon, among other factors, facts surrounding reported cases and exposures to claims, such as policy limits and deductibles, current law, past and projected claim activity and past settlement values for similar claims, as well as analysis of industry studies and events, such as recent settlements and asbestos-related bankruptcies.

        Immediately prior to the Acquisition, Aviva caused OneBeacon to purchase a reinsurance contract with NICO for a premium of $1.3 billion under which OneBeacon is entitled to recover from NICO up to $2.5 billion in the future for asbestos claims arising from business written by OneBeacon in 1992 and prior, environmental claims arising from business written by OneBeacon in 1987 and prior, and certain other exposures. Under the terms of the NICO Cover, NICO receives the economic benefit of reinsurance recoverables from certain of OneBeacon's third party reinsurers in existence at the time the NICO Cover was executed ("Third Party Recoverables"). As a result, the Third Party Recoverables serve to protect the $2.5 billion limit of NICO coverage for the benefit of OneBeacon. Third Party Recoverables are typically for the amount of loss in excess of a stated level each year. Of claim payments in the past 11 years, approximately 58% of asbestos losses and 40% of environmental losses have been recovered under the historical third party reinsurance.

        White Mountains estimates that on an incurred basis it has exhausted approximately $1,771 million of the coverage provided by NICO at December 31, 2002. Approximately $419 million of the estimated $1,771 million of incurred losses have been paid by NICO through December 31, 2002. To the extent that actual experience differs from White Mountains' estimate of ultimate A&E losses and Third Party

Recoverables, future losses could utilize some or all of the $729 million protection remaining under the NICO Cover.

        White Mountains' reserves for A&E losses at December 31, 2002 represent management's best estimate of its ultimate liability based on information currently available. However, as case law expands, medical and clean-up costs increase and industry settlement practices change, OneBeacon may be subject to asbestos and environmental losses beyond currently estimated amounts. White Mountains cannot reasonably estimate at the present time loss reserve additions arising from any such future unfavorable developments and cannot be sure that allocated loss reserves, plus the remaining capacity under the NICO Cover, will be sufficient to cover additional liability arising from any such unfavorable developments.

        The following tables summarize reported asbestos and environmental loss and LAE reserve activities (gross and net of reinsurance) for OneBeacon for the periods ended December 31, 2002 and 2001 and for the Reinsurance segment and White Mountains' other operations, consisting of Americn Centennial and British Insurance Company, for the years ended December 31, 2002, 2001 and 2000, respectively. OneBeacon's loss and LAE activity has been presented for the periods subsequent to the Acquisition.

OneBeacon

	Period Ended December 31,
	2002		2001
Net Asbestos and Environmental Loss Reserve Activity (in millions)
	Gross	Net	Gross	Net
Asbestos:
Beginning balance	$1,194.8	$5.8	$222.0	$6.9
Incurred losses and LAE	—	—	1,050.0	—
Paid losses and LAE	(57.8)	(4.5)	(77.2)	(1.1)

Ending balance	1,137.0	1.3	1,194.8	5.8

Environmental:
Beginning balance	749.8	18.4	779.7	25.4
Incurred losses and LAE	—	—	—	—
Paid losses and LAE	(48.5)	(6.4)	(29.9)	(7.0)

Ending balance	701.3	12.0	749.8	18.4

Total asbestos and environmental:
Beginning balance	1,944.6	24.2	1,001.7	32.3
Incurred losses and LAE	—	—	1,050.0	—
Paid losses and LAE	(106.3)	(10.9)	(107.1)	(8.1)

Ending balance	$1,838.3	$13.3	$1,944.6	$24.2

Reinsurance Segment

	Year Ended December 31,
	2002		2001		2000
Net Asbestos and Environmental Loss Reserve Activity (in millions)
	Gross	Net	Gross	Net	Gross	Net
Asbestos:
Beginning balance	$46.2	$34.1	$51.4	$36.6	$53.2	$37.1
Incurred losses and LAE	9.5	6.4	6.0	4.9	3.0	3.8
Paid losses and LAE	(5.9)	(1.7)	(11.2)	(7.4)	(4.8)	(4.3)

Ending balance	49.8	38.8	46.2	34.1	51.4	36.6

Environmental:
Beginning balance	30.8	17.4	30.8	17.6	26.7	16.8
Incurred losses and LAE	5.1	4.4	2.4	2.6	7.2	2.7
Paid losses and LAE	(6.4)	(5.0)	(2.4)	(2.8)	(3.1)	(1.9)

Ending balance	29.5	16.8	30.8	17.4	30.8	17.6

Total asbestos and environmental:
Beginning balance	77.0	51.5	82.2	54.2	81.0	53.9
Incurred losses and LAE	14.6	10.8	8.4	7.5	11.0	6.5
Paid losses and LAE	(12.3)	(6.7)	(13.6)	(10.2)	(7.8)	(6.2)

Ending balance	$79.3	$55.6	$77.0	$51.5	$84.2	$54.2

Other operations

	Year Ended December 31,
	2002		2001		2000
Net Asbestos and Environmental Loss Reserve Activity(1) (in millions)
	Gross	Net	Gross	Net	Gross	Net
Asbestos:
Beginning balance	$23.0	$21.9	$17.4	$16.2	$18.9	$17.7
Incurred losses and LAE	10.2	10.1	8.5	7.9	1.7	1.6
Paid losses and LAE	(3.8)	(3.6)	(2.9)	(2.2)	(3.2)	(3.1)

Ending balance	29.4	28.4	23.0	21.9	17.4	16.2

Environmental:
Beginning balance	8.2	7.8	9.7	9.0	10.3	9.7
Incurred losses and LAE	(1.5)	(1.3)	(1.1)	(.9)	1.5	1.4
Paid losses and LAE	(.7)	(.7)	(.4)	(.3)	(2.1)	(2.1)

Ending balance	6.0	5.8	8.2	7.8	9.7	9.0

Total asbestos and environmental:
Beginning balance	31.2	29.7	27.1	25.2	29.2	27.4
Incurred losses and LAE	8.7	8.8	7.4	7.0	3.2	3.0
Paid losses and LAE	(4.5)	(4.3)	(3.3)	(2.5)	(5.3)	(5.2)

Ending balance	$35.4	$34.2	$31.2	$29.7	$27.1	$25.2

(1)
The asbestos and environmental reserve activity for White Mountains' other operations is comprised of American Centennial and British Insurance Company, two insurance subsidiaries that have been in run-off since 1985. The majority of the A&E reserves from other operations are recorded at American Centennial. At December 31, 2002, American Centennial had 29 open claims of which 16 were related to asbestos claims and 13 were related to environmental claims.

Note 4. Third Party Reinsurance

        In the normal course of business, White Mountains' insurance and reinsurance subsidiaries seek to limit losses that may arise from catastrophes or other events by reinsuring with third party reinsurers. White Mountains remains liable for risks reinsured even if the reinsurer does not honor its obligations under reinsurance contracts. The effects of reinsurance on White Mountains' insurance and reinsurance subsidiaries' written and earned premiums and on loss and LAE were as follows:

	Year Ended December 31, 2002
	OneBeacon(1)	Folksamerica	Other Insurance Operations	Total
	(Millions)
Gross written premiums:
Direct	$2,782.6	$7.2	$34.9	$2,824.7
Assumed	569.0	958.1	69.8	1,596.9
Ceded	(828.8)	(286.6)	(12.7)	(1,128.1)

Net written premiums	$2,522.8	$678.7	$92.0	$3,293.5

Gross earned premiums:
Direct	$3,181.8	$7.2	$34.8	$3,223.8
Assumed	504.6	901.1	62.0	1,467.7
Ceded	(815.5)	(287.8)	(11.8)	(1,115.1)

Net earned premiums	$2,870.9	$620.5	$85.0	$3,576.4

Losses and LAE:
Direct	$2,405.5	$(27.7)	$31.1	$2,408.9
Assumed	389.0	589.5	51.2	1,029.7
Ceded	(663.2)	(129.9)	(7.3)	(800.4)

Net losses and LAE	$2,131.3	$431.9	$75.0	$2,638.2

	Year Ended December 31, 2001
	OneBeacon	Folksamerica	Other Insurance Operations	Total
	(Millions)
Gross written premiums:
Direct	$2,104.6	$6.0	$32.0	$2,142.6
Assumed	174.7	636.4	1.3	812.4
Ceded	(401.1)	(183.5)	(5.0)	(589.6)

Net written premiums	$1,878.2	$458.9	$28.3	$2,365.4

Gross earned premiums:
Direct	$2,374.2	$6.0	$30.7	$2,410.9
Assumed	64.2	648.8	-	713.0
Ceded	(230.2)	(233.3)	(4.3)	(467.8)

Net earned premiums	$2,208.2	$421.5	$26.4	$2,656.1

Losses and LAE:
Direct	$3,379.5	$(5.4)	$21.8	$3,395.9
Assumed	68.6	661.5	15.5	745.6
Ceded	(1,374.3)	(271.1)	(2.2)	(1,647.6)

Net losses and LAE	$2,073.8	$385.0	$35.1	$2,493.9

	Year Ended December 31, 2000
	OneBeacon	Folksamerica	Other Insurance Operations	Total
	(Millions)
Gross written premiums:
Direct	$—	$6.3	$25.9	$32.2
Assumed	—	484.7	—	484.7
Ceded	—	(158.4)	(3.3)	(161.7)

Net written premiums	$—	$332.6	$22.6	$355.2

Gross earned premiums:
Direct	$—	$4.1	$28.4	$32.5
Assumed	—	476.1	.4	476.5
Ceded	—	(167.7)	(6.9)	(174.6)

Net earned premiums	$—	$312.5	$21.9	$334.4

Losses and LAE:
Direct	$—	$(.6)	$20.6	$20.0
Assumed	—	468.5	.3	468.8
Ceded	—	(197.1)	(4.0)	(201.1)

Net losses and LAE	$—	$270.8	$16.9	$287.7

(1)
Assumed amounts relate to business assumed under the Renewal Rights Agreement.

OneBeacon

        In the ordinary course of its business, OneBeacon purchases reinsurance from high-quality, highly rated third party reinsurers in order to provide diversification of its business and minimize loss from large risks or catastrophic events.

        The timing and size of catastrophe losses are unpredictable and the level of losses experienced in any year could be material to OneBeacon's operating results and financial position. Examples of catastrophes include losses caused by earthquakes, wildfires, hurricanes and other types of storms and terrorist acts. The extent of losses caused by catastrophes is both a function of the amount and type of insured exposure in an area affected by the event and the severity of the event. OneBeacon continually assesses and implements programs to manage its exposure to catastrophe losses through individual risk selection, by limiting its concentration of insurance written in catastrophe-prone areas, such as coastal regions. OneBeacon's largest single natural catastrophe risk is a Northeast windstorm.

        OneBeacon seeks to further reduce its exposure to catastrophe losses through the purchase of catastrophe reinsurance. OneBeacon uses PML forecasting to quantify its exposure to catastrophic losses. PML is a statistical modeling technique that measures a company's catastrophic exposure as the maximum probable loss in a given time period.

        As a result of the Attacks, OneBeacon incurred approximately $75.0 million of pretax loss and LAE net of reinsurance, or approximately $248.0 million gross of reinsurance. In light of the Attacks, OneBeacon has sought to mitigate the risk associated with any future terrorist attacks by seeking to exclude coverage for such losses from their policies.

        On November 26, 2002, President Bush signed the Terrorism Act, which established a federal "backstop" for commercial property and casualty losses, including workers compensation, resulting from acts of terrorism by or on behalf of any foreign person or foreign interest. The Terrorism Act requires primary commercial insurers to make terrorism coverage available immediately and provides Federal protection above individual company retention and aggregate industry retention levels. OneBeacon estimates its individual retention level under the Terrorism Act to be approximately $100 million in 2003. Aggregate industry retention levels are $10.0 billion from the date the Terrorism Act was enacted through December 31, 2003, $12.5 billion for 2004 and $15.0 billion for 2005. The Federal government will pay 90% of covered terrorism losses that exceed either OneBeacon's or the industry's retention levels up to $100.0 billion. The Terrorism Act is in effect until December 31, 2004, at which time certain members of the U.S. government have the authority to renew it for another year. Should the Terrorism Act be renewed on December 31, 2004, it will expire on December 31, 2005.

        OneBeacon's 2002 catastrophe reinsurance program was through a group of reinsurers, with a $125.0 million retention for losses resulting from any single catastrophe. Property catastrophe losses from a single event in excess of $125.0 million and up to $200.0 million were reinsured for 75% of the loss. Property catastrophe losses from a single event in excess of $200.0 million and up to $750.0 million were reinsured for 95% of the loss. The 2002 catastrophe program was developed based on OneBeacon's exposure to a one-in-250 year Northeast windstorm.

        When evaluating its catastrophe reinsurance program for 2003, OneBeacon determined that its exposure to risks resulting from a catastrophic Northeast windstorm are mitigated in the early part of calendar years due to the seasonality of such storms. Accordingly, for the first four months of 2003, OneBeacon entered into a catastrophe reinsurance program under which (1) the first $125.0 million of losses resulting from any single catastrophe are retained by OneBeacon and (2) property catastrophe losses from a single event in excess of $125.0 million and up to $325.0 million are reinsured for 99% of the loss. Effective May 1, 2003, OneBeacon intends to enter into a property catastrophe cover that is consistent with the coverage provided by its 2002 catastrophe reinsurance program.

        OneBeacon's property catastrophe reinsurance program does not cover personal or commercial property losses resulting from nuclear, biological or chemical terrorist attacks or from "certified" events as defined under the Terrorism Act. The program covers personal property losses resulting from other types of terrorist attacks and commercial property losses from other types of domestic terrorist attacks. As a result, OneBeacon does not have reinsurance protection under either the Terrorism Act or its catastrophe reinsurance program for personal property losses resulting from a nuclear, biological or chemical attack. In the event of a catastrophe, OneBeacon can reinstate its property catastrophe reinsurance program for the remainder of the original contract term by paying a reinstatement premium which is based on the product of the percentage of coverage reinstated and its original property catastrophe coverage premium. OneBeacon also maintains a casualty reinsurance program which provides protection for catastrophe losses involving worker's compensation, general liability or automobile liability in excess of $5.0 million up to $60.0 million. This program provides one full $55.0 million limit for either "certified" or "non-certified" terrorism losses but does not provide for losses resulting from nuclear, biological or chemical attacks. OneBeacon also purchases reinsurance coverage for certain risks at levels below $125.0 million, on either a facultative or treaty basis, where it deems appropriate.

        In connection with the Acquisition, OneBeacon obtained the NICO Cover under which OneBeacon is entitled to recover up to $2.5 billion in ultimate losses and LAE incurred related to asbestos claims arising from business written by OneBeacon prior to 1992, environmental claims arising from business written by OneBeacon prior to 1987 and certain other exposures. See Note 3 for a description of the NICO Cover.

        Also in connection with the Acquisition, OneBeacon obtained the GRC Cover which provided up to $570.0 million of reinsurance protection, consisting of $400.0 million of adverse development coverage on losses occurring in years 2000 and prior, in addition to $170.0 million of reserves ceded as of the date of the Acquisition. Pursuant to the GRC Cover, OneBeacon is not entitled to recover losses to the full contract limit if such losses are reimbursed by GRC more quickly than anticipated at the time the contract was signed. OneBeacon has recorded $531.7 million in recoverables due from GRC at December 31, 2002 and December 31, 2001. OneBeacon will only seek reimbursement from GRC for claims which result in payment patterns similar to those supporting its recoverables recorded pursuant to the GRC Cover.

        At December 31, 2002, OneBeacon had $77.9 million of reinsurance currently recoverable on paid losses and $3,560.6 million that will become recoverable if claims are paid in accordance with current reserve estimates. Because reinsurance contracts do not relieve OneBeacon of its primary obligation to its policyholders, the financial position and solvency of OneBeacon's reinsurers is critical to the collectibility of its reinsurance coverages. OneBeacon is selective with regard to its reinsurers, placing reinsurance with only those reinsurers having strong financial strength ratings. OneBeacon monitors the financial strength of its reinsurers on an ongoing basis. As a result, uncollectible amounts have not historically been significant. Excluding industry pools and associations of $376.2 million, which are not rated by A.M. Best, 96% of OneBeacon's total reinsurance recoverables at December 31, 2002 were with reinsurers that had an A.M. Best rating of "A-" (Excellent, the fourth highest of fifteen ratings) or better. The following table provides a listing of OneBeacon's top reinsurers, excluding industry pools and associations, based upon recoverable amounts, the percentage of total reinsurance recoverables and the reinsurer's A.M. Best rating.

	Balance at December 31, 2002	% of Total	A.M. Best Rating(3)
	($ in Millions)
Top Reinsurers
Subsidiaries of Berkshire (NICO and GRC)	$2,585.1	71%	A++
Liberty Mutual and subsidiaries(1)	273.8	8	A
Tokio Fire and Marine Insurance Company	67.1	2	A++
American Re-Insurance Company	47.0	1	A+
Aviva plc and its affiliates(2)	34.9	1	not rated

(1)
At December 31, 2002, OneBeacon had assumed balances payable and expenses payable of approximately $266.9 million under the Renewal Rights Agreement. In the event of Liberty Mutual's insolvency, OneBeacon has the right to offset these balances against its reinsurance recoverable due from Liberty Mutual.

(2)
Represents non-U.S. insurance entities whose balance is fully collateralized through funds held, letters of credit and/or trust agreements.

(3)
A.M. Best ratings as detailed above are: A++ (Superior, which is the highest of fifteen ratings), A+ (Superior, which is the second highest of fifteen ratings) and A (Excellent, which is the third highest of fifteen ratings).

Folksamerica

        Folksamerica has exposure to losses caused by hurricanes, earthquakes, winter storms, windstorms, terrorist acts and other catastrophic events. In the normal course of business, Folksamerica seeks to reduce the risk of loss that may arise from catastrophes or other events that cause unfavorable underwriting results by reinsuring certain levels of risk in various areas of exposure with other insurance and reinsurance enterprises and by closely monitoring aggregate property exposures and related PMLs. To manage and analyze aggregate exposures and PML, Folksamerica utilizes a variety of tools and analyses, including catastrophe modeling software packages. Folksamerica regularly assesses its concentration of underwriting exposures in catastrophe prone areas and develops strategies to manage this exposure, primarily through limiting accumulation of exposure to acceptable levels and the purchase of catastrophe reinsurance. Folksamerica's current catastrophe protection program includes $35.0 million of protection in excess of a $60.0 million retention for a second loss. The current program also includes coverage of $15.0 million in excess of a $5.0 million retention for Folksamerica's proportional property portfolio. Each of the above contracts are 100% placed with a single, top quality reinsurer and have reinstatement provisions whereby, in the event of one loss, the coverage is reinstated for additional premium. Folksamerica's reinsurance program also includes annual aggregate stop loss protection from London Life, which protects the Company's accident year loss ratio from the effect of a very large catastrophic event or a number of smaller events. Folksamerica's limit of coverage under its accident year 2002 contract with London Life was $50.0 million, attaching at a 78% loss ratio. All balances due from London Life are fully collateralized, either in the form of funds held or a letter of credit.

        In 2000, Folksamerica purchased the Imagine Cover to reduce its statutory operating leverage and protect its surplus from adverse development relating to A&E exposures as well as the reserves assumed in several recent acquisitions. Specifically, the Imagine Cover provided an aggregate of $115.0 million in reinsurance protection on:

  •
  adverse development on loss and LAE reserves as of December 31, 2000 from the USF Re acquisition and as of September 30, 2000 from the Risk Capital acquisition;

  •
  adverse development on Folksamerica's A&E reserves as of December 31, 2000; and

  •
  losses, LAE and acquisition expenses incurred in excess of premiums earned after September 30, 2000 on underwriting year 2000 and prior Risk Capital contracts.

        In accordance with SFAS No. 113, amounts related to reserves transferred to Imagine for liabilities incurred as a result of past insurable events have been accounted for as retroactive reinsurance. At December 31, 2002 and 2001, Folksamerica's reinsurance recoverables included $381.2 million and $442.3 million, respectively, recorded under the Imagine Cover. All balances due from Imagine are fully collateralized, either with Folksamerica as the beneficiary of invested assets in a trust, with funds held, or through a letter of credit. As of December 31, 2002, there was approximately $9.9 million of coverage remaining under this contract. At December 31, 2002 and 2001, Folksamerica had also recorded $53.9 million and $40.0 million in deferred gains, respectively, related to adverse development on loss reserves transferred to Imagine at the inception of the Imagine Cover. Folksamerica is recognizing these deferred gains into income over the expected settlement period of the underlying claims, and accordingly recognized $8.5 million and $2.8 million of such deferred gains during 2002 and 2001.

        Folksamerica has a quota share retrocessional arrangement with Olympus which is designed to increase Folksamerica's capacity to capitalize on the improved pricing trends which accelerated after the Attacks and to reduce its potential loss exposure to any large, or series of smaller, property catastrophe events. Olympus is a Bermuda-domiciled insurance and reinsurance company that was formed in December 2001 with an initial capitalization of more than $500.0 million to respond to the favorable underwriting and pricing environment in the reinsurance market. Olympus is rated "A-" (Excellent, the fourth highest of fifteen ratings) by A.M. Best. Under the quota share treaty with Olympus, Folksamerica cedes 75% of its short-tailed excess of loss business, mainly property and marine, to Olympus and receives an override commission on the premiums ceded to Olympus. During 2002, Folksamerica received $17.1 million in override and profit commissions from Olympus.

        At December 31, 2002, Folksamerica had $67.9 million of reinsurance currently recoverable on paid losses and $807.1 million that will become recoverable if claims are paid in accordance with current reserve estimates. Because reinsurance contracts do not relieve Folksamerica of its obligation to its ceding companies, the financial position and solvency of Folksamerica's reinsurers is critical to the collectibility of its reinsurance coverages. Folksamerica is selective with regard to its reinsurers, placing reinsurance with only those reinsurers having strong financial strength ratings. Folksamerica monitors the financial strength of its reinsurers on an ongoing basis. The following table provides a listing of Folksamerica's top reinsurers based upon recoverable amounts, the percentage of total recoverables and the reinsurer's A.M. Best Rating.

	Balance at December 31, 2002	% of Total	A.M. Best Rating(2)
	($ in Millions)
Imagine Re(1)	$381.2	42%	A-
London Life(1)	135.4	15	A
Olympus(1)	45.5	5	A-
GRC and affiliates	34.9	4	A++
Federal Insurance Company	34.6	4	A++

(1)
Represents non-U.S. insurance entities which balances are fully collateralized through Funds Held, Letters of Credit or Trust Agreements.

(2)
A.M. Best ratings as detailed above are: A++ (Superior, which is the highest of fifteen ratings), A (Excellent, which is the third highest of fifteen ratings) and A- (Excellent, which is the fourth highest of fifteen ratings).

Note 5. Investment Securities

        White Mountains' net investment income is comprised primarily of interest income associated with the fixed maturity investments of its consolidated insurance and reinsurance operations, dividend income from its equity investments and interest income from its short-term investments. Net investment income for 2002, 2001 and 2000 consisted of the following:

	Year Ended December 31,
	2002	2001	2000
	(Millions)
Investment income:
Fixed maturity investments	$332.7	$276.1	$63.1
Short-term investments	19.3	12.2	19.9
Common equity securities	6.6	4.7	2.8
Other	11.8	.8	.7

Total investment income	370.4	293.8	86.5
Less investment expenses and other charges	(17.7)	(9.3)	(.6)

Net investment income, before tax	$352.7	$284.5	$85.9

        The composition of realized investment gains (losses) for investments sold consisted of the following:

	Year Ended December 31,
	2002	2001	2000
	(Millions)
Fixed maturity investments	$156.0	$170.4	$(9.2)
Common equity securities	(3.0)	10.3	(4.7)
Other investments	3.0	(7.6)	5.1

Net realized investment gains (losses), before tax	156.0	173.1	(8.8)
Income taxes attributable to realized investment gains and losses	(33.1)	(55.1)	4.2

Net realized investment gains (losses), after-tax	$122.9	$118.0	$(4.6)

        White Mountains recognized gross realized investment gains of $265.2 million, $290.8 million and $22.3 million and gross realized investment losses of $109.2 million, $117.7 million and $31.1 million on sales of investment securities during 2002, 2001 and 2000, respectively.

        In 2001, the Company received warrants to acquire 4,781,572 common shares of Montpelier at $16.67 per share (as adjusted for stock splits) that are exercisable until December 2011. White Mountains' investment in the Montpelier warrants constitutes a derivative security under SFAS No. 133, thereby requiring the instruments to be recorded at fair value with the resulting gain or loss recognized currently through the income statement as a realized investment gain. In accordance with SFAS No. 133, White Mountains has determined the fair value of the Montpelier warrants to be $58.0 million as of December 31, 2002 and has correspondingly recognized a realized investment gain of $58.0 million for the year ended December 31, 2002.

        Net realized investment gains were reduced by mark-to-market realized losses of $47.4 million and $4.8 million for the years ended December 31, 2002 and 2001, respectively in connection with White Mountains' interest rate swap agreements, which were undertaken to achieve a fixed interest rate on the Bank Facility.

        Temporary losses on investment securities are recorded as unrealized losses. Temporary losses do not impact net income and earnings per common share but do reduce comprehensive net income, shareholders' equity and tangible book value. Unrealized losses subsequently identified as other-than-temporary impairments are recorded as realized losses. Other-than-temporary impairments previously recorded as unrealized losses do not impact comprehensive net income, shareholders' equity and tangible book value but do reduce net income and earnings per common share.

        White Mountains' methodology of assessing other-than-temporary impairments is based on security-specific facts, circumstances and intentions as of the balance sheet date. During the year ended December 31, 2002, White Mountains experienced $9.6 million in pre-tax other-than-temporary impairment charges. Of the charge recorded in 2002, $4.9 million was related to White Mountains' investment in Insurance Partners and $3.5 million was related to White Mountains' investment in the Conning Connecticut Insurance Fund. Both of these investments are limited partnerships carried in other investments. White Mountains did not experience any other material impairment charges relating to any other individual investment security during the three years ended December 31, 2002.

        The components of White Mountains' change in unrealized investment gains, after-tax, as recorded on the statements of income and comprehensive income were as follows:

	Year Ended December 31,
	2002	2001	2000
	(Millions)
Net change in pretax unrealized gains for investment securities held	$453.2	$(13.9)	$65.1
Net change in pretax unrealized gains from investments in unconsolidated affiliates held	9.3	.3	6.2

Net change in pretax unrealized investment gains for investments held	462.5	(13.6)	71.3
Income taxes attributable to investments held	(160.7)	9.1	(15.0)

Net change in unrealized gains for investments held, after-tax	301.8	(4.5)	56.3

Recognition of pretax net unrealized gains for investments sold	(144.8)	(46.3)	(23.7)
Income taxes attributable to investments sold	49.8	10.3	7.8

Recognition of net unrealized gains for investments sold, after-tax	(95.0)	(36.0)	(15.9)

Change in net unrealized investment gains, after-tax	206.8	(40.5)	40.4
Net realized investment gains (losses), after-tax	122.9	118.0	(4.6)

Total investment gains recorded during the period, after-tax	$329.7	$77.5	$35.8

        The components of White Mountains' ending net unrealized investment gains and losses on its investment portfolio and its investments in unconsolidated insurance affiliates were as follows:

	December 31,
	2002	2001
	(Millions)
Investment securities:
Gross unrealized investment gains	$354.9	$108.4
Gross unrealized investment losses	(48.2)	(110.1)

Net unrealized gains (losses) from investment securities	306.7	(1.7)
Net unrealized gains from investments in unconsolidated insurance affiliates	12.5	3.2

Total net unrealized investment gains, before tax	319.2	1.5
Income taxes attributable to such gains	(105.4)	5.6

Total net unrealized investment gains, after-tax	$213.8	$7.1

        The cost or amortized cost, gross unrealized investment gains and losses, and carrying values of White Mountains' fixed maturity investments as of December 31, 2002 and 2001, were as follows:

	December 31, 2002
	Cost or amortized cost	Gross unrealized gains	Gross unrealized losses	Carrying value
	(Millions)
U. S. Government obligations	$2,052.4	$66.4	$—	$2,118.8
Debt securities issued by industrial corporations	3,120.0	171.8	(3.7)	3,288.1
Municipal obligations	62.7	4.4	—	67.1
Asset-backed securities	892.0	9.3	(0.3)	901.0
Foreign government obligations	90.8	3.0	(0.1)	93.7
Preferred stocks	189.6	28.0	(17.2)	200.4

Total fixed maturity investments	$6,407.5	$282.9	$(21.3)	$6,669.1

	December 31, 2001
	Cost or amortized cost	Gross unrealized gains	Gross unrealized losses	Carrying value
	(Millions)
U. S. Government obligations	$1,846.0	$18.7	$(17.7)	$1,847.0
Debt securities issued by industrial corporations	3,512.5	12.7	(54.3)	3,470.9
Municipal obligations	69.1	1.5	(.3)	70.3
Asset-backed securities	468.0	4.2	(1.7)	470.5
Foreign government obligations	66.3	1.1	(.4)	67.0
Preferred stocks	194.6	30.0	(22.0)	202.6

Total fixed maturity investments	$6,156.5	$68.2	$(96.4)	$6,128.3

        The cost or amortized cost and carrying value of White Mountains' fixed maturity investments at December 31, 2002 is presented below by contractual maturity. Actual maturities could differ from contractual maturities because borrowers may have the right to call or prepay certain obligations with or without call or prepayment penalties.

	December 31, 2002
	Cost or amortized cost	Carrying value
	(Millions)
Due in one year or less	$408.6	$412.3
Due after one year through five years	2,793.3	2,917.0
Due after five years through ten years	1,846.0	1,945.1
Due after ten years	278.0	293.3
Asset-backed securities	892.0	901.0
Preferred stocks	189.6	200.4

Total	$6,407.5	$6,669.1

        The cost or amortized cost, gross unrealized investment gains and losses, and carrying values of White Mountains' common equity securities and other investments as of December 31, 2002 and 2001, were as follows:

	December 31, 2002
	Cost or amortized cost	Gross unrealized gains	Gross unrealized losses	Carrying value
	(Millions)
Common equity securities	$252.3	$43.7	$(21.0)	$275.0

Other investments	$142.3	$28.3	$(5.9)	$164.7

	December 31, 2001
	Cost or amortized cost	Gross unrealized gains	Gross unrealized losses	Carrying value
	(Millions)
Common equity securities	$155.1	$26.0	$(7.5)	$173.6

Other investments	$150.0	$14.2	$(6.2)	$158.0

        White Mountains' consolidated insurance and reinsurance operations are required to maintain deposits with certain insurance regulatory agencies in order to maintain their insurance licenses. The fair value of such deposits totalled $552.2 million and $510.1 million as of December 31, 2002 and 2001, respectively.

        Sales and maturities of investments, excluding short-term investments, totalled $14,042.2 million, $8,971.6 million and $582.1 million for the years ended December 31, 2002, 2001 and 2000, respectively. There were no non-cash exchanges or involuntary sales of investment securities during 2002, 2001 or 2000.

        OneBeacon participates in a securities lending program whereby it loans investment securities to other institutions for short periods of time. OneBeacon receives a fee from the borrower in return for the use of its assets. OneBeacon's policy is to require collateral equal to approximately 102% of the fair value of the loaned securities, which is held by a third party. All securities loaned can be redeemed on short notice. The total market value of OneBeacon's securities on loan at December 31, 2002 was $1,211.1 million with corresponding collateral of $1,232.8 million.

Note 6. Debt

        Debt outstanding as of December 31, 2002 and 2001 consisted of the following:

	December 31,
	2002	2001
	Millions
Bank Facility:
Revolving loan	$125.0	$125.0
Tranche A term loan	85.0	300.0
Tranche B term loan	393.0	400.0
Tranche C term loan	143.4	—

Total Bank Facility	746.4	825.0
Seller Note	—	260.0
C-F seller note	25.0	25.0
Fund III notes	15.0	7.0
Other Debt	6.8	8.4

Total debt	$793.2	$1,125.4

        A schedule of contractual repayments of White Mountains' debt as of December 31, 2002 follows:

December 31, 2002
Millions
Due in one year or less	$33.4
Due in 2 to 3 years	90.5
Due in four to five years	669.3
Due after five years	—

Total	$793.2

        At December 31, 2002 the Company had $33.4 million of debt outstanding due within one year, consisting of $28.3 million of term loans under the Bank Facility and $5.1 million of medium term notes.

Bank Facility

General

        In connection with the Acquisition, FAC, a wholly-owned subsidiary of the Company, borrowed $825.0 million under the Bank Facility, which is comprised of two term loan facilities and a revolving credit facility. On October 31, 2002, FAC completed an amendment of the Bank Facility, which included the issuance of a new $143.8 million Tranche C term loan that was utilized to refinance a portion of the existing $228.8 million Tranche A term loan. The new Tranche C term loan has nominal amortization until its final maturity in March 2007. The refinancing reduced the amount of quarterly amortization payments FAC must make over the next four years (see amortization table below). The applicable eurodollar rate margin on the new Tranche C term loan is 87.5 basis points higher than the margin on the existing Tranche A term loan, and the applicable eurodollar rate margin on the existing and otherwise unchanged Tranche B term loan was increased by 12.5 basis points. The revolving credit facility provides for revolving credit loans of up to $175.0 million, including up to $25.0 million available for the issuance of letters of credit. The revolving credit facility expires on June 1, 2006. As of December 31, 2002, $50.0 million was available under the revolving credit facility.

Repayments and Prepayments

        The Tranche A, Tranche B and Tranche C term loans are repaid quarterly in amounts equal to a specified percentage rate multiplied by the principal amount borrowed. The term loans may be prepaid at any time without premium or penalty.

        The credit facilities are subject to mandatory prepayments with (i) 50% of the net proceeds in excess of $5.0 million from certain equity issuances by subsidiaries of White Mountains and (ii) 100% of the net proceeds in excess of $10.0 million from certain asset sales.

        The following table illustrates the amortization of the Bank Facility, both before and after giving effect to the refinancing (in millions):

	Original Bank Facility			After the Refinancing
Year Ended								Annual Change
	Tranche A	Tranche B	Total	Tranche A	Tranche B	Tranche C	Total
2002(1)	$13.1	$1.0	$14.1	$—	$1.0	$.4	$1.4	$(12.7)
2003	58.1	4.0	62.1	22.9	4.0	1.4	28.3	(33.8)
2004	65.6	4.0	69.6	25.9	4.0	1.4	31.3	(38.3)
2005	73.2	4.0	77.2	28.8	4.0	1.4	34.2	(43.0)
2006	18.8	4.0	22.8	7.4	4.0	1.4	12.8	(10.0)
2007	—	377.0	377.0	—	377.0	137.8	514.8	137.8

Total	$228.8	$394.0	$622.8	$85.0	$394.0	$143.8	$622.8	$—

(1)
The $1.4 million amortization payment for 2002 was made by the Company on December 30, 2002. It is included in the above table to fully reflect the net change in the amortization as a result of the refinancing of the Bank Facility.

Interest Rate and Related Swaps

        As of December 31, 2002, interest on all borrowings under the Bank Facility was calculated at a rate per annum equal to the eurodollar rate (the rate based on a formula relating to the rate for dollar deposits in the interbank eurodollar market for a given interest period) plus (i) 2.125%, for borrowings under the revolving credit facility and the Tranche A term loan, and (ii) 3.0%, for borrowings under the Tranche B and Tranche C term loans. As of December 31, 2002, the weighted average interest rate for the $621.4 million outstanding under the term portion and $78.6 million of the revolving portion of the Bank Facility, after giving effect to the interest rate swaps described below, was approximately 7.13%.

As of December 31, 2002, the interest rate on the remaining $46.4 million outstanding under the revolving portion of the Bank Facility was based on the eurodollar rate in effect at that time plus 2.125%, or 3.525%.

        During 2001, FAC entered into a series of interest rate swaps with large financial institutions that were undertaken to achieve a fixed interest rate on the term loans under the Bank Facility. The interest rate swaps consist of a $200.0 million notional contract that is indexed to a 6.050% ten-year rate, a $200.0 million notional contract that is indexed to a 3.955% three-year rate, and $300.0 million of notional contracts that are indexed to a 3.825% three-year rate.

        The swap investments do not match the duration of the Bank Facility and as a result do not satisfy the criteria for hedge accounting under SFAS No. 133. Pursuant to SFAS No. 133, the interest rate swaps are carried at fair value on White Mountains' balance sheet as other invested assets, with changes in their fair value reported directly through the income statement as realized gains or losses. For the years ended December 31, 2002 and 2001, White Mountains recorded realized losses of $47.4 million and $4.8 million, respectively, representing the decrease in fair value of the swap investments as a result of decreases in market interest rates. As of December 31, 2002 and 2001, the aggregate fair value of the interest rate swaps was a net liability of $52.2 million and $4.8 million.

Guarantees

        The obligations of FAC with respect to the Bank Facility are unconditionally guaranteed by OneBeacon, each of its subsidiaries (other than insurance company subsidiaries, certain foreign subsidiaries, and A.W.G. Dewar) and FAEH, a wholly owned subsidiary of White Mountains and immediate parent company of FAC.

        The obligations of FAC and each guarantor with respect to the Bank Facility are secured by a perfected first priority security interest in all their assets including the capital stock of their non-insurance company subsidiaries (other than Dewar) and each of their first-tier insurance company subsidiaries.

Certain Covenants

        The Bank Facility contains various affirmative, negative and financial covenants which are customary for such borrowings and include requirements to meet certain minimum net worth and financial ratio standards. Failure to meet one or more of these covenants could result in an event of default which ultimately could accelerate required principal repayments. In connection with the amendment, certain financial and other covenants that currently govern the Bank Facility were relaxed or eliminated, thereby increasing the Company's operational and financial flexibility. At December 31, 2002, FAC was in compliance with all of the covenants under the Bank Facility, and anticipates it will continue to meet the financial covenants under the Bank Facility for the foreseeable future.

Events of Default

        The Bank Facility contains customary events of default including payment defaults, breaches of representations and warranties, covenant defaults, cross-default to certain other indebtedness, bankruptcy and insolvency events, ERISA violations, material judgments, invalidity of any guarantee or security document and a change of control.

Other Debt

        On June 1, 2001, White Mountains issued the Seller Note of $260.0 million to Aviva. The Seller Note had an eighteen-month term and bore interest at a rate equal to 50 basis points over the rate on White Mountains' Bank Facility. The Seller Note was repaid on November 29, 2002.

        In September 2001, Folksamerica acquired C-F, an inactive insurance company in run-off, for total consideration of $49.2 million plus related expenses. The purchase consideration included the issuance of a $25.0 million, four-year note by Folksamerica which may be reduced by adverse loss development experienced by C-F post-acquisition.

        OBPP and FSUI have borrowed $8.0 million and $7.0 million, respectively, from Fund III in connection with an incentive program sponsored by the State of Connecticut known as the Connecticut Insurance Reinvestment Act. The loans mature in April 2007 and bear interest at the option of OBPP and FSUI at either (1) the greater of (a) the prime rate minus 1% and (b) the federal funds rate minus 0.50% or (2) the eurodollar rate plus 0.325%.

        White Mountains' other debt of $6.8 million at December 31, 2002 consisted of $5.1 million in medium term notes, that the Company has prepaid through the Debt Escrow, and $1.7 million outstanding under a seller note issued in connection with Fund American Re's 2001 acquisition of Folksam's international reinsurance business. The Fund American Re seller note contains an acquisition protection clause whereby the amount due under the note may be reduced by post-acquisition adverse loss development.

Interest

        Total interest expense incurred by White Mountains for its indebtedness was $71.8 million, $45.7 million and $16.1 million in 2002, 2001 and 2000, respectively. Total interest paid by White Mountains for its indebtedness was $79.8 million, $35.0 million and $16.1 million in 2002, 2001 and 2000, respectively.

Note 7. Income Taxes

        The Company is domiciled in Bermuda and has subsidiaries domiciled in several countries. The majority of the Company's worldwide operations are taxed in the United States. Income earned or losses incurred by non-U.S. companies will generally be subject to an overall effective tax rate lower than that imposed by the United States.

        The total income tax provision (benefit) consisted of the following:

	Year Ended December 31,
Millions
	2002	2001	2000
U.S. income tax provision (benefit)	$4.7	$(180.3)	$38.6
State and local income tax provision	—	2.0	1.7
U.S. withholding tax and foreign income tax provision (benefit)	7.0	(.9)	2.8

Total income tax provision (benefit)	$11.7	$(179.2)	$43.1

Net income tax receipts (payments)	$189.6	$(8.4)	$(54.5)

Income taxes recorded directly to shareholders' equity related to:
Changes in net unrealized investment gains and losses	$(111.0)	$19.4	$(7.2)
Changes in net foreign currency translation gains and losses	$(.5)	$.8	$.4

        The components of the income tax provision (benefit) on pretax earnings follow:

	Year Ended December 31,
Millions
	2002	2001	2000
Current	$(152.2)	$11.7	$58.2
Deferred	163.9	(190.9)	(15.1)

Total income tax provision (benefit) on pretax earnings	$11.7	$(179.2)	$43.1

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts for tax purposes. Deferred income tax assets and liabilities are shown net in circumstances where a consolidated income tax return is filed. An outline of the significant components of White Mountains' deferred tax assets and liabilities follows:

	December 31,
Millions
	2002	2001
Deferred income tax assets related to:
Net operating loss and tax credit carryforwards	$192.4	$363.2
Discounting of loss reserves	134.0	122.8
Compensation and benefit accruals	128.2	121.0
Unearned insurance and reinsurance premiums	90.0	114.5
Involuntary pool and guaranty fund accruals	35.3	51.3
Fixed assets	34.3	43.5
Allowance for doubtful accounts	26.7	35.0
Deferred gain on reinsurance contract	23.2	16.3
Other items	47.2	48.0

Total deferred income tax assets	$711.3	$915.6
Deferred income tax liabilities related to:
Net unrealized investment gains	105.4	3.3
Deferred acquisition costs	84.8	107.0
Receivable from trust	26.8	24.1
Prepaid pension cost	13.7	18.9
Other items	20.6	10.9

Total deferred income tax liabilities	251.3	164.2
Net deferred tax assets before valuation allowance	460.0	751.4
Valuation allowance	(30.0)	(55.0)

Net deferred tax assets	$430.0	$696.4

        The Company believes that it is more likely than not that results of future operations will generate sufficient taxable income to realize the deferred tax asset balances carried as of December 31, 2002 and 2001. During 2002, the valuation allowance was reduced by $25.0 million. Approximately $10.0 million of this reduction was related to deferred tax assets which will be fully realized. The remaining $15.0 million was offset against previously recorded deferred tax assets. The valuation allowance at December 31, 2002 reflects management's assessment that it is more likely than not that the benefit related to certain foreign tax credit carryforwards may not be realized before expiration of the carryforward period.

        A reconciliation of taxes calculated using the 35% U.S. statutory rate (the tax rate at which the majority of the Company's worldwide operations are taxed) to the income tax provision on pretax earnings follows:

	Year Ended December 31,
Millions
	2002	2001	2000
Tax (benefit) provision at the U.S. statutory rate	$41.8	$(149.6)	$125.3
Differences in taxes resulting from:
Deferred credit amortization and purchase price adjustments	(7.0)	(23.8)	(6.3)
Tax reserve adjustments	15.4	5.1	5.5
State income taxes, net	—	1.3	1.2
Non-U.S. net earnings	(34.2)	(.3)	(88.6)
U.S. income tax incurred upon the Redomestication	—	—	11.0
Tax exempt interest and dividends	(4.5)	(4.5)	(3.9)
Foreign and withholding taxes	7.0	(.9)	2.8
Change in valuation allowance	(10.0)	—	—
Non deductible interest expense	4.3	3.6	—
Other, net	(1.1)	(10.1)	(3.9)

Total income tax (benefit) provision on pretax earnings	$11.7	$(179.2)	$43.1

        The non-U.S. component of pretax earnings was $97.8 million, $.8 million and $401.3 million for the years ended December 31, 2002, 2001 and 2000, respectively.

        During 2000, the Company released a $95.0 million tax reserve relating to its 1991 sale of Fireman's Fund.

        At December 31, 2002, there were net operating loss carryforwards of approximately $380.3 million available, the majority of which will expire in 2020. Certain of these tax losses are subject to an annual limitation on utilization under Internal Revenue Code Section 382.

        At December 31, 2002, there were foreign tax credit carryforwards and alternative minimum tax credit carryforwards available of approximately $45.0 million and $14.4 million, respectively. The foreign tax credits expire in 2003-2005. The alternative minimum tax credits do not expire.

        The U.S. federal income tax returns of the U.S. Companies are routinely audited by taxing authorities. In management's opinion, adequate tax liabilities have been established for all open tax years.

Note 8. Retirement and Postretirement Plans

        Certain subsidiaries of the Company offer various retirement and postretirement benefits to its employees. Under the terms of these plans, White Mountains reserves the right to change, modify or discontinue the plans. Prior to the purchase of OneBeacon, the cost associated with retirement and postretirement benefits was not material to White Mountains' financial statements.

        Certain subsidiaries of the Company sponsor qualified and non-qualified, non-contributory, defined benefit plans covering substantially all employees. The benefits for the plans are based primarily on years of service and employees' pay near retirement. Participants generally vest after five years of continuous service. White Mountains' funding policy is consistent with the funding requirements of federal laws and regulations.

        In addition to the defined benefit plans, certain of the Company's subsidiaries have multiple contributory postretirement benefit plans which provide medical and life insurance benefits to pensioners and survivors. White Mountains' funding policy is to make contributions to the plan that are necessary to cover its current obligations.

        The majority of OneBeacon's pension and retiree medical plans were curtailed in the fourth quarter of 2002. The OneBeacon Insurance Pension Plan will no longer add new participants or increase benefits for existing participants. Non-vested participants already in the plan will continue to vest during their employment with OneBeacon, this effectively causes the projected benefit obligation to equal the accumulated benefit obligation. Retirees are also eligible for medical benefits if they meet certain age and service requirements. However, due to the curtailment, the plan will no longer accept new retirees after a grace period ending May 31, 2003. The majority of retiree medical costs are capped at defined dollar amounts, with retirees contributing the remainder.

        Effective January 1, 2003, OneBeacon adopted an employee stock ownership plan, which is a OneBeacon-funded, qualified retirement plan. This new plan provides current and future employees additional or alternative retirement benefits since the freeze of the OneBeacon Insurance Pension Plan at December 31, 2002.

        The following table sets forth (i) the change in the benefit obligation, (ii) the change in the fair value of plan assets, (iii) the resulting funded status reconciled with amounts reported in White

Mountains' consolidated financial statements, and (iv) the weighted average assumptions associated with the various pension plan and postretirement benefits as of December 31, 2002 and 2001:

	December 31, 2002(a),(b)		December 31, 2001
Millions	Pension Benefits	Other Postretirement Benefits	Pension Benefits	Other Postretirement Benefits
Benefit obligation at beginning of year	$605.1	$136.6	$34.2	$—
Benefit obligation in respect of companies acquired	—	—	552.3	137.6
Service cost	14.6	1.8	13.0	2.1
Interest cost	36.3	8.3	24.4	5.6
Curtailment	(64.1)	(30.5)	(15.1)	(15.7)
Plan amendments	.1	(41.6)	15.1	—
Actuarial (gain) loss	(12.0)	—	11.6	11.4
Liability net loss	1.1	4.7	—	—
Benefits and expenses paid, net of participant contributions	(86.5)	(9.3)	(30.4)	(4.4)

BENEFIT OBLIGATION AT END OF YEAR	$494.6	$70.0	$605.1	$136.6

Fair value of plan assets at beginning of year	$551.6	$—	$34.0	$—
Fair value of plan assets in respect of companies acquired	—	—	540.0	—
Actual return on plan assets	11.6	—	5.5	—
Employer contributions	6.0	9.4	2.5	4.4
Benefits and expenses paid, net of participant contributions	(98.1)	(9.4)	(30.4)	(4.4)

FAIR VALUE OF PLAN ASSETS AT END OF YEAR	$471.1	$—	$551.6	$—

Funded status at end of year	$(23.5)	$(70.0)	$(53.5)	$(136.6)
Unrecognized actuarial loss	7.4	—	20.4	11.4
Unrecognized net loss	4.3	—	—	—
Unrecognized prior service cost	—	(41.1)	16.2	—

NET LIABILITY AT END OF YEAR	$(11.8)	$(111.1)	$(16.9)	$(125.2)

Weighted average assumptions:
Effective discount rate	6.5%	6.5%	6.5%	6.5%
Expected return on plan assets	7.0%	—	7.5%	—
Rate of compensation increase	0.3%	—	4.1%	—

        (a) Effective December 31, 2002, the participants' benefits in the OneBeacon Insurance Pension Plan were frozen. The benefit cessation resulted in a reduction in the projected benefit obligation at December 31, 2002 of $61.0 million, of which $20.7 million was recognized as a curtailment gain.

        (b) During 2002, OneBeacon made several design changes to its post-retirement benefit plan including reducing the Company's share of retiree health costs and eliminating the subsidy for the majority of future retirees. As a result, the Company recorded $14.4 million in curtailment gains.

        The components of net pension costs were as follows:

	December 31, 2002		December 31, 2001
	Pension Benefits	Other Postretirement Benefits	Pension Benefits	Other Postretirement Benefits
	(Millions)
Service cost	$14.6	$1.8	$13.0	$2.1
Interest cost	36.3	8.3	24.4	5.6
Expected return on plan assets	(38.4)	—	(31.4)	—
Amortization of prior service cost	1.5	(.5)	.1	—
Recognized actuarial loss	.1	.1	—	—

Net periodic pension cost before settlements, curtailments and special termination benefits	14.1	9.7	6.1	7.7
Settlement expense	3.5	—	—	—
Curtailment gain	(20.7)	(14.4)	—	—
Special termination benefits expense	3.4	—	—	—

Net periodic pension cost (income)	$.3	$(4.7)	$6.1	$7.7

        The funded status of the consolidated pension plans is ($23.5) million, of which $3.9 million relates to the qualified pension plans and ($27.2) million is related to the non-qualified plan which is unfunded.

        For measurement purposes, a 9.5% annual rate of increase in the per capita cost of covered health care benefits was assumed for 2002. The rate was assumed to decrease gradually to 5% over a five year period and remain constant thereafter.

        A one percent change in assumed health care cost trend rates would have the following pre-tax effects:

	One Percent Increase	One Percent Decrease
	(Millions)
Effect on total service and interest cost components	$.1	$(.1)
Effect on postretirement benefit obligation	1.1	(1.0)

        Certain of the Company's subsidiaries sponsor various employee savings plans (defined contribution plans) covering the majority of employees. The contributory plans provide qualifying employees with matching contributions of up to six percent of qualifying employees' salary (subject to federal limits on allowable contributions in a given year). Total expense for the plans was $7.4 million, $9.6 million and $1.5 million in 2002, 2001 and 2000, respectively.

        OneBeacon had a post-employment benefit liability of $14.1 million and $16.6 million related to its long-term disability plan at December 31, 2002 and 2001, respectively.

Note 9. Employee Share-based Compensation Plans

        White Mountains' share-based compensation expenses, consisting primarily of performance share expense, are designed to maximize shareholder value over long periods of time by aligning the financial interests of its management with those of its owners. The Board believes that share-based compensation for its key employees should be payable in full only if the Company achieves superior returns for its owners. Performance shares are payable upon achievement of pre-defined business goals and are valued based on the market value of Common Shares at the time awards are earned. Performance shares are typically paid in cash, though they may be paid in Common Shares at the election of the Board. The target of White Mountains' performance share programs is linked to achievement of an overall annualized return of at least equal to the market yield available from a ten-year U.S. Treasury note plus 700 basis points at the time of grant. White Mountains expenses all its share-based compensation, including its outstanding Options. As a result, the Company's calculation of return includes the full expense of all outstanding share-based compensation awards.

White Mountains' Long-Term Incentive Plan (the "Incentive Plan")

        The Incentive Plan provides for granting to certain officers of the Company, and certain of its subsidiaries, various types of share-based incentive awards including performance shares, Restricted Shares and Options. The Incentive Plan was adopted by the Board and was approved by the Company's sole shareholder in 1985 and was subsequently amended by its shareholders in 1995 and 2001.

        Performance Shares.    Performance shares are conditional grants of a specified maximum number of Common Shares or an equivalent amount of cash. Grants are generally earned, subject to the attainment of pre-specified performance goals (which bear the cost of all projected compensation awards), at the end of a three-year period or as otherwise determined by the Compensation Committee of the Board. Results that significantly exceed pre-specified targets can result in a performance share payout of up to 200% of value whereas results significantly less than target result in no payout. For the three-year performance periods beginning 2002, 2001 and 2000, White Mountains granted a total of 66,000, 84,600 and 39,500 performance shares, respectively, under the Incentive Plan. During 2002, White Mountains paid a total of 31,300 performance shares (relating to the 1999-2001 performance period) at a 200% value to its participants in cash, Common Shares or by deferral into certain non-qualified compensation plans of the Company or its subsidiaries. Performance shares paid during 1999 included 43,250 performance shares paid early relating to the 1998-2000 performance period and 40,300 performance shares paid early relating to the 1997-1999 performance period.

        The targeted performance goal for full payment of performance shares granted during 2002 is the attainment of a 12% annual after-tax return on equity (as specifically defined by the Company's Compensation Committee) which would result in such performance shares being fully earned. With respect to 50% of the 2002 performance shares granted to certain participants, target performance is the attainment of a 12% after-tax return. The remaining 50% is based on the attainment of a Trade Ratio of 102% on OneBeacon's core insurance operations. With respect to 50% of the 2002 performance shares granted to certain other participants, target performance is the attainment of a 12% after-tax return with the remaining 50% based on the attainment of a return on invested assets of 150 basis points over the applicable return on the ten-year U.S. treasury rate. At a return on invested assets of 5% or less, no such performance shares would be earned and at a return on invested assets of 8% or more, 200% of such performance shares would be earned.

        The targeted performance goal for full payment of performance shares granted during 2001 is the attainment of a 12.1% annual after-tax return which would result in such performance shares being fully earned. With respect to 50% of the 2001 performance shares granted to certain participants, target performance is the attainment of a 12.1% after- tax return with the remaining 50% based on the attainment of a Trade Ratio of 105% on OneBeacon's core insurance operations. With respect to 50%

of the 2001 performance shares granted to certain other participants, target performance is the attainment of a 12.1% after-tax return with the remaining 50% based on the attainment of a return on invested assets of 100 basis points over the applicable return on the two-year U.S. treasury bill.

        The targeted performance goal for full payment of performance shares granted during 2000 is the attainment of a 13% annual after-tax return which would result in such performance shares being fully earned.

        Restricted Shares.    In 2001, the Compensation Committee made an award of Restricted Shares to key officers of the Company. Pursuant to the Incentive Plan, White Mountains issued 94,500 Restricted Shares, of which 250 were vested in December 2002 and 73,500 vest in June 2003. In addition, during 2002 the Company repurchased 20,750 outstanding Restricted Shares held by certain key employees and said employees were instead granted an equivalent value in various non-qualified deferred compensation plans of the Company and its subsidiaries. Vesting of Restricted Share awards is dependent on continuous service by the employee throughout the award period. There are no other restrictions on the Restricted Shares once they have become fully vested. No Restricted Shares were awarded during 2002.

        Options.    At December 31, 2002 and 2001, the Company had outstanding 61,965 Options (10,305 of which were exercisable) and 80,665 Options (15,865 of which were exercisable). These Options were issued in 2000 to certain key employees as a one-time incentive and vest ratably over a ten-year period. The Options had a weighted average exercise price of $125.31 and $118.22 per Common Share at December 31, 2002 and 2001. During 2002 and 2001, 11,500 and 335 Options were exercised at an exercise price of $120.55 and $118.15 per Common Share. During 2002, 7,200 Options were forfeited.

OneBeacon Performance Plan

        OneBeacon's Performance Plan (the "Performance Plan") provides for granting of performance shares to certain key employees of OneBeacon. The performance goals for full payment of performance shares issued under the Performance Plan are similar to those of the Incentive Plan. The Performance Plan was approved by the Board but was not subject to shareholder approval.

        As of December 31, 2002, there were 130,724 performance shares outstanding under the Performance Plan with respect to the 2001-2003 performance period and there were 170,853 performance shares outstanding with respect to the 2002-2004 performance period. No performance shares were paid during 2001 or 2002 under the Performance Plan.

Other Share-based Compensation

        The defined contribution plans of OneBeacon and Folksamerica (the "401(k) Plans") offer its participants the ability to invest their balances in several different investment options, including the Company's Common Shares. As of December 31, 2001 and 2000, the 401(k) Plans owned less than 1% of the total Common Shares outstanding. In connection with the Acquisition, during 2001 eligible OneBeacon employees received a one-time contribution of two Common Shares which resulted in the issuance of 11,980 Common Shares.

Note 10. Minority Interest—Mandatorily Redeemable Preferred Stock of Subsidiaries and Convertible Preference Shares

Berkshire Preferred Stock

        On June 1, 2001, Berkshire purchased for $225.0 million, $300.0 million in face value of cumulative non-voting preferred stock of a subsidiary of the Company. The Berkshire Preferred Stock is entitled to a dividend of no less than 2.35% per quarter and is mandatorily redeemable after seven years. During 2002 and 2001, White Mountains declared and paid dividends of $28.2 million and $16.4 million, respectively, on the Berkshire Preferred Stock and recorded $10.6 million and $5.1 million, respectively, of related accretion charges (See Note 2).

Zenith Preferred Stock

        On June 1, 2001, Zenith purchased $20.0 million in cumulative non-voting preferred stock of a subsidiary of the Company. The Zenith Preferred Stock is entitled to a dividend of no less than a 2.5% per quarter through June 30, 2007 and a dividend of no less than 3.5% per quarter thereafter and is mandatorily redeemable after ten years. During 2002 and 2001, White Mountains declared and paid dividends of $2.1 million and $1.7 million, respectively, on the Zenith Preferred Stock.

Convertible Preference Shares

        On October 24, 2002, investment funds managed by Franklin Mutual Advisers, LLC, existing shareholders of White Mountains, purchased 677,966 convertible preference shares of the Company at a price of $200.0 million ($295.00 per share), which had the effect of increasing the Franklin Mutual-managed investment funds' ownership in White Mountains from 12% to 17% on a fully converted basis. The convertible preference shares bear an annual dividend of $2.95 per share, payable in installments on June 30 and December 31, and will be repurchased and cancelled by the Company in consideration of 677,966 Common Shares upon approval by shareholders. White Mountains intends to seek shareholder approval at its 2003 Annual Meeting. If shareholder approval has not been obtained prior to March 31, 2005, each holder of convertible preference shares will thereafter have the right to require the Company to repurchase for cash the convertible preference shares on an "as converted" basis at the then-current market price of a Common Share. This requires the convertible preference shares to be marked-to-market, (i.e., redemption value) until they are converted to shareholders' equity. This resulted in a $19.0 million charge to retained earnings during 2002, with an offsetting increase to paid-in surplus. During 2002, White Mountains declared and paid dividends of $.4 million on the convertible preference shares.

        On June 1, 2001, a small group of private investors purchased 2,184,583 convertible preference shares. Upon approval by shareholders at the 2001 Annual Meeting, the convertible preference shares were repurchased and cancelled in consideration of 2,184,583 Common Shares. This required the convertible preference shares to be marked-to-market, (i.e., redemption value) until the date the convertible preference shares were converted to shareholders' equity, which occurred on August 23, 2001. This resulted in a $305.1 million charge to retained earnings, with an offsetting increase to paid-in surplus. During 2001, the Company declared and paid dividends of $.3 million on the convertible preference shares.

Note 11. Common Shareholders' Equity

Common Shares Repurchased and Retired

        During 2002, 2001 and 2000 the Company repurchased for cash 489 Common Shares for $.2 million, 6,000 Common Shares for $1.9 million and 65,838 Common Shares for $8.3 million, respectively. In addition, during 2002 the Company repurchased 20,750 outstanding Restricted Shares held by certain key employees and said employees were instead granted the market value of such Shares in various non-qualified deferred compensation plans of the Company and its subsidiaries (See Note 9). In conformance with Bermuda law, the Company retires all Common Shares it repurchases.

Common Shares Issued

        During 2002, the Company issued a total of 107,945 Common Shares, which consisted of 84,745 Common Shares issued in a private equity transaction with Highfields Capital Management LP and 23,200 Common Shares issued to employees in connection with various White Mountains share-based compensation plans. During 2001, the Company issued a total of 2,390,566 Common Shares which consisted of 2,184,583 Common Shares issued in connection with the repurchase and cancellation of the Convertible Preference Shares, 86,385 Common Shares issued in connection with the purchase of the Folksam net assets, 94,500 Restricted Shares issued to key employees and 25,098 Common Shares issued to employees in connection with various White Mountains share-based compensation plans. No Common Shares were issued during 2000.

Dividends on Common Shares

        During 2002, 2001 and 2000, the Company declared and paid cash dividends totalling $8.3 million (or $1.00 per Common Share), $5.9 million (or $1.00 per Common Share) and $7.1 million (or $1.20 per Common Share), respectively.

Warrants to Acquire Common Shares

        On June 1, 2001, Berkshire purchased the Warrants from the Company for $75.0 million in cash entitling it to acquire 1,714,285 Common Shares at an exercise price of $175.00 per Common Share. The Warrants have a term of seven years from the date of issuance although the Company has the right to call the Warrants for $60.0 million in cash commencing on the fourth anniversary of their issuance. See Note 2. As a result of White Mountains' private equity issuances in the fourth quarter of 2002, customary anti-dilution provisions applicable to the Warrants increased the number of Common Shares purchasable on exercise of the Warrants to 1,724,200 and decreased the exercise price per Common Share of the Warrants to $173.99.

Note 12. Statutory Capital and Surplus

        White Mountains' insurance and reinsurance operations are subject to regulation and supervision in each of the jurisdictions where they are domiciled and licensed to conduct business. Generally, regulatory authorities have broad supervisory and administrative powers over such matters as licenses, standards of solvency, premium rates, policy forms, investments, security deposits, methods of accounting, form and content of financial statements, reserves for unpaid loss and LAE, reinsurance, minimum capital and surplus requirements, dividends and other distributions to shareholders, periodic examinations and annual and other report filings. In general, such regulation is for the protection of policyholders rather than shareholders. Over the last several years most states have implemented laws that establish standards for current, as well as continued, state accreditation. In addition, the NAIC uses risk-based capital ("RBC") standards for property and casualty companies as a means of monitoring certain aspects affecting the overall financial condition of insurance companies. At December 31, 2002, White Mountains' active insurance and reinsurance subsidiaries met their respective RBC requirements.

        OneBeacon's consolidated combined policyholders' surplus (which includes Folksamerica and its subsidiaries), as reported to various regulatory authorities as of December 31, 2002 and 2001, was $2,640.9 million and $2,406.5 million, respectively. OneBeacon's consolidated combined statutory net income (loss) for the years ended December 31, 2002 and 2001 was $280.5 million and $(408.4) million, respectively. The principal differences between OneBeacon's combined statutory amounts and the amounts reported in accordance with GAAP include deferred acquisition costs, gains recognized under retroactive reinsurance contracts, market value adjustments for debt securities and recognition of pension plan curtailment gains. OneBeacon's insurance subsidiaries' statutory policyholders' surplus at December 31, 2002 was in excess of the minimum requirements of relevant state insurance regulations.

        Folksamerica Reinsurance Company's policyholders' surplus, as reported to various regulatory authorities as of December 31, 2002 and 2001, was $857.1 million and $804.8 million, respectively. Folksamerica Reinsurance Company's statutory net income (loss) for the years ended December 31, 2002, 2001 and 2000 was $58.2 million, $(35.3) million and $(20.0) million, respectively. The principal differences between Folksamerica Reinsurance Company's statutory amounts and the amounts reported in accordance with GAAP include deferred acquisition costs, gains recognized under retroactive reinsurance contracts and market value adjustments for debt securities. Folksamerica Reinsurance Company's statutory policyholders' surplus at December 31, 2002 was in excess of the minimum requirements of relevant state insurance regulations.

        Under the insurance laws of the states under which OneBeacon's insurance subsidiaries are domiciled, OneBeacon's insurance subsidiaries may pay dividends only from unassigned funds as determined on a statutory basis. Generally, the maximum amount of cash dividends that OneBeacon's insurance subsidiaries may pay out of their statutory earned surplus without prior regulatory approval in any twelve month period is the greater of the company's prior year statutory net income or 10% of prior year end statutory surplus. Accordingly, there is no assurance that dividends may be paid by OneBeacon's insurance subsidiaries in the future. At December 31, 2002, OneBeacon's first tier insurance subsidiaries had the ability to pay dividends to their parent holding company of $261.5 million in 2003 without prior approval of regulatory authorities.

Note 13. Segment Information

        White Mountains has determined that its reportable segments include "OneBeacon" (consisting solely of the operations of OneBeacon), "Reinsurance" (consisting of Folksamerica, Fund American Re, WMU and White Mountains' investment in Montpelier) and "Other Operations" (consisting of Peninsula, American Centennial, British Insurance Company, Esurance, the operations of the Company and the Company's intermediate subsidiary holding companies).

        White Mountains has made its segment determination based on consideration of the following criteria: (i) the nature of the business activities of each of the Company's subsidiaries and affiliates; (ii) the manner in which the Company's subsidiaries and affiliates are organized; (iii) the existence of primary managers responsible for specific subsidiaries and affiliates; and (iv) the organization of information provided to the Board. Significant intercompany transactions among White Mountains' segments have been eliminated herein.

        Certain amounts in the prior periods have been reclassified to conform with the current presentation. Financial information for White Mountains' segments follows:

	OneBeacon	Reinsurance	Other Operations	Total
	(Millions)
Year ended December 31, 2002
Earned insurance and reinsurance premiums	$2,870.9	$675.8	$29.7	$3,576.4
Net investment income	300.7	52.7	(.7)	352.7
Net realized gains (losses)	113.0	88.3	(45.3)	156.0
Other revenue	1.0	53.6	45.7	100.3

Total revenues	$3,285.6	$870.4	$29.4	$4,185.4

Loss and LAE	2,131.3	478.8	28.1	2,638.2
Insurance and reinsurance acquisition expenses	629.1	161.1	16.1	806.3
General and administrative expenses	324.9	63.0	82.0	469.9
Accretion of fair value adjustment to loss and LAE reserves	—	—	79.8	79.8
Interest expense	—	2.0	69.8	71.8

Total expenses	3,085.3	704.9	275.8	4,066.0

Pretax earnings (loss)	$200.3	$165.5	$(246.4)	$119.4

Year ended December 31, 2001
Earned insurance and reinsurance premiums	$2,208.2	$421.5	$26.4	$2,656.1
Net investment income	228.4	46.1	10.0	284.5
Net realized gains (losses)	183.1	23.9	(33.9)	173.1
Amortization of deferred credits and other revenue	—	17.3	103.4	120.7

Total revenues	$2,619.7	$508.8	$105.9	$3,234.4

Loss and LAE	2,073.8	385.4	34.7	2,493.9
Insurance and reinsurance acquisition expenses	403.2	124.6	3.2	531.0
General and administrative expenses	408.5	44.5	23.5	476.5
Share appreciation expense for Series B Warrants	—	—	58.8	58.8
Accretion of fair value adjustment to loss and LAE reserves	—	—	56.0	56.0
Interest expense	—	.4	45.3	45.7

Total expenses	2,885.5	554.9	221.5	3,661.9

Pretax loss	$(265.8)	$(46.1)	$(115.6)	$(427.5)

Year ended December 31, 2000
Earned insurance and reinsurance premiums	$—	$312.5	$21.9	$334.4
Net investment income	—	57.6	28.3	85.9
Net realized gains (losses)	—	(12.3)	3.5	(8.8)
Amortization of deferred credits and other revenue	—	20.2	419.2	439.4

Total revenues	$—	378.0	472.9	850.9

Loss and LAE	—	271.2	16.5	287.7
Insurance and reinsurance acquisition expenses	—	98.0	3.1	101.1
General and administrative expenses	—	30.0	57.9	87.9
Interest expense	—	8.2	7.9	16.1

Total expenses	—	407.4	85.4	492.8

Pretax earnings (loss)	$—	$(29.4)	$387.5	$358.1

Ending assets
December 31, 2002	$12,247.9	$3,621.6	$164.1	$16,033.6
December 31, 2001	13,218.6	3,394.6	(3.7)	16,609.5

Note 14. Investments in Unconsolidated Insurance Affiliates

       White Mountains' investments in unconsolidated insurance affiliates represent operating investments in other insurers in which White Mountains has a significant voting and economic interest but does not own more than 50.0% of the entity. White Mountains' voting percentages and directorships in its unconsolidated affiliates do not provide White Mountains the ability to exercise significant influence over the operating and financial policies of its investees.

Investment in Montpelier

        In December 2001, White Mountains, the Benfield Group plc and several other private investors established Montpelier and its wholly owned subsidiary Montpelier Re. Montpelier Re was formed with approximately $1.0 billion in capital to respond to the then current favorable underwriting and pricing environment in the reinsurance industry. Montpelier has initially focused on property reinsurance business. Montpelier Re is rated "A-" (Excellent, the fourth highest of fifteen ratings) by A.M. Best. At December 31, 2002 and 2001, as adjusted for stock splits, White Mountains' investment in Montpelier consisted of 10,800,000 common shares and warrants to acquire 4,781,572 common shares at $16.67 per share that are exercisable until December 2011. On October 9, 2002, Montpelier completed an IPO whereby it sold 10,952,600 of its common shares for total proceeds of $201.2 million. White Mountains did not acquire or sell any shares through the IPO.

        Through its holdings of common shares, White Mountains owns approximately 17% of the outstanding common shares of Montpelier and accounts for this investment using the equity method. White Mountains' ownership in Montpelier when considering its warrants is approximately 21% on a fully-converted basis. White Mountains accounts for its warrants in Montpelier as derivative instruments and recognizes changes in the fair value of the warrants during a given period in its income statement as a realized gain or loss. The fair value of the warrants to acquire Montpelier common stock was immaterial at December 31, 2001, as the book value of Montpelier at that time was less than the Company's exercise price. No dividends were declared or paid by Montpelier during 2002 or 2001.

        The following table summarizes financial information for Montpelier for the year ended December 31, 2002 and for the approximately one-month period ended December 31, 2001:

	Period ended December 31,
	2002	2001
	(Millions)
Montpelier balance sheet data:
Total cash and investments	$1,581.5	$991.0
Premiums receivable	147.2	.1
Total assets	1,833.9	1,021.8
Unearned premium	241.0	.2
Long-term debt	150.0	150.0
Loss and LAE reserve	146.1	—
Total liabilities	581.4	161.1
Common shareholders' equity	1,252.5	860.7
Montpelier income statement data:
Net premiums written	$565.9	$.2
Net premiums earned	329.9	.2
Net investment income	41.4	1.1
Loss and LAE	150.0	—
Net income	152.0	(61.6)
Comprehensive net income (loss)	185.7	(59.7)

Amounts recorded by White Mountains:
Investment in Montpelier common shares and warrants	$271.8	$177.4

Realized investment gains on Montpelier Warrants	$58.0	$—
After-tax equity in earnings from Montpelier common shares	19.9	(2.0)
Equity in net unrealized investment gains (losses) from
Montpelier's investment portfolio(a)	3.7	.3

Comprehensive net income from Montpelier	$81.6	$(1.7)

(a)
Recorded directly to shareholders' equity (after-tax) with related changes in net unrealized investment gains and losses (after-tax) reported as a component of comprehensive net income.

Investment in MSA

        At December 31, 2002, 2001 and 2000, White Mountains owned 222,093 shares of the common stock of MSA. This represented 50.0% of the total shares of MSA common stock outstanding at those times. White Mountains' investment in MSA is accounted for using the equity method. The following table provides summary financial amounts recorded by White Mountains relating to its investment in MSA common stock:

	2002	2001	2000
	(Millions)
Amounts recorded by White Mountains:
Investment in MSA common stock(a)	$128.1	$133.7	$130.6
Equity in earnings (losses) from MSA common stock(b)	(5.9)	2.4	1.0
Equity in net unrealized investment gains (losses) from
MSA's investment portfolio(c)	2.3	.9	6.2

(a)
Includes related goodwill of $2.5 million and $3.7 million at December 31, 2001 and 2000, respectively.

(b)
2001 and 2000 recorded net of related amortization of goodwill.

(c)
Recorded directly to shareholders' equity (after-tax) as a component of other comprehensive income.

        At December 31, 2002 and 2001, White Mountains' consolidated retained earnings included $23.0 million and $28.9 million, respectively, of accumulated undistributed earnings of MSA (net of related amortization of goodwill). No dividends were declared or paid by MSA during 2002, 2001 and 2000.

Investment in Financial Security Assurance Holdings Ltd. ("FSA")

        During 2000, White Mountains concluded the Dexia Sale, which included all its holdings of FSA at that time, for proceeds of $620.4 million and recognized a pretax gain of $391.2 million. Prior to the Dexia Sale, White Mountains owned 6,943,316 shares of FSA common stock , which represented approximately 21.2% of the total shares of FSA Common Stock outstanding at that time. White Mountains' accounted for its investment in FSA common stock using the equity method and recorded a $3.0 million loss on the equity in FSA's losses and received $1.4 million in dividends from FSA during 2000, prior to the Dexia Sale.

Note 15. Fair Value of Financial Instruments

        SFAS No. 107, "Disclosure about Fair Value of Financial Instruments", requires disclosure of fair value information of financial instruments. For certain financial instruments where quoted market prices are not available, other independent valuation techniques and assumptions are used. Because considerable judgment is used, these estimates are not necessarily indicative of amounts that could be realized in a current market exchange. SFAS No. 107 excludes certain financial instruments from disclosure, including insurance contracts, other than financial guarantees and investment contracts. White Mountains carries its financial instruments on its balance sheet at fair value with the exception of its fixed-rate, long-term indebtedness. As of December 31, 2002 and 2001, White Mountains had fixed-rate long-term indebtedness with a carrying value of $5.1 million, which approximates its fair value.

Note 16. Related Party Transactions

Berkshire

        NICO and GRC, which have provided the NICO Cover and the GRC Cover to subsidiaries of White Mountains, are wholly-owned subsidiaries of Berkshire (see "Reinsurance Protection" within the "ONEBEACON" section of Item 1 of this report). Through the Warrants, at December 31, 2002, Berkshire has the right to acquire 1,724,200 Common Shares at an exercise price of $173.99 per Common Share, which represented approximately 16.1% of the total outstanding Common Shares on a fully-converted basis. Reinsurance recoverable from, and preferred stock of White Mountains' subsidiaries owned by, Berkshire are shown as separate line items in White Mountains' consolidated balance sheet.

Olympus

        In January 2002, Folksamerica entered into a quota share retrocessional arrangement with Olympus. Under the quota share treaty, Folksamerica cedes 75% of substantially all of its property and marine excess of loss business to Olympus. During 2002, Folksamerica ceded approximately $229.7 million in written premiums and approximately $54.4 million in losses and LAE to Olympus.

        White Mountains, through either Folksamerica or WMU, receives fee income on reinsurance placements referred to Olympus and is entitled to additional fees based on net underwriting profits on referred business. During 2002, White Mountains earned $48.9 million from management and service fee revenues on business referred to Olympus.

        In June 2002, OneBeacon supplemented its existing catastrophe reinsurance protection through a new contract with Folksamerica which was subsequently reinsured to Olympus through the 75% quota share retrocessional arrangement. Pursuant to the terms of this arrangement, Folksamerica and Olympus are responsible for 25% and 75%, respectively, of the first $25 million of any losses in excess of $100 million incurred by OneBeacon related to a catastrophic event. Under this arrangement, Olympus has received $2.6 million in premiums. All balances related to the Folksamerica portion of the reinsurance cover have been eliminated in consolidation.

        Certain directors, officers and affiliates of White Mountains own approximately 5% of the common shares of Olympus Holdings. Mr. Joseph S. Steinberg, a director of the Company, is Chairman of Olympus Holdings. White Mountains does not have an ownership stake in Olympus Holdings.

Montpelier

        In December 2001, White Mountains invested $180.0 million in Montpelier, which was formed to respond to the favorable underwriting and pricing environment in the reinsurance industry with approximately $1.0 billion of capital. As of December 31, 2002, as adjusted for stock splits, White Mountains' investment in Montpelier consisted of 10,800,000 common shares and warrants to acquire 4,781,572 common shares at $16.67 per share that are exercisable until December 6, 2011. Through its holdings of common shares and warrants, White Mountains owns approximately 21% of Montpelier on a fully-converted basis, as adjusted for the IPO.

        Four of White Mountains' directors serve on Montpelier's eleven member board of directors. John J. Byrne, Chairman of the Company, serves as Montpelier's non-executive Chairman, and Raymond Barrette, John D. Gillespie and K. Thomas Kemp serve as Directors of Montpelier. In addition, Mr. Kemp is the Chief Financial Officer of Montpelier. Certain directors, officers and affiliates of White Mountains own approximately 3% of the common shares of Montpelier.

Other relationships

        Mr. Howard Clark, a Director of the Company, is Vice Chairman of Lehman. Lehman has, from time to time, provided various services to White Mountains including investment banking services, brokerage services, underwriting of debt and equity securities and financial consulting services. Lehman is the arranger, the administrative agent and a lender under the $875.0 million Bank Facility. In addition, Fund American paid Lehman approximately $1.5 million in fees related to the October 2002 refinancing of the Bank Facility. See Note 6.

        Mr. George Gillespie, a Director of the Company, is a Partner at Cravath, Swaine & Moore, which has been retained by White Mountains from time to time to perform legal services.

        Pursuant to an employment agreement with White Mountains, Mr. John Gillespie, a Director and Deputy Chairman of the Company and President of WM Advisors, may continue his active involvement with Prospector, so long as Mr. Gillespie devotes the requisite time required to fulfill his responsibilities to WM Advisors. The agreement specifies procedures pursuant to which Prospector's funds have the ability to invest first in opportunities appropriate for both White Mountains and such funds. Pursuant to revenue sharing agreements, Mr. Gillespie has agreed to pay White Mountains a portion of the revenues and distributions allocable to him in connection with Prospector, in return for White Mountains agreeing to pay the operational expenses of his investment management companies. At December 31, 2002, White Mountains had $64.9 million invested in funds managed by Prospector.

        In September 2001, White Mountains entered into a five-year lease at a market-based rate for a building partially owned by Mr. John Gillespie and the Gillespie Trusts. For 2002, the rental payments attributable to Mr. Gillespie's ownership in the building totalled approximately $13,000 and the rental payments attributable to the Gillespie Trusts' ownership in the building totalled approximately $104,000.

        Mr. John Gillespie indirectly through general and limited partnership interests holds a 44% interest in Fund III. OBPP and FSUI have borrowed approximately $8 million and $7 million, respectively, from Fund III in connection with the Act. The loans mature in April 2007 and bear interest at the option of OBPP and FSUI at either (1) the greater of (a) the prime rate minus 1% and (b) the federal funds rate minus 0.50% or (2) the eurodollar rate plus 0.325%. The Act provides for Connecticut income tax credits to be granted for qualifying investments made by approved fund managers. The loans made by Fund III to OBPP and FSUI are qualifying investments and, together, have the potential to generate up to $15 million of tax credits that would be shared equally between Fund III on the one hand and OBPP and FSUI on the other. As a result of his interest in Fund III, Mr. Gillespie could realize up to $3.3 million from the tax credits, although any such amount would be subject to the revenue sharing agreements with White Mountains described above.

        Mr. Zankel is Senior Managing Member of the General Partner of High Rise Capital Advisors LLC, which is the General Partner of High Rise Partners, L.P. At December 31, 2002, White Mountains had $8.8 million in limited partnership investment interests in High Rise Partners, L.P. and White Mountains owned $36.6 million in investments that are managed by High Rise Capital Advisors LLC.

        WM Advisors provides investment advisory and management services to Montpelier Re and Olympus. Montpelier Re and Olympus pay investment management fees based on month-end market values of investments held under custody to WM Advisors. The fees, which vary depending on the amount of assets under management, are between 0.15% and 0.30%. This agreement may be terminated by either party upon 30 days written notice. At December 31, 2002, WM Advisors had $1.4 billion and $653.9 million of assets under management from

        Montpelier Re and Olympus, respectively. During 2002, WM Advisors had received $2.1 million and $1.1 million in fees from Montpelier Re and Olympus, respectively.

Note 17. Commitments and Contingencies

        White Mountains leases certain office space under noncancellable operating leases expiring at various dates through 2010. Rental expense for all of White Mountains' locations was approximately $25.0 million, $22.3 million and $2.1 million for the years ended December 31, 2002, 2001 and 2000, respectively. White Mountains also has various other lease obligations which are immaterial in the aggregate.

        White Mountains' future annual minimum rental payments required under noncancellable leases for office space are $35.6 million, $29.0 million, $26.7 million, $25.5 million and $46.1 million for 2003, 2004, 2005, 2006 and 2007 and thereafter, respectively.

        As a condition of its license to do business in certain states, White Mountains' insurance operations are required to participate in mandatory shared market mechanisms. Each state dictates the types of insurance and the level of coverage that must be provided. The total amount of such business an insurer is required to accept is based on its market share of voluntary business in the state. In certain cases, White Mountains is obligated to write business from mandatory shared market mechanisms at some time in the future based on the market share of voluntary policies it is currently writing. Underwriting results related to assigned risk plans are typically adverse and are not subject to the predictability associated with White Mountains' voluntarily written business.

        The NYAIP is a residual insurance market that obtains personal automobile insurance for those individuals who cannot otherwise obtain it in the voluntary insurance market. The NYAIP assigns such individuals to insurers to underwrite and service policies based on the proportion of the automobile insurance premiums each company voluntarily wrote in New York two years prior. The NYAIP allows insurers to either provide insurance coverage to these individuals or to transfer their NYAIP obligation to certain other insurance companies approved by the New York State Insurance Department. This latter process is referred to as a Limited Assigned Distribution ("LAD") and the companies that assume this obligation are referred to as "LAD servicing carriers". Companies who transfer their NYAIP business pay a fee to LAD servicing carriers in addition to the policy premium. To mitigate some of its NYAIP exposure, OneBeacon entered the LAD servicing business in December 2001 through the formation of its wholly owned subsidiary, General Assurance Company, which does business under the trade name "AutoOne Insurance".

        Several of OneBeacon's insurance subsidiaries write voluntary automobile insurance in the state of New York. In doing so, they are obligated to accept NYAIP assignments during the next two years. At December 31, 2002 and 2001, White Mountains' liabilities for discharging its obligations associated with NYAIP assignments resulting from voluntary business written by OneBeacon in the preceding two-year periods were $103.0 million and $131.1 million, respectively. This estimate is based on projections of the total NYAIP assigned premiums over the next two years, OneBeacon's share of such assignments, fees charged by LAD servicing carriers to transfer NYAIP business and credits OneBeacon is able to generate for its own use as a result of being a LAD servicing carrier (i.e., AutoOne Insurance).

        Under existing guaranty fund laws in all states, insurers licensed to do business in those states can be assessed for certain obligations of insolvent insurance companies to policyholders and claimants. In accordance with SOP 97-3, White Mountains' insurance subsidiaries record guaranty fund assessments when such assessments are billed by the respective guaranty funds. In addition, each insurance subsidiary's policy is to accrue for any significant insolvencies when the loss is probable and the assessment amount can be reasonably estimated. The actual amount of such assessments will depend upon the final outcome of rehabilitation proceedings and will be paid over several years. At December 31, 2002, the reserve for such assessments at White Mountains' insurance subsidiaries totalled $24.7 million.

        White Mountains, and the insurance and reinsurance industry in general, are subject to litigation and arbitration in the normal course of its business. Other than those items listed below, White Mountains was not a party to any material litigation or arbitration other than as routinely encountered in claims activity, none of which is expected by management to have a material adverse effect on its financial condition and/or cash flows as of December 31, 2002.

        On December 20, 2002, a jury in Federal District Court in Arkansas returned a verdict against OneBeacon in a case involving a claim by an insurance agent that its agency agreement had been improperly terminated in 1999. The award against OneBeacon consisted of $1.2 million in compensatory damages and $32.6 million in punitive damages. OneBeacon strongly believes there are meritorious grounds for setting aside the verdict and intends to vigorously pursue those matters with the District Court. If necessary, OneBeacon will appeal to the U.S. Court of Appeals for the Eighth Circuit.

        On May 15, 2002, The Robert Plan Corporation and several of its subsidiaries filed a lawsuit against the Company, certain of its subsidiaries and several individuals employed by such subsidiaries. The suit alleges that the defendants misappropriated confidential information of the plaintiffs and used such information to enter into the New York automobile assigned risk business in direct competition with the plaintiffs. The plaintiffs seek approximately $120 million in damages which they allege represents three years of their lost profits in the subject business. The Company, its named subsidiaries and its named employees do not believe they engaged in any improper or actionable conduct. White Mountains and its subsidiaries have no reason to believe they have any liability to The Robert Plan Corporation and intend to vigorously defend the lawsuit. In addition, OneBeacon has brought a counterclaim against the plaintiffs that it believes to be meritorious. OneBeacon is seeking compensatory damages of $8.8 million as a result of the breach by the plaintiffs of the LAD servicing contract that OneBeacon had entered into with them.

        In December 2001, American Centennial filed for arbitration against Gerling, a reinsurer of American Centennial, based on Gerling's failure to pay American Centennial amounts due under a reinsurance contract. At December 31, 2002, American Centennial had recorded $22.6 million in recoverables from Gerling under this reinsurance contract, of which $10.2 million is currently due. Approximately $16.7 million of this obligation is collateralized. Gerling may owe American Centennial significantly greater amounts in the future should additional losses which are covered by the reinsurance contract emerge. Gerling has requested the arbitration panel to rescind the contract as of December 31, 2000 based upon, among other things, White Mountains' acquisition of American Centennial in 1999. White Mountains, American Centennial and their counsel believe that Gerling's claims are meritless and intend to pursue collection of any and all amounts due under the Gerling reinsurance contract.

        In August 2000, Aramarine, a former insurance broker of OneBeacon's, filed a lawsuit alleging that OneBeacon had wrongfully terminated its business relationship with Aramarine. The suit claims $410 million in compensatory damages for lost commissions. OneBeacon does not believe it has engaged in any actionable conduct, has filed a motion for summary judgment and intends to vigorously defend the lawsuit.

        In June 1999, White Mountains sold Valley Group, Inc. to Unitrin. As part of the VGI Sale, White Mountains has provided Unitrin with adverse loss development protection of up to $50.0 million on loss reserves sold to Unitrin. Unitrin has made a demand for the full $50.0 million.

NOTE 18. Consolidating Financial Information

        In December 2001, White Mountains filed a definitive Form S-3 (the "Form S-3") with the Securities and Exchange Commission which will permit the Company or its wholly-owned subsidiary, Fund American, to offer up to $1.0 billion of debt securities, preference shares or trust preferred securities. The Company will fully and unconditionally guarantee any debt securities, preference shares or trust preferred securities issued by Fund American pursuant to the Form S-3.The following tables present White Mountains' consolidating balance sheets as of December 31, 2002 and December 31, 2001 and statements of income and cash flows for the years then ended. These financial statements reflect the Company's financial position, results of operations and cash flows on a stand-alone basis, that of Fund American and of the Company's other entities, as well as the necessary adjustments to eliminate intercompany balances and transactions.

Consolidating Balance Sheet as of December 31, 2002 (in millions)	The Company	Other Entities	Fund American	Eliminations	Total
ASSETS
Fixed maturity investments, at fair value	$—	$47.1	$6,622.0	$—	$6,669.1
Short-term investments, at amortized cost	15.6	220.0	1,555.0	—	1,790.6
Common equity securities, at fair value	—	—	275.0	—	275.0
Other investments	30.6	45.0	89.1	—	164.7

Total investments	46.2	312.1	8,541.1	—	8,899.4
Cash	(.7)	41.3	80.9	—	121.5
Reinsurance recoverable on paid and unpaid losses	—	5.2	4,226.5	—	4,231.7
Insurance and reinsurance premiums receivable	—	28.6	801.9	—	830.5
Accounts receivable on unsettled investment sales	—	—	160.8	—	160.8
Deferred tax asset	—	18.2	411.8	—	430.0
Deferred acquisition costs	—	2.7	242.2	—	244.9
Investments in subsidiaries	2,500.9	11,779.9	—	(14,280.8)	—
Investments in unconsolidated insurance affiliates	58.0	—	341.9	—	399.9
Investment income accrued	—	.7	90.7	—	91.4
Ceded unearned premiums	—	1.3	162.6	—	163.9
Other assets	42.6	55.1	361.9	—	459.6

Total assets	$2,647.0	$12,245.1	$15,422.3	$(14,280.8)	$16,033.6

LIABILITIES, CONVERTIBLE PREFERENCE SHARES, MINORITY INTEREST AND COMMON SHAREHOLDERS' EQUITY
Loss and LAE reserves	$—	$61.4	$8,813.9	$—	$8,875.3
Unearned insurance and reinsurance premiums	—	17.3	1,497.1	—	1,514.4
Debt	5.1	9.7	778.4	—	793.2
Accounts payable on unsettled investment purchases	—	—	495.2	—	495.2
Funds held under reinsurance treaties	—	—	262.4	—	262.4
Other liabilities	15.0	222.1	1,048.2	—	1,285.3

Total liabilities	20.1	310.5	12,895.2	—	13,225.8

Convertible preference shares	219.0	—	—	—	219.0
Minority interest—mandatorily redeemable preferred stock of subsidiaries	—	20.0	160.9	—	180.9
Common shareholders' equity	2,407.9	11,914.6	2,366.2	(14,280.8)	2,407.9

Total liabilities, convertible preference shares, minority interest and common shareholders' equity	$2,647.0	$12,245.1	$15,422.3	$(14,280.8)	$16,033.6

Consolidating Balance Sheet as of December 31, 2001 (in millions)	The Company	Other Entities	Fund American	Eliminations	Total
ASSETS
Fixed maturity investments, at fair value	$—	$—	$6,128.3	$—	$6,128.3
Short-term investments, at amortized cost	54.7	104.1	2,387.0	—	2,545.8
Common equity securities, at fair value	—	—	173.6	—	173.6
Other investments	30.4	40.2	87.4	—	158.0

Total investments	85.1	144.3	8,776.3	—	9,005.7
Cash	(.2)	1.2	66.4	—	67.4
Reinsurance recoverable on paid and unpaid losses	—	22.2	4,319.8	—	4,342.0
Insurance and reinsurance premiums receivable	—	.1	1,103.4	—	1,103.5
Accounts receivable on unsettled investment sales	—	—	75.2	—	75.2
Deferred tax asset	—	11.2	685.2	—	696.4
Deferred acquisition costs	—	7.7	305.6	—	313.3
Investments in subsidiaries	1,350.2	6,699.3	—	(8,049.5)	—
Investments in unconsolidated insurance affiliates	—	—	311.1	—	311.1
Investment income accrued	.1	.1	99.7	—	99.9
Ceded unearned premiums	—	—	174.1	—	174.1
Other assets	51.5	34.8	334.6	—	420.9

Total assets	$1,486.7	$6,920.9	$16,251.4	$(8,049.5)	$16,609.5

LIABILITIES, CONVERTIBLE PREFERENCE SHARES, MINORITY INTEREST AND COMMON SHAREHOLDERS' EQUITY
Loss and LAE reserves	$—	25.8	9,501.8	—	$9,527.6
Unearned insurance and reinsurance premiums	—	31.7	1,782.8	—	1,814.5
Debt	5.1	263.3	857.0	—	1,125.4
Deferred credits	16.3	—	666.2	—	682.5
Accounts payable on unsettled investment purchases	—	—	311.2	—	311.2
Funds held under reinsurance treaties	—	—	361.7	—	361.7
Other liabilities	20.7	91.0	1,060.0	—	1,171.7

Total liabilities	42.1	411.8	14,540.7	—	14,994.6

Minority interest—mandatorily redeemable preferred stock of subsidiaries	—	20.0	150.3	—	170.3
Common shareholders' equity	1,444.6	6,489.1	1,560.4	(8,049.5)	1,444.6

Total liabilities, convertible preference shares, minority interest and common shareholders' equity	$1,486.7	$6,920.9	$16,251.4	$(8,049.5)	$16,609.5

Consolidating Statement of Income for the Year Ended December 31, 2002 (in millions)	The Company	Other Entities	Fund American	Eliminations	Total
Earned insurance and reinsurance premiums	$—	$55.4	$3,521.0	$—	$3,576.4
Net investment income	1.7	3.2	347.8	—	352.7
Net realized gains on investments	58.0	3.2	94.8	—	156.0
Other revenue	25.0	25.3	50.0	—	100.3

Total revenues	84.7	87.1	4,013.6	—	4,185.4

Losses and LAE	—	47.0	2,591.2	—	2,638.2
Insurance and reinsurance acquisition expenses	—	5.7	800.6	—	806.3
General and administrative expenses	24.5	11.0	434.4	—	469.9
Accretion of fair value adjustment to loss and LAE reserves	—	—	79.8	—	79.8
Interest expense	.4	12.3	59.1	—	71.8

Total expenses	24.9	76.0	3,965.1	—	4,066.0

Pretax income	59.8	11.1	48.5	—	119.4
Income tax provision	—	(5.7)	(6.0)	—	(11.7)
Accretion and dividends on preferred stock of subsidiaries	—	(2.1)	(38.8)	—	(40.9)
Equity in earnings of subsidiaries	672.0	3,291.6	—	(3,963.6)	—
Equity in earnings of unconsolidated insurance affiliates	—	—	14.0	—	14.0
Cumulative effect of changes in accounting principles	16.3	—	643.9	—	660.2
Excess of fair value of acquired net assets over cost	—	—	7.1	—	7.1

Net income	$748.1	$3,294.9	$668.7	$(3,963.6)	$748.1

Consolidating Statement of Income for the Year Ended December 31, 2001 (in millions)	The Company	Other Entities	Fund American	Eliminations	Total
Earned insurance and reinsurance premiums	$—	$219.0	$2,437.1	$—	2,656.1
Net investment income	4.5	42.1	237.9	—	284.5
Net realized gains on investments	.9	28.5	143.7	—	173.1
Other revenue	33.0	.8	86.9	—	120.7

Total revenues	38.4	290.4	2,905.6	—	3,234.4

Losses and LAE	—	192.7	2,301.2	—	2,493.9
Insurance and reinsurance acquisition expenses	—	54.7	476.3	—	531.0
General and administrative expenses	8.1	30.1	438.3	—	476.5
Accretion of fair value adjustment to loss and LAE reserves	—	—	56.0	—	56.0
Interest expense	2.5	10.3	32.9	—	45.7
Share appreciation expense for Series B Warrants	58.8	—	—	—	58.8

Total expenses	69.4	287.8	3,304.7	—	3,661.9

Pretax income (loss)	(31.0)	2.6	(399.1)	—	(427.5)
Income tax (provision) benefit	(1.0)	(.1)	180.3	—	179.2
Accretion and dividends on preferred stock of subsidiaries	—	(1.7)	(21.5)	—	(23.2)
Equity in losses of subsidiaries	(222.5)	(1,206.4)	—	1,428.9	—
Equity in earnings (losses) of unconsolidated insurance affiliates	—	2.6	(2.2)	—	.4
Excess of fair value of acquired net assets over cost	—	3.0	13.6	—	16.6
Loss on early extinguishment of debt	(4.8)	—	—	—	(4.8)

Net loss	$(259.3)	$(1,200.0)	$(228.9)	$1,428.9	$(259.3)

Consolidating Statement of Cash Flows for the Year Ended December 31, 2002 (in millions)	The Company	Other Entities	Fund American	Total
Cash flows from operations:
Net income	$76.1	$3.3	$668.7	$748.1
Charges (credits) to reconcile net income to cash flows from operations:
Cumulative effect of changes in accounting principles	(16.3)	—	(643.9)	(660.2)
Net realized gains on investments	(57.9)	(3.3)	(94.8)	(156.0)
Other operating items:
Net change in reinsurance recoverables on paid and unpaid losses	—	17.0	93.3	110.3
Net change in loss and LAE reserves	—	35.6	(687.9)	(652.3)
Net change in insurance and reinsurance premiums receivable	—	(28.5)	301.5	273.0
Net change in unearned insurance and reinsurance premiums	—	(14.4)	(285.7)	(300.1)
Net change in deferred acquisition costs	—	5.0	63.4	68.4
Net change in other assets and liabilities	41.1	74.6	177.4	293.1

Net cash flows provided from (used for) operations	43.0	89.3	(408.0)	(275.7)

Cash flows from investing activities:
Net decrease (increase) in short-term investments	39.0	(115.8)	832.0	755.2
Sales of fixed maturity investments	—	1.3	13,530.6	13,531.9
Maturities of fixed maturity investments	—	—	411.9	411.9
Sales of common equity securities and other investments	—	1.0	97.4	98.4
Purchases of fixed maturity investments	—	(46.1)	(14,020.5)	(14,066.6)
Purchases of common equity securities and other investments	(.2)	—	(244.3)	(244.5)
Purchases of consolidated and unconsolidated affiliates	—	—	(.5)	(.5)
Net acquisitions of property and equipment	—	(.5)	(12.3)	(12.8)

Net cash flows provided from (used for) investing activities	38.8	(160.1)	594.3	473.0

Cash flows from financing activities:
Repayments of debt	—	(260.0)	(78.6)	(338.6)
Proceeds from issuance of debt	—	8.0	—	8.0
Intercompany dividends and contributions	(300.0)	365.0	(65.0)	—
Cash dividends paid to common shareholders	(8.3)	—	—	(8.3)
Cash dividends paid to preferred shareholders	(.4)	(2.1)	(28.2)	(30.7)
Proceeds from issuances of equity securities and Convertible Preference Shares	226.4	—	—	226.4

Net cash (used for) provided from financing activities	(82.3)	110.9	(171.8)	(143.2)

Net (decrease) increase in cash during period	(.5)	40.1	14.5	54.1
Cash balances at beginning of period	(.2)	1.2	66.4	67.4

Cash balances at end of period	$(.7)	$41.3	$80.9	121.5

Consolidating Statement of Cash Flows for the Year Ended December 31, 2001 (in millions)	The Company	Other Entities	Fund American	Total
Cash flows from operations:
Net income (loss)	$(36.8)	$6.4	$(228.9)	$(259.3)
Charges (credits) to reconcile net income to cash flows from operations:
Loss on early extinguishment of debt	4.8	—	—	4.8
Excess of fair value of net assets acquired over cost	—	(3.0)	(13.6)	(16.6)
Net realized (gains) losses on investments	(.9)	(28.5)	(143.7)	(173.1)
Other operating items:
Net change in reinsurance recoverables on paid and unpaid losses	—	(48.3)	(1,361.8)	(1,410.1)
Net change in loss and LAE reserves	—	6.9	1,493.5	1,500.4
Net change in insurance and reinsurance premiums receivable	—	(197.6)	458.9	261.3
Net change in unearned insurance and reinsurance premiums	—	8.0	(255.0)	(247.0)
Net change in deferred acquisition costs	—	(6.2)	64.5	58.3
Net change in other assets and liabilities	32.1	104.9	(156.4)	(19.4)

Net cash flows used for operations	(.8)	(157.4)	(142.5)	(300.7)

Cash flows from investing activities:
Net decrease (increase) in short-term investments	41.7	289.3	(1,310.2)	(979.2)
Sales of fixed maturity investments	—	316.0	7,287.6	7,603.6
Maturities of fixed maturity investments	—	34.0	1,087.1	1,121.1
Sales of common equity securities and other investments	31.0	86.2	129.7	246.9
Purchases of fixed maturity investments	—	(187.9)	(6,709.4)	(6,897.3)
Purchases of common equity securities and other investments	(30.1)	(36.0)	(167.7)	(233.8)
Purchases of consolidated and unconsolidated affiliates	—	(29.7)	(1,950.1)	(1,979.8)
Sales of consolidated affiliates	23.6	—	—	23.6
Net (acquisitions) dispositions of property and equipment	(.8)	(3.0)	(3.9)	(7.7)

Net cash flows provided from (used for) investing activities	65.4	468.9	(1,636.9)	(1,102.6)

Cash flows from financing activities:
Repayments of debt	(100.8)	—	(3.1)	(103.9)
Proceeds from issuance of debt	—	—	832.0	832.0
Intercompany dividends and contributions	(475.2)	(333.1)	808.3	—
Cash dividends paid to common shareholders	(5.9)	—	—	(5.9)
Cash dividends paid to preferred shareholders	(.3)	(1.7)	(16.4)	(18.4)
Proceeds from issuances of equity securities and Convertible Preference Shares	519.4	20.0	225.0	764.4
Common Shares repurchased and retired	(1.9)	—	—	(1.9)

Net cash (used for) provided from financing activities	(64.7)	(314.8)	1,845.8	1,466.3

Net (decrease) increase in cash during period	(.1)	(3.3)	66.4	63.0
Cash balances at beginning of period	(.1)	4.5	—	4.4

Cash balances at end of period	$(.2)	$1.2	$66.4	$67.4

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

Securities and Exchange Commission Registration Fee	$111,488
Trustees Fees and Expenses	25,000
Printing	100,000
Accounting Fees	150,000
Legal Fees	450,000
Rating Agency Fees	200,000
Miscellaneous	100,000

Total(1)	$1,136,488

(1)
All amounts except the SEC filing fee are estimated. White Mountains and/or Fund American will pay all expenses.

Item 15. Indemnification of Officers and Directors.

  White Mountains Insurance Group, Ltd.

        Bye-law 33 of the Bye-laws of White Mountains states:

          "(1) The Company shall indemnify its officers and directors to the fullest extent possible except as prohibited by the Act. Without limiting the foregoing, the Directors, Secretary and other Officers (such term to include, for the purposes of this Bye-law, any Alternate Director or any person appointed to any committee by the Board or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan)) and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted (actual or alleged) in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of which such person is, or may be, found guilty of fraud or dishonesty.

          (2)   The Company may purchase and maintain insurance to protect itself and any Director, Officer or other person entitled to indemnification pursuant to this Bye-law to the fullest extent permitted by law.

          (3)   All reasonable expenses incurred by or on behalf of any person entitled to indemnification pursuant to Bye-law 33(1) in connection with any proceeding shall be advanced to such person by the Company within twenty (20) business days after the receipt by the Company of a statement or statements from such person requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement or statements shall reasonably evidence the expenses incurred by such person and, if required by law or requested by the Company at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of such person to repay the amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified against such expenses pursuant to this Bye-law.

          (4)   The right of indemnification and advancement of expenses provided in this Bye-law shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Bye-law shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Bye-law and shall be applicable to proceedings commenced or continuing after the adoption of this Bye-law, whether arising from acts or omissions occurring before or after such adoption. Any repeal or modification of the foregoing provisions of this section shall not adversely affect any right or protection existing at the time of such repeal or modification".

        Reference is made to Section 98 of the Bermuda Companies Act of 1981 (the "Act"). The Act provides that a company may, in its bye-laws or in any contract or arrangement between the company and any officer or person employed as an auditor, exempt such officer or person from, or indemnify him in respect of, any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer or person may be guilty in relation to the company or any subsidiary thereof.

        The Act further provides that any provision, whether contained in the bye-laws of a company or in any contract or arrangement between the company and any officer or person employed as an auditor, exempting such officer or person from or indemnifying him against any liability which by virtue of any rule of law would otherwise attach to him in respect of any fraud or dishonesty of which he may be guilty in relation to the company shall be void; provided, however, that

  (a)
  nothing in Section 98 of the Act shall operate to deprive any person of any exemption or right to be indemnified in respect of anything done or omitted to be done while any such provision was in force; and

  (b)
  notwithstanding anything in Section 98 of the Act, a company may, in pursuance of any such provision as aforesaid, indemnify any such officer or auditor against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or when relief is granted to him by the Supreme Court under Section 281 of the Act.

Fund American Companies, Inc.

        Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Under Section 145(b) of the DGCL, such eligibility for indemnification may be further subject to the adjudication of the Delaware Court of Chancery.

        The articles of incorporation and by-laws of Fund American provides that Fund American indemnifies its officers and directors to the maximum extent allowed by Delaware law.

        Furthermore, Section 102(b)(7) of the DGCL provides that a corporation may in its certificate of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: for any breach of the director's duty of loyalty to the corporation or its stockholders; for acts or omissions not in good faith or which involve intensional misconduct or a knowing violation of law; under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock); or for any transaction from which the director derived an improper personal benefit. Fund American eliminates such personal liability of its directors under such terms.

Indemnification Of Trustees Of The Fund American Trusts.

        The amended and restated declaration of trust of each Fund American Trust will provide that no regular trustee, or affiliate of any regular trustee, or officer, director, shareholder, member, partner, employee, representative or agent of any regular trustee or of any such affiliate, or employee or agent of the applicable Fund American Trust or its affiliates, each an "Indemnified Person", shall be liable, responsible or accountable in damages or otherwise to such Fund American Trust or any employee or agent of such Fund American Trust or its affiliates for any loss, damage or claim incurred by reason or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such Fund American Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such declaration of trust or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such act or omission. Each amended and restated declaration of trust will also provide that to the fullest extent permitted by applicable law, Fund American shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the applicable Fund American Trust and in a manner such Indemnified Person reasonably believe to be within the scope of authority conferred on such Indemnified Person by such declaration of trust, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such act or omission. Each amended and restated declaration of trust will further provide that, to the fullest extent permitted by applicable law, expenses, including legal fees, incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Fund American prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by such declaration of trust.

Item 16. Exhibits and Financial Statement Schedules.

  (a)
  Exhibits

1.1	Form of Underwriting Agreement (preference shares).**
1.2	Form of Underwriting Agreement (debt).**
1.3	Form of Underwriting Agreement (preferred stock).***
1.4	Form of Underwriting Agreement (common shares).†
3.1	Articles of Incorporation of Fund American Companies, Inc., as amended.**

3.2	By-laws of Fund American Companies, Inc.**
4.1	Form of Senior Indenture.†
4.2	Form of Senior Debt Security (included in Form of Senior Indenture filed as Exhibit 4.1).†
4.3	Form of Subordinated Indenture.†
4.4	Form of Subordinated Debt Security (included in Form of Subordinated Indenture filed as Exhibit 4.3).†
4.5	Form of Junior Subordinated Indenture.†
4.6	Form of Junior Subordinated Debt Security (included in Form of Junior Subordinated Indenture filed as Exhibit 4.5).†
4.7	Certificate of Trust of Fund American Trust I.**
4.8	Certificate of Trust of Fund American Trust II.**
4.9	Certificate of Trust of Fund American Trust III.**
4.10	Amended and Restated Declaration of Trust of Fund American Trust I.†
4.11	Amended and Restated Declaration of Trust of Fund American Trust II.†
4.12	Amended and Restated Declaration of Trust of Fund American Trust III.†
4.13	Form of Amended and Restated Declaration of Trust of Fund American Trust I.**
4.14	Form of Amended and Restated Declaration of Trust of Fund American Trust II.**
4.15	Form of Amended and Restated Declaration of Trust of Fund American Trust III.**
4.16	Form of Preferred Security of Fund American Trust I (included in Form of Amended and Restated Declaration of Trust of Fund American Trust I filed as Exhibit 4.13).
4.17	Form of Preferred Security of Fund American Trust II (included in Form of Amended and Restated Declaration of Trust of Fund American Trust II filed as Exhibit 4.14).
4.18	Form of Preferred Security of Fund American Trust III (included in Form of Amended and Restated Declaration of Trust of Fund American Trust III filed as Exhibit 4.15).
4.19	Form of Guarantee of Preferred Securities of Fund American Trust I.†
4.20	Form of Guarantee of Preferred Securities of Fund American Trust II.†
4.21	Form of Guarantee of Preferred Securities of Fund American Trust III.†
5.1	Opinion of Cravath, Swaine & Moore LLP.†
5.2	Opinion of Conyers Dill & Pearman.†
5.3	Opinion of Richards, Layton & Finger.†

12.1	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.†
23.1	Consent of PricewaterhouseCoopers LLP.*
23.2	Consent of PricewaterhouseCoopers.*
23.4	Consent of Cravath, Swaine & Moore LLP (contained in Exhibit 5.1).
23.5	Consent of Conyers Dill & Pearman (contained in Exhibit 5.2).
23.6	Consent of Richards, Layton & Finger (contained in Exhibit 5.3).
24.1	Powers of Attorney (previously filed for White Mountains Insurance Group, Ltd. and Fund American Companies, Inc.).
25.1	Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Senior Indenture.†
25.2	Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Subordinated Indenture.†
25.3	Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Junior Subordinated Indenture.†
25.4	Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Declaration of Trust of Fund American Trust I.†
25.5	Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Declaration of Trust of Fund American Trust II.†
25.6	Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Declaration of Trust of Fund American Trust III.†
25.7	Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Guarantee of Preferred Securities of Fund American Trust I.†
25.8	Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Guarantee of Preferred Securities of Fund American Trust II.†
25.9	Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Guarantee of Preferred Securities of Fund American Trust III.†

†
Filed in previous amendments to this Registration Statement.

*
Filed herewith

**
Included as an exhibit to White Mountains' Registration Statement on Form S-3 (Registration No. 333-73012) incorporated by reference hereby.

***
To be filed by subsequent Form 8-K.

Item 17. Undertakings.

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii)
      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  (d)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (e)
  The undersigned registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (f)
  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hanover, State of New Hampshire, on July 17, 2003.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
By:	/s/ J. BRIAN PALMER J. Brian Palmer Chief Accounting Officer

        Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Raymond Barrette	Director and Chief Executive Officer (Principal Executive Officer)	July 17, 2003
* John J. Byrne	Chairman	July 17, 2003
* Mark J. Byrne	Director	July 17, 2003
* Howard L. Clark, Jr.	Director	July 17, 2003
* Robert P. Cochran	Director	July 17, 2003
* Steven E. Fass	Director	July 17, 2003
/s/ DAVID T. FOY David T. Foy	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 17, 2003
* George J. Gillespie, III	Director	July 17, 2003

* John D. Gillespie	Director	July 17, 2003
/s/ K. THOMAS KEMP K. Thomas Kemp	Director	July 17, 2003
* Gordon S. Macklin	Director	July 17, 2003
* Frank A. Olson	Director	July 17, 2003
/s/ J. BRIAN PALMER J. Brian Palmer	Chief Accounting Officer (Principal Accounting Officer)	July 17, 2003
* Joseph S. Steinberg	Director	July 17, 2003
* Arthur Zankel	Director	July 17, 2003
By:	/s/ K. THOMAS KEMP K. Thomas Kemp Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on July 17, 2003.

FUND AMERICAN COMPANIES, INC.
By:	/s/ REID T. CAMPBELL Reid T. Campbell Vice President

        Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Raymond Barrette	Chairman	July 17, 2003
* John J. Byrne	Director	July 17, 2003
* Reid T. Campbell	Vice President (Principal Financial Officer)	July 17, 2003
* John C. Cavoores	Director	July 17, 2003
* Charles B. Chokel	Director	July 17, 2003
* Steven E. Fass	Director	July 17, 2003
* John D. Gillespie	Director, President and Chief Executive Officer (Principal Executive Officer)	July 17, 2003
* Michael S. Paquette	Vice President (Principal Accounting Officer)	July 17, 2003
By:	/s/ REID T. CAMPBELL Reid T. Campbell Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each of Fund American Trust I, Fund American Trust II and Fund American Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on July 17, 2003.

FUND AMERICAN TRUST I a Delaware statutory trust
By:	/s/ REID T. CAMPBELL Reid T. Campbell Vice President
FUND AMERICAN TRUST II a Delaware statutory trust
By:	/s/ REID T. CAMPBELL Reid T. Campbell Vice President
FUND AMERICAN TRUST III a Delaware statutory trust
By:	/s/ REID T. CAMPBELL Reid T. Campbell Vice President

Exhibit Index

1.1	Form of Underwriting Agreement (preference shares).**
1.2	Form of Underwriting Agreement (debt).**
1.3	Form of Underwriting Agreement (preferred stock).***
1.4	Form of Underwriting Agreement (common shares).†
3.1	Articles of Incorporation of Fund American Companies, Inc., as amended.**
3.2	By-laws of Fund American Companies, Inc.**
4.1	Form of Senior Indenture.†
4.2	Form of Senior Debt Security (included in Form of Senior Indenture filed as Exhibit 4.1).†
4.3	Form of Subordinated Indenture.†
4.4	Form of Subordinated Debt Security (included in Form of Subordinated Indenture filed as Exhibit 4.3).†
4.5	Form of Junior Subordinated Indenture.†
4.6	Form of Junior Subordinated Debt Security (included in Form of Junior Subordinated Indenture filed as Exhibit 4.5).†
4.7	Certificate of Trust of Fund American Trust I.**
4.8	Certificate of Trust of Fund American Trust II.**
4.9	Certificate of Trust of Fund American Trust III.**
4.10	Amended and Restated Declaration of Trust of Fund American Trust I.†
4.11	Amended and Restated Declaration of Trust of Fund American Trust II.†
4.12	Amended and Restated Declaration of Trust of Fund American Trust III.†
4.13	Form of Amended and Restated Declaration of Trust of Fund American Trust I.**
4.14	Form of Amended and Restated Declaration of Trust of Fund American Trust II.**
4.15	Form of Amended and Restated Declaration of Trust of Fund American Trust III.**
4.16	Form of Preferred Security of Fund American Trust I (included in Form of Amended and Restated Declaration of Trust of Fund American Trust I filed as Exhibit 4.13).
4.17	Form of Preferred Security of Fund American Trust II (included in Form of Amended and Restated Declaration of Trust of Fund American Trust II filed as Exhibit 4.14).
4.18	Form of Preferred Security of Fund American Trust III (included in Form of Amended and Restated Declaration of Trust of Fund American Trust III filed as Exhibit 4.15).
4.19	Form of Guarantee of Preferred Securities of Fund American Trust I.†
4.20	Form of Guarantee of Preferred Securities of Fund American Trust II.†
4.21	Form of Guarantee of Preferred Securities of Fund American Trust III.†
5.1	Opinion of Cravath, Swaine & Moore LLP.†
5.2	Opinion of Conyers Dill & Pearman.†
5.3	Opinion of Richards, Layton & Finger.†

12.1	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.†
23.1	Consent of PricewaterhouseCoopers LLP.*
23.2	Consent of PricewaterhouseCoopers.*
23.4	Consent of Cravath, Swaine & Moore LLP (contained in Exhibit 5.1).
23.5	Consent of Conyers Dill & Pearman (contained in Exhibit 5.2).
23.6	Consent of Richards, Layton & Finger (contained in Exhibit 5.3).
24.1	Powers of Attorney (previously filed for White Mountains Insurance Group, Ltd. and Fund American Companies, Inc.).
25.1	Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Senior Indenture.†
25.2	Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Subordinated Indenture.†
25.3	Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Junior Subordinated Indenture.†
25.4	Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Declaration of Trust of Fund American Trust I.†
25.5	Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Declaration of Trust of Fund American Trust II.†
25.6	Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Declaration of Trust of Fund American Trust III.†
25.7	Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Guarantee of Preferred Securities of Fund American Trust I.†
25.8	Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Guarantee of Preferred Securities of Fund American Trust II.†
25.9	Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Guarantee of Preferred Securities of Fund American Trust III.†

†
Filed in previous amendments to this Registration Statement.

*
Filed herewith

**
Included as an exhibit to White Mountains' Registration Statement on Form S-3 (Registration No. 333-73012) incorporated by reference hereby.

***
To be filed by subsequent Form 8-K.

QuickLinks

TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
PROSPECTUS SUMMARY
THE OFFERING
OUR EXECUTIVE OFFICES
RISK FACTORS
SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
USE OF PROCEEDS
BUSINESS
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
RELATED PARTY TRANSACTIONS
SELLING SHAREHOLDERS
GENERAL DESCRIPTION OF SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
ENFORCEMENT OF JUDGMENTS AND OTHER MATTERS
WHITE MOUNTAINS INSURANCE GROUP, LTD. Index to Consolidated Financial Statements
WHITE MOUNTAINS INSURANCE GROUP, LTD. CONSOLIDATED BALANCE SHEETS (dollars in millions, except share amounts)
WHITE MOUNTAINS INSURANCE GROUP, LTD. CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME Unaudited (dollars in millions, except per share amounts)
WHITE MOUNTAINS INSURANCE GROUP, LTD. CONSOLIDATED STATEMENTS OF COMMON SHAREHOLDERS' EQUITY Unaudited (millions)
WHITE MOUNTAINS INSURANCE GROUP, LTD. CONSOLIDATED STATEMENTS OF CASH FLOWS Unaudited (millions)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
REPORT OF INDEPENDENT ACCOUNTANTS
WHITE MOUNTAINS INSURANCE GROUP, LTD. CONSOLIDATED BALANCE SHEETS
WHITE MOUNTAINS INSURANCE GROUP, LTD. CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
WHITE MOUNTAINS INSURANCE GROUP, LTD. CONSOLIDATED STATEMENTS OF COMMON SHAREHOLDERS' EQUITY
WHITE MOUNTAINS INSURANCE GROUP, LTD. CONSOLIDATED STATEMENTS OF CASH FLOWS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PART II
SIGNATURES
SIGNATURES
SIGNATURES
Exhibit Index